As filed with the Securities and Exchange Commission on February 9, 1998
                                                      Registration No. 333-43697
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 --------------
                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                         6035                 Applied For
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

     52 North Main Street, Gloversville, New York 12078-3084 (518) 725-6335 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 -------------
                                 Lewis E. Kolar
                      President and Chief Executive Officer
                   Adirondack Financial Services Bancorp, Inc.
                              52 North Main Street
                        Gloversville, New York 12078-3084
                                 (518) 725-6335
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 -------------
                  Please send copies of all communications to:
                              Kip A. Weissman, P.C.
                            Daniel L. Torbenson, Esq.
                         SILVER, FREEDMAN & TAFF, L.L.P.
     (A limited liability partnership including professional corporations)
                           1100 New York Avenue, N.W.
                            Seventh Floor, East Tower
                              Washington, DC 20005
                                 (202) 414-6100
                                 -------------
        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.


     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
       Title of Each               Amount      Proposed Maximum        Proposed            Maximum
    Class of Securities            to be        Offering Price    Aggregate Offering      Amount of
      to be Registered         Registered (1)    Per Share (1)         Price (1)      Registration Fee
------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value   661,250 shares       $10.00            $6,612,500            $1,951(2)
Interests in Gloversville
  Federal Savings and Loan
  Association 401(k) Profit
  Sharing Plan and Trust          N/A(3)              N/A                 N/A                N/A(3)
======================================================================================================

-----------
(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Previously submitted in conjunction with the filing of Form S-1 on January 2, 1998.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in the Prospectus Supplement. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS SUPPLEMENT

                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                      401(K) PROFIT SHARING PLAN AND TRUST

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Gloversville Federal Savings and Loan Association 401(K) Profit Sharing Plan and Trust (the "Plan") of up to 30,000 shares of Adirondack Financial Services Bancorp, Inc.'s (the "Holding Company") common stock, par value $.01 per share (the "Holding Company Stock") and related participation interests in the Plan, as set forth herein.

         In connection with the proposed conversion of Gloversville Federal Savings and Loan Association ("Gloversville") from mutual to stock form (the "Conversion") and the formation of the Holding Company as the holding company of Gloversville, the Plan was amended on January 1, 1998 to provide for an investment fund (the "Employer Stock Fund") consisting of Holding Company Stock as an investment option for the Participants in the Plan. The Plan permits Participants in the Plan to direct the trustee (the "Trustee") of the Employer Stock Fund to purchase Holding Company Stock with amounts in the Plan attributable to the accounts of such Participants.

         This Prospectus Supplement relates solely to the initial election of a Participant to direct the purchase of Holding Company Stock in the Conversion and not to any future purchases under the Plan or otherwise.

         The Prospectus dated February __, 1998 of the Holding Company (the "Prospectus"), which is being delivered with this Prospectus Supplement, includes detailed information with respect to the Holding Company, the Conversion, the Holding Company Stock and the financial condition, results of operations and business of Gloversville. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Capitalized terms not defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.

          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                     BY EACH PARTICIPANT, SEE "RISK FACTORS"
                               IN THE PROSPECTUS.
                             ----------------------

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE, OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is February __, 1998.

         No person has been authorized to give any information or to make any representation other than as contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, any such other information or representation must not be relied upon as having been authorized by the Holding Company, Gloversville or the Plan. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstance create any implication that there has been no change in the affairs of the Holding Company, Gloversville or the Plan since the date hereof or that the information herein contained or incorporated herein by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is delivered herewith and should be retained for future reference.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
The Offering .................................................................1
         Securities Offered ..................................................1
         Election to Purchase Holding Company Stock in the Conversion ........1
         Method of Directing Transfer ........................................1
         Time for Directing Transfer .........................................2
         Irrevocability of Transfer Direction ................................2
         Subsequent Elections ................................................2
         Purchase Price of Holding Company Stock .............................2
         Nature of a Participant's Interest in the Holding Company Stock .....2
         Voting and Tender Rights of Holding Company Stock ...................3

Description of the Plan ......................................................3
         Introduction ........................................................3
         Eligibility and Participation .......................................3
         Investment of Contributions .........................................4
         Financial Data ......................................................6
         Administration of the Plan ..........................................7
         Reports to Plan Participants ........................................7
         Amendment and Termination ...........................................7
         Federal Tax Aspects of the Plan .....................................7
         Restrictions on Resale ..............................................9

Legal Opinions ...............................................................9

Financial Statements .........................................................9

Summary Plan Description, Form of Prototype Plan and Adoption Agreement .....A-1

Financial Statements ........................................................B-1

Election Form ...............................................................C-1

                                  THE OFFERING


Securities Offered

         Up to 30,000 shares of Holding Company Stock which may be acquired by the Plan for the accounts of employees participating in the Plan, and related participation interests, are offered hereby. The Holding Company is the issuer of such securities. Only employees of Gloversville may participate in the Plan. Information relating to the Plan is contained in this Prospectus Supplement and information relating to the Holding Company, the Conversion and the financial condition, results of operations and business of Gloversville is contained in the Prospectus delivered herewith. Capitalized terms not otherwise defined shall have the definition provided in the Prospectus. The address of the principal executive office of the Holding Company is 52 North Main Street, Gloversville, New York 12078-3084 and its telephone number is (518) 725-6331. The address and telephone number of Gloversville's principal office are the same as the Holding Company's address and telephone number.

Election to Purchase Holding Company Stock in the Conversion

         In connection with Gloversville's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds in his or her accounts under the Plan (hereinafter referred to in the aggregate as a Participant's "Accounts") be transferred to the Employer Stock Fund and used to purchase Holding Company Stock in the Conversion. The Trustee of the Employer Stock Fund will follow the Participants' directions and exercise the Participant's Subscription Rights to purchase Holding Company Stock in the Conversion to the extent provided in Gloversville's Plan of Conversion. See "The Conversion - Subscription Offering" in the Prospectus. Funds not allocated to the purchase of Holding Company Stock will remain invested in accordance with the investment instructions of Participants in effect at such time.

         Respective purchases by the Plan in the Conversion will be counted as purchases by the individual Participants at whose election they are made to the extent of the funds directed by such Participants to purchase Holding Company Stock, and will be subject to the purchase limitations applicable to such individuals. See "The Conversion - Subscription Offering" in the Prospectus.

Method of Directing Transfer

         Included with this Prospectus Supplement is an election and investment form (the "Election Form"). If a Participant wishes to direct some or all the funds in his or her Accounts into the Employer Stock Fund to purchase Holding Company Stock in the Conversion, he or she should indicate that decision by checking the appropriate box of the Election Form and completing this Part of the Election Form. If a Participant does not wish to make such an election, he or she should so indicate by checking the appropriate box of the Election Form. See also "Investment of Contributions - Holding Company Stock Investment Election Procedures" below.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Holding Company Stock in the Conversion is _______, 1998, unless extended (the "Election Deadline"). A Participant's completed Election Form must be returned to the Stock Information Center at Gloversville by 12:00 Noon, Gloversville, New York time on such date.

Irrevocability of Transfer Direction

         Once received in proper form, an executed Election Form may not be modified, amended or revoked without the consent of Gloversville unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering. See also "Investment of Contributions - Holding Company Stock Investment Election Procedures" below.

Subsequent Elections

         After the Election Deadline, Participants initially will not be permitted to direct or redirect any portion of their Accounts into Holding Company Stock; however, Gloversville may provide such an opportunity in the future. Participants will be notified when and to what extent future investments in the Employer Stock Fund may be permitted. Participants may direct the Trustee to sell their shares of Holding Company Stock purchased in the Conversion through the Plan pursuant to the procedures outlined in the Plan by filing a request form with the Plan Administrator. See "Investment of Contributions - Adjusting Your Investment Strategy" below.

Purchase Price of Holding Company Stock

         The funds transferred to the Employer Stock Fund for the purchase of the Holding Company Stock in the Conversion will be used to purchase Holding Company Stock through the exercise of Subscription Rights, if any, granted to each individual Participant of the Plan under Gloversville's Plan of Conversion. Accordingly, only Participants with subscription rights as described in the Prospectus will be eligible to purchase shares during the Election Period. See "The Conversion - Subscription Offering". The price paid for such shares of Holding Company Stock will be $10.00 per share, the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

         The Holding Company Stock will be held in the name of the Trustee of the Employer Stock Fund, in its capacity as trustee. The Trustee will maintain individual accounts reflecting each Participant's individual interest in the Employer Stock Fund.

Voting and Tender Rights of Holding Company Stock

         The Trustee will exercise voting and tender rights attributable to all Holding Company Stock held by the Plan Trust (the "Trust"). It is expected that the Trustee will vote shares attributable to a Participant pursuant to directions received from such Participant.


                             DESCRIPTION OF THE PLAN

Introduction

         The Plan, was adopted by Gloversville on January 1, 1995 as a profit sharing plan with a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), to encourage employee savings and to allow eligible employees to supplement their income upon retirement. As of January 1, 1998, the Plan was amended as reflected above and below to permit the purchase of Holding Company Stock.

         Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Plan. They are not a complete description of such provisions and are qualified in their entirety by the full text of the Plan and Declaration of Trust (the "Plan") which is filed as an exhibit to the registration statement of which this Prospectus Supplement is a part and which is incorporated by reference herein. Copies of the Plan are available to all employees upon request to the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

         Reference to Summary Plan Description. Certain information regarding the Plan is contained in the Summary Plan Description (the "Summary Plan Description"), a copy of which is attached to, and made a part of, this Prospectus Supplement.

         Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the Plan. Any directors, officers or beneficial owners of more than 10% of the outstanding shares of Common Stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the Plan.

Eligibility and Participation

         All   employees  of   Gloversville,   who  have  met  the   eligibility
requirements of the Plan may participate in the Plan. See "Eligibility Requirements and Participation" in the Summary Plan Description attached hereto.

         As of _________ __, 1998, there were approximately __ employees eligible to participate in the Plan, and __ employees had elected to participate in the Plan.

Investment of Contributions

         Investment Options. All amounts credited to Participants' Accounts under the Plan are held in the Trust, which is administered by the Trustees appointed by Gloversville's Board of Directors.

         Each Participant must instruct the Trustee as to how funds held in his or her Accounts are to be invested. In addition to the Employer Stock Fund, Participants may elect to instruct the Trustee to invest such funds in any or all of the following investment options ("Investment Options") (1) SEI Stable Asset Fund which seeks to provide high fixed income returns while preserving principal and reducing risk; (2) Dodge & Cox Income Fund which seeks to provide a high and stable rate of current income, consistent with long-term preservation of capital; (3) Federated High Yield Trust which seeks current income by investing primarily in a professionally managed, diversified portfolio of fixed income securities; (4) Warburg Pincus Global Fixed Income Fund which is a bond fund seeking to maximize total investment return consistent with prudent investment management, consisting of a combination of interest income, currency gains and capital appreciation; (5) Federated Max-Cap Fund which seeks to provide investment results that correspond to the aggregate price and dividend performance of publicly traded common stock as represented by the Standard & Poor's 500 Composite Stock Price Index; (6) Manager Special Equity Fund which seeks capital appreciation by investing primarily in the securities of small to medium capitalization companies expected to have superior earnings growth potential; (7) Warburg Pincus International Equity Fund which seeks long-term capital appreciation by investing in international equity securities that are considered by its investment advisor to have above-average potential for appreciation; and (8) the Employer Stock Fund. A brief description of the Employer Stock Fund is set forth below. For detailed descriptions of the other Investment Options available to Plan Participants, Participants may request a prospectus for each of the investment options from Gloversville. Community Bank, N.A. is the Trustee for all funds including the Employer Stock Fund, and Gloversville will be the Plan Administrator.

         Employer Stock Fund. Effective until ________, 1998 or such later date as elected by the Holding Company, Participants in the Plan may elect to direct the Trustee to transfer some or all of the funds in their Accounts to the Employer Stock Fund to purchase Holding Company Stock in the Conversion. The price paid for shares of Holding Company Stock will be the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion. The number of shares, if any, subject to purchase for the Accounts of each Participant who may elect to invest in Holding Company Stock is not currently determinable. Any cash dividends received on Holding Company Stock held by the Plan will be reinvested in accordance with the Participant's investment instructions then in effect.

         The investment in Holding Company Stock involves certain risks. No assurance can be given that shares of Holding Company Stock purchased pursuant to the Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the Prospectus.

         Holding Company Stock Investment Election Procedures. Participants may instruct the Trustee to purchase Holding Company Stock by redirecting funds from their existing Accounts into the Employer Stock Fund by filing an Election Form with the Plan Administrator on or prior to the Election Deadline. Total funds redirected by each Participant into the Employer Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in whole percentage increments from Investment Options containing the Participant's Plan funds. When a Participant instructs the Trustee to redirect the funds in his or her existing Accounts into the Employer Stock Fund in order to purchase Holding Company Stock, the Trustee will liquidate funds from the appropriate Investment Option(s) and apply such redirected funds as requested, in order to effect the new allocation.

         For example, a Participant may fund an election to purchase 100 shares of Holding Company Stock by redirecting the aggregate purchase price of $1,000 for such shares from the following Investment Options (provided the necessary funds are available in such Investment Options): (i) 10% from the Dodge & Cox Income Fund, (ii) 30% from the Warburg Pincus Global Fixed Income Fund, and
(iii) 60% from the Federated Max-Cap Fund. In such case, the Trustee would liquidate $100 of the Participant's funds from the Dodge & Cox Income Fund, $300 from funds in the Warburg Pincus Global Fixed Income Fund and $600 from funds in the Federated Max-Cap Fund to raise the $1,000 aggregate purchase price. If a Participant's instructions cannot be fulfilled because the Participant does not have the required funds in one or more of the Investment Options to purchase the shares of Holding Company Stock subscribed for, the Participant will be required to file a revised Election Form with the Plan Administrator by the Election Deadline. Once received in proper form, an executed Election Form may not be modified, amended or rescinded without the consent of Gloversville unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering.

         Adjusting Your Investment Strategy. Until changed in accordance with the terms of the Plan, future allocations of a Participant's contributions would remain unaffected by the election to purchase Holding Company Stock through the Plan in the Conversion. A Participant may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice, with such modification or request taking effect after the valuation of accounts, which occurs daily. However, unless provided for in the future, purchases of the Employee Stock Fund are not permitted and sales of the Employer Stock Fund are permitted only during an "Investment Change Period." An "Investment Change Period" opens at the beginning of the third day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the Holding Company's Results of operations for a particular fiscal quarter. Gloversville anticipates these opportunities will occur four times per year. Gloversville will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

         Valuation of Accounts. The net gain (or loss) of the Trust from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and any expenses paid from the Trust) are determined daily and are allocated among the accounts of Participants according to the balance of each such accounts as of the end of each day. For purposes of such allocations, all assets of the Trust are valued at their fair market value pursuant to the method described in the Plan.

Financial Data

         Employer  Contributions.  For  the  Plan  Year  ended  ____  __,  1997,
Gloversville  made  matching  contributions  totaling  approximately  $________.
Gloversville made discretionary contributions to the Plan for the fiscal year ended ___________, 1997 of approximately $______. See generally "Employer Contributions" in the Summary Plan Description attached hereto. Gloversville may determine to reduce its matching contribution under the Plan in the future.

         Performance of Holding Company Stock. As of the date of this Prospectus Supplement, no shares of Holding Company Stock have been issued or are outstanding and there is no established market for the Holding Company Stock. Accordingly, there is no record of the historical performance of the Holding Company Stock.

         Performance of Investment Options. The following table provides performance data with respect to the Investment Options available under the Plan, based on information provided to the Company by Benefit Plans Administrators ("BPA").

         The information set forth below with respect to the Investment Options has been reproduced from materials supplied by BPA; Gloversville and the Holding Company take no responsibility for the accuracy of such information.

         Additional information regarding the Investment Options may be available from BPA or Gloversville. Participants should review any available additional information regarding these investments before making an investment decision under the Plan.

                                                            Net Investment Performance
                                                 --------------------------------------------------
                                                     For
                                                Twelve-Month
                                                   Period
                                                    Ended           December 31, 1997 Annualized
                                                 December 31,   -----------------------------------
                                                    1997        5 Years       3 Years        1 Year
                                                    ----        -------       -------        ------
SEI Stable Asset Fund                               6.41%         6.23%         6.29%         6.41%
Dodge & Cox Income Fund                            10.00          8.18         11.07         10.00
Federated High Yield Trust                         13.25         11.75         15.02         13.25
Warburg Pincus Global Fixed Income Fund             2.17          8.07          9.24          2.17
Federated Max Cap Fund                             32.69         19.77         30.53         32.69
Managers Special Equity Fund                       24.45         19.05         27.64         24.45
Warburg Pincus International Fund                  -4.40         12.06          5.26         -4.40

         Each Participant should note that past performance is not necessarily an indicator of future results.

Administration of the Plan

         Trustees. The trustee is appointed by the Board of Directors of Gloversville to serve at its pleasure (the "Trustee"). The Trustee for all funds including the Employer Stock Fund is Community Bank, N.A.

         The Trustee receives and holds the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the provisions of the Plan. The Trustee is responsible, following Participant direction, for effectuating the investment of the assets of the Trust in the Holding Company Stock and the other Investment Options.

Reports to Plan Participants

         As soon as practicable after the end of each calendar quarter, the Plan Administrator will furnish to each Participant a statement showing (i) balances in the Participant's accounts as of the end of that period, (ii) the amount of contributions allocated to his or her accounts for that period, and (iii) the number of units in each of the funds.

Amendment and Termination

         It is the intention of Gloversville to continue its participation in the Plan. Nevertheless, Gloversville may terminate the Plan at any time. If the Plan is terminated in whole or in part, then, regardless of other provisions in the Plan, each Participant affected by such termination shall become fully vested in all of his Accounts.

Federal Tax Aspects of the Plan

         The Plan will be administered to comply in operation with the requirements of Section 401(a) of the Code and the requirements which are applicable to a qualified cash-or-deferred arrangement under Section 401(k) of the Code. Assuming that the Plan is administered in accordance with such Sections of the Code, participation in the Plan should have the following implications for federal income tax purposes:

         (a) Amounts contributed to Participants' Accounts, and the investment earnings on these Accounts, are not includable in Participants' federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Holding Company Stock or qualifies as a Lump Sum Distribution (as described below).

         (b) Income earned on assets by the Trust will not be taxable to the Trust.

         Lump Sum Distributions. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year to the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59-1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by Gloversville or the Holding Company. The portion of any Lump Sum
Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution made by the Participant to this Plan and the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by Gloversville which is included in such distribution.

         Averaging Rules. Except as described below with respect to distributions of Holding Company Stock, the portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by Gloversville (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed five years of participation in this Plan and each other profit-sharing plan making the Lump Sum Distribution prior to the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to special averaging rules. The election of the special averaging rules must apply to all Lump Sum Distributions received by the Participant or beneficiary from this Plan and all other qualified plans during the taxable year. Furthermore, if a Lump Sum Distribution includes employer securities, the recipient is not currently taxable on the net unrealized appreciation of such securities at the time of the distribution, unless the recipient otherwise elects to pay the tax on the net unrealized appreciation at the time of the distribution.

         Rollover to Another Qualified Plan or to an IRA. A Participant may defer federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution (including the proceeds from the sale of any Holding Company Stock included in the Lump Sum Distribution) to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the Participant, to another qualified plan or to an individual retirement account ("IRA"). The beneficiary of a Participant who is the Participant's surviving spouse also may defer federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the surviving spouse, to an IRA. If less than the total taxable amount of a Lump Sum Distribution is contributed to another qualified plan or to an IRA within the applicable 60-day period, the amount not so contributed must be included in the Participant's or beneficiary's taxable ordinary income for federal income tax purposes and will not be eligible for the special averaging rules or capital gain treatment. If all or any portion of the total taxable amount of a Lump Sum Distribution is contributed by a Participant or beneficiary to an IRA within the applicable 60-day period, any subsequent distribution from the IRA will not be eligible for the special averaging rules or capital gain treatment.

         Additional Tax on Early Distributions. For taxable years beginning after December 31, 1986, a Participant who receives a distribution from the Plan prior to attaining age 55 will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes,
(vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         The foregoing is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan.
Accordingly, each Participant may wish to consult a tax advisor concerning the Federal, state and local tax consequences of participating in and receiving distributions from the Plan.

         Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should also consult with their own attorneys or tax advisers regarding the tax consequences thereunder.

Restrictions on Resale

         Any person receiving shares of Holding Company Stock under the Plan who is an "affiliate" of Gloversville or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of the Holding Company and Gloversville) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Gloversville or the Holding Company may wish to consult with counsel before transferring any Holding Company Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Holding Company Stock acquired under the Plan, or other sales of Holding Company Stock.

                                 LEGAL OPINIONS

         The validity of the issuance of the Holding Company Stock will be passed upon by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Washington, D.C. 20005, which firm acted as special counsel for the Holding Company and Gloversville in connection with Gloversville's Conversion.

                              FINANCIAL STATEMENTS

         The financial statements and schedules of the Plan have been prepared by management in accordance with the applicable provisions of ERISA and are included in this Prospectus Supplement.

                                    EXHIBIT A

                                CASH OR DEFERRED
                          PROFIT-SHARING PLAN AND TRUST

                            SUMMARY PLAN DESCRIPTION



                                       For

                              GLOVERSVILLE FEDERAL
                           SAVINGS & LOAN ASSOCIATION



                                   Prepared by


                          BENEFIT PLANS ADMINISTRATORS

I    INTRODUCTION

         Your Employer has established a retirement plan to help supplement your retirement income. Under the program, the Employer makes contributions to a Trust Fund which will pay you a benefit at retirement. Details about how the Plan works are contained in this summary. While the summary describes the principal provisions of the Plan, it does not include every limitation or detail. Every attempt has been made to provide concise and accurate information. If, however, there is a discrepancy between this booklet and the official Plan Document, the Plan Document shall govern. You may obtain a copy of the Plan Document from the Plan Administrator. The Plan Administrator may charge a reasonable fee for providing you with the copy.


II   PLAN DATA

     A.   Agent for Service of Legal Process : THE PLAN ADMINISTRATOR

     B. Effective Date : This is an amended Plan. The effective date of the original Plan was JANUARY 1, 1995. The effective date of the amended Plan is JANUARY 1, 1998.

     C.   Employer :        GLOVERSVILLE FEDERAL SAVINGS & LOAN ASSOCIATION
                            52 NORTH MAIN STREET
                            GLOVERSVILLE, NEW YORK 12078

          Telephone:        (518) 725-6331
          Tax I.D.:         14-0697913

     D.   Plan Administrator : The Employer is the Plan Administrator.

     E. Plan Year : The 12-month period beginning on JANUARY 1 and ending on DECEMBER 31.

     F.   Trustees :   COMMUNITY BANK, N. A.
                       201 NORTH UNION STREET
                       P.O. BOX 690
                       OLEAN, NEW YORK 14760-0690

     G.   Type of Administration : TRUST FUND

     H.   Type of Plan : CASH OR DEFERRED PROFIT SHARING PLAN

     I.   Plan Name :       GLOVERSVILLE FEDERAL SAVINGS & LOAN ASSOCIATION
                            401(K) PROFIT SHARING PLAN AND TRUST

     J.   Plan Number : 002

III  DEFINITIONS

     A. Break in Service . A Plan Year during which you are not credited with or are not paid for more than 500 hours. If you go into the military service of the United States, you are not considered terminated as long as you return to work within the time required by law. If you separate from employment and incur a Break in Service, all contributions to your various accounts are suspended. [See special rules relating to maternity and paternity leave below.] If a Break in Service occurs and you return to full time employment with the Employer, your rights are explained in the section entitled "Vesting".

     B. Compensation . Your total salary, pay, or earned income from the Employer, as reflected on tax Form W-2, which is subject to withholding when earned (Code Section 3401(a) Compensation). Compensation, as defined above, will include amounts received by you during the Plan Year, while you are a Participant in the Plan. Compensation includes Employer Contributions made to (if applicable) a 401(k) or Simplified Employee Pension Plan, a Flexible Benefit (Cafeteria) Plan, and Tax-Deferred Annuities.

          Compensation, for purposes of making a discretionary profit-sharing contribution includes overtime, bonuses and commissions earned.

     C. Disability . A potentially permanent illness or injury, as certified to by a physician who is approved by the Employer, which prevents you from engaging in work for which you are qualified for a period of at least 12 months.

     D.   Early Retirement . Early Retirement is not provided under this Plan.

     E. Effective Date . The date on which the Plan starts or an amendment is effective.

     F. Elective Deferral . Employer Contributions made to the Plan at your election, instead of being given to you in cash as part of your salary. You can elect to defer a portion of your salary, instead of receiving it in cash, and your Employer will contribute it to the Plan on your behalf.

     G. Entry Date . You will begin participation in the Plan on the Entry Date. The Entry Date for all Contributions for this Plan is the first day of the month following the date on which an Employee meets the eligibility requirements.

     H. Family Member . The Spouse or lineal ascendant or descendant (or Spouse thereof) of either a more than 5% owner of the Employer or one of the ten highest compensated Employees of the Employer.

     I. Highly Compensated Employee . Any Employee who, during the current or prior Plan Year

          (i)  was a more than 5% owner,

          (ii) received more than $75,000 in compensation, as adjusted for inflation,

          (iii)received more than $50,000 in compensation, as adjusted for inflation, and was in the top 20% of Employees when ranked by compensation; or

          (iv) was an officer receiving more than $45,000 in compensation, as adjusted for inflation.

               Family members of any 5% owner, or Highly Compensated Employee in the group of the ten (10) Employees with the greatest Compensation, will be combined as if they were one person for purposes of Compensation and contributions.

               If you are not currently or never were Highly Compensated, or a family member of a Highly Compensated Employee, you are a Non-highly Compensated Employee.

     J.   Hour of Service . You will receive credit for each hour you are:

          (1)  paid for being on your job,

          (2) paid even if you are not at work (vacation, sickness, leave of absence, or disability); or

          (3)  paid for back pay if hours were not already counted.

          A maximum of 501 hours will be credited for any year you are not at work but are paid. Hours of Service will be calculated based on actual hours for which you are paid or entitled to payment.

     K. Maternity/Paternity Leave . You may be eligible for additional Hours of Service if you leave employment, even if temporarily, due to childbirth or adoption. If this is the case, you will be credited with enough Hours (up to 501) of Service to prevent a Break in Service, either in the year you leave employment or the following year.

          For example, if you have 750 Hours of Service when your child is born, you would not get any more hours credited for that Plan Year since you do not have a Break in Service. Therefore, if you do not return to employment the following year, you will get 501 Hours of Service so you will not have a Break in Service in that year. Alternatively, if you do return the following year, but only work 300 hours, you will receive an additional 201 hours in order to prevent a Break in Service.

          These Hours of Service for Maternity or Paternity Leave must all be used in one Plan Year. They are used only to prevent a Break in Service and not for calculating your Years of Service for eligibility, vesting, or benefits.

     L.   Normal Retirement Age . Normal Retirement Age shall Age 65.

     M. Spouse . The person to whom you are or were legally married, or your common law Spouse if common law marriage is recognized by the state in which you live. A former Spouse may be treated as a "Spouse" under this definition if recognized as such under a Qualified Domestic Relations Order as explained at Section XV(F) of this Summary Plan Description.

     N.   Year of Service .

          Eligibility. For purposes of becoming eligible to participate in the Plan, a Year of Service is a 12-consecutive month period beginning on your date of hire during which you are credited with at least 1,000 Hours of Service.

          Contribution. For purposes of determining whether or not you are entitled to have a contribution allocated to your account, a Year of Service is a 12-consecutive month period, which is the same as the Plan Year, during which you are credited with at least 1 Hour(s) of Service for the Employer Matching Contribution and 1,000 Hour(s) for the Qualified Non-elective Contribution, and 1,000 Hour(s) for all other Employer Contributions.

          Vesting. For purposes of determining whether or not you are vested in your account balance, a Year of Service is a 12-consecutive month period during which you are credited with 1,000 Hours of Service.


IV   ELIGIBILITY REQUIREMENTS AND PARTICIPATION

     A.   Service .

     If you have completed 6 months Year(s) of Service you are eligible for participation in the Plan.

     You are considered to have completed one (1) Year of Service for purposes of eligibility on the anniversary of your first day of employment, provided that you worked at least 1,000 hours [or such lesser number of hours as specified at Section III(N)] during that 12-month period.

     B.   Age .

     If you have attained Age 21 you are eligible for participation in the Plan.

     C.   Classification .

     The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

     The Plan shall exclude Employees covered by a collective bargaining agreement between the Employer and Employee Representatives.

     The plan shall exclude Employees who are nonresident aliens who received no earned income from the Employer.

     The  plan  shall   exclude   from   participation   any   nondiscriminatory
     classification of Employees determined as Independent Contractors.

     Your  participation  in the Plan will begin on the Entry Date  specified at
     Section III(G). If you are employed on the Plan's Effective Date you must satisfy the Age and Service Requirements specified above.

V    EMPLOYEE CONTRIBUTIONS

     A.   Elective Deferrals

          As an eligible Employee, you may authorize the Employer to withhold from 1 % up to 15% of your Compensation, not to exceed $7,000 as adjusted for inflation, and to deposit such amount in the Plan fund. If you participated in a similar plan of an unrelated Employer and your Elective Deferrals under this Plan and the other Plan exceed the $7,000 limit for a given year, you must designate one of the Plans as receiving an excess amount. If you choose this Plan as the one receiving the excess, you must notify the Plan Administrator by March 1st of the following year so that the excess and any income thereon may be returned to you by April 15th. You may increase, decrease, or terminate your Elective Deferral percentage on the Anniversary Date of the Plan and on the first day following any Valuation Date.

          If  you  terminate  contributions,   you  may  not  reinstate  payroll
          withholding until the first day of the next valuation period following termination.

          The Employer may also reduce or terminate your withholding if required to maintain the Plan's Qualified status.

     B.   Voluntary Contributions

          You may not make Voluntary after-tax contributions to the Plan in any amount.

     C.   Rollover and Transfer Contributions

          Rollover  Contributions  are  permitted  under the Plan.  You may make
          Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan. Transfer Contributions are permitted under the Plan. You may make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan. An Employer can refuse to allow Transfer Contributions to its Profit Sharing Plan if the transfer will affect the Plan's ability to offer lump sum distributions as the normal form of distribution.

          A Rollover or Transfer of your retirement benefits may occur from another Qualified Retirement Plan or special individual retirement arrangement (known as a "conduit" IRA) to this Plan. If you have already received a lump sum payment from another Qualified Retirement Plan, or if you received payment from another Qualified Plan and placed it in a separate "conduit" IRA, you may be eligible to re-deposit that payment (plus earnings in the IRA) to this Plan.

          If you believe you qualify for a Rollover or Transfer, see the Plan Administrator for more details. The last day you may make a Rollover Contribution to this Plan is the sixtieth (60th) day after you receive the distribution from the other plan (or IRA). A Transfer occurs when the Trustee of the old Plan transfers your assets to this Plan, without allowing the exercise of Spousal consent rights, if applicable. Also, see Section XI(F) on direct rollovers.

VI    EMPLOYER CONTRIBUTIONS

     A.   Contribution Formula

          (1)  Elective Deferrals:

               The Employer will contribute all Compensation which you elected to defer to the Plan, within the limits outlined in Section V(A).

          (2)  Matching Contributions:

               The Employer shall make a discretionary Matching Contribution to each Participant based on their Elective Deferral in a percentage set by the Employer prior to the end of each Plan Year. The Employer shall not match your Elective Deferrals in excess of 5 % of your Compensation.

               Matching Contributions are fully vested when contributed. The Employer has the right to designate all or a portion of the Matching Contributions as "Qualified". To the extent Matching Contributions are so designated, they are nonforfeitable and may not be withdrawn from the Plan prior to separation from Service or attainment of Age 59 1/2. The time period which will be used for determining the amount of Matching Contributions owed shall be monthly.

          (3)  Qualified Non-Elective Contributions:

               The Employer may also contribute an additional amount determined in its sole judgment. This additional contribution, if any, will be allocated to non-Highly Compensated Participants in proportion to each eligible Participant's Compensation. These contributions are nonforfeitable and subject to withdrawal restrictions.

          (4)  Discretionary:

               The Employer may also contribute an additional amount determined in its sole judgment. Such additional contribution, if any, shall be allocated to Participants in proportion to each Participant's Compensation and is subject to the Plan's vesting schedule.

          B.   Eligibility for Allocation

               Although the Employer will generally not make contributions to Participants who terminate Service with the Employer before the last day of the Plan Year, the following Employer Contributions will be made to Participants who terminate before the last day of the Plan Year as a result of:

                  MATCHING            OTHER

                    [X]                [X]          (i)        Retirement.

                    [X]                [X]          (ii)       Disability.

                    [X]                [X]          (iii)      Death.

[ ]      [ ]                  (iv)           Other   termination  of  employment
                                             provided   that   Participant   has
                                             completed a Year of Service defined
                                             for Allocation Accrual Purposes.

[X]      [ ]                  (v)            Other   termination  of  employment
                                             even though the Participant has not
                                             completed a Year of Service.

[ ]      [ ]                  (vi)           Termination of employment  (for any
                                             reason)     provided    that    the
                                             Participant   had  completed  a  of
                                             Service  for   Allocation   Accrual
                                             Purposes.

                    Matching   Contributions   will   only   be   allocated   to
                    Participants who actually defer Compensation under the Plan.

VII   GOVERNMENT REGULATIONS


     The federal government sets certain limitations on the level of contributions which may be made to a Plan such as this. There is also a "percentage" limitation which means that the percentage of Compensation which you may contribute (both Elective Deferrals and, if applicable, Voluntary Contributions) depends on the average percentage of Compensation that the other Participants are contributing. Simply stated, all
     Participants are divided into two categories: Highly Compensated and Non-highly Compensated. The average contribution for each group is calculated.

     The average contribution that the Highly Compensated Participant group may make is based on the average contribution that the Non-highly Compensated make. If a Highly Compensated Participant is contributing more than he or she is allowed, the excess plus or minus any gain or loss will either be returned or if permitted, re-characterized as Voluntary Contributions. Keep in mind that if you are a 5% owner of the business or one of the ten highest paid Highly Compensated Employees, your Family Member's contribution percentage and Compensation will be combined with yours for purposes of determining your contributions under the Plan.


VIII PARTICIPANT ACCOUNTS

     The Employer will set up a record keeping account in your name to show the value of your retirement benefit.

     The Employer will make the following additions to your account:

     (1) Your allocated share of the Employer's Contribution, (including your Elective Deferrals),

     (2) The amount of your Rollover Contributions and Transfer Contributions, if any,

     (3) Your share of forfeited accounts of former employees. (These are amounts left behind by employees who terminated before becoming 100% vested in their benefit); and

     (4) Your share of investment earnings and appreciation in the value of investments.

     The Employer will make the following subtractions from your account:

     (5)  Any withdrawals or distributions made to you,

     (6) Your share of investment losses and depreciation in the value of investments; and

     (7) Your share of administrative fees and expenses paid out of the Plan, if applicable.

     The Employer will value the following types of contributions in your account as indicated:

                                                                       Valuation
Type of Contribution(s)                                                 Date(s)
-----------------------                                                 -------
Elective Deferrals [Section 7(b)]                                      Quarterly
Matching Contributions [Section 7(c)]                                  Quarterly
Qualified Non-Elective  Contributions [Section 7(d)]                   Annually
Non-Elective   Contributions   [Section  7(e), (f), (g)]               Annually
Minimum Top-Heavy Contributions [Section 7(i)]                         Annually


IX    VESTING

     A.   Determining Vested Benefit

          Vesting refers to your earning or acquiring a nonforfeitable right to the full amount of your account(s). Any Qualified Non-elective Contribution, Qualified Matching Contribution, Employee Contribution (including Elective Deferrals), Rollover Contribution, or Transfer
          Contribution, plus or minus any earnings or losses, is always 100% vested and cannot be forfeited for any reason.

          Any Employer Contribution and the earnings or losses thereon, not fully vested when contributed, will vest in accordance with the following table:

                           Year of Service               Vesting
                           ---------------               -------
                                 1                          0%
                                 2                          0%
                                 3                         20%
                                 4                         50%
                                 5                        100%

          You are considered to have completed one Year of Service, for purposes of vesting, upon the completion of 1,000 Hours of Service as specified at Section III(N). Service prior to the Effective Date of the Plan is counted for purposes of vesting. Service prior to age 18 is counted for purposes of vesting.

          You automatically become fully vested, regardless of the vesting table, upon attainment of Normal Retirement Age, Early Retirement Age, upon retirement due to Disability, upon death, and upon termination of the Plan.

     B.   Payment of Vested Benefit

          If you separate from Service before your Retirement, Death, or Disability, you may not request early payment of your vested benefit. If your Vested Account Balance at the time of termination or at the time of any prior distributions exceeds or exceeded $3,500, you may defer the payment of your benefit until April 1 of the calendar year following the calendar year during which you attain age 70 1/2.

          If you do not separate from Service you may not obtain a distribution of your vested Employer contributions. Distribution can only be made if you are 100% vested.

          The portion of your account balance to which you are not entitled is called a "forfeiture" and remains in the Plan for the benefit of other Participants.

     C.   Loss of Benefits

          There are only two events which can cause loss of all or a portion of your account. One is termination of employment before you are 100% vested according to the vesting table described at IX(A), and the other is a decrease in the value of your account from investment losses or administrative expenses and other costs of maintaining the Plan.

     D.   Reallocation of Forfeitures

          The Employer will forfeit and reallocate the nonvested portion of your account as of the Plan Year during which you incur your 1st consecutive one year Break in Service. If you have not received a distribution of your vested balance, your nonvested portion will be forfeited at the end of the Plan year during which you incur your fifth consecutive one-year Break in Service.

     E.   Re-employment

          If you terminate service with your Employer and then are later re-employed, you will become a Participant as of the earlier of the next Valuation Date or the next Entry Date [See Section III(G)] upon returning to employment. If you are not a member of an eligible class and later become a member of an eligible class, you shall participate immediately if you have satisfied the minimum age and service requirements. Should you become ineligible to participate because you are no longer a member of an eligible class, you shall participate upon your return to an eligible class. All Years of Service will be counted when calculating your vested percentage in your new account balance. The following rules apply in connection with re-employed Participants.

          (1) Terminated Partially Vested Participants. If you had a vested interest, received a distribution of that interest and your nonvested interest was forfeited away, you have the right to repay the amount you received. If you choose to repay, the nonvested portion of your Employer Account will be reinstated. Such repayment must be made within five (5) years after your date of re-employment, or if earlier, prior to your incurring five (5) consecutive 1-year Breaks in Service. If you do not repay the amount you received, the nonvested portion of your Employer Accounts will be permanently forfeited. Whether you repay or not, your prior Service will count toward vesting service for future Employer Contributions.

          For example, assume that you terminate your job with your current Employer. At the time of termination you had accrued a total benefit of $10,000 under the Retirement Plan. Although this amount had been allocated to your account, you were only 40% vested in that amount when you left. You decided to take a distribution of your vested account balance (40% of $10,000, or $4,000) when you quit. The nonvested balance of your account ($6,000) was forfeited. Three years later, you became re-employed by the same Employer. Since you were re-employed within 5 years, you have the right to repay the $4,000 distribution you received when you quit. You would have to repay the $4,000 within 5 years of being rehired. If you do so, the nonvested portion of your account ($6,000) will be restored to your account. After restoration, you will be vested in 40% of this account, but your vested percentage will increase based on your Years of Service after your re-employment. Your prior Service will always count towards vesting of Employer Contributions which you receive after re-employment, whether or not you decide to repay and restore your prior account.

          (2) Terminated Non-Vested Participants. If you were not vested in any portion of your Employer Contribution sub-account prior to your separation from service, and if you have a Break in Service, but then are re-employed before incurring five (5) consecutive 1-year Breaks in Service, you will be credited for vesting with all pre-break and post break service. Your prior account balance will automatically be restored and you will continue to vest in that account. If you are re-employed after incurring five (5) consecutive 1-year Breaks in Service, you will lose your prior account balance but your prior Service will still count towards vesting in your new account balance.


X    TOP-HEAVY RULES

     A "Top-Heavy" Plan is one in which more than 60% of the contributions or benefits are attributable to certain "key employees," such as owners, officers and stockholders. The Plan Administrator is responsible for determining each year if the Plan is "Top-Heavy." If the Plan becomes Top-Heavy special rules apply to the allocation of the Employer's Contribution. These special rules require that all eligible Participants will generally receive an allocation of the Employer's Contribution equal to the lesser of 3% of Compensation or a uniform percentage of Compensation for all Participants.

     For example, the minimum allocation requirement would be satisfied if all Participants received an allocation equal to 2% of their Compensation. All Participants are entitled to receive a minimum allocation upon completing at least one Hour of Service in the Top-Heavy Plan Year provided they are employed on the last day of the Plan Year. The Employer's minimum contribution can be satisfied by another Employer sponsored retirement plan, if so elected by the Employer.

XI   RETIREMENT BENEFITS AND DISTRIBUTIONS

     A.   Retirement Benefits

          The full value of your account balance is generally payable at Normal Retirement Age. If you work beyond your Normal Retirement Age, and have not separated from service, you may request commencement of benefit payments. In either event, you will continue to fully participate in the Plan. The latest commencement date for payment of your benefits is generally April 1 of the year following your attainment of age 70-1/2, even if you are still employed.

     B.   Distributions During Employment

          Benefits are not normally payable prior to your separation from employment. There are possible exceptions to this rule as follows:

          First, you can always withdraw all or any part of your personal Employee Voluntary Contributions, Rollover Contributions, and the earnings thereon. Transfer Contributions may be withdrawn only if they originate from plans meeting certain safe-harbor provisions.

          Second, Hardship withdrawals are allowed. If permitted, you may file a written request for a Hardship withdrawal of Employer-related contributions (to the extent vested and if not prohibited by the Plan Administrator) and the investment earnings thereon, and Elective Deferrals and the earnings thereon as of the last day of the Plan Year ending before July 1, 1989. You must have your Spouse's written consent for a Hardship withdrawal unless the Plan is a safe-harbor Plan (i.e., lump sum is the normal form of distribution). Prior to receiving a Hardship distribution, you must take any other nontaxable distribution and borrow the maximum nontaxable loan amount allowed under this and other Plans of the Employer.

          Note, however, that if the effect of the loan would be to increase the amount of your financial need, you are not required to take the loan. For example, if you need funds to purchase a principal residence, and a Plan loan would disqualify you from obtaining other necessary financing, you do not have to take the loan. Hardship withdrawals may be authorized by the Employer for the following reasons:

          (1) To assist you in purchasing a personal residence which is your primary place of residence (not including mortgage payments);

          (2) To assist you in paying tuition expenses for you, your Spouse, or your dependents for the next twelve (12) months of post-secondary education;

          (3) To assist you in paying expenses incurred or necessary on behalf of you, your Spouse, or your dependents for hospitalization, doctor, or surgery expenses which are not covered by insurance; or

          (4) To prevent your eviction for or foreclosure on your principal residence.

          Any Hardship withdrawal is limited to the amount needed to meet the financial need. Hardship withdrawals must be approved by the Employer and will be administered in a nondiscriminatory manner. Such withdrawals will not affect your eligibility to continue to participate in Employer contributions to the Plan, but there will be a one year mandatory suspension of your right to make Elective Deferrals and Voluntary Contributions under the Plan.

          Any withdrawals you receive under these rules may not be recontributed to the Plan and may be subject to taxation, as well as an additional 10% penalty tax if the withdrawal is received before you reach Age 591/2. These withdrawals may also be subject to a mandatory 20% withholding for income tax purposes, depending on the law as then in effect.

     C.   Beneficiary

          Every Participant or former Participant may designate a person or persons who are to receive benefits under the Plan in the event of his or her death. The designation must be made on a form provided by and returned to the Plan Administrator. You may change your designation at any time. If you are married, your beneficiary will automatically be your Spouse. If you and your Spouse wish to waive this automatic designation, you must complete a Beneficiary Designation form. The form must be signed by you and your Spouse in front of a Plan Representative or a Notary Public.

     D.   Death Benefits

          In the event of your death, the full value of your account is payable to your beneficiary in a lump sum.

     E.   Form of Payment

          When benefits become due, you or your representative should apply to the Employer requesting payment of your account and specifying the manner of payment. The normal or automatic form of payment is a Joint and Survivor Annuity. [See special annuity rules at (H) below]. If you do not wish to receive the normal form of payment when your payments are due to start, you may request to receive your benefit in any of the forms indicated:

               (1)  Lump Sum

               (2)  Installment Payments

               (3)  Life Annuity

               (4) Life Annuity Term Certain with payments guaranteed for a 10-YEAR period.

          Selection of an optional form of payment may require the written consent of your Spouse. Payments may not be made over any period which exceeds the life expectancy of you and your beneficiary. A distribution of your benefits is required if benefits still remain in the Plan after you attain Age 70 1/2. At this time the life expectancy of both the Participant and the Spouse may be recalculated. This determination is made by the Participant. F. Rollover of Payment

     F.   Rollover of Payment

          If your benefits qualify as eligible rollovers, you have the option of having them paid directly to you when they become due or of having them directly rolled over to another qualified plan or an IRA. If you do not choose to have the benefits directly rolled over, the Plan is required to automatically withhold 20% of your payment for tax purposes and distribute the remaining 80% to you. If you choose to have the payment made to you, you still have the option of rolling over the 80% payment yourself to a qualified plan or an IRA within sixty (60) days. You may also roll over the 20% that was withheld for tax by adding that amount from your own funds. Before you do this, however, check with a tax advisor to make sure the transaction still qualifies for rollover treatment.

          Certain benefit payments are not eligible for rollover and therefore will also not be subject to the 20% mandatory withholding. They are as follows:

          (1)  annuities paid over life,

          (2)  installments for a period of at least ten years; and

          (3)  minimum required distributions at age 70 1/2.

          There are also several operational exceptions and a "de minimis" exception for payments of less than $200. Also, Employee Voluntary Contributions are not eligible for rollover.

     G.   Time of Payment

          (1) In cases of termination for a reason other than death, disability or retirement, payments will start as soon as administratively feasible following the date in which a distribution is requested by you or is otherwise payable.

          (2) In cases of death, disability, or retirement, payments will start as soon as administratively feasible following the date in which a distribution is requested by you or is otherwise payable.

     H.   Annuity Rules

          Retirement Benefits. If the benefit under the Plan is payable in the form of an annuity, the Plan is subject to the annuity rules. Under these rules, there are two automatic methods of payment for vested Participants, depending on your marital status. If you do not choose another form of payment (such as a lump sum or installments), the normal form to be paid is a straight life annuity if you are not married at the commencement of your benefit, or a qualified joint and survivor annuity if you are married. Under a straight life annuity, you will receive equal monthly payments for as long as you live. No further payments will be made after your death. Under a qualified joint and survivor annuity, you will receive a reduced benefit each month for your lifetime. After you die, 50% of that amount will be paid each month to your Spouse for his or her lifetime.

          The amount of your monthly benefit is reduced under a joint and survivor annuity because it is expected that payments will be made over two lifetimes instead of one. You may choose another form of payment by filling out the proper form and returning it to the Plan Administrator. In order to choose another form of payment or a beneficiary other than your Spouse, you must make a proper election, with your Spouse's written consent. Your Spouse's consent must be witnessed by a Notary Public. Written notice of these rules will be provided to you on a timely basis.

          Death Benefits. If you die while still employed by the Employer, or die after you retire or terminate employment but before benefit payments start, your surviving Spouse will be entitled to a life annuity based on the value of your account. These payments will continue for your Spouse's lifetime unless he or she chooses to accelerate such payments. Again, you and your Spouse can waive this coverage by obtaining the proper form from the Plan Administrator and completing it.

XII  INVESTMENTS

     A.   Trust Fund

          The monies contributed to the Plan may be invested in any security or form of property considered prudent for a retirement plan. Such investments include, but are not limited to, common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, or insurance contracts. An institutional Trustee may invest in its own deposits or those of affiliates which bear a reasonable interest rate, or in a group or collective trust maintained by such Trustee.

     B.   Employee Investment Direction

          Employee investment direction is permitted. You may direct the investments among funds offered by the Trustee. The investment funds available to you and the procedures for making an election are shown in a separate election form which can be obtained from the Plan
          Administrator. You may change your investment selection and move monies from one fund to another by filing an election form with the Plan Administrator.

     C.   Insurance Policies

          Insurance policies are not permitted as an investment of this Plan.

     D.   Participant Loans

          Participant loans are not permitted under this Plan.


XIII ADMINISTRATION

     The Plan will be administered by the following parties:

     A.   Plan Administrator

          The Employer is the party who has established the Plan and who has overall control and authority over administration of the Plan. The Employer's duties as Plan Administrator include:

          (1) appointing the Plan's professional advisors needed to administer the Plan including, but not limited to, an accountant, attorney, actuary, or administrator,

          (2)  directing the Trustee with respect to payments from the Fund,

          (3) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures and domestic relations orders,

          (4) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency,

          (5)  reviewing  and  approving  any  financial   reports,   investment
               reviews, or other reports prepared by any party appointed by the Employer,

          (6)  establishing   a  funding   policy  and   investment   objectives
               consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974; and

          (7) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation and application thereof is final.

     B.   Trustee(s)

          The  Trustee(s)  shall  be  responsible  for  the   administration  of
          investments held in the Fund. These duties shall include:

          (1)  receiving contributions under the terms of the Plan,

          (2)  investing  Plan  assets,  unless  investment   responsibility  is
               delegated to another party,

          (3) making distributions from the Fund in accordance with written instructions received from the Plan Administrator,

          (4) keeping accounts and records of the financial transactions of the Fund; and

          (5) rendering an annual report of the Fund showing the financial transactions for the Plan Year.


XIV  AMENDMENT AND TERMINATION

     The Employer or the Sponsor may amend the Plan at any time, provided that no amendment will divert any part of the Plan's assets to any purpose other than for the exclusive benefit of you and the other Participants in the Plan or eliminate an optional form of distribution. The Employer may also terminate the Plan. In the event of a full or partial termination, all amounts credited to your account will be fully vested and will be paid to you as directed by the Employer. Depending on the facts and circumstances, a partial termination may be found to occur where a significant number of Employees are terminated by the Employer or excluded from Plan participation. In case of a partial termination, only those affected will become 100% vested.


XV   LEGAL PROVISIONS

     A.   Rights of Participants

          As a Plan Participant, you have certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). The law says that you are entitled to:

          (1) Examine, without charge, all documents relating to the operation of the Plan and any documents filed with the U.S. Department of Labor. These documents are available for review in the Employer's offices during regular business hours.

          (2) Obtain copies of all Plan documents and other Plan information upon written request to the Employer. The Employer may make a reasonable charge for producing the copies.

          (3) Receive from the Employer at least once each year a summary of the Plan's annual financial report.

          (4) Obtain, at least once a year, a statement of the total benefits accrued for you, and your nonforfeitable (vested) benefits, if any. The Plan provides that you will receive this statement automatically. If you are not vested, you may request a statement showing the date when your account will begin to become nonforfeitable.

          (5) File suit in a federal court, if any materials requested are not received within thirty (30) days of your request, unless the materials were not sent because of matters beyond the control of the Employer. If you are improperly denied access to information you are entitled to receive, the Employer may be required to pay up to $100 for each day's delay until the information is provided to you.

     B.   Fiduciary Responsibility

          ERISA also imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries." Fiduciaries must act solely in your interest as a Plan Participant and they must exercise prudence in the performance of their duties. Fiduciaries who violate ERISA may be removed and required to reimburse any losses they have caused you or other Participants in the Plan.

     C.   Employment Rights

          Participation in the Plan is not a guarantee of employment. However, the Employer may not fire you or discriminate against you to prevent you from becoming eligible for the Plan or from obtaining a benefit or exercising your rights under ERISA.

     D.   Benefit Insurance

          Your benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation since the law does not require plan termination insurance for this type of Plan.

     E.   Claims Procedure

          If you feel you are  entitled  to a benefit  under  the Plan,  mail or deliver your written claim to the Plan Administrator. The Plan Administrator will notify you, your beneficiary, or authorized representative of the action taken within sixty (60) days of receipt of the claim. If you believe that you are being improperly denied a benefit in full or in part, the Employer must give you a written explanation of the reason for the denial. If the Employer denies your claim, you may, within sixty (60) days after receiving the denial, submit a written request asking the Employer to review your claim for benefits. Any such request should be accompanied by documents or records in support of your appeal. You, your beneficiary, or your authorized representative may review pertinent documents and submit issues and comments in writing. If you get no satisfaction from the Employer, you have the right to request assistance from the U.S. Department of Labor or you can file suit in a state or federal court. Service of legal process may be made upon the Plan Trustee or the Plan Administrator. If you are successful in your lawsuit, the Court may require the Employer to pay your legal costs, including your attorney's fees. If you lose, and the Court finds that your claim is frivolous, you may be required to pay the Employer's legal fees.

     F.   Assignment

          Your rights and benefits under this Plan cannot be assigned, sold, transferred or pledged by you or reached by your creditors (subject to state law) or anyone else except under a Qualified Domestic Relations Order. A Qualified Domestic Relations Order (QDRO) is a court order issued under state domestic relations law relating to divorce, legal separation, custody, or support proceedings. The QDRO recognizes the right of someone other than you to receive your Plan benefits. You will be notified if a QDRO on your Plan benefits is received. Receipt of a Qualified Domestic Relations Order will allow for an earlier than normal distribution to the person(s) other than the Participant listed in the order.

     G.   Questions

          If you have any questions about this statement of your rights under ERISA, please contact the Employer or the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

     H.   Conflicts with Plan

          This booklet is not the Plan Document, but only a Summary Plan Description of its principal provisions, and not every limitation or detail of the Plan is included. Every attempt has been made to provide concise and accurate information. However, if there is a discrepancy between this booklet and the official Plan Document, the Plan Document shall prevail.

                     REGIONAL PROTOTYPE DEFINED CONTRIBUTION
                                 PLAN AND TRUST

                                  Sponsored By


                          BENEFIT PLANS ADMINISTRATORS




                             BASIC PLAN DOCUMENT #R1


                                                                   FEBRUARY 1993



Copyright 1993  McKAY HOCHMAN CO., INC.

 THIS DOCUMENT IS COPYRIGHTED UNDER THE LAWS OF THE UNITED STATES. UNAUTHORIZED
  USE, DUPLICATION OR REPRODUCTION, INCLUDING THE USE OF ELECTRONIC MEANS, IS
          PROHIBITED BY LAW WITHOUT THE EXPRESS CONSENT OF THE AUTHOR.


                                TABLE OF CONTENT

      PARAGRAPH                                                      PAGE

                                    ARTICLE I
                                   DEFINITIONS

         1.1               Actual Deferral Percentage                 1
         1.2               Adoption Agreement                         1
         1.3               Aggregate Limit                            1
         1.4               Annual Additions                           2
         1.5               Annuity Starting Date                      2
         1.6               Applicable Calendar Year                   2
         1.7               Applicable Life Expectancy                 2
         1.8               Average Contribution Percentage (ACP)      2
         1.9               Average Deferral Percentage (ADP)          2
         1.10              Break In Service                           2
         1.11              Code                                       2
         1.12              Compensation                               2
         1.13              Contribution Percentage                    4-a
         1.14              Defined Benefit Plan                       5
         1.15              Defined Benefit (Plan) Fraction            5
         1.16              Defined Contribution Dollar Limitation     5
         1.17              Defined Contribution Plan                  5
         1.18              Defined Contribution (Plan) Fraction       5
         1.19              Designated Beneficiary                     5
         1.20              Disability                                 6
         1.21              Distribution Calendar Year                 6
         1.22              Early Retirement Age                       6
         1.23              Earned Income                              6
         1.24              Effective Date                             6
         1.25              Election Period                            6
         1.26              Elective Deferral                          6
         1.27              Eligible Participant                       7
         1.28              Employee                                   7
         1.29              Employer                                   7
         1.30              Entry Date                                 7
         1.31              Excess Aggregate Contributions             7
         1.32              Excess Amount                              7
         1.33              Excess Contribution                        8

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      PARAGRAPH                                                      PAGE

         1.34              Excess Elective Deferrals                  8
         1.35              Family Member                              8
         1.36              First Distribution Calendar Year           8
         1.37              Fund                                       8
         1.38              Hardship                                   8
         1.39              Highest Average Compensation               8
         1.40              Highly Compensated Employee                8
         1.41              Hour Of Service                            9
         1.42              Key Employee                               10
         1.43              Leased Employee                            10
         1.44              Limitation Year                            11
         1.45              Master Or Prototype Plan                   11
         1.46              Matching Contribution                      11
         1.47              Maximum Permissible Amount                 11
         1.48              Net Profit                                 11
         1.49              Normal Retirement Age                      11
         1.50              Owner-Employee                             11
         1.51              Paired Plans                               11
         1.52              Participant                                11
         1.53              Participant's Benefit                      11
         1.54              Permissive Aggregation Group               12
         1.55              Plan                                       12
         1.56              Plan Administrator                         12
         1.57              Plan Year                                  12
         1.58              Present Value                              12
         1.59              Projected Annual Benefit                   12
         1.60              Qualified Deferred Compensation Plan       12
         1.61              Qualified Domestic Relations Order         13
         1.62              Qualified Early Retirement Age             13
         1.63              Qualified Joint And Survivor Annuity       13
         1.64              Qualified Matching Contribution            13
         1.65              Qualified Non-Elective Contributions       13
         1.66              Qualified Voluntary Contribution           13
         1.67              Regional Prototype Plan                    13
         1.68              Required Aggregation Group                 13
         1.69              Required Beginning Date                    14
         1.70              Rollover Contribution                      14
         1.71              Salary Savings Agreement                   14
         1.72              Self-Employed Individual                   14
         1.73              Service                                    14
         1.74              Shareholder Employee                       14
         1.75              Simplified Employee Pension Plan           14
         1.76              Sponsor                                    14

      PARAGRAPH                                                      PAGE

         1.77              Spouse (Surviving Spouse)                  14-a
         1.78              Super Top-Heavy Plan                       14-a
         1.79              Taxable Wage Base                          14-a
         1.80              Top-Heavy Determination Date               14-a
         1.81              Top-Heavy Plan                             14-a
         1.82              Top-Heavy Ratio                            15
         1.83              Top-Paid Group                             16
         1.84              Transfer Contribution                      17
         1.85              Trustee                                    17
         1.86              Valuation Date                             17
         1.87              Vested Account Balance                     17
         1.88              Voluntary Contribution                     17
         1.89              Welfare Benefit Fund                       17
         1.90              Year Of Service                            17


                                   ARTICLE II
                            ELIGIBILITY REQUIREMENTS

         2.1               Participation                              18
         2.2               Change In Classification Of Employment     18
         2.3               Computation Period                         18
         2.4               Employment Rights                          18
         2.5               Service With Controlled Groups             18
         2.6               Owner-Employees                            19
         2.7               Leased Employees                           19
         2.8               Thrift Plans                               20

                                   ARTICLE III
                             EMPLOYER CONTRIBUTIONS

         3.1               Amount                                     21
         3.2               Expenses And Fees                          21
         3.3               Responsibility For Contributions           21
         3.4               Return Of Contributions                    21

                                   ARTICLE IV
                             EMPLOYEE CONTRIBUTIONS

         4.1               Voluntary Contributions                    22
         4.2               Qualified Voluntary Contributions          22
         4.3               Rollover Contribution                      22

      PARAGRAPH                                                      PAGE

         4.4               Transfer Contribution                      23
         4.5               Employer Approval Of Transfer
                              Contributions                           23
         4.6               Elective Deferrals                         23
         4.7               Required Voluntary Contributions           24
         4.8               Direct Rollover Of Benefits                24

                                    ARTICLE V
                              PARTICIPANT ACCOUNTS

         5.1               Separate Accounts                          25
         5.2               Adjustments To Participant Accounts        25
         5.3               Allocating Employer Contributions          26
         5.4               Allocating Investment Earnings And Losses  26
         5.5               Participant Statements                     27

                                   ARTICLE VI
                      RETIREMENT BENEFITS AND DISTRIBUTIONS

         6.1               Normal Retirement Benefits                 28
         6.2               Early Retirement Benefits                  28
         6.3               Benefits On Termination Of Employment      28
         6.4               Restrictions On Immediate Distributions    29
         6.5               Normal Form Of Payment                     30
         6.6               Commencement Of Benefits                   31
         6.7               Claims Procedures                          31
         6.8               In-Service Withdrawals                     32
         6.9               Hardship Withdrawal                        33


                                   ARTICLE VII
                            DISTRIBUTION REQUIREMENTS

         7.1               Joint And Survivor Annuity Requirements    35
         7.2               Minimum Distribution Requirements          35
         7.3               Limits On Distribution Periods             35
         7.4               Required Distributions On Or After The
                              Required Beginning Date                 35
         7.5               Required Beginning Date                    36
         7.6               Transitional Rule                          37
         7.7               Designation Of Beneficiary For Death
                              Benefit                                 38
         7.8               Nonexistence Of Beneficiary                39
         7.9               Distribution Beginning Before Death        39

      PARAGRAPH                                                      PAGE

         7.10              Distribution Beginning After Death         39
         7.11              Distribution Of Excess Elective Deferrals  40
         7.12              Distributions Of Excess Contributions      40
         7.13              Distribution Of Excess Aggregate
                              Contributions                           41

                                  ARTICLE VIII
                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

         8.1               Applicability Of Provisions                43
         8.2               Payment Of Qualified Joint And Survivor
                              Annuity                                 43
         8.3               Payment of Qualified Pre-Retirement
                              Survivor Annuity                        43
         8.4               Qualified Election                         43
         8.5               Notice Requirements For Qualified Joint
                              And Survivor Annuity                    44
         8.6               Notice Requirements For Qualified
                              Pre-Retirement Survivor Annuity         45
         8.7               Special Safe-Harbor Exception For
                              Certain Profit-Sharing Plans            45
         8.8               Transitional Joint And Survivor Annuity
                              Rules                                   45
         8.9               Automatic Joint And Survivor Annuity
                              And Early Survivor Annuity              46
         8.10              Annuity Contracts                          47

                                   ARTICLE IX
                                     VESTING

         9.1               Employee Contributions                     48
         9.2               Employer Contributions                     48
         9.3               Computation Period                         48
         9.4               Requalification Prior To Five Consecutive
                              One-Year Breaks In Service              48
         9.5               Requalification After Five Consecutive
                              One-Year Breaks In Service              48
         9.6               Calculating Vested Interest                48
         9.7               Forfeitures                                49
         9.8               Amendment Of Vesting Schedule              49
         9.9               Service With Controlled Groups             50
         9.10              Application Of Prior Vesting Rules         50


                                    ARTICLE X
                         LIMITATIONS ON ALLOCATIONS AND
                           ANTIDISCRIMINATION TESTING

         10.1              Participation In This Plan Only            51
         10.2              Disposition Of Excess Annual Additions     51

      PARAGRAPH                                                      PAGE

         10.3              Participation In This Plan And Another
                              Regional Prototype Defined
                              Contribution Plan, Welfare Benefit
                              Fund, Or Individual Medical Account
                              Maintained By The Employer              52
         10.4              Disposition Of Excess Annual Additions
                              Under Two Plans                         53
         10.5              Participation In This Plan And Another
                              Defined Contribution Plan Which Is Not
                              A Regional Prototype Plan               53
         10.6              Participation In This Plan And A Defined
                              Benefit Plan                            54
         10.7              Limitations On Allocations                 54
         10.8              Average Deferral Percentage (ADP) Test     54
         10.9              Special Rules Relating To Application Of
                              ADP Test                                54
         10.10             Recharacterization                         55
         10.11             Average Contribution Percentage (ACP) Test 56
         10.12             Special Rules Relating To Application Of
                              ACP Test                                56

                                   ARTICLE XI
                                 ADMINISTRATION

         11.1              Plan Administrator                         58
         11.2              Trustee                                    58
         11.3              Administrative Fees And Expenses           59
         11.4              Division Of Duties And Indemnification     59

                                   ARTICLE XII
                               TRUST FUND ACCOUNT

         12.1              The Fund                                   61
         12.2              Control Of Plan Assets                     61
         12.3              Exclusive Benefit Rules                    61
         12.4              Assignment And Alienation Of Benefits      61
         12.5              Determination Of Qualified Domestic
                              Relations Order (QDRO)                  61

                                  ARTICLE XIII
                                   INVESTMENTS

         13.1              Fiduciary Standards                        63
         13.2              Trustee Appointment                        63
         13.3              Investment Alternatives Of The Trustee     63
         13.4              Participant Loans                          64
         13.5              Insurance Policies                         66
         13.6              Employer Investment Direction              67
         13.7              Employee Investment Direction              68

      PARAGRAPH                                                      PAGE

                                   ARTICLE XIV
                              TOP-HEAVY PROVISIONS

         14.1              Applicability Of Rules                     69
         14.2              Minimum Contribution                       69
         14.3              Minimum Vesting                            69

                                   ARTICLE XV
                            AMENDMENT AND TERMINATION

         15.1              Amendment By Sponsor                       71
         15.2              Amendment By Employer                      71
         15.3              Termination                                71
         15.4              Qualification Of Employer's Plan           72
         15.5              Mergers And Consolidations                 72
         15.6              Resignation And Removal                    72
         15.7              Qualification Of Prototype                 72

                                   ARTICLE XVI

         Governing Law                                                73
         Section 401(a)(17) Limitation                                74

                     REGIONAL PROTOTYPE DEFINED CONTRIBUTION
                                 PLAN AND TRUST

                                  Sponsored By

                          BENEFIT PLANS ADMINISTRATORS

The Sponsor hereby establishes the following Regional Prototype Defined Contribution Plan and Trust for use by those of its adopting Employers who qualify and wish to provide a qualified retirement program for its Employees. Any Plan and Trust Account established hereunder shall be administered for the exclusive benefit of Participants and their beneficiaries under the following terms and conditions:

                                    ARTICLE I

                                   DEFINITIONS

1.1 Actual Deferral Percentage The ratio (expressed as a percentage and calculated separately for each Participant) of:

     (a) the amount of Employer contributions [as defined at (c) and (d)] actually paid over to the Fund on behalf of such Participant for the Plan Year to

     (b) the Participant's Compensation for such Plan Year. Compensation will only include amounts for the period during which the Employee was eligible to participate.

Employer contributions on behalf of any Participant shall include:

     (c) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) or are returned as excess Annual Additions; and

     (d) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

1.2 Adoption Agreement The document attached to this Plan by which an Employer elects to establish a qualified retirement plan and trust account under the terms of this Regional Prototype Defined Contribution Plan and Trust.

1.3 Aggregate Limit The sum of:

     (a)  125  percent of the greater of the ADP of the  non-Highly  Compensated
          Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement as described in Code Section 401(k) or Code Section 402(h)(1)(B) and

     (b)  the lesser of 200% or two plus the lesser of such ADP or ACP.

Alternatively, the Aggregate Limit may be expressed by substituting the word "lesser" for the word "greater" where it appears in the first line of sub-paragraph (a) and substituting the word "greater" for the word "lesser" where it appears for the second time in the first line of sub-paragraph (b).

1.4  Annual   Additions  The  sum  of  the  following   amounts  credited  to  a
Participant's account for the Limitation Year:

     (a)  Employer Contributions,

     (b)  Employee Contributions (under Article IV),

     (c)  forfeitures, and

     (d) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit Plan), and

     (e) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits, allocated to the account of a Key Employee, or a Welfare Benefit Fund maintained by the Employer are also treated as Annual Additions to a Defined Contribution Plan. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.42 at any time during the Plan Year or any preceding Plan Year. Welfare Benefit Fund is defined at paragraph 1.89.

Excess amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.5 Annuity Starting Date The first day of the first period for which an amount is paid as an annuity or in any other form.

1.6 Applicable Calendar Year The first Distribution Calendar Year, and in the event of the recalculation of life expectancy, such succeeding calendar year. If payments commence in accordance with paragraph 7.4(e) before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the Applicable Calendar Year is the year of purchase.

1.7 Applicable Life Expectancy Used in determining the required minimum distribution. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

1.8 Average Contribution Percentage (ACP) The average of the Actual Contribution Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.9 Average Deferral Percentage (ADP) The average of the Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.10 Break In Service A 12-consecutive month period during which an Employee fails to complete more than 500 Hours of Service.

1.11 Code The Internal Revenue Code of 1986, including any amendments.

1.12 Compensation The Employer may select one of the following three safe-harbor definitions of Compensation in the Adoption Agreement. Compensation shall only include amounts earned while a Participant if Plan Year is chosen as the applicable computation period.

     (a) Code Section 3401(a) Wages. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of Federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

     (b) Code Section 6041 and 6051 Wages. Compensation is defined as wages as defined in Code Section 3401(a) and all other payments of Compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the
          Employee  a  written   statement   under  Code  Section   6041(d)  and
          6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

     (c) Code Section 415 Compensation. For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition of Compensation shall be Code Section 415 Compensation defined as follows: a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income [including, but not limited to, commissions paid salesmen, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)], and excluding the following:

          1. Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a Simplified Employee Pension Plan or any distributions from a plan of deferred compensation,

          2. Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

          3. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          4. other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).


For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition of Compensation shall be Code Section 415 Compensation described in this paragraph 1.12(c). Also, for purposes of applying the limitations of
Article X, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee [as defined in Code Section 414(q)] and contributions made on behalf of such Participant are nonforfeitable when made.

If the Employer fails to pick the applicable period in the Adoption Agreement, the Plan Year shall be used. Unless otherwise specified by the Employer in the Adoption Agreement, Compensation shall be determined as provided in Code Section 3401(a) [as defined in this paragraph 1.12(a)]. In nonstandardized Adoption Agreements 004, 005 and 006, the Employer may choose to eliminate or exclude categories of Compensation which do not violate the provisions of Code Sections 401(a)(4), 414(s) the regulations thereunder and Revenue Procedure 89-65.

Beginning with 1989 Plan Years, the annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan (including benefits under Article XIV) for any year shall not exceed $200,000, as adjusted under Code Section 415(d). In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

If a Plan has a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit for that period is an amount equal to the $200,000 as adjusted for the calendar year in which the Compensation period begins, multiplied by a fraction the numerator of which is the number of full months in the Short Plan Year and the denominator of which is 12. If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

Compensation shall not include deferred Compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Code
Section 401(k), a Simplified Employee Pension Plan under Code Section 402(h)(1)(B), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). Unless elected otherwise by the Employer in the Adoption Agreement, these deferred amounts will be considered as Compensation for Plan purposes. These deferred amounts are not counted as Compensation for purposes of Articles X and XIV. When applicable to a Self-Employed Individual, Compensation shall mean Earned Income.

1.13 Contribution Percentage The ratio (expressed as a percentage and calculated separately for each Participant) of:

     (a)  the  Participant's  Contribution  Percentage  Amounts  [as  defined at
          (c)-(f)] for the Plan Year, to

     (b) the Participant's Compensation for the Plan Year. Compensation will only include amounts for the period during which the Employee was eligible to participate.

Contribution Percentage Amounts on behalf of any Participant shall include:

     (c) the amount of Employee Voluntary Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year,

     (d)  forfeitures   of   Excess   Aggregate    Contributions   or   Matching
          Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated,

     (e) at the election of the Employer, Qualified Non-Elective Contributions, and

     (f) the Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

                                      4-a

1.14 Defined Benefit Plan A Plan under which a Participant's benefit is determined by a formula contained in the Plan and no individual accounts are maintained for Participants.

1.15 Defined Benefit (Plan) Fraction A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

1.16 Defined Contribution Dollar Limitation Thirty thousand dollars ($30,000) or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1)(A) as in effect for the Limitation Year.

1.17 Defined Contribution Plan A Plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's benefit under such Plan is based solely on the fair market value of his or her account balance.

1.18 Defined Contribution (Plan) Fraction A Fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds, as defined in paragraph 1.89 and individual medical accounts, as defined in Code
Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in the Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (a) the excess of the sum of the fractions over 1.0 times (b) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be re-computed to treat all Employee Contributions as Annual Additions.

1.19 Designated Beneficiary The individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

1.20 Disability An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.21 Distribution Calendar Year A calendar year for which a minimum distribution is required.

1.22 Early Retirement Age The age set by the Employer in the Adoption Agreement (but not less than 55), which is the earliest age at which a Participant may retire and receive his or her benefits under the Plan.

1.23 Earned Income Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned income shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Code Section 404. For tax years beginning after 1989, net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the Employer under Code Section 164(f) to the extent deductible.

1.24 Effective Date The date on which the Employer's retirement plan or amendment to such plan becomes effective. For amendments reflecting statutory and regulatory changes post Tax Reform Act of 1986, the Effective Date will be the earlier of the date upon which such amendment is first administratively applied or the first day of the Plan Year following the date of adoption of such amendment.

1.25 Election Period The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.26 Elective Deferral Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation. Elective Deferrals shall also include contributions made pursuant to a Salary Savings Agreement or other deferral mechanism, such as a cash option contribution. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code
Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Savings Agreement. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

1.27 Eligible Participant Any Employee who is eligible to make a Voluntary Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Voluntary Contribution or Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Voluntary Contributions or Elective Deferrals are made.

1.28 Employee Any person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], Leased Employees [as defined in Code
Section 414(n)] and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.

1.29 Employer The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any firm that succeeds the Employer and adopting this Plan. For purposes of Article X, Limitations shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code
Section 414(c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the adopting Employer is a part, and other entities required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.30 Entry Date The date on which an Employee commences participation in the Plan as determined by the Employer in the Adoption Agreement. Unless the Employer specifies otherwise in the Adoption Agreement, Entry into the Plan shall be on the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

1.31 Excess Aggregate Contributions The excess, with respect to any Plan Year, of:

     (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

     (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to paragraph 1.34 and then determining Excess Contributions pursuant to paragraph 1.33.

1.32 Excess Amount The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.33 Excess Contribution With respect to any Plan Year, the excess of:

     (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

     (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.34 Excess Elective Deferrals Those Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

1.35 Family Member The Employee's Spouse, any lineal descendants and ascendants and the Spouse of such lineal descendants and ascendants.

1.36 First Distribution Calendar Year For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.10.

1.37 Fund All contributions received by the Trustee under this Plan and Trust Account, investments thereof and earnings and appreciation thereon.

1.38 Hardship An immediate and heavy financial need of the Employee where such Employee lacks other available resources.

1.39 Highest Average Compensation The average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

1.40 Highly Compensated Employee Any Employee who performs service for the Employer during the determination year and who, during the immediate prior year:

     (a) received Compensation from the Employer in excess of $75,000 [as adjusted pursuant to Code Section 415(d)]; or

     (b) received Compensation from the Employer in excess of $50,000 [as adjusted pursuant to Code Section 415(d)] and was a member of the Top-Paid Group for such year; or

     (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

  Notwithstanding (a), (b) and (c), an Employee who was not Highly Compensated during the preceding Plan Year shall not be treated as a Highly Compensated Employee with respect to the current Plan Year unless such Employee is a member of the 100 Employees paid the greatest Compensation during the year for which such determination is being made.

     (d) Employees who are five percent (5%) Owners at any time during the immediate prior year or determination year.

Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees.

For purposes of determining those employees that are to be treated as Highly Compensated for a determination year, an Employer maintaining a fiscal year Plan may elect to make the look-back year calculation as defined in ss.1.414(q)-1T, Q&A 14(b) of the Treasury Regulations for a determination year on the basis of the calendar year ending with or within the applicable determination year. For purposes of this election, a determination year that is shorter than twelve (12) months, the look-back year calculation may be made based upon the calendar year ending with or within the twelve-month period ending with the end of the applicable determination year. Where such election is made, the employer shall make its determination year calculation pursuant to the provisions of Treasury Regulation ss.1.414(q)-1T, Q&A 14(b).

1.41 Hour Of Service

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Department of Labor Regulations
          Section  2530.200b-2 which are incorporated  herein by this reference;
          and

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph
          (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     (d) Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group [as defined in Code Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

     (e) Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.10, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 hours will be credited under this paragraph.

     (f) Unless specified otherwise in the Adoption Agreement, Hours of Service shall be determined on the basis of the actual hours for which an Employee is paid or entitled to pay.

1.42 Key Employee Any Employee or former Employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (the defined benefit maximum annual benefit), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the employer if such individual's Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A), a 5% owner of the Employer, or a 1% owner of the Employer who has an annual Compensation of more than $150,000. For purposes of determining who is a Key Employee, annual Compensation shall mean Compensation as defined for Article X, but including amounts deferred through a salary reduction agreement to a cash or deferred plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 408(k), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

1.43 Leased Employee Any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Section 414(n)(6)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.

1.44 Limitation Year The calendar year or such other 12-consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Addition to a Participant's account. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.45 Master Or Prototype Plan A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.46 Matching Contribution An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Voluntary Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by the Employer.

1.47 Maximum Permissible Amount The maximum Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year shall not exceed the lesser of:

     (a)  the Defined Contribution Dollar Limitation, or

     (b)  25% of the Participant's Compensation for the Limitation Year.

The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the number of months in the short Limitation Year divided by 12.

1.48 Net Profit The current and accumulated operating earnings of the Employer before Federal and State income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other qualified plan of the Employer. Alternatively, the Employer may fix another definition in the Adoption Agreement.

1.49 Normal Retirement Age The age, set by the Employer in the Adoption Agreement, at which a Participant may retire and receive his or her benefits under the Plan.

1.50 Owner-Employee A sole proprietor, or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.51 Paired Plans Two or more Plans maintained by the Sponsor designed so that a single or any combination of Plans adopted by an Employer will meet the antidiscrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.52 Participant Any Employee who has met the eligibility requirements and is participating in the Plan.

1.53 Participant's Benefit The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the Valuation Date. A special exception exists for the second distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.54 Permissive Aggregation Group Used for Top-Heavy testing purposes, it is the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.55 Plan The Employer's qualified retirement plan as embodied herein and in the Adoption Agreement.

1.56 Plan Administrator The Employer.

1.57 Plan Year The 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.58 Present Value Used for Top-Heavy test and determination purposes, when determining the Present Value of accrued benefits, with respect to any Defined Benefit Plan maintained by the Employer, interest and mortality rates shall be determined in accordance with the provisions of the respective plan. If applicable, interest and mortality assumptions will be specified in the section of the Adoption Agreement entitled "Limitations on Allocations".

1.59 Projected Annual Benefit Used to test the maximum benefit which may be obtained from a combination of retirement plans, it is the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or plans, assuming:

     (a) the Participant will continue employment until Normal Retirement Age under the plan (or current age, if later), and

     (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

1.60 Qualified Deferred Compensation Plan Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401 and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).

An Eligible Retirement Plan is an individual retirement account (IRA) as described in Code Section 408(a), an individual retirement annuity (IRA) as described in Code Section 408(b), an annuity plan as described in Code Section 403(a), or a qualified trust as described in Code Section 401(a), which accepts Eligible Rollover Distributions. However in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.61 Qualified Domestic Relations Order A QDRO is a signed Domestic Relations Order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit and which meets the requirements of Code Section 414(p). An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a beneficiary under the Plan as a result of the QDRO.

1.62 Qualified Early Retirement Age Qualified Early Retirement Age is the latest of:

     (a) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits, or

     (b) the first day of the 120th month beginning before the Participant attains Normal Retirement Age, or

     (c)  the date the Participant begins participation.

1.63 Qualified Joint And Survivor Annuity An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least one-half of but not more than the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse. The exact amount of the Survivor Annuity is to be specified by the Employer in the Adoption Agreement. If not designated by the Employer, the Survivor Annuity will be one-half of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.64 Qualified Matching Contribution Matching Contributions which when made are subject to the distribution and nonforfeitability requirements under Code
Section 401(k).

1.65 Qualified Non-Elective Contributions Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

1.66 Qualified Voluntary Contribution A tax-deductible voluntary Employee contribution. Qualified Voluntary Contributions are not permitted in this Plan.

1.67 Regional Prototype Plan A plan, the form of which is subject to a favorable notification letter from the Internal Revenue Service.

1.68 Required Aggregation Group Used for Top-Heavy testing purposes, it consists of:

     (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

     (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.

1.69 Required Beginning Date The date on which a Participant is required to take his or her first minimum distribution under the Plan. The rules are set forth at paragraph 7.5.

1.70 Rollover Contribution A contribution made by a Participant of an amount distributed to such Participant from another Qualified Deferred Compensation Plan in accordance with Code Sections 402(a)(5), (6), and (7).

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an Eligible Rollover Distribution does not include:

     (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

     (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

     (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Participant.

1.71 Salary Savings Agreement An agreement between the Employer and a participating Employee where the Employee authorizes the Employer to withhold a specified amount or percentage of his or her Compensation for deposit to the Plan on behalf of such Employee.

1.72 Self-Employed Individual An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.

1.73 Service The period of current or prior employment with the Employer. If the
Employer  maintains  a  plan  of  a  predecessor  employer,   Service  for  such
predecessor shall be treated as Service for the Employer.

1.74 Shareholder Employee An Employee or Officer who owns [or is considered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than 5% of such corporation's outstanding stock.

1.75 Simplified Employee Pension Plan An individual retirement account which meets the requirements of Code Section 408(k), and to which the Employer makes contributions pursuant to a written formula. These plans are considered for contribution limitation and Top-Heavy testing purposes.

1.76     Sponsor Benefit Plans Administrators, or any successor(s) or assign(s).

1.77 Spouse (Surviving Spouse) The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

1.78 Super Top-Heavy Plan A Plan under which the Top-Heavy Ratio [as defined at paragraph 1.81] exceeds 90%.

1.79 Taxable Wage Base For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance Contributions Act (FICA), the maximum amount of earnings which may be considered wages for such Plan Year under the Social Security Act [Code Section 3121(a)(1)], or the amount selected by the Employer in the sub-section of the Adoption Agreement entitled "Taxable Wage Base".

1.80 Top-Heavy Determination Date For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

1.81 Top-Heavy Plan For any Plan Year beginning after 1983, the Employer's Plan is top-heavy if any of the following conditions exist:

     (a) If the Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

     (b) If the Employer's plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

                                      14-a

     (c) If the Employer's plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.82 Top-Heavy Ratio

     (a) If the Employer maintains one or more Defined Contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction,

          (1) the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], and

          (2) the denominator of which is the sum of all account balances [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], both computed in accordance with Code Section 416 and the regulations thereunder.

          Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

     (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction,

          (1) the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and

          (2) the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

     (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code
          Section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and
          accrued   benefits   will  be   calculated   with   reference  to  the
          Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

1.83 Top-Paid Group The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), the following Employees shall be excluded:

     (a)  Employees who have not completed 6 months of Service.

     (b)  Employees who normally work less than 17-1/2 hours per week.

     (c)  Employees who normally do not work more than 6 months during any year.

     (d)  Employees who have not attained age 21.

     (e) Employees included in a collective bargaining unit, covered by an agreement between employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining and provided that 90% or more of the Employer's Employees are covered by the agreement.

     (f) Employees who are nonresident aliens and who receive no earned income which constitutes income from sources within the United States.

1.84 Transfer Contribution A non-taxable transfer of a Participant's benefit directly from a Qualified Deferred Compensation Plan to this Plan.

1.85 Trustee Shall be the individual, individuals or institution appointed by the Employer to serve as Trustee of the Plan. In the event the Employer does not name an individual, individuals or institution to serve as Trustee of the Plan, the Employer will be deemed to be the Trustee.

1.86 Valuation Date The last day of the Plan Year or such other date as agreed to by the Employer and the Trustee on which Participant accounts are revalued in accordance with Article V hereof. For Top-Heavy purposes, the date selected by the Employer as of which the Top-Heavy Ratio is calculated.

1.87 Vested Account Balance The aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of
Article VIII shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

For purposes of paragraph 8.7, Vested Account Balance shall mean, in the case of a money purchase pension plan, the Participant's separate account balance attributable solely to Qualified Voluntary Contributions. For profit-sharing plans the above definition shall apply.

1.88 Voluntary Contribution An Employee contribution by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. For Plan Years beginning after the Plan Year in which this Plan is adopted (or restated) by the Employer, Voluntary Contributions are only permitted in Standardized Adoption Agreement 003 or Nonstandardized Adoption Agreement 006 whether or not the Employer utilizes the salary deferral provisions. Voluntary Contributions for Plan Years beginning after 1986, together with any Matching Contributions as defined in Code Section 401(m), will be limited so as to meet the nondiscrimination test of Code Section 401(m).

1.89 Welfare Benefit Fund Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their beneficiaries. For these purposes, Welfare Benefit means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code
Section 404 (relating to deductions for contributions to an Employee's trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans) apply. A "Fund" is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code
Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.90 Year Of Service A 12-consecutive month period during which an Employee is credited with not less than 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service.

                                   ARTICLE II

                            ELIGIBILITY REQUIREMENTS

2.1 Participation Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If so elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements. Other Employees shall become Participants on the Entry Date coinciding with or immediately following the date on which they meet the eligibility requirements. Depending on the Plan's eligibility requirements, the entry date may actually be earlier than the date on which the Employee satisfies the eligibility requirements. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been in the eligible class. Employees may waive participation in the Plan. However, this is only permitted if the Employer's adoption is on Nonstandardized Adoption Agreement 004, 005 or 006, and the Plan will meet the minimum coverage requirements in Code Section 410(b) and the minimum participation requirements of Code Section 401(a)(26). [To the extent so provided by regulations, a partner (or other employee) waiving participation in the Plan may cause Code Section 401(k) and the regulations thereunder to apply.] A former Participant shall again become a Participant upon returning to the employ of the Employer at the next Entry Date or if earlier, the next Valuation Date. For this purpose, Participant's Compensation and Service shall be considered from date of rehire.

2.2 Change In Classification Of Employment In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, such Employee shall participate upon his or her return to an eligible class of Employees.

2.3 Computation Period To determine Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive month period shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each anniversary thereof, such that the succeeding 12-consecutive month period commences with the employee's first anniversary of employment and so on. If, however, the period so specified is one year or less, the succeeding 12-consecutive month period shall commence on the first day of the Plan Year prior to the anniversary of the date they first performed an Hour of Service regardless of whether the Employee is entitled to be credited with 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service during their first employment year.

2.4 Employment Rights Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.

2.5 Service With Controlled Groups All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate.

2.6 Owner-Employees If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a Plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled, and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him or her under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding sentences, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

     (a)  own the entire interest in an unincorporated trade or business, or

     (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.7 Leased Employees Any Leased Employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan providing:

     (a) a non-integrated Employer contribution rate of at least 10% of Compensation, [as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement, which are excludable from the Employee's gross income under a cafeteria plan covered by Code Section 125, a cash or deferred profit-sharing plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 408(k) and a tax-sheltered annuity under Code Section 403(b)],

     (b)  immediate participation, and

     (c)  full and immediate vesting.

This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

2.8 Thrift Plans If the Employer makes an election in Adoption Agreements 003 or 006 to require Voluntary Contributions to participate in this Plan, the Employer shall notify each eligible Employee in writing of his or her eligibility for participation at least 30 days prior to the appropriate Entry Date. The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan. Such authorization shall be returned to the Employer at least 10 days prior to the Employee's Entry Date. The Employee may decline participation by so indicating on the enrollment form or by failure to return the enrollment form to the Employer prior to the Employee's Entry Date. If the Employee declines to participate, such Employee shall be given the opportunity to join the Plan on the next Entry Date. The taking of a Hardship Withdrawal under the provisions of paragraph 6.9 will impact the Participant's ability to make these contributions.

                                  ARTICLE III

                             EMPLOYER CONTRIBUTIONS


3.1 Amount The Employer intends to make periodic contributions to the Plan in accordance with the formula or formulas selected in the Adoption Agreement. However, the Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X. A Participant may elect to waive an Employer contribution on his or her behalf for a given Plan Year. However, a Participant may only make this election if the Employer's adoption is on Nonstandardized Adoption Agreement 004, 005 or 006. [In the event a partner in a partnership makes this election, in accordance with Proposed Regulations
Section 1.401(k)-1(a)(6), the Plan will be deemed to constitute a cash or deferred arrangement with respect to the partners. Thus, contributions made on behalf of any partners may be limited to $7,000 indexed as set forth in Code
Section 402(g)]. Any waiver made pursuant to this paragraph will be made prior to the time such Participant accrues a benefit for that Plan Year.

3.2 Expenses And Fees The Employer shall also be authorized to reimburse the Fund for all expenses and fees incurred in the administration of the Plan or Trust Account and paid out of the assets of the Fund. Such expenses shall include, but shall not be limited to, fees for professional services, printing and postage. Brokerage Commissions may not be reimbursed.

3.3 Responsibility For Contributions Neither the Trustee nor the Sponsor shall be required to determine if the Employer has made a contribution or if the amount contributed is in accordance with the Adoption Agreement or the Code. The Employer shall have sole responsibility in this regard. The Trustee shall be accountable solely for contributions actually received by it.

3.4 Return Of Contributions Contributions made to the Fund by the Employer shall be irrevocable except as provided below:

     (a) Any contribution forwarded to the Trustee because of a mistake of fact, provided that the contribution is returned to the Employer within one year of the contribution.

     (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     (c) Contributions forwarded to the Trustee are presumed to be deductible and are conditioned on their deductibility. Contributions which are determined to not be deductible will be returned to the Employer.

                                   ARTICLE IV

                             EMPLOYEE CONTRIBUTIONS


4.1 Voluntary Contributions An Employee may make Voluntary Contributions to the Plan established hereunder if so authorized by the Employer in a uniform and nondiscriminatory manner. Such contributions are subject to the limitations on Annual Additions and are subject to antidiscrimination testing. Voluntary Contributions are permitted only in Adoption Agreements 003 and 006.

4.2 Qualified Voluntary Contributions A Participant may no longer make Qualified Voluntary Contributions to the Plan. Such amounts already contributed may remain in the Trust Fund Account until distributed to the Participant.

4.3 Rollover Contribution Unless provided otherwise in the Adoption Agreement, a Participant may make a Rollover Contribution to any Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Deferred Compensation Plan provided:

     (a) the amount distributed to the Participant is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant,

     (b) the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

     (c) the amount distributed is not required under section 401(a)(9) of the Code;

     (d) if the amount distributed included property such property is rolled over, or if sold the proceeds of such property may be rolled over,

     (e) the amount distributed is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

In addition, if the Adoption Agreement allows Rollover Contributions, the Plan will also accept any Eligible Rollover Distribution (as defined at paragraph 1.70) directly to the Plan.

Rollover Contributions, which relate to distributions prior to January 1, 1993, must be made in accordance with paragraphs (a) through (e) and additionally meet the requirements of paragraph (f):

     (f)  The  distribution  from  the  Qualified  Deferred   Compensation  Plan
          constituted the Participant's entire interest in such Plan and was distributed within one taxable year to the Participant:

          (1) on account of separation from Service, a Plan termination, or in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan within the meaning of Section 402(a)(6)(A) of the Code, or

          (2) in one or more distributions which constitute a qualified lump sum distribution within the meaning of Code Section 402(e)(4)(A), determined without reference to subparagraphs (B) and (H).

Such Rollover Contribution may also be made through an Individual Retirement Account qualified under Code Section 408 where the IRA was used as a conduit from the Qualified Deferred Compensation Plan, the Rollover Contribution is made in accordance with the rules provided under paragraphs (a) through (e) and the Rollover Contribution does not include any regular IRA contributions, or earnings thereon, which the Participant may have made to the IRA. Rollover Contributions, which relate to distributions prior to January 1, 1993, may be made through an IRA in accordance with paragraphs (a) through (f) and additional requirements as provided in the previous sentence. The Trustee shall not be held responsible for determining the tax-free status of any Rollover Contribution made under this Plan.

4.4 Transfer Contribution Unless provided otherwise in the Adoption Agreement a Participant may, subject to the provisions of paragraph 4.5, also arrange for the direct transfer of his or her benefit from a Qualified Deferred Compensation Plan to this Plan. For accounting and record keeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

In the event the Employer accepts a Transfer Contribution from a Plan in which the Employee was directing the investments of his or her account, the Employer may continue to permit the Employee to direct his or her investments in accordance with paragraph 13.7 with respect only to such Transfer Contribution. Notwithstanding the above, the Employer may refuse to accept such Transfer Contributions.

4.5 Employer Approval Of Transfer Contributions The Employer maintaining a Safe-Harbor Profit-Sharing Plan in accordance with the provisions of paragraph 8.7, acting in a nondiscriminatory manner, may in its sole discretion refuse to allow Transfer Contributions to its profit-sharing plan, if such contributions are directly or indirectly being transferred from a defined benefit plan, a money purchase pension plan (including a target benefit plan), a stock bonus plan, or another profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

4.6 Elective Deferrals A Participant may enter into a Elective Deferrals Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed $7,000 per calendar year as adjusted for inflation or, if lesser, the percentage of Compensation specified in the Adoption Agreement and to deposit such amount to the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. Thus, the $7,000 limit may be reduced if a Participant contributes pre-tax contributions to qualified plans of this or other Employers. Any such contribution shall be credited to the Employee's Elective Deferrals Account. Unless otherwise specified in the Adoption Agreement, a Participant may amend his or her Elective Deferrals Agreement to increase, decrease or terminate the percentage upon 30 days written notice to the Employer. If a Participant terminates his or her agreement, such Participant shall not be permitted to put a new Elective Deferrals Agreement into effect until the first pay period in the next Plan Year, unless otherwise stated in the Adoption Agreement. The Employer may also amend or terminate said agreement on written notice to the Participant. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer upon 30 days notice to withhold a supplemental amount up to 100% of his or her

Compensation for one or more pay periods. In no event may the sum of the amounts withheld under the Elective Deferrals Agreement plus the supplemental withholding exceed 25% of a Participant's Compensation for a Plan Year. The Employer may also recharacterize as after-tax Voluntary Contributions all or any portion of amounts previously withheld under any Elective Deferrals Agreement within the Plan Year as provided for at paragraph 10.10. This may be done to insure that the Plan will meet one of the antidiscrimination tests under Code
Section 401(k). Elective Deferrals shall be deposited in the Trust within 30 days after being withheld from the Participant's pay. Elective Deferrals are permitted only in Standardized Adoption Agreement 003, Nonstandardized Adoption Agreement 006, and Standardized Adoption Agreement 009.

4.7 Required Voluntary Contributions If the Employer makes a thrift election in the Adoption Agreement, each eligible Participant shall be required to make Voluntary Contributions to the Plan for credit to his or her account as provided in the Adoption Agreement. Such Voluntary Contributions shall be withheld from the Employee's Compensation and shall be transmitted by the Employer to the Trustee as agreed between the Employer and Trustee. A Participant may discontinue participation or change his or her Voluntary Contribution percentage by so advising the Employer at least 10 days prior to the date on which such discontinuance or change is to be effective. If a Participant discontinues his or her Voluntary Contributions, such Participant may not again authorize Voluntary Contributions for a period of one year from the date of discontinuance. A Participant may voluntarily change his or her Voluntary Contribution percentage once during any Plan Year and may also agree to have a reduction in his or her contribution, if required to satisfy the requirements of the ACP test. Voluntary Contributions are permitted only in Standardized Adoption Agreement 003 and Nonstandardized Adoption Agreement 006.

4.8 Direct Rollover Of Benefits Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. Any portion of a distribution which is not paid directly to an Eligible Retirement Plan shall be distributed to the Participant. For purposes of this paragraph, a Surviving Spouse or a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity
(IRA).

The Plan provisions otherwise applicable to distributions continue to apply to Rollover and Transfer Contributions.

                                    ARTICLE V

                              PARTICIPANT ACCOUNTS

5.1 Separate Accounts The Employer shall establish a separate bookkeeping account for each Participant showing the total value of his or her interest in the Fund. Each Participant's account shall be separated for bookkeeping purposes into the following sub-accounts:

     (a)  Employer Contributions.

          (1)  Matching Contributions.

          (2)  Qualified Matching Contributions.

          (3)  Qualified Non-Elective Contributions.

          (4)  Discretionary Contributions.

          (5)  Elective Deferrals.

     (b) Voluntary Contributions (and additional amounts including, required contributions and if applicable, either repayments of loans previously defaulted on and treated as "deemed distributions" on which a tax report has been issued, and amounts paid out upon a separation from service which have been included in income and which are repaid after being re-hired by the Employer).

     (c) Qualified Voluntary Contributions (if the Plan previously accepted these).

     (d)  Rollover Contributions.

     (e)  Transfer Contributions.

5.2 Adjustments To Participant Accounts As of each Valuation Date of the Plan, the Employer shall add to each account:

     (a) the Participant's share of the Employer's contribution and forfeitures as determined in the Adoption Agreement,

     (b) any Elective Deferrals, Voluntary, Rollover or Transfer Contributions made by the Participant.

     (c) any repayment of amounts previously paid out to a Participant upon a separation from Service and repaid by the Participant since the last Valuation Date, and

     (d) the Participant's proportionate share of any investment earnings and increase in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

The Employer shall deduct from each account:

     (e) any withdrawals or payments made from the Participant's account since the last Valuation Date, and

     (f) the Participant's proportionate share of any decrease in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

5.3 Allocating Employer Contributions The Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected by the Employer in the Adoption Agreement, and the minimum contribution and allocation requirements for Top-Heavy Plans. Beginning with the 1990 Plan Year and thereafter, for plans on Standardized Adoption Agreements 001, 002, 003, 007, 008 and 009, Participants who are credited with more than 500 Hours of Service or are employed on the last day of the Plan Year must receive a full allocation of Employer contributions. In Nonstandardized Adoption Agreements 004, 005, and 006, Employer contributions shall be allocated to the accounts of Participants employed by the Employer on the last day of the Plan Year unless indicated otherwise in the Adoption Agreement. In the case of a non-Top-Heavy, Nonstandardized Plan, Participants must also have completed a Year of Service unless otherwise specified in the Adoption Agreement. For Nonstandardized Adoption Agreements 004, 005, and 006, the Employer may only apply the last day of the Plan Year and Year of Service requirements, if the Plan satisfies the requirements of Code Sections 401(a)(26) and 410(b) and the regulations thereunder including the exception for 401(k) plans. If, when applying the last day and Year of Service requirements, the Plan fails to satisfy the aforementioned requirements, additional Participants will be eligible to receive an allocation of Employer Contributions until the requirements are satisfied. Participants who are credited with a Year of Service, but not employed at Plan Year end, are the first category of additional Participants eligible to receive an allocation. If the requirements are still not satisfied, Participants credited with more than 500 Hours of Service and employed at Plan Year end are the next category of Participants eligible to receive an allocation. Finally, if necessary to satisfy the said requirements, any Participant credited with more than 500 Hours of Service will be eligible for an allocation of Employer Contributions.

5.4 Allocating Investment Earnings And Losses A Participant's share of investment earnings and any increase or decrease in the fair market value of the Fund shall be based on the proportionate value of all active accounts (other than accounts with segregated investments) as of the last Valuation Date less withdrawals since the last Valuation Date. If Employer and/or Employee contributions are made monthly, quarterly, or on some other systematic basis, the adjusted value of such accounts for allocation of investment income and gains or losses shall include one-half the Employer contributions for such period. If Employer and/or Employee contributions are not made on a systematic basis, it is assumed that they are made at the end of the valuation period and therefore will not receive an allocation of investment earnings and gains or losses for such period.

Alternatively, at the Plan Administrator's option, all Employer contributions will be credited with an allocation of the actual investment earnings and gains and losses from the actual date of deposit of each such contribution until the end of the period. Accounts with segregated investments shall receive only the income or loss on such segregated investments. In no event shall the selection of a method of allocating gains and losses be used to discriminate in favor of the Highly Compensated Employees.

5.5 Participant Statements Upon completing the allocations described above for the Valuation Date coinciding with the end of the Plan Year, the Employer shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last such statement and the fair market value of his or her account as of the current Valuation Date. Employers so choosing may prepare Participant statements for each Valuation Date.

                                   ARTICLE VI

                      RETIREMENT BENEFITS AND DISTRIBUTIONS


6.1 Normal Retirement Benefits A Participant shall be entitled to receive the balance held in his or her account from Employer contributions upon attaining Normal Retirement Age or at such earlier dates as the provisions of this Article VI may allow. If the Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Plan Participant and no distribution shall be made to such Participant until his or her actual retirement date unless the employer elects otherwise in the Adoption Agreement, or a minimum distribution is required by law. Settlement shall be made in the normal form, or if elected in one of the optional forms of payment provided below.

6.2 Early Retirement Benefits If the Employer so provides in the Adoption Agreement, an Early Retirement benefit will be available to individuals who meet the age and Service requirements. An individual who meets the Early Retirement Age requirements and separates from Service, will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service before satisfying the age requirements, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.

6.3 Benefits On Termination Of Employment

     (a) If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the optional forms of payment provided hereunder. If applicable, the Early Retirement Benefit provisions may be elected. Notwithstanding the preceding sentence, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.

     (b) If a Participant terminates employment, and the value of that Participant's Vested Account Balance derived from Employer and Employee contributions is not greater than $3,500, the Participant may receive a lump sum distribution of the value of the entire vested portion of such account balance and the non-vested portion will be treated as a forfeiture. The Employer shall continue to follow their consistent policy, as may be established, regarding immediate cash-outs of Vested Account Balances of $3,500 or less. For purposes of this article, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance immediately following termination. Likewise, if the Participant is reemployed prior to incurring 5 consecutive 1-year Breaks in Service they will be deemed to have immediately repaid such distribution. For Plan Years prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

     (c) If a Participant terminates Service with a Vested Account Balance derived from Employer and Employee contributions in excess of $3,500, and elects (with his or her Spouse's consent) to receive 100% of the value of his or her Vested Account Balance in a lump sum, the non-vested portion will be treated as a forfeiture. Except as provided at paragraph 6.4(c), the Participant (and his or her Spouse) must consent to any distribution, when the Vested Account Balance described above exceeds $3,500 or if at the time of any prior distribution it exceeded $3,500. For purposes of this paragraph, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions, for Plan Years beginning prior to 1989.

     (d) Distribution of less than 100% of the Participant's Vested Account Balance shall only be permitted if the Participant is fully vested upon termination of employment.

     (e) If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to this paragraph, and such Participant's non-vested benefit is forfeited hereunder, and if such Participant resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the date that the Participant incurs 5 consecutive 1-year Breaks in Service following the date of distribution  or  five  years  after  the  first  date  on  which  the
          Participant is subsequently reemployed. In such event, the Participant's forfeiture shall be restored to his or her account as of the Valuation Date at the end of the Plan Year following the date on which repayment of the distribution is received. Restoration of the forfeiture amount shall be accomplished in accordance with the procedure selected by the Employer in the Adoption Agreement.

     (f) A Participant shall also have the option, to postpone payment of his or her Plan benefits until the first day of April following the calendar year in which he or she attains age 70-1/2. Any balance of a Participant's account resulting from his or her Employee contributions not previously withdrawn, if any, may be withdrawn by the Participant immediately following separation from Service.

     (g) If a Participant ceases to be an active Employee as a result of a Disability as defined at paragraph 1.20, such Participant shall be able to make an application for a disability retirement benefit payment. The Participant's account balance will be deemed "immediately distributable" as set forth in paragraph 6.4, and will be fully vested pursuant to paragraph 9.2.

6.4 Restrictions On Immediate Distributions

     (a) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained whether or not deceased) the later of the Normal Retirement Age or age 62.

     (b) If the value of a Participant's Vested Account Balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Code
          Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

     (c) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.

     (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after 1988, the Participant's Vested Account Balance shall not include amounts attributable to Qualified Voluntary Contributions.

6.5 Normal Form Of Payment The normal form of payment for a profit- sharing plan satisfying the requirements of paragraph 8.7 hereof shall be a lump sum with no option for annuity payments. For all other plans, the normal form of payment hereunder shall be a Qualified Joint and Survivor Annuity as provided under
Article VIII. A Participant whose Vested Account Balance derived from Employer and Employee contributions exceeds $3,500, or if at the time of any prior distribution it exceeds $3,500, shall (with the consent of his or her Spouse) have the right to receive his or her benefit in a lump sum or in monthly, quarterly, semi-annual or annual payments from the Fund over any period not extending beyond the life expectancy of the Participant and his or her Beneficiary. For purposes of this paragraph, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions, for Plan Years beginning prior to 1989. The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing a lump sum or installment payment option. No amendment to the Plan may eliminate one of the optional distribution forms listed above.

6.6 Commencement Of Benefits

     (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

          (1) the Participant attains age 65 (or normal retirement age if earlier),

          (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

          (3)  the Participant terminates Service with the Employer.

     (b) Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable, within the meaning of paragraph 6.4 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

     (c) Unless the Employer provides otherwise in the Adoption Agreement, distributions of benefits will be made within 60 days following the close of the Plan Year during which a distribution is requested or otherwise becomes payable.

6.7 Claims Procedures Upon retirement, death, or other severance of employment, the Participant or his or her representative may make application to the Employer requesting payment of benefits due and the manner of payment. If no application for benefits is made, the Employer shall automatically pay any vested benefit due hereunder in the normal form at the time prescribed at paragraph 6.6. If an application for benefits is made, the Employer shall accept, reject, or modify such request and shall notify the Participant in writing setting forth the response of the Employer and in the case of a denial or modification the Employer shall:

     (a)  state the specific reason or reasons for the denial,

     (b) provide specific reference to pertinent Plan provisions on which the denial is based,

     (c) provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

     (d)  explain the Plan's claim review procedure as contained in this Plan.

In the event the request is rejected or modified, the Participant or his representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Employer of its initial decision. Within 60 days following such request for review, the Employer shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Employer's final decision, the Participant or representative can institute an action in a federal court of competent jurisdiction; for this purpose, process would be served on the Employer.

6.8 In-Service Withdrawals An Employee may withdraw all or any part of the fair market value of his or her Mandatory Contributions, Voluntary Contributions, Qualified Voluntary Contributions or Rollover Contributions, upon written request to the Employer. Transfer Contributions, which originate from a Plan meeting the safe-harbor provisions of paragraph 8.7, may also be withdrawn by an Employee upon written request to the Employer. Transfer Contributions not meeting the safe-harbor provisions may only be withdrawn upon retirement, death, Disability, termination or termination of the Plan, and will be subject to Spousal consent requirements contained in Code Sections 411(a)(11) and 417. No such withdrawals are permitted from a money purchase plan until the Participant reaches Normal Retirement Age. Such request shall include the Participant's address, social security number, birthdate, and amount of the withdrawal. If at the time a distribution of Qualified Voluntary Contributions is received the Participant has not attained age 59-1/2 and is not disabled, as defined at Code
Section 22(e)(3), the Participant will be subject to a federal income tax penalty, unless the distribution is rolled over to a qualified plan or individual retirement plan within 60 days of the date of distribution. A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula: DA[1-(V / V + E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V + E is the amount of Voluntary Contributions plus the earnings attributable thereto. A Participant withdrawing his or her other contributions prior to attaining age 59-1/2, will be subject to a federal tax penalty to the extent that the withdrawn amounts are includible in income. Unless the Employer provides otherwise in the Adoption Agreement, any Participant in a profit-sharing plan who is 100% fully vested in his or her Employer contributions may withdraw all or any part of the fair market value of any of such contributions that have been in the account at least two years, plus the investment earnings thereon, without separation from Service. Such distributions shall not be eligible for redeposit to the Fund. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer Contribution he or she would otherwise be eligible to share in. A request to withdraw amounts pursuant to this paragraph must if applicable, be consented to by the Participant's Spouse. The consent shall comply with the requirements of paragraph 6.4 relating to immediate distributions.

Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's or Beneficiaries' election, earlier than upon separation from Service, death, or Disability. Such amounts may also be distributed upon:

     (a) Termination of the Plan without the establishment of another Defined Contribution Plan.

     (b) The disposition by a corporation to an unrelated corporation of substantially all of the assets [within the meaning of Code Section 409(d)(2)] used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

     (c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary [within the meaning of Code
          Section 409(d)(3)] if such corporation continues to maintain this plan, but only with respect to Employees who continue employment with such subsidiary.

     (d)  The attainment of age 59-1/2.

     (e)  The Hardship of the Participant as described in paragraph 6.9.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Spousal and Participant consent requirements, if applicable, contained in Code Sections 401(a)(11) and 417.

6.9 Hardship Withdrawal If permitted by the Employer in the Adoption Agreement, a Participant in a profit-sharing plan may request a hardship withdrawal prior to attaining age 59-1/2. If the Participant has not attained age 59-1/2, the Participant may be subject to a federal income tax penalty. Such request shall be in writing to the Employer who shall have sole authority to authorize a hardship withdrawal, pursuant to the rules below. Hardship withdrawals may include Elective Deferrals and any earnings accrued and credited thereon as of the last day of the Plan Year ending before July 1, 1989 and Employer related contributions, including but not limited to Employer Matching Contributions, plus the investment earnings thereon to the extent vested. Qualified Matching Contributions, Qualified Non-Elective Contributions and Elective Deferrals reclassified as Voluntary Contributions, plus the investment earnings thereon are only available for a Hardship Withdrawal prior to age 59-1/2 to the extent that they were credited to the Participant's Account as of the last day of the Plan Year ending prior to July 1, 1989. The Plan Administrator may limit withdrawals to Elective Deferrals and the earnings thereon as stipulated above. Hardship withdrawals are subject to the Spousal consent requirements contained in Code Sections 401(a)(11) and 417. Only the following reasons are valid to obtain hardship withdrawal:

     (a) medical expenses [within the meaning of Code Section 213(d)] of the Participant, his or her Spouse, children and other dependents,

     (b) the purchase (excluding mortgage payments) of the principal residence for the Participant,

     (c) payment of tuition and related educational expenses for the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or other dependents, or

     (d) the need to prevent eviction of the Employee from or a foreclosure on the mortgage of, the Employee's principal residence.

Furthermore, for Plans on Adoption Agreements 003 and 006, the following conditions must be met in order for a withdrawal to be authorized:

     (e) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer,

     (f) all plans maintained by the Employer provide that the Employee's Elective Deferrals and Voluntary Contributions will be suspended for twelve months after the receipt of the Hardship distribution,

     (g) the distribution is not in excess of the amount of the immediate and heavy financial need [(a) through (d)] above, and

     (h) all plans maintained by the Employer provide that an Employee may only make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution of the applicable limit under Code Section 402(g) for such taxable year, less the amount of such Employee's pre-tax contributions for the taxable year of the hardship distribution.

If a distribution is made from any Plan at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

     (a) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

     (b) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                         X = P [AB + (R X D)] - (R X D)

For purposes of applying the formula: "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, "D" is the amount of the distribution and "R" is the ratio of the account balance at the relevant time to the account balance after distribution.

                                   ARTICLE VII

                            DISTRIBUTION REQUIREMENTS


7.1 Joint And Survivor Annuity Requirements All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.

7.2 Minimum Distribution Requirements All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit rules found at Regulations Section 1.401(a)(9)-2. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date. Life expectancy and joint and last survivor life expectancy are computed by using the expected return multiples found in Tables V and VI of Regulations Section 1.72-9.

7.3 Limits On Distribution Periods As of the First Distribution Calendar Year, distributions if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

     (a)  the life of the Participant,

     (b)  the life of the Participant and a Designated Beneficiary,

     (c) a period certain not extending beyond the life expectancy of the participant, or

     (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

7.4 Required Distributions On Or After The Required Beginning Date

     (a) If a participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the First Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

     (b) For calendar years beginning before 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must have assured that at least 50% of the Present Value of the amount available for distribution was to be paid within the life expectancy of the Participant.

     (c) For calendar years beginning after 1988, the amount to be distributed each year, beginning with distributions for the First Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Regulations Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

     (d) The minimum distribution required for the Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

     (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.

     (f) For purposes of determining the amount of the required distribution for each Distribution Calendar Year, the account balance to be used is the account balance determined as of the last valuation preceding the Distribution Calendar Year. This balance will be increased by the amount of any contributions or forfeitures allocated to the account balance after the valuation date in such preceding calendar year. Such balance will also be decreased by distributions made after the Valuation Date in such preceding Calendar Year.

     (g) For purposes of subparagraph 7.4(f), if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.5 Required Beginning Date

     (a) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

     (b) Transitional Rules. The Required Beginning Date of a Participant who attained age 70-1/2 before 1988, shall be determined in accordance with (1) or (2) below:

          (1) Non-5-percent owners. The Required Beginning Date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs. The Required Beginning Date of a Participant who is not a 5-percent owner, who attains age 70-1/2 during 1988 and who has not retired as of 1989, is April 1, 1990.

          (2) 5-percent owners. The Required Beginning Date of a Participant who is a 5-percent owner during any year beginning after 1979, is the first day of April following the later of:

               (i) the calendar year in which the Participant attains age 70-1/2, or

               (ii) the earlier of the  calendar  year with or within which ends the plan year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

     (c) A Participant is treated as a 5-percent owner for purposes of this Paragraph if such Participant is a 5-percent owner as defined in Code
          Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such Owner attains age 66-1/2 or any subsequent Plan Year.

     (d)  Once  distributions  have  begun  to  a  5-percent  owner  under  this
          paragraph,  they  must  continue  to  be  distributed,   even  if  the
          Participant ceases to be a 5-percent owner in a subsequent year.

7.6 Transitional Rule

     (a) Notwithstanding the other requirements of this article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

          (i) The distribution by the trust is one which would not have disqualified such trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

          (ii) The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

          (iii)Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

          (iv) The Employee has accrued a benefit under the Plan as of December 31, 1983.

          (v) The method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

     (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

     (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in sub-paragraphs (a)(i) and (a)(v) above.

     (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Tax Equity and Fiscal Responsibility Act Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Regulations Section 1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Regulations Section 1.401(a)(9)-2 shall apply.

7.7 Designation Of Beneficiary For Death Benefit Each Participant shall file a written designation of beneficiary with the Employer upon qualifying for participation in this Plan. Such designation shall remain in force until revoked by the Participant by filing a new beneficiary form with the Employer. The Participant may elect to have a portion of his or her account balance invested in an insurance contract. If an insurance contract is purchased under the Plan, the Trustee must be named as Beneficiary under the terms of the contract. However, the Participant shall designate a Beneficiary to receive the proceeds of the contract after settlement is received by the Trustee. Under a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof, the Designated Beneficiary shall be the Participant's Surviving Spouse, if any, unless such Spouse properly consents otherwise.

7.8 Nonexistence Of Beneficiary Any portion of the amount payable hereunder which is not disposed of because of the Participant's or former Participant's failure to designate a beneficiary, or because all of the Designated Beneficiaries are deceased, shall be paid to his or her Spouse. If the Participant had no Spouse at the time of death, payment shall be made to the personal representative of his or her estate in a lump sum.

7.9 Distribution Beginning Before Death If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

7.10 Distribution Beginning After Death If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

     (a) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

     (b) If the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Participant has not made an election pursuant to this paragraph by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

For purposes of this paragraph if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this paragraph with the exception of paragraph (b) therein, shall be applied as if the Surviving Spouse were the Participant. For the purposes of this paragraph and paragraph 7.9, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the preceding sentence is applicable, the date distribution is required to begin to the Surviving Spouse). If distribution in the form of an annuity described in paragraph 7.4(e) irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

For purposes of paragraph 7.9 and this paragraph, if an amount is payable to either a minor or an individual who has been declared incompetent, the benefits shall be paid to the legally appointed guardian for the benefit of said minor or incompetent individual, unless the court which appointed the guardian has ordered otherwise.

7.11 Distribution Of Excess Elective Deferrals

     (a) Notwithstanding any other provision of the Plan, Excess Elective Deferrals plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals were allocated for the preceding taxable year, and who claim Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer. Furthermore, a Participant who participates in another plan allowing Elective Deferrals may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant, by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned.

     (b) The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than March 1 of each year; shall specify the amount of the Participant's Excess Elective Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) [Simplified Employee Pensions], or 403(b) [annuity programs for public schools and charitable organizations] will exceed the $7,000 limit as adjusted under Code Section 415(d) imposed on the Participant by Code
          Section 402(g) for the year in which the deferral occurred.

     (c) Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the taxable year, during which such excess was deferred. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (d) If the Participant receives a return of his or her Elective Deferrals, the amount of such contributions which are returned must be brought into the Employee's taxable income.

7.12 Distributions of Excess Contributions

     (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess
          Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations thereunder.

     (b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

     (c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (d) Excess Contributions shall be distributed from the Participant's Contribution account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

7.13 Distribution Of Excess Aggregate Contributions

     (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the plan.

     (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the sum of income or loss for the Plan Year allocable to the Participant's Voluntary Contribution account, Matching Contribution account, (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution account and Elective Deferral account. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the employer in the Adoption Agreement.

     (d) Excess Aggregate Contributions shall be forfeited if such amount is not vested. If vested, such excess shall be distributed on a pro-rata basis from the Participant's Voluntary Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account or Elective Deferral account, or both).

                                  ARTICLE VIII

                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS


8.1 Applicability Of Provisions The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in paragraph 8.8.

8.2 Payment Of Qualified Joint And Survivor Annuity Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attaining Early Retirement Age under the Plan.

8.3 Payment Of Qualified Pre-Retirement Survivor Annuity Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then one-half of the Participant's Vested Account Balance shall be paid to the Surviving Spouse in the form of a life annuity. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

A Participant who does not meet the age 35 requirement set forth in the Election Period as of the end of any current Plan Year may make a special qualified election to waive the qualified Pre-retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.5. Qualified Pre-retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4 Qualified Election A waiver of a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity. Any waiver of a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity shall not be effective unless:

     (a)  the Participant's Spouse consents in writing to the election;

     (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

     (c)  the Spouse's consent acknowledges the effect of the election; and

     (d) the Spouse's consent is witnessed by a Plan representative or notary public.

Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan Administrator that there is no

Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs
8.5 and 8.6 below.

8.5 Notice Requirements For Qualified Joint And Survivor Annuity In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than 30 days and no more than 90 days prior to the Annuity Starting date, provide each Participant a written explanation of:

     (a)  the terms and conditions of a Qualified Joint and Survivor Annuity;

     (b) the Participant's right to make and the effect of an election to waive the qualified Joint and Survivor Annuity form of benefit;

     (c)  the rights of a Participant's Spouse; and

     (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

8.6 Notice Requirements For Qualified Pre-Retirement Survivor Annuity In the case of a qualified pre-retirement survivor annuity as described in paragraph 8.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified pre-retirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph
8.5 applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last:

     (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

     (b)  a reasonable period ending after the individual becomes a Participant;

     (c) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two-year period beginning one-year prior to the date the applicable event occurs, and ending one-year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be re-determined.

8.7 Special Safe-Harbor Exception For Certain Profit-Sharing Plans

     (a) To the extent that the following conditions are met, the Qualified Joint and Survivor Annuity requirements of this Article VIII shall be inapplicable to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary contributions, as maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

          (1) the Participant does not or cannot elect payments in the form of a life annuity; and

          (2) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

          The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. These safe-harbor rules shall not be operative with respect to a Participant in a profit-sharing plan if that Plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase plan, a target benefit plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code
          Section 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit.

     (b) The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the Participant's waiver of the Qualified Pre-Retirement Survivor Annuity.

     (c) If this paragraph 8.7 is operative, then all other provisions of this Article other than paragraph 8.8 are inoperative.

8.8 Transitional Joint And Survivor Annuity Rules Special transition rules apply to Participants who were not receiving benefits on August 23, 1984.

     (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior paragraphs of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976 and such Participant had at least 10 Years of Service for vesting purposes when he or she separated from Service.

     (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with paragraph 8.9.

     (c) The respective opportunities to elect [as described in (a) and (b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants.

8.9 Automatic Joint And Survivor Annuity And Early Survivor Annuity Any Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least 10 years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

     (a) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

          (1) begins to receive payments under the Plan on or after Normal Retirement Age, or

          (2) dies on or after Normal Retirement Age while still working for the Employer, or

          (3) begins to receive payments on or after the Qualified Early Retirement Age, or

          (4) separates from Service on or after attaining Normal Retirement (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

     (b) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

          (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or

          (2) the date on which participation begins, and ends on the date the Participant terminates employment.

8.10 Annuity Contracts Any annuity contract distributed under this Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

                                   ARTICLE IX

                                     VESTING


9.1 Employee Contributions A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, and Transfer Contributions plus the earnings thereon. No forfeiture of Employer related contributions (including any minimum contributions made under paragraph
14.2 hereof) will occur solely as a result of an Employee's withdrawal of any Employee contributions.

9.2 Employer Contributions A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to Employer contributions in accordance with the table selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement, on retirement due to Disability, or on termination of the Plan.

9.3 Computation Period The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions shall be determined by the Employer in the Adoption Agreement. If the Employer provides for other than full and immediate vesting and does not designate otherwise, the computation period will be the Plan Year. In the event a former Participant with no vested interest in his or her Employer contribution account requalifies for participation in the Plan after incurring a Break in Service, such Participant shall be credited for vesting with all pre-break and post-break Service.

9.4 Requalification Prior To Five Consecutive One-Year Breaks In Service The account balance of such Participant shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account. The Vested Account Balance of such Participant shall be determined by multiplying the Participant's account balance (adjusted to include any distribution or redeposit made under paragraph 6.3) by such Participant's vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant's vested percentage.

9.5 Requalification After Five Consecutive One-Year Breaks In Service If such Participant is not fully vested upon re-employment, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant's deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Fund. When computing the Participant's vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five consecutive one-year Breaks in Service shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.6 Calculating Vested Interest A Participant's vested and nonforfeitable interest shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph
6.3 and not repaid. The Participant's vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant. The Participant's vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Fund up to the Valuation Date preceding or coinciding with payment.

9.7 Forfeitures Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement. If not specified otherwise in the Adoption Agreement, forfeitures will be allocated to Participants in the same manner as the Employer's contribution. A forfeiture may only occur if the Participant has received a distribution from the Plan or if the Participant has incurred five consecutive 1-year Breaks in Service. Forfeitures shall inure only to the accounts of Participants of the adopting Employer's plan. If not specified otherwise in the Adoption Agreement, forfeitures shall be allocated at the end of the Plan Year during which the former Participant incurs five consecutive one-year Breaks in Service. Furthermore, a Highly Compensated Employee's Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

9.8 Amendment Of Vesting Schedule No amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting "Five Years of Service" for "Three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:

     (a)  60 days after the amendment is adopted;

     (b)  60 days after the amendment becomes effective; or

     (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Trustee. If the Trustee is asked to so notify, the Fund will be charged for the costs thereof unless the Employer pays the charges as permitted in paragraph 11.3.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under section 412(c)(8) of the Code (relating to financial hardships). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

9.9 Service With Controlled Groups All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be considered for purposes of determining a Participant's nonforfeitable percentage.

9.10 Application Of Prior Vesting Rules This Article reflects the vesting rules in effect after amendment for the Tax Reform Act of 1986. Any Participant who separated from Service prior to rendering an Hour of Service in the 1989 Plan Year, will continue to have his or her vesting governed by the Plan's prior vesting rules, including, if applicable, the "rules of parity" which would allow for certain Years of Service to be disregarded.

                                    ARTICLE X

                           LIMITATIONS ON ALLOCATIONS
                         AND ANTIDISCRIMINATION TESTING

10.1 Participation In This Plan Only If the Participant does not participate in and has never participated in another qualified plan, a Welfare Benefit Fund (as defined in paragraph 1.89) or an individual medical account, as defined in Code
Section 415(l)(2), maintained by the adopting Employer, which provides an Annual Addition as defined in paragraph 1.4, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.2 Disposition Of Excess Annual Additions If pursuant to paragraph 10.1 or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of under one of the following methods as determined in the Adoption Agreement. If no election is made in the Adoption Agreement then method "(a)" below shall apply.

     (a)  Suspense Account Method

          (1) Any nondeductible Employee Voluntary, Required Voluntary Contributions and unmatched Elective Deferrals to the extent they would reduce the Excess Amount will be returned to the Participant. To the extent necessary to reduce the Excess Amount, non-Highly Compensated Employees will have all Elective Deferrals returned whether or not there was a corresponding match.

          (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

          (3) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

          (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee or Voluntary Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     (b)  Spillover Method

          (1) Any nondeductible Employee Voluntary, Required Voluntary Contributions and unmatched Elective Deferrals to the extent they would reduce the Excess Amount will be returned to the Participant. To the extent necessary to reduce the Excess Amount, non-Highly Compensated Employees will have all Elective Deferrals returned whether or not there was a corresponding match.

          (2) Any Excess Amount which would be allocated to the account of an individual Participant under the Plan's allocation formula will be reallocated to other Participants in the same manner as other Employer contributions. No such reallocation shall be made to the extent that it will result in an Excess Amount being created in such Participant's own account.

          (3) To the extent that amounts cannot be reallocated under (1) above, the suspense account provisions of (a) above will apply.

10.3   Participation  In  This  Plan  And  Another  Regional  Prototype  Defined
Contribution Plan, Welfare Benefit Fund, Or Individual Medical Account Maintained By The Employer The Annual Additions which may be credited to a Participant's account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other Regional Prototype Defined Contribution plans and Welfare Benefit Funds and individual medical accounts as defined in Code Section 415(l)(2), maintained by the Employer, which provide an Annual Addition as defined in paragraph 1.4, for the same Limitation Year. If the Annual Additions, with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed

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this limitation, the amount contributed or allocated will be reduced so that the
Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.4 Disposition Of Excess Annual Additions Under Two Plans If, pursuant to paragraph 10.3 or as a result of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Welfare Benefit Fund or an individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

     (a)  the total Excess Amount allocated as of such date, times

     (b)  the ratio of:

          (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan, to

          (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

Any Excess Amount attributed to this Plan will be disposed of in the manner described in paragraph 10.2.

10.5 Participation In This Plan And Another Defined Contribution Plan Which Is Not A Regional Prototype Plan If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Regional Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraphs 10.3 and 10.4 as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

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10.6  Participation  In This Plan And A  Defined  Benefit  Plan If the  Employer
maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. For any Plan Year during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code Section 416(h). The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the provisions set forth in the Adoption Agreement.

10.7 Limitations On Allocations In any Plan Year in which the Top-Heavy Ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy), the denominators of the Defined Benefit Fraction (as defined in paragraph 1.15) and Defined Contribution Fraction (as defined in paragraph 1.18) shall be computed using 100% of the dollar limitation instead of 125%.

10.8 Average Deferral Percentage (ADP) Test With respect to any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees and the Average Deferral Percentage for Participants who are non-Highly Compensated Employees must satisfy one of the following tests:

     (a) Basic Test - The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year is not more than 1.25 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year, or

     (b) Alternative Test - The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year does not exceed the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year by more than 2 percentage points provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees is not more than 2.0 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees.

10.9 Special Rules Relating To Application Of ADP Test

     (a) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or
          both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     (b) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b), only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

     (c) For purposes of determining the Actual Deferral Percentage of a Participant who is a 5-percent owner or one of the ten most highest-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) for the Plan Year of Family Members as defined in paragraph 1.35 of this Plan. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code Section 414(q)(6), all applications of such rules under this Plan will cease as of the effective date of such repeal.

     (d) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

     (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

     (f) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

10.10 Recharacterization If the Employer allows for Voluntary Contributions in the Adoption Agreement, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

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10.11 Average Contribution  Percentage (ACP) Test If the Employer makes Matching
Contributions or if the Plan allows Employees to make Voluntary Contributions the Plan must meet additional nondiscrimination requirements provided under Code
Section 401(m). If Employee Contributions (including any Elective Deferrals recharacterized as Voluntary Contributions) are made pursuant to this Plan, then in addition to the ADP test referenced in paragraph 10.8, the Average
Contribution Percentage test is also applicable. The Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

     (a) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

     (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees by more than two
          (2) percentage points.

10.12 Special Rules Relating To Application Of ACP Test

     (a) If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) as set forth in the Adoption Agreement so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

     (b) For purposes of this Article, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     (c) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if the aggregated plans have the same Plan Year.

     (d) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highest-paid, Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members as defined in paragraph 1.35 of this Plan. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code
          Section 414(q)(6), all applications of such rules under this Plan will cease as of the effective date of such repeal.

     (e) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

     (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

     (g) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (h)  Qualified   Matching    Contributions   and   Qualified   Non-Elective
          Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

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                                   ARTICLE XI

                                 ADMINISTRATION


11.1 Plan Administrator The Employer shall be the named fiduciary and Plan Administrator. These duties shall include:

     (a) appointing the Plan's attorney, accountant, actuary, custodian or any other party needed to administer the Plan or the Fund,

     (b) directing the Trustee or custodian with respect to payments from the Fund,

     (c)  communicating  with  Employees   regarding  their   participation  and
          benefits under the Plan, including the administration of all claims procedures,

     (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency,

     (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph (a),

     (f) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

     (g) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation of Plan provisions including eligibility and benefits under the Plan is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review.

11.2 Trustee The Trustee shall be responsible for the administration of investments held in the Fund. These duties shall include:

     (a)  receiving contributions under the terms of the Plan,

     (b)  making   distributions  from  the  Fund  in  accordance  with  written
          instructions  received  from  an  authorized   representative  of  the
          Employer,

     (c) keeping accurate records reflecting its administration of the Fund and making such records available to the Employer for review and audit. Within 90 days after each Plan Year, and within 90 days after its removal or resignation, the Trustee shall file with the Employer an accounting of its administration of the Fund during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such accounting shall include a statement of cash receipts and disbursements since the date of its last accounting and shall contain an asset list showing the fair market value of investments held in the Fund as of the end of the Plan Year. The value of marketable investments shall be determined using the most recent price quoted on a national securities exchange or over the counter market. The value of non-marketable investments shall be determined in the sole judgement of the Trustee which determination shall be binding and conclusive. The value of investments in securities or obligations of the Employer in which there is no market shall be determined in the sole judgement of the Employer and the Trustee shall have no responsibility with respect to the valuation of such assets. The Employer shall review the Trustee's accounting and notify the Trustee in the event of its disapproval of the report within 90 days, providing the Trustee with a written description of the items in question. The Trustee shall have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee shall file its accounting in a court of competent jurisdiction for audit and adjudication, and

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     (d)  employing such agents, attorneys or other professionals as the Trustee may deem necessary or advisable in the performance of its duties.

The Trustee's duties shall be limited to those described above. The Employer shall be responsible for any other administrative duties required under the Plan or by applicable law.

11.3 Administrative Fees And Expenses All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Fund and all reasonable costs, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee or Plan Administrator) may be paid by the Employer, but if not paid by the Employer when due, shall be paid from the Fund. Such reasonable compensation to an institutional Trustee as may be agreed upon from time to time between the Employer and the Trustee and such reasonable compensation to the Plan Administrator as may be agreed upon from time to time between the Employer and Plan Administrator may be paid by the Employer, but if not paid by the Employer when due shall be paid by the Fund. The Trustee shall have the right to liquidate trust assets to cover its fees. Notwithstanding the foregoing, no compensation other than reimbursement for expenses shall be paid to a Trustee or Plan Administrator who is the Employer or a full-time Employee of the Employer. In the event any part of the Trust Account becomes subject to tax, all taxes incurred will be paid from the Fund unless the Plan Administrator advises the Trustee not to pay such tax.

11.4 Division Of Duties And Indemnification

     (a) The Trustee shall have the authority and discretion to manage and govern the Fund to the extent provided in this instrument, but does not guarantee the Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan.

     (b) The Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined that the Trustee has failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

     (c) The Employer warrants that all directions issued to the Trustee by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and Regulations issued thereunder.

     (d) The Trustee shall not be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer or the Plan Administrator shall be in writing. The Employer shall deliver to the Trustee certificates evidencing the individual or individuals authorized to act as set forth in the Adoption Agreement or as the Employer may subsequently inform the Trustee in writing and shall deliver to the Trustee specimens of their signatures.

     (e) The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this instrument or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee shall rest solely with the Employer.

     (f) The Trustee shall be indemnified and saved harmless by the Employer from and against any and all liability to which the Trustee may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Employer, the employees or agents of the Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or nonactions of any predecessor trustee, custodian or other fiduciaries of the Plan.

     (g) The Trustee shall not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

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                                   ARTICLE XII

                               TRUST FUND ACCOUNT


12.1 The Fund The Fund shall consist of all contributions made under Article III and Article IV of the Plan and the investment thereof and earnings thereon. All contributions and the earnings thereon less payments made under the terms of the Plan, shall constitute the Fund. The Fund shall be administered as provided in this document.

12.2 Control Of Plan Assets The assets of the Fund or evidence of ownership shall be held by the Trustee under the terms of the Plan and Trust Account. If the assets represent amounts transferred from another trustee or custodian under a former plan, the Trustee named hereunder shall not be responsible for the propriety of any investment under the former plan.

12.3 Exclusive Benefit Rules No part of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the beneficiary or beneficiaries of a deceased Participant having a vested interest in the Fund at the death of the Participant.

12.4 Assignment And Alienation Of Benefits No right or claim to, or interest in, any part of the Fund, or any payment from the Fund, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. The Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code
Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan attorney and Plan Administrator deem to be qualified.

12.5 Determination Of Qualified Domestic Relations Order (QDRO) A domestic relations order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order ("QDRO"):

     (a) The name and last known mailing address (if any) of the Participant and of each alternate payee covered by the domestic relations order. However, if the domestic relations order does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the domestic relations order may still be a valid QDROs.

     (b) The dollar amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.

     (c) The number of payments or period for which the domestic relations order applies.

     (d) The specific plan (by name) to which the domestic relations order applies.

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A domestic relations order shall not be deemed a QDRO if it requires the Plan to provide:

     (e) any type or form of benefit, or any option not already provided for in the Plan;

     (f) increased benefits, or benefits in excess of the Participant's vested rights;

     (g) payment of a benefit earlier than allowed by the Plan's earliest retirement provisions or in the case of a profit-sharing plan, prior to the allowability of in-service withdrawals, or

     (h) payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of a domestic relations order ("Order") which may or may not be "Qualified", the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and include a copy of this paragraph 12.5. The Plan Administrator shall then forward the Order to the Plan's legal counsel for an opinion as to whether or not the Order is in fact "Qualified" as defined in Code Section 414(p). Within a reasonable time after receipt of the Order, not to exceed 60 days, the Plan's legal counsel shall make a determination as to its "Qualified" status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the "Qualified" status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not Qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order. If a determination as to the Qualified status of the Order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the Order's qualification.

Unless specified otherwise in the Adoption Agreement, the earliest retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. This will only allow payouts to alternate payee(s) and not the Participant.

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                                  ARTICLE XIII

                                   INVESTMENTS


13.1 Fiduciary Standards The Trustee shall invest and reinvest principal and income in the same Fund in accordance with the investment objectives established by the Employer, provided that:

     (a) such investments are prudent under the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder,

     (b) such investments are sufficiently diversified or otherwise insured or guaranteed to minimize the risk of large losses, and

     (c) such investments are similar to those which would be purchased by another professional money manager for a like plan with similar investment objectives.

13.2 Trustee Appointment Shall be appointed by the Employer in accordance with paragraph 1.85.

13.3 Investment Alternatives Of The Trustee The Trustee shall implement an investment program based on the Employer's investment objectives and the Employee Retirement Income Security Act of 1974. In addition to powers given by law, the Trustee may:

     (a) invest the Fund in any form of property, including common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds (including funds for which the Trustee or its affiliates serve as investment advisor), savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, having a ready market. The Trustee may invest in time deposits (including, if applicable, its own or those of affiliates) which bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible, other than U.S. Government or State issued gold and silver coins,

     (b) transfer any assets of the Fund to a group or collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code Section 501(a) or to any other common, collective, or commingled trust fund. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein,

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     (c)  invest up to 100% of the Fund in the common stock,  debt  obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of the Employee Retirement Income Security Act of 1974 and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon written direction of the Employer who shall be solely responsible for propriety of such investment,

     (d) hold cash uninvested and deposit same with any banking or savings institution,

     (e) join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as it deems wise,

     (f)  hold investments in nominee or bearer form,

     (g) vote proxies and, if appropriate, pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy,

     (h)  exercise all ownership rights with respect to assets held in the Fund.

13.4 Participant Loans If permitted by the Employer in the Adoption Agreement, a Plan Participant may make application to the Employer requesting a loan from the Fund. The Employer shall have the sole right to approve or disapprove a Participant's application provided that loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees [as defined in Code Section 414(q)] in an amount greater than the amount made available to other Employees. Any loan granted under the Plan shall be made subject to the following rules:

     (a) No loan, when aggregated with any outstanding Participant loan(s), shall exceed the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made or (ii) one-half of the fair market value of a Participant's Vested Account Balance built up from Employer Contributions, Voluntary Contributions, and Rollover Contributions. If the Participant's Vested Account Balance is $20,000 or less, the maximum loan shall not exceed the lesser of $10,000 or 100% of the Participant's Vested Account Balance. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

     (b) All applications must be made on forms provided by the Employer and must be signed by the Participant.

     (c) Any loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Employer sets forth a different method for determining loan interest rates in its loan procedures. The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less frequently than quarterly.

     (d) The term of such loan shall not exceed five years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home (not used on a transient basis) which is used or is to be used within a reasonable time as the principal residence of the Participant. The term of such loan shall be determined by the Employer considering the maturity dates quoted by representative commercial banks in the local area for a similar loan.

     (e) The principal and interest paid by a Participant on his or her loan shall be credited to the Fund in the same manner as for any other Plan investment. If elected in the Adoption Agreement, loans may be treated as segregated investments of the individual Participants. This provision is not available if its election will result in discrimination in operation of the Plan.

     (f) If a Participant's loan application is approved by the Employer, such Participant shall be required to sign a note, loan agreement, and assignment of one-half of his or her interest in the Fund as collateral for the loan. The Participant, except in the case of a profit-sharing plan satisfying the requirements of paragraph 8.7 must obtain the consent of his or her Spouse, if any, within the 90 day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the amount thereof. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall subsequently be binding with respect to the consenting Spouse or any subsequent Spouse.

     (g) If a valid Spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

     (h) The Employer may also require additional collateral in order to adequately secure the loan.

     (i) A Participant's loan shall immediately become due and payable if such Participant terminates employment for any reason or fails to make a principal and/or interest payment as provided in the loan agreement. If such Participant terminates employment, the Employer shall immediately request payment of principal and interest on the loan. If the Participant refuses payment following termination, the Employer shall reduce the Participant's Vested Account Balance by the remaining principal and interest on his or her loan. If the Participant's Vested Account Balance is less than the amount due, the Employer shall take whatever steps are necessary to collect the balance due directly from the Participant. However, no foreclosure on the Participant's note or attachment of the Participant's account balance will occur until a distributable event occurs in the Plan.

13.5 Insurance Policies If permitted by the Employer in the Adoption Agreement, Employees may elect the purchase of life insurance policies under the Plan. If elected, the maximum annual premium for a whole life policy shall not exceed 50% of the aggregate Employer contributions allocated to the account of a Participant. For profit-sharing plans the 50% test need only be applied against Employer contributions allocated in the last two years. Whole life policies are policies with both nondecreasing death benefits and nonincreasing premiums. The maximum annual premium for term contracts or universal life policies and all other policies which are not whole life shall not exceed 25% of aggregate Employer contributions allocated to the account of a Participant. The two year rule for profit-sharing plans again applies. The maximum annual premiums for a Participant with both a whole life and a term contract or universal life policies shall be limited to one-half of the whole life premium, plus the term premium, but shall not exceed 25% of the aggregate Employer contributions allocated to the account of a Participant, subject to the two year rule for profit-sharing plans. Any policies purchased under this Plan shall be held subject to the following rules:

     (a)  The Trustee shall be applicant and owner of any policies issued.

     (b) All policies or contracts purchased, shall be endorsed as nontransferable, and must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contracts to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds.

     (c) Each Participant shall be entitled to designate a beneficiary under the terms of any contract issued; however, such designation will be given to the Trustee which must be the named beneficiary on any policy. Such designation shall remain in force, until revoked by the Participant, by filing a new beneficiary designation form with the Trustee. A Participant's Spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with paragraph 8.4. The beneficiary of a deceased Participant shall receive in addition to the proceeds of the Participant's policy or policies, the amount credited to such Participant's investment account.

     (d) A Participant who is uninsurable or insurable at substandard rates, may elect to receive a reduced amount of insurance, if available, or may waive the purchase of any insurance.

     (e) All dividends or other returns received on any policy purchased, shall be applied to reduce the next premium due on such policy, or if no further premium is due, such amount shall be credited to the Fund as part of the account of the Participant for whom the policy is held.

     (f) If Employer contributions are inadequate to pay all premiums on all insurance policies, the Trustee may, at the option of the Employer, utilize other amounts remaining in each Participant's account to pay the premiums on his or her respective policy or policies, allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies on a prorated basis, provided that the borrowing does not discriminate in favor of the policies on the lives of officers, shareholders, and Highly Compensated Employees.

     (g) On retirement or termination of employment of a Participant, the Employer shall direct the Trustee to cash surrender the Participant's policy and credit the proceeds to his or her account for distribution under the terms of the Plan. However, before so doing, the Trustee shall first offer to transfer ownership of the policy to the Participant in exchange for payment by the Participant of the cash value of the policy at the time of transfer. Such payment shall be credited to the Participant's account for distribution under the terms of the Plan. All distributions resulting from the application of this paragraph shall be subject to the Joint and Survivor Annuity Rules of
          Article VIII, if applicable.

     (h) The Employer shall be solely responsible to see that these insurance provisions are administered properly and that if there is any conflict between the provisions of this Plan and any insurance contracts issued that the terms of this Plan will control.

13.6 Employer Investment Direction If approved by the Employer in the Adoption Agreement, the Employer shall have the right to direct the Trustee with respect to investments of the Fund, may appoint an investment manager (registered as an investment advisor under the Investment Advisors Act of 1940) to direct investments, or may give the Trustee sole investment management responsibility. The Employer may purchase and sell interests in a registered investment company (i.e., mutual funds) for which the Sponsor, its parent, affiliates, or successors, may serve as investment advisor and receive compensation from the registered investment company for its services as investment advisor. The
Employer shall advise the Trustee in writing regarding the retention of investment powers, the appointment of an investment manager, or the delegation of investment powers to the Trustee. Any investment directive shall be made in writing by the Employer or investment manager, as the case may be. In the absence of such written directive, the Trustee shall automatically invest the available cash in its discretion in an appropriate interim investment until specific investment directions are received. Such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing. The Trustee shall not be responsible for the propriety of any directed investment made and shall not be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder. If the Employer fails to designate an investment manager, the Trustee shall have full investment authority. If the Employer does not issue investment directions, the Trustee shall have authority to invest the Fund in its sole discretion. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:

     (a) borrow from the Fund or pledge any of the assets of the Fund as security for a loan,

     (b)  buy property or assets from or sell property or assets to the Fund,

     (c)  charge any fee for services rendered to the Fund, or

     (d)  receive any services from the Fund on a preferential basis.

13.7 Employee Investment Direction If approved by the Employer in the Adoption Agreement, Participants shall be given the option to direct the investment of their personal contributions and their share of the Employer's contribution among alternative investment funds established as part of the overall Fund, unless otherwise specified by the Employer in the Adoption Agreement. Such investment funds shall be under the full control of the Trustee. If investments outside the Trustee's control are allowed, Participants may not direct that investments be made in collectibles, other than U.S. Government or State issued gold and silver coins. In this connection, a Participant's right to direct the investment of any contribution shall apply only to selection of the desired fund. The following rules shall apply to the administration of such funds.

     (a) At the time an Employee becomes eligible for the Plan, he or she shall complete an investment designation form stating the percentage of his or her contributions to be invested in the available funds.

     (b) A Participant may change his or her election with respect to future contributions by filing a new investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

     (c) A Participant may elect to transfer all or part of his or her balance from one investment fund to another by filing an investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

     (d) The Employer shall be responsible when transmitting Employee and Employer contributions to show the dollar amount to be credited to each investment fund for each Employee.

     (e) Except as otherwise provided in the Plan, neither the Trustee, nor the Employer, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant.

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                                   ARTICLE XIV

                              TOP-HEAVY PROVISIONS


14.1 Applicability Of Rules If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

14.2 Minimum Contribution Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant (without regard to any Social Security contribution) under this Plan and any other Defined Contribution Plan of the Employer shall be the lesser of 3% of such Participant's Compensation or the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000, as adjusted under Code Section 415(d), of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year.

Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make Voluntary Contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement) during the Plan Year. A Paired profit-sharing plan designated to provide the minimum Top-Heavy contribution must do so regardless of profits. An Employer may make the minimum Top-Heavy contribution available to all Participants or just non-Key Employees. Unless the Employer specifies otherwise in the Adoption Agreement, the minimum Top-Heavy contribution will be allocated to the accounts of all eligible Participants even if they are Key Employees. For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in paragraph 1.12(c) of the Plan.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to Top-Heavy Plans will be met in the other plan(s).

If a Key Employee makes an Elective Deferral or has an allocation of Matching contributions made to his or her account, a Top-Heavy minimum will be required for all non-Key Employees who are Participants. However, neither Elective Deferrals by nor Matching Contributions to non-Key Employees may be taken into account for purposes of satisfying the Top-Heavy minimum contribution requirement.

14.3 Minimum Vesting For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule elected by, or deemed elected by, the Employer in the Adoption Agreement will automatically apply to the Plan. If the vesting schedule selected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will be automatically modified. If the vesting schedule under the Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 of the Plan applies. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became

Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

                                   ARTICLE XV

                           AMENDMENT AND TERMINATION


15.1 Amendment By Sponsor The Sponsor of this Regional Prototype may amend any or all provisions of this Plan and Trust Account at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust Account provided that no amendment shall authorize or permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, or eliminate an optional form of distribution. In the case of a mass-submitted plan, the mass-submitter shall amend the Plan on behalf of the Sponsor.

15.2 Amendment By Employer The Employer may amend any option in the Adoption Agreement, and may include language as permitted in the Adoption Agreement,

     (a)  to satisfy Code Section 415,

     (b) to avoid duplication of minimums under Code Section 416 because of the required aggregation of multiple plans,

The Employer may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

An Employer that has adopted a Standardized Regional Prototype Plan (Adoption Agreements 001, 002, 003, 007, or 008) may amend the trust document provided such amendment merely involves the specifications of the names of the Plan, Employer, Trustee, Plan Administrator and other fiduciaries, the Trust year or the name of any pooled Trust in which the Plan's Trust will participate.

An Employer that has adopted a Nonstandardized Regional Prototype Plan (Adoption Agreement 004, 005 or 006) will not be considered to have an individually designed plan merely because the Employer amends administrative provisions of the Trust document (such as provisions relating to investments and duties of Trustees) so long as the amended provisions are not in conflict with any other provision of the Plan and do not cause the plan to fail to qualify under Code
Section 401(a).

If the Employer amends the Plan and Trust Account other than as provided above, the Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan for which the Employer must obtain a separate determination letter.

15.3 Termination Employers shall have the right to terminate their Plans upon 60 days notice in writing to the Trustee. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of termination, the Employer shall direct the Trustee with respect to the distribution of accounts to or for the exclusive benefit of Participants or their beneficiaries. In the event of a partial termination, only those who are affected by such partial termination shall be fully vested. In the event of termination, the Trustee shall dispose of the Fund in accordance with the written directions of the Plan Administrator, provided that no liquidation of assets and payment of benefits, (or provision therefore), shall actually be made by the Trustee until after it is established by the Employer in a manner satisfactory to the Trustee, that the applicable requirements, if any, of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code governing the termination of employee benefit plans, have been or are being, complied with, or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained.

15.4 Qualification Of Employer's Plan If the adopting Employer fails to attain or retain Internal Revenue Service qualification, such Employer's Plan shall no longer participate in this Regional Prototype Plan and will be considered an individually designed plan.

15.5 Mergers And Consolidations

     (a) In the case of any merger or consolidation of the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to, any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

     (b) In the event that the Trustee is an institution, that corporation into which the Trustee or any successor trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee or any successor trustee may be transferred, shall be the successor of such Trustee without the filing of any instrument or performance of any further act, before any court.

15.6 Resignation And Removal The Trustee may resign by written notice to the Employer or may be removed by written notice from the Employer. Either such notification shall be effective 60 days after delivery. The Employer may discontinue its participation in this Prototype Plan and Trust Account effective upon 60 days written notice to the Sponsor. In such event the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and Trust Account and appoint a successor trustee or arrange for another funding agent. The Trustee shall deliver the Fund to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee, if an institution, may have upon the Fund for its compensation or expenses. If the Employer fails to appoint a successor trustee with the said 60 days, or such longer period as the Trustee may specify in writing, the Employer shall be deemed the successor trustee. The Employer must then obtain its own determination letter.

15.7 Qualification Of Prototype The Sponsor intends that this Regional Prototype Plan will meet the requirements of the Code as a qualified Prototype Retirement Plan and Trust Account. Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that the Plan and Trust Account fails to meet the requirements of the Code, the Sponsor will amend the Plan and Trust Account to maintain its qualified status.

                                   ARTICLE XVI

                                  GOVERNING LAW

Construction, validity and administration of the Regional Prototype Retirement Plan and Trust, and any Employer Plan and Trust as embodied in the Regional Prototype document and accompanying Adoption Agreement, shall be governed by Federal law to the extent applicable and to the extent not applicable by the laws of the State/Commonwealth in which the principal office of the Employer is located.

                     PART I - SECTION 401(a)(17) LIMITATION
                     [MAY BE ADOPTED BY DEFINED CONTRIBUTION
                           AND DEFINED BENEFIT PLANS]

       In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

       For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

       If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                                 MODEL AMENDMENT
                             Revenue Procedure 93-47

(This model amendment allows Participants receiving distribution from safe-harbored profit sharing plans to waive the 30-day period required under the Unemployment Compensation Act of 1992. Non-safe harbored plans must still provide notice not less than 30 days and not more than 90 days prior to the distribution.)

If a distribution is one to which Section 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                 NONSTANDARDIZED

                               ADOPTION AGREEMENT

                               REGIONAL PROTOTYPE
                                CASH OR DEFERRED
                          PROFIT-SHARING PLAN AND TRUST




                                       For

                              GLOVERSVILLE FEDERAL
                           SAVINGS & LOAN ASSOCIATION




                                  Sponsored by

                          BENEFIT PLANS ADMINISTRATORS




                               [GRAPHIC OMITTED]



Girard H. Mayer                                              1500 Genesee Street
(315) 735-8322                                                 Utica, NY  13502

Name:  GLOVERSVILLE FEDERAL SAVINGS & LOAN ASSOCIATION        Regional Prototype
BPA No:  735612                                                    C/D Plan #006

         The  Employer  named  below  hereby  establishes  a  Cash  or  Deferred
Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Regional Prototype Plan and Trust Basic Plan Document #R1.

1.       EMPLOYER INFORMATION

NOTE: If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

             (a)  NAME AND ADDRESS:

               GLOVERSVILLE FEDERAL SAVINGS & LOAN ASSOCIATION
               52 NORTH MAIN STREET
               GLOVERSVILLE, NEW YORK 12078

             (b)  TELEPHONE NUMBER: (518) 725-6331

             (c)  TAX ID NUMBER: 14-0697913

             (d)  FORM OF BUSINESS:

                  [ ]    (i)  Sole Proprietor
                  [ ]   (ii)  Partnership
                  [X]  (iii)  Corporation
                  [ ]   (iv)  "S" Corporation (formerly known as Subchapter S)
                  [ ]    (v)  Other:


             (e)  NAME(S) OF INDIVIDUAL(S) AUTHORIZED TO
                  ISSUE INSTRUCTIONS TO THE TRUSTEE:

                  MENZO D. CASE                        LEWIS E. KOLAR
                  -------------                        --------------

                  JOHN F. VON AHN
                  ---------------

             (f)  NAME OF PLAN:     GLOVERSVILLE FEDERAL
                                    SAVINGS & LOAN ASSOCIATION
                                    401(K) PROFIT SHARING PLAN AND TRUST

             (g)  THREE DIGIT PLAN NUMBER
                  FOR ANNUAL RETURN/REPORT:    002

2.  EFFECTIVE DATE

     (a)  This is a new Plan having an effective date of N/A .

     (b)  This is an amended Plan.

          The effective date of the original Plan was JANUARY 1, 1995 .

          The effective date of the amended Plan is JANUARY 1, 1998 .

     (c) If different from above, the Effective Date for the Plan's Elective Deferral provisions shall be .

3.  DEFINITIONS

     (a)  "Collective or Commingled Funds"

          [X]  (i) Not Applicable - Non-Institutional Trustee.

          [ ] (ii) Investment in collective or commingled funds as permitted at paragraph 13.3(b) of the Basic Plan Document #R1 shall only be made to the following specifically named fund(s):

          Funds made available after the execution of this Adoption Agreement will be listed on schedules attached to the end of this Adoption Agreement.

     (b)  "Compensation" [Paragraph 1.12]

          (i)  Compensation Definition:

               Compensation   Measurement   Period  -   Compensation   shall  be
               determined on the basis of the:

               [X]  (1) Plan Year.

               [ ]  (2) Employer's Taxable Year.

               [ ]  (3) Calendar Year.

               Compensation shall be determined on the basis of the following safe-harbor definition of Compensation in IRS Regulation Section 1.414(s)-1(c):

               [ ]  (4) Code Section 6041 and 6051 Compensation,

               [X]  (5) Code Section 3401(a) Compensation; or

               [ ]  (6) Code Section 415 Compensation.

          (ii)Application of Salary Savings Agreements:

               Compensation shall exclude Employer Contributions made pursuant to a Salary Savings Agreement under:

               [ ]  (1) Not applicable, no such agreement exists.

               [X] (2) Not applicable, no Employer contributions made pursuant to a Salary Savings Agreement shall be excluded.

               [ ]  (3) A  Cash  or  Deferred  Profit-Sharing  Plan  under  Code
                    Section  401(k) or  Simplified  Employee  Pension under Code
                    Section 402(h)(1)(B).

               [ ]  (4) A flexible benefit plan under Code Section 125.

               [ ]  (5) A tax deferred annuity under Code Section 403(b).

          (iii)Exclusions From Compensation:

               (1)  overtime

               (2)  bonuses

               (3)  commissions

               (4)  ________________

               Type of Contribution(s)                              Exclusions

               Elective Deferrals [Section 7(b)]                      _______

               Matching Contributions [Section 7(c)]                  _______

               Qualified Non-Elective Contributions [Section 7(d)]    _______
               and Non-Elective Contributions [Section 7(e)]

          (iv) Maximum Compensation:

               For purposes of the Plan, Compensation shall be limited to $ N/A, the maximum amount which will be considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this section is not intended to coordinate with the $200,000 of Code Section 415(d), thus the amount should be less than the $200,000 limit as adjusted for cost-of-living increases.]

     (c)  "Entry Date" [Paragraph 1.30]

          (i) The first day of the Plan Year during which an Employee meets the eligibility requirements.

          (ii) The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements.

          (iii)The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

          (iv) The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed 1/2 year and the age requirement at 4(b)(ii) may not exceed 20-1/2.

          (v) The first day of the month coinciding with or following the date on which an Employee meets the eligibility requirements.

          (vi) The first day of the Plan Year, or the first day of the fourth month, or the first day of the seventh month or the first day of the tenth month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

               Indicate Entry Date(s) to be used by specifying option from list above:

               Type of Contribution(s)                           Entry Date(s)

               For Discretionary Profit Sharing Contributions
               under 7(e), (f) and (g)                                   v
                                                                      ------
               For all other contributions (Option (i) not
               available for these contributions)                        v
                                                                      ------

     (d)  "Hour of Service" [Paragraph 1.41]

          Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

          [X] (i) On the basis of actual hours for which an Employee is paid or entitled to payment.

          [ ] (ii) On the basis of days worked. An Employee shall be credited with ten (10) Hours of Service if under Paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the day.

          [ ] (iii) On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if under Paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the week.

          [ ] (iv) On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if under Paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

          [ ] (v) On the basis of months worked. An Employee shall be credited with one hundred ninety (190) Hours of Service if under Paragraph
               1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the month.

     (e)  "Limitation Year" [Paragraph 1.44]

          The 12-consecutive month period commencing on JANUARY 1 and ending on DECEMBER 31 .

          If applicable, the Limitation Year will be a short Limitation Year commencing on and ending on . Thereafter, the Limitation Year shall end on the date last specified above.

     (f)  "Net Profit"

          [X] (i) Not applicable (profits will not be required for any contributions to the Plan).

          [ ]  (ii) As defined in Paragraph 1.48 of the Basic Plan Document #R1.

          [ ]  (iii) Shall be defined as:
                    ____________________________
                    ____________________________

               (Only use if definition in Paragraph 1.48 of the Basic Plan Document #R1 is to be superseded.)

     (g)  "Plan Year" [Paragraph 1.57]

          The 12-consecutive month period commencing on JANUARY 1 and ending on DECEMBER 31 .

          If applicable, the Plan Year will be a short Plan Year commencing on and ending on . Thereafter, the Plan Year shall end on the date last specified above.

     (h)  "Qualified Early Retirement Age"

          For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [X] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

     (i)  "Qualified Joint and Survivor Annuity"

          The safe-harbor provisions of Paragraph 8.7 of the Basic Plan Document #R1 [ ] are [X] are not applicable. If not applicable, the survivor annuity will be 50 % (50%, 66 2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

     (j)  "Taxable Wage Base" [Paragraph 1.79]

          [X]  (i) Not Applicable - Plan is not integrated with Social Security.

          [ ] (ii) The maximum earnings considered wages for such Plan Year under Code Section 3121(a).

          [ ] (iii) % (not more than 100%) of the amount considered wages for such Plan Year under Code Section 3121(a).

          [ ] (iv) $_______ , provided that such amount is not in excess of the amount determined under Paragraph 3(j)(ii) above.

          [x] (v) For the 1989 Plan Year, $10,000. For all subsequent Plan Years, 20% of the maximum earnings considered wages for such Plan Year under Code Section 3121(a).

          NOTE: Using less than the maximum at (ii) may result in a change in the allocation formula in Section 7.

     (k)  "Valuation Date(s)"

          Allocations  to Participant  Accounts will be done in accordance  with
          Article V of the Basic Plan Document #R1:

                 (i)  Daily                    (v)  Quarterly
                (ii)  Weekly                  (vi)  Semi-Annually
               (iii)  Monthly                (vii)  Annually
                (iv)  Bi-Monthly

          Indicate Valuation Date(s) to be used by specifying option from list above:

          Type of Contribution(s)                              Valuation Date(s)
          -----------------------                              -----------------
          After-Tax Voluntary Contributions [Section 6]
          Elective Deferrals [Section 7(b)]                             v
          Matching Contributions [Section 7(c)]                         v
          Qualified Non-Elective Contributions [Section 7(d)]           vii
          Non-Elective Contributions [Section 7(e), (f), (g)]           vii
          Minimum Top-Heavy Contributions [Section 7(i)]                vii

     (l)  "Year of Service"

          (i) For Eligibility Purposes: The 12-consecutive month period during which an Employee is credited with 1,000 (not more than 1,000) Hours of Service.

          (ii) For Allocation Accrual Purposes: The 12-consecutive month period during which an Employee is credited with the Hours of Service (not more than 1,000) for each type of contribution listed below.

               Type of Contribution                         Hours of Service
               --------------------                         ----------------
        (1) Matching [Section 7(c)]                              1,000
        (2) Qualified Non-Elective [Section 7(d)]                1,000
        (3) Non-Elective [Section 7(e), (f), (g)]                1,000

          (iii)For Vesting Purposes: The 12-consecutive month period during which an Employee is credited with 1,000 (not more than 1,000) Hours of Service.

4. ELIGIBILITY REQUIREMENTS [Article II]

     (a)  Service:

          (i)  For Elective Deferrals,  and Required Voluntary  Contributions or
               Employer   Contributions  [unless  specified  otherwise  at  (ii)
               below]:

               [ ]  (1) The Plan shall have no service requirement.

               [X] (2) The Plan shall cover only Employees having completed at least 6 months (not more than three (3)) Years of Service. If more than one (1) year is specified, for Plan Years beginning in 1989 and later, the answer will be deemed to be one (1).

          (ii) For contributions [not covered at (i) above] specify the Service requirements below:

       Type of Contribution                                 Service Requirement

     (1) Elective Deferrals                                 ___________________
     (2) Employer Matching                                  ___________________
     (3) Qualified Non-Elective                             ___________________
     (4) Discretionary Profit-Sharing                       ___________________
     (5) Required Voluntary                                 ___________________

               Not more than three (3) years may be specified.  If more than two
               (2) years is specified, for Plan Years beginning in 1989 and later, the requirement will be deemed to be two (2) years.

          NOTE:If the eligibility period selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period. Participants will be eligible for Top-Heavy minimum contributions after the period in (i) above, assuming they satisfy the other requirements of this Section 4.

     (b)  Age:

          [ ]  (i) The Plan shall have no minimum age requirement.

          [X] (ii) The Plan shall cover only Employees having attained age 21 (not more than age 21).

     (c)  Classification:

          The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

          [ ]  (i) No exceptions.

          [X] (ii) The Plan shall exclude Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

          [X] (iii) The Plan shall exclude Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

          [X]  (iv)   The   Plan   shall   exclude   from    participation   any
               nondiscriminatory   classification  of  Employees  determined  as
               follows: Independent Contractors

     (d)  Employees on Effective Date:

          [X] (i) Not Applicable. All Employees will be required to satisfy both the Age and Service requirements specified above.

          [ ] (ii) Employees employed on the Plan's Effective Date do not have to satisfy the Service requirements specified above at [ ]
               (a)(i), [ ] (a)(ii), [ ] both.

          [ ] (iii) Employees employed on the Plan's Effective Date do not have to satisfy the age requirements specified above.

5. RETIREMENT AGES

     (a)  Normal Retirement Age:

          If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

          [X]  (i)  Normal  Retirement  Age shall be 65 (not to exceed  age 65).

          [ ] (ii) Normal Retirement Age shall be the later of attaining age (not to exceed age 65) or the (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     (b)  Early Retirement Age:

          [ ]  (i) Not Applicable.

          [X] (ii)The Plan shall have an Early Retirement Age of 62 (not less than 55) and completion of N/A Years of Service.

6. EMPLOYEE CONTRIBUTIONS [Article IV]

     [X] (a) Participants shall be permitted to make Elective Deferrals in any amount from 1 % up to 15 % of their Compensation.

          If (a) is applicable, Participants shall be permitted to amend their Salary Savings Agreements to change the contribution percentage as provided below:

          [ ]  (i) On the Anniversary Date of the Plan

          [ ] (ii) On the Anniversary Date of the Plan and on the first day of the seventh month of the Plan Year

          [X] (iii) On the Anniversary Date of the Plan and on the first day following any Valuation Date

          [ ]  (iv) Upon thirty (30) days notice to the Employer

     [ ] (b) Participants shall be permitted to make after tax Voluntary Contributions.

     [ ] (c) Participants shall be required to make after tax Voluntary Contributions as follows (Thrift Savings Plan):

          [ ]  (i) % of Compensation.

          [ ] (ii) A percentage determined by the Employee on his or her enrollment form.

     [ ]  (d) If  necessary  to  pass  the  Average  Deferral  Percentage  Test,
          Participants   [  ]  may  [  ]  may  not   have   Elective   Deferrals
          re-characterized as Voluntary Contributions.

     NOTE:The Average Deferral Percentage Test will apply to contributions under (a) above. The Average Contribution Percentage Test will apply to contributions under (b) and (c) above, and may apply to (a).

7. EMPLOYER CONTRIBUTIONS AND ALLOCATION THEREOF

     NOTE:The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to Amendment for the Tax Reform Act of 1986.

     (a)  Profits Requirement:

          (i)  Current or Accumulated Net Profits are required for:

               [ ]  (A) Matching Contributions

               [ ]  (B) Qualified Non-Elective Contributions

               [ ]  (C) Discretionary Contributions

          (ii) No Net Profits are required for:

               [X]  (A) Matching Contributions

               [X]  (B) Qualified Non-Elective Contributions

               [X]  (C) Discretionary Contributions

               NOTE:Elective  Deferrals can always be contributed  regardless of profits.

     [X]  (b) Salary Savings Agreement:

               The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in Section 6 above.

               An Employee who has terminated his or her election under the Salary Savings Agreement other than for Hardship reasons may not make another Elective Deferral:

               [ ]  (i) until the first day of the next Plan Year.

               [X] (ii) until the first day of the [X] next valuation period. [ ] second valuation period following termination. [ ] third valuation period following termination.

               [ ] (iii) for a period of month(s) (not to exceed twelve (12) months).

     [X]  (c) Matching Employer Contribution [See Paragraphs (h) and (i)]:

          [ ] (i) Percentage Match: The Employer shall contribute and allocate to each eligible Participant's account an amount equal to ___% of the amount contributed and allocated in accordance with Paragraph 7(b) above and (if checked) ___% of [ ] the amount of Voluntary Contributions made in accordance with Paragraph 4.1 of the Basic Plan Document #R1. The Employer shall not match Participant Elective Deferrals as provided above in excess of ___$ or in excess of ___% of the Participant's Compensation or if applicable, Voluntary Contributions in excess of $ or in excess of ___% of the Participant's Compensation. In no event will the match on both Elective Deferrals and Voluntary Contributions exceed a combined amount of $____ or ___%.

          [X] (ii) Discretionary Match: The Employer shall contribute and allocate to each eligible Participant's account a percentage of the Participant's Elective Deferral contributed and allocated in accordance with Paragraph 7(b) above. The Employer shall set such percentage prior to the end of the Plan Year. The Employer shall not match Participant Elective Deferrals in excess of $N/A or in excess of 5 % of the Participant's Compensation.

          [ ] (iii) Tiered Match: The Employer shall contribute and allocate to each Participant's account an amount equal to % of the first % of the Participant's Compensation, to the extent deferred.

               ___% of the next ___% of the Participant's Compensation, to the extent deferred.

               ___% of the next ___% of the Participant's Compensation, to the extent deferred.

               NOTE:Percentages specified in (iii) above may not increase as the percentage of Participant's contribution increases.

          [ ] (iv) Flat Dollar Match: The Employer shall contribute and allocate to each Participant's account ___$ if the Participant defers at least 1% of Compensation.

          [ ] (v) Percentage of Compensation Match: The Employer shall contribute and allocate to each Participant's account ___% of Compensation if the Participant defers at least 1% of Compensation.

          [ ] (vi) Proportionate Compensation Match: The Employer shall contribute and allocate to each Participant who defers at least 1% of Compensation, an amount determined by multiplying such Employer Matching Contribution by a fraction the numerator of which is the Participant's Compensation and the denominator of which is the Compensation of all Participants eligible to receive such an allocation. The Employer shall set such discretionary contribution prior to the end of the Plan Year.

          [X]  (vii) Qualified Match:  Employer Matching  Contributions  will be
               treated  as  Qualified  Matching   Contributions  to  the  extent
               specified below:

               [ ]  (A) All Matching Contributions

               [X]  (B) None

               [ ]  (C) ___% of the Employer's Matching Contribution

               [ ]  (D) Up to ___% of each Participant's Compensation

               [ ] (E) The amount necessary to meet the [ ] Average Deferral Percentage (ADP) Test, [ ] Average Contribution Percentage
                    (ACP) Test, [ ] Both the ADP and ACP tests

               Matching Contribution Computation Period: The time period upon which matching contributions will be based shall be:

               [ ]  (A) weekly                     [ ]  (E) quarterly
               [ ]  (B) bi-weekly                  [ ]  (F) semi-annually
               [ ]  (C) semi-monthly               [ ]  (G) annually
               [X]  (D) monthly

               Eligibility for Match: Employer Matching Contributions, whether or not Qualified, will only be made on Employee Contributions not withdrawn prior to the end of the [ ] valuation period [ ] Plan Year.

     [X] (d) Qualified Non-Elective Employer Contribution - [See Paragraphs (h) and (i)] These contributions are fully vested when contributed.

          The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified Non-Elective Contributions taken into account for purposes of meeting the ADP or ACP test requirements is:

               [ ]  (i) All such Qualified Non-Elective Contributions

               [X] (ii)The amount necessary to meet [ ] the ADP test [ ] the ACP test [X] both the ADP and ACP tests.

               Qualified Non-Elective Contributions will be made to:

               [ ]  (iii) All Employees eligible to participate

               [X] (iv) Only non-Highly Compensated Employees eligible to participate

     [X] (e) Additional Employer Contribution Other Than Qualified Non-Elective Contributions - Non-Integrated [See Paragraphs (h) and (i)]

          The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

     [ ] (f) Additional Employer Contribution - Integrated Allocation Formula [See Paragraphs (h) and (i)]

          The Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:

          (i)  First,   to  the  extent   contributions   and   forfeitures  are
               sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

          (ii) Next, any remaining Employer Contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

          (iii)Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total
               Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(j) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

          NOTE:If the Plan is not Top-Heavy, or if the Top-Heavy minimum contribution or benefit is provided under another plan [see
               Section 11 (c)(ii)]  covering the same  employees,  subparagraphs
               (i) and (ii) above may be disregarded and 5.7%, 4.3%, or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in (iii) above.

          (iv) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

     [ ]  (g)  Additional   Employer   Contribution  -  Alternative   Integrated
          Allocation Formula [See Paragraph (h) and (i)]

          The Employer shall have the right to make an additional discretionary contribution. To the extent that such contributions are sufficient, they shall be allocated as follows:

          ___% of each eligible Participant's Compensation, plus ___% of Compensation in excess of the Taxable Wage Base defined at Section 3(j) hereof. The percentage on excess compensation may not exceed the lesser of (i) the amount first specified in this paragraph; or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies a Taxable Wage Base in Section 3(j) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

          NOTE:Only one Plan maintained by the Employer may be integrated with Social Security.

     (h)  Allocation of Excess Amounts (Annual Additions)

          In the event that the allocation formula above results in an Excess Amount, such excess shall be:

          [ ] (i) placed in a suspense account accruing no gains or losses for the benefit of the Participant.

          [ ] (ii) reallocated as additional Employer contributions to all other Participants to the extent that they do not have any Excess Amount.

     (i)  Minimum Employer Contribution Under Top-Heavy Plans:

          For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under Paragraphs 7(d), 7(e), 7(f), 7(g) and 9 of this Adoption Agreement shall not be less than the amount required under Paragraph 14.2 of the Basic Plan Document #R1. Top-Heavy minimums will be allocated to:

          [X]  (i) all eligible Participants.

          [x]  (ii) only eligible non-Key Employees who are Participants.

     (j)  Return of Excess Contributions and/or Excess Aggregate Contributions:

          In the event that one or more Highly Compensated Employees are subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing:

          [X]  (i) the ADP of the affected Highly Compensated Employees

          [ ]  (ii) the ACP of the affected Highly Compensated Employees

          [ ] (iii) a combination of the ADP and ACP of the affected Highly Compensated Employees

8. ALLOCATIONS TO TERMINATED EMPLOYEES [Paragraph 5.3]

     [ ] (a) The Employer will not allocate Employer related contributions to Employees who terminate during a Plan Year, unless required to satisfy the requirements of Code Section 401(a)(26) and 410(b). (These requirements are effective for 1989 and subsequent Plan Years.)

     [X] (b) The Employer will allocate Employer matching and other related contributions as indicated below to Employees who terminate during the Plan Year as a result of:

           MATCHING         OTHER

             [X]             [X]         (i)  Retirement.
             [X]             [X]        (ii)  Disability.
             [X]             [X]       (iii)  Death.
             [ ]             [ ]        (iv)  Other  termination  of  employment
                                              provided that the Participant  has
                                              completed  a  Year of  Service  as
                                              defined  for  Allocation   Accrual
                                              Purposes.

              [X]             [ ]         (v)  Other termination  of  employment
                                               even though the  Participant  has
                                               not completed a Year  of  Service
                                               as defined for Allocation Accrual
                                               Purposes.

              [ ]             [ ]        (vi)  Termination  of  employment  (for
                                               any  reason)  provided  that  the
                                               Participant had completed  a Year
                                               of Service for Allocation Accrual
                                               Purposes.

9. ALLOCATION OF FORFEITURES

     NOTE:Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate Contributions.

     (a)  Allocation Alternatives:

     If forfeitures are allocated to Participants, such allocation shall be done in the same manner as the Employer's contribution.

          [ ]  (i) Not Applicable. All contributions are always fully vested.

          [X] (ii) Forfeitures shall be allocated to Participants in the same manner as the Employer's contribution.

               If allocation to other Participants is selected, the allocation shall be as follows:

                    (1)   Amount   attributable   to   Employer    discretionary
                    contributions and Top-Heavy minimums will be allocated to:

                    [X]all eligible Participants under the Plan.

                    [ ] only those Participants eligible for an allocation of Employer contributions in the current year.

                    [ ] only those Participants eligible for an allocation of matching contributions in the current year.

                    (2) Amounts attributable to Employer matching contributions will be allocated to:

                    [X]  all eligible Participants.

                    [ ] only those Participants eligible for allocations of matching contributions in the current year.

          [X] (iii) Forfeitures shall be applied to reduce the Employer's contribution for such Plan Year.

          [ ] (iv) Forfeitures shall be applied to offset administrative expenses of the Plan. If forfeitures exceed these expenses (iii) above shall apply.

     (b)  Date for Reallocation:

          NOTE:If  no  distribution  has  been  made  to a  former  Participant, subsection (i) below will apply to such Participant even if the Employer elects (ii), (iii) or (iv) below as its normal administrative policy.

               [ ] (i) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one year Break in Service.

               [ ] (ii) Forfeitures will be reallocated immediately (as of the next Valuation Date).

               [X] (iii) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs his or her 1st (1st, 2nd, 3rd, or 4th) consecutive one year Break in Service.

               [ ] (iv) Forfeitures will be reallocated immediately (as of the Plan Year end).

     (c)  Restoration of Forfeitures:

          If amounts are forfeited prior to five (5) consecutive one year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number).

          [1] (i)  Current  year's  forfeitures
          [3] (ii) Additional Employer contribution
          [2] (iii) Income or gain to the Plan

     (d)  Forfeitures of Excess Aggregate Contributions shall be:

          [X]  (i) Applied to reduce Employer contributions

          [ ] (ii) Allocated, after all other forfeitures under the Plan, to the Matching Contribution account of each non-Highly Compensated Participant who made Elective Deferrals or Voluntary
               Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures cannot be allocated to the account of any Highly Compensated Employee.

               Forfeitures of Excess Aggregate Contributions will be so applied at the end of the Plan Year in which they occur.

10. CASH OPTION

     [ ] (a) The Employer may permit a Participant to elect to defer to the Plan, an amount not to exceed % of any Employer paid cash bonus made for such Participant for any year. A Participant must file an election to defer such contribution at least fifteen (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire Employer paid cash bonus to which the Participant would be entitled shall be paid as cash and not to the Plan. Amounts deferred under this Section shall be treated for all purposes as Elective Deferrals. Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participant.

     [X]  (b) Not Applicable.

11. LIMITATIONS ON ALLOCATIONS [Article X]

     [ ] This is the only Plan the Employer maintains or ever maintained; therefore, this Section is not applicable.

     [X] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(1)(2)], under which amounts are treated as Annual Additions) and has completed the proper sections below.

          Complete (a), (b) and (c) only if the Employer maintains or ever maintained another qualified Plan, including a Welfare Benefit Fund or an individual medical account (as defined in Code Section 415(1)(2)), in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant.

          (a)Ifthe Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Regional Prototype Plan:

               [ ] (i) The provisions of Article X of the Basic Plan Document #R1 will apply, as if the other Plan were a Regional Prototype Plan.

               [ ] (ii) Attach provisions stating the method under which the Plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

          (b) If a Participant is or ever has been a Participant in a Defined Benefit Plan maintained by the Employer:

               Attach  provisions  which will satisfy the 1.0 limitation of Code
               Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

          (c) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by:

               [X]  (i) This Plan.

               [ ]  (ii)________________________________
                        ________________________________
                       (Name of other Qualified Plan of the Employer)

               [ ] (iii) Attach provisions stating the method under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in the Top-Heavy Ratio.

12. VESTING [Article IX]

     Employees  shall have a fully  vested and  nonforfeitable  interest  in any
     Employer   contribution  and  the  investment   earnings  thereon  made  in
     accordance with Paragraphs (select one or more options):

         [ ]   7(c)      Matching Employer Contribution
         [ ]   7(e)      Other than Qualified Non-Elective
                            Contributions - Non-Integrated Formula
         [ ]   7(f)      Integrated Allocation Formula
         [ ]   7(g)      Alternative Integrated Allocation Formula
         [ ]   7(i)      Minimum Employer Contribution - Top-Heavy Plans

         Contributions under Paragraph 7(b) 7(c)(vii) and 7(d) are always fully vested. If one or more of the foregoing options are not selected, such Employer contributions shall be subject to the vesting table selected by the Employer.

         Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earning thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option (b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

     (a)  Computation Period:

          The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

          [ ] (i) shall not be applicable since Participants are always fully vested,

          [ ] (ii) shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof; or

          [X] (iii) shall commence on the first day of the Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

          A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service (or if lesser, the number of hours specified at 3(1)(iii) of this Adoption Agreement) at any time during the 12-consecutive month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

     (b)  Vesting Schedules:

     NOTE:The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

                       (i)  Full and immediate vesting.

                                     Years of Service
                                     ----------------
                  1        2          3       4       5        6       7
                  -        -          -       -       -        -       -
        (ii)     __%      100%
       (iii)     __%       __%       100%
        (iv)     __%       20%        40%     60%     80%     100%
         (v)     __%       __%        20%     40%     60%      80%    100%
        (vi)     10%       20%        30%     40%     60%      80%    100%
       (vii)      0%        0%        20%     50%    100%
      (viii)     __%       __%        __%     __%     __%      __%    100%

     NOTE:The percentages selected for Schedule (viii) may not be less for any year than the percentages shown at Schedule (v).

     [X] All contributions other than those which are fully vested when contributed will vest under schedule vii above.

     [ ] Contributions other than those which are fully vested when contributed will vest as provided below:

     Vesting Option Selected     Type of Employer Contribution
     -----------------------     -----------------------------
          ____________       7(c) Employer Match on Salary Savings
          ____________       7(c) Employer Match on Employee Voluntary
          ____________       7(e) Employer Discretionary
          ____________       7(f) and 7(g) Employer Discretionary - Integrated

     (c)  Service disregarded for Vesting:

          [X]  (i) Not Applicable. All Service shall be considered.

          [ ]  (ii)  Service  prior  to the  Effective  Date of  this  Plan or a
               predecessor   Plan  shall  be   disregarded   when   computing  a
               Participant's vested and nonforfeitable interest.

          [ ]  (iii) Service prior to a Participant having attained age 18 shall
               be  disregarded   when  computing  a  Participant's   vested  and
               nonforfeitable interest.

13. SERVICE WITH PREDECESSOR ORGANIZATION

     For purposes of satisfying the Service requirements for eligibility,  Hours
     of  Service   shall  include   Service  with  the   following   predecessor
     organization(s): (These hours will also be used for vesting purposes).

     N/A
     -----------------------------------------------------------------
     N/A
     -----------------------------------------------------------------

14. ROLLOVER/TRANSFER CONTRIBUTIONS

     (a) Rollover Contributions, as described at Paragraph 4.3 of the Basic Plan Document #R1, [X] shall [ ] shall not be permitted. If permitted, Employees [X] may [ ] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

     (b) Transfer Contributions, as described at Paragraph 4.4 of the Basic Plan Document #R1 [X] shall [ ] shall not be permitted. If permitted, Employees [X] may [ ] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

     NOTE:Even  if   available,   the   Employer   may  refuse  to  accept  such
          contributions if its Plan meets the safe-harbor rules of Paragraph 8.7 of the Basic Plan Document #R1.

15. HARDSHIP WITHDRAWALS

     Hardship withdrawals, as provided for in Paragraph 6.9 of the Basic Plan Document #R1 [X] are [ ] are not permitted.

16. PARTICIPANT LOANS

     Participant loans, as provided for in Paragraph 13.4 of the Basic Plan Document #R1, [ ] are [X] are not permitted. If permitted, repayments of principal and interest shall be repaid to [ ] the Participant's segregated account; or [ ] the general Fund.

17. INSURANCE POLICIES

     The insurance provisions of Paragraph 13.5 of the Basic Plan Document #R1, [ ] shall [X] shall not be applicable.

18. EMPLOYER INVESTMENT DIRECTION

     The Employer  investment  direction  provisions,  as set forth in Paragraph
     13.6 of the Basic Plan Document #R1, [X] shall [ ] shall not be applicable.

19. EMPLOYEE INVESTMENT DIRECTION

     (a)  The  Employee  investment  direction  provisions,   as  set  forth  in
          Paragraph 13.7 of the Basic Plan Document #R1, [X] shall [ ] shall not be applicable.

          If applicable, Participants may direct their investments:

               [X]  (i) among funds offered by the Trustee.

               [ ]  (ii)among any allowable investments.

     (b) Participants may direct the following kinds of contributions and the earnings thereon (check all applicable):

               [X]  (i) All Contributions
               [ ]  (ii)Elective Deferrals
               [ ]  (iii)Employee Voluntary Contributions (after-tax)
               [ ]  (iv)Employee Mandatory Contributions (after-tax)
               [ ]  (v)Employer Qualified Matching Contributions
               [ ]  (vi)Other Employer Matching Contributions
               [ ]  (vii)Employer Qualified Non-Elective Contributions
               [ ]  (viii)Employer Discretionary Contributions
               [ ]  (ix)Rollover Contributions
               [ ]  (x)Transfer Contributions
               [ ] (xi)All above which are checked, but only to the extent that Participant is vested in those contributions.

               NOTE:To  the  extent  that  Employee  investment   direction  was
                    previously allowed, it shall continue to be allowed on those amounts and the earnings thereon.

20. EARLY PAYMENT OPTION

     a) A Participant who separates from Service prior to retirement, death or disability [ ] may [X] may not make application to the Employer requesting an early payment of his or her vested account balance.

     b) A Participant who has not separated from Service [ ] may [X] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant is 100% vested.

     c) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [X] may [ ] may not receive a distribution of his or her vested account balance.

NOTE:If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distribution see Item 21(a) below.

21. DISTRIBUTION OPTIONS

     (a)  Timing of Distributions:

     In cases of termination for other than death, disability or retirement, benefits shall be paid:

          [ ] (i) As soon as administratively feasible following the close of the valuation period during which a distribution is requested or is otherwise payable.

          [ ] (ii) As soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

          [X] (iii) As soon as administratively feasible, following the date on which a distribution is requested or is otherwise payable.

          [ ]  (iv) As soon as administratively  feasible after the close of the
               Plan  Year  during  which  the  Participant   incurs  consecutive
               one-year Breaks in Service.

          [ ] (v) Only after the Participant has achieved the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

          In cases of death, disability or retirement, benefits shall be paid:

          [ ] (vi) As soon as administratively feasible, following the close of the valuation period during which a distribution is requested or is otherwise payable.

          [ ] (vii) As soon as administratively feasible, following the close of the Plan Year during which a distribution is requested or is otherwise payable.

          [X] (viii) As soon as administratively feasible, following the date on which a distribution is requested or is otherwise payable.

     (b)  Optional Forms of Payment:

          [X]    (i) Lump Sum.
          [X]   (ii) Installment Payments.
          [X]  (iii) Life Annuity.*
          [X] (iv) Life Annuity Term Certain.* Life Annuity with payments guaranteed for 10-YEAR period. (not to exceed 20 years. Specify all applicable).
          [ ]  (v) Joint and [ ] 50%, [ ] 66-2/3%,  [ ] 75% or [ ] 100% survivor annuity.* (Specify all applicable).

          [ ]  (vi) Other form(s) as specified:

               *Not available in Plan meeting provisions of Paragraph 8.7 of Basic Plan Document #R1.

     (c)  Recalculation of Life Expectancy:

          In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse) [X] shall [ ] shall not have the right to have their life expectancy recalculated.

          If "shall",

          [ ] only the Participant shall be recalculated

          [ ]  both the Participant and Spouse shall be recalculated

          [X]  who is recalculated shall be determined by the Participant

22. SIGNATURES

     Due to the significant tax ramifications, the Sponsor recommends that before executing this Adoption Agreement you contact your attorney or tax advisor.

     (a)  EMPLOYER:

          Name and address of Employer if different than specified in Section 1 above.

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

          This agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #R1 were adopted by the Employer the ____ day of JANUARY, 1998.

          Signed for the Employer by:             MENZO D. CASE

          Title:                                  EXECUTIVE VICE PRESIDENT

          Signature:                              ________________________

          The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

          Employer's Reliance: The adopting Employer may not rely on a notification letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code
          Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

          This Adoption Agreement may only be used in conjunction with Basic Plan Document #R1.

     (b)  TRUSTEE:

          Name of Trustee(s):

          COMMUNITY BANK, N.A.
          201 NORTH UNION STREET
          P.O. BOX 690
          OLEAN, NEW YORK  14760-0690

          The Employer's plan, as contained herein, was accepted by the Trustee(s) the 30th day of JANUARY, 1998.

Signatures of Trustees:

BARRY S. KUBLIN          TRUST OFFICER            /s/BARRY S. KUBLIN
--------------------------------------------------------------------------------
     Name                    Title                     Signature

--------------------------------------------------------------------------------
     Name                    Title                     Signature

--------------------------------------------------------------------------------
     Name                    Title                     Signature

     (c)  SPONSOR:

     The Employer's Agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #R1 were accepted by the Sponsor the 30th day of JANUARY, 1998.

     Signed for the Sponsor by:         GIRARD H. MAYER

     Title:                             PRESIDENT/CEO

     Signature:                         /s/GIRARD H. MAYER
                                        ------------------

                                   EXHIBIT B

Form 5500-C/R                                                               1996

                     Return/Report of Employee Benefit Plan
                       (With Fewer than 100 Participants)
            This form is required to be filed under Sections 104 and
             4065 of the Employee Retirement Income Security Act of
                            1974 and Sections 6039D,
           6047(a), 6057(b), and 6058(a) of the Internal Revenue Code.

For the calendar plan year 1996 or fiscal plan year beginning 1/1 and ending 12/31 1996.

If A(1) through A(4), B, C, and/or D do not apply to this year's return/report, leave the spaces unmarked.

You must check either space A(5) or A(6), whichever is applicable. See Instructions.

(1)      the first return/report filed for the plan;

(2)      an amended return/report;

(3)      the final return/report filed for the plan; or

(4)      a short plan year return/report (less than 12 months).

(5)      Form 5500-C filer check here (complete only pages 1 and 3 though 6).

(6) X Form 5500-R filers check here (Complete only pages 1 and 2. Detach pages 3 though 6 before filing.)

IF ANY INFORMATION ON A PREPRINTED PAGE 1 IS INCORRECT, CORRECT IT. IF ANY INFORMATION IS MISSING, ADD IT. PLEASE USE RED INK WHEN MAKING THESE CHANGES AND INCLUDE THE PREPRINTED PAGE 1 WITH YOUR COMPLETED RETURN/REPORT.

B Check here if any information reported in 1a, 2a, 2b, or 5a changed since the last return/report for this plan.

C    If your plan year changed since the last return/report, check here.

D If you filed for an extension of time to file this return/report, check here and attach a copy of the approved extension.

1a Name and address of plan sponsor (employer, if for a single-employer plan) (Address should include room and suite no.)

         Gloversville Federal Savings & Loan Association
         52 N. Main Street
         Gloversville, New York 12078

1b    Employer Identification Number (EIN)   14:0697913
1c    Sponsor's telephone number   (518) 725-6331
1d    Business code (see instructions, Page 17)   6120
1e    CUSIP Issuer Number   N/A
2a    Name and  address of  plan  administrator  (if same as plan sponsor, enter
      "Same")       Same

2b   Administrator's EIN
2c   Administrator's telephone number
3 If you are filing this page without the preprinted historical plan information and the name, address and EIN of the plan sponsor or plan administrator has changed since the last return/report filed for this plan, enter the information from the last return/report on lines 3a and/or 3b and complete line 3c.

3a   Sponsor                       EIN                      Plan Number

3b   Administrator                                          EIN

3c If line 3a indicates a change in the sponsor's name, address, and EIN, is this a change in sponsorship only? (See line 3c on page 8 of the
     instructions for the definition of sponsorship)      Yes         No

4 ENTITY CODE.(If not shown, enter applicable code from page 8 of the instructions.)

5a   Name of Plan        Gloversville  Federal Savings & Loan Association 401(k)
                         Profit Sharing Plan & Trust

5b   Effective Date of Plan (Mo., Day, Yr.)       01/01/95

5c   Three-digit Plan number       002

     All filers must complete 6a through 6d, as applicable.

6a       Welfare benefit plan

6b       Pension benefit plan       X

(If the correct codes are not preprinted below, enter the applicable codes from page 8 of the instructions.)

6c Pension plan features. (If the correct codes are not preprinted below, enter the applicable pension plan feature codes from page 8 of the instructions.)

6d   Fringe benefit plan                          Attach Schedule F (Form 5500).

CAUTION: A penalty for the late or incomplete filing of this return/report will be assessed unless reasonable cause is established.

Under penalty of perjury and other penalties set forth in the instructions, I declare that I have examined this return/report, including accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct, and complete.

Signature of employer/plan sponsor   /s/ Menzo D. Case      Date   July 14, 1997

Type or print name of individual signing above         Menzo D. Case

Signature of plan administrator      /s/ Menzo D. Case      Date   July 14, 1997

Type or print name of individual signing above         Menzo D. Case

6e Check investment arrangement(s): (1) Master Trust (2)Conversion/Collective Trust (3) Pooled Separate Account X

7a   Total  participants:  (1) At the beginning of plan year 27(2) At the end of
     plan year      26

7b   Enter number of participants  with account  balances at the end of the plan
     year (defined benefit plans do not complete this item)      26

7c (1)Were any participants in the pension benefit plan separated from service with a deferred vested benefit for which a Schedule SSA (Form 5500) is
     required to be attached? (See instructions.)      Yes X     No

     (2)  If "Yes",  enter the number of separated  participants  required to be
          reported.      1

8a   Was  this  plan  terminated  during  this plan year or any prior plan year?
     Yes     No X   If "Yes", enter the year.

8b   Were  all  the  plan  assets  either   distributed   to   participants   or
     beneficiaries, transferred to another plan, or brought under the control of
     PBGC?     Yes       No X

8c If line 8a is "Yes" and the plan is covered by PBGC, is the plan continuing to file PBGC Form 1 and pay premiums until the end of the plan year in which assets are distributed or brought under the control of PBGC? Yes No

9    Is this a plan established or maintained pursuant to one or more collective
     bargaining agreements?   Yes       No X

10 If any benefits are provided by an insurance company, insurance service, or similar organization, enter the number of Sehedules A (Form 5500),
     Insurance Information, that are attached. If none, enter   -0-   1

11a  (1) Where any plan  amendments  adopted during this plan year?   Yes X   No
     (2) Enter the date the most recent amendment was adopted Month  1   Day   4
         Year   1996

11b  If line 11a is "Yes", did any amendment  result in a retroactive  reduction
     of accrued benefits for any participant?     Yes       No X

11c If line 11a is "Yes", did any amendment change the information contained in the latest summary plan description or summary description of modifications
     available at the time of the amendment?      Yes X     No

11d If line 11c is "Yes", has a summary plan description or summary description of modifications that reflects the plan amendments referred to on line 11c been both furnished to participants and filed with the Department of Labor?
     Yes X     No

12a If this is a pension benefit plan subject to the minimum funding standards, has the plan experienced a funding deficiency for this plan year? (See
     instructions.)   Yes       No

12b  if line 12a is "Yes",  have you filed Form 5330  to  pay  the  excise  tax?
     Yes     No

12c Is the plan administrator making an election under section 412(o)(8) for an amendment adopted after the end of the plan year? (See instructions.)
     Yes     No X

12d If a change in the actuarial funding method was made for the plan year pursuant to a Revenue Procedure providing automatic approval for the change, indicate whether the plan sponsor/administrator agrees to the
     change.   Yes    No

13a  Total plan assets as of the  beginning    107,329 and end    177,858     of
     the plan year.

13b  Total liabilities as of the beginning   0   and end   0   of the plan year.

13c  Net assets as of the beginning  107,329  and end  177,858 of the plan year.

14   For this plan year,  enter:  (a) Plan Income   75,429  (b) Expenses   4,900
     (c) Net Income  70,529  (d) Plan  contributions  67,036 (e) Total  benefits
     paid   4,890

15 You may NOT use N/A in response to lines 15a through 15o, if you check, "Yes", you must enter a dollar amount in the amount column. During this plan year:

15a  Was this plan covered by a fidelity bond? Yes X    No   1,000,000

15b If line 15a is "Yes", enter the name of the surety company. Russell Bond & Company, Inc.

15c  Was there any loss to the plan, whether or not reimbursed,  caused by fraud
     or dishonesty?      Yes    No X

15d Was there any sale, exchange, or lease of any property between the plan and the employer, any fiduciary, any of the five most highly paid employees of the employer, any owner of a 10% or more interest in the employer, or
     relatives of any such persons?     Yes   No X

15e Was there any loan or extension of credit by the plan to the employer, any fiduciary, any of the five most highly paid employees of the employer, any owner of a 10% or more interest in the employer, or relatives of any such
     persons?    Yes   No X

15f  Did the plan  acquire  or hold  any  employer  security  or  employer  real
     property?      Yes   No X

15g  Has the plan granted an extension on any delinquent  loan owed to the plan?
     Yes   No  X

15h  Were any  participant  contributions  transmitted  to the plan more than 31
     days after receipt or withholding by the employer?     Yes   No X

15i Were any loans by the plan or fixed income obligations due the plan classified as uncollectible or in default as of the close of the plan year?
     Yes   No X

15j Has any plan fiduciary had a financial interest in excess of 10% in any party providing services to the plan or received anything of value from any
     such party?   Yes   No X

15k Did the plan at any time hold 20% or more of its assets in any single security, debt, mortgage, parcel of real estate, or partnership/joint
     venture interests?   Yes   No X

15l did the plan at any time engage in any transaction or series of related transactions involving 20% or more of the current value of plan assets?
     Yes   No X

15m  Were there any  noncash  contributions  made to the plan the value of which
     was set without any appraisal by an independent third party?  Yes   No X

15n Were there any purchases of nonpublicly traded securities by the plan the value of which was set without an appraisal by an independent third party?
     Yes   No X

15o  Has the plan  reduced or failed to provide any  benefit  when due under the
     plan because of insufficient assets?   Yes   No X

16a  Is  the  plan  covered  under  the  Pension  Benefit  Guaranty  Corporation
     termination insurance program?   Yes   No X    Not Determined

16b If line 16a is "Yes" or "Not Determined", enter the employer identification number and the plan number used to identify it. Employer Identification
     Number         Plan Number

                       Gloversville Federal Savings & Loan
            GLOVERSVILLE FEDERAL SAVINGS & LOAN ASSOC. 401(K) PS PLAN
                         Summary of Participant Accounts
                            From 10/01/97 to 12/31/97

                                                                                            Loan         Premium/
                                  Beginning                                               Payments/     Loan Distr./     Ending
    Accounts                       Balance    Contributions  Forfeitures   Gains/Losses   Transfers    Distributions     Balance
    --------                       -------    -------------  -----------   ------------   ---------    -------------     -------
Fidelity Magellan
Employer-Fidelity Magellan       $58,224.61     $10,100.06    $ (187.18)   $  (808.17)    $2,016.27       $(46.79)     $69,298.80
                                                                                                            Vested      40,055.77
401(k)-Fidelity Magellan          19,433.58       3,651.75          ---       (332.74)        53.13        (70.19)      22,235.53
                                                                                                            Vested      22,735.53
Rollover-Fidelity Magellan        18,741.20            ---          ---       (122.08)       836.30            ---      19,455.42
                                                                                                            Vested      19,455.42
                     Total        96,399.39      13,751.81      (187.18)    (1,262.99)     2,905.70       (116.98)     111,489.75
                                                                                                            Vested      82,246.72

Fidelity Puritan
Employer-Fidelity Puritan         31,819.60       4,659.72          ---        689.74           ---            ---      37,169.06
                                                                                                            Vested      12,526.75
401(k)-Fidelity Puritan           12,259.10       1,718.56          ---        265.40           ---            ---      14,243.06
                                                                                                            Vested      14,243.06
Rollover-Fidelity Puritan          7,160.87            ---          ---        145.59           ---            ---       7,306.46
                                                                                                            Vested       7,306.46
                     Total        51,239.57       6,378.28          ---      1,100.73           ---            ---      58,718.58
                                                                                                            Vested      41,076.27
N&B Ltd. Maturity Bond Fund
Employer-N&B Ltd. Maturity Bond    4,611.14         823.85          ---         44.34       (935.19)           ---       4,544.04
                                                                                                            Vested       1,394.74
401(k) N&B Ltd. Maturity Bond        976.69         212.12          ---          9.53       (119.35)           ---       1,078.99
                                                                                                            Vested       1,078.99
Rollover N&B Ltd. Maturity Bond    2,308.70            ---          ---         20.70       (836.30)           ---       1,493.10
                                                                                                            Vested       1,493.10
                      Total        7,896.53       1,035.97          ---         74.47     (1,890.84)           ---       7,116.13
                                                                                                            Vested       3,966.83
Nationwide MMF                    24,196.82       1,757.76    (1,397.70)       102.79      2,200.95       (349.43)      26,511.19
Employer-MMF                                                                                                Vested       5,819.98
401(k) MMF                        10,340.00         733.53          ---         39.79      1,160.39       (910.01)      11,363.70
                                                                                                            Vested      11,363.70
Rollover-MMF                         233.50            ---          ---          2.19           ---            ---         235.69
                                                                                                            Vested         235.69
                       Total      34,770.32       2,491.29    (1,397.70)       144.77      3,361.34     (1,259.44)      38,110.38
                                                                                                            Vested      17,419.37
Oppenheimer Global                18,545.51       3,837.42    (1,670.92)    (1,498.20)    (1,109.14)      (417.73)      17,686.94
Employer-Oppenheimer Global                                                                                 Vested      11,294.48
401(k) Oppenheimer Global          8,436.73       1,791.96          ---       (673.47)      (594.46)    (1,089.64)       7,871.12
                                                                                                            Vested       7,871.12
Rollover-Oppenheimer Global       13,501.25            ---          ---       (529.80)          ---            ---      12,971.45
                                                                                                            Vested      12,971.45
                       Total      40,483.49       5,629.38    (1,670.92)    (2,701.47)    (1,703.60)    (1,507.37)      38,529.51
                                                                                                            Vested      32,137.05
Virtuoso II
Employer Virtuoso                 14,116.51         880.74          ---        187.09     (2,172.89)           ---      13,011.45
                                                                                                            Vested       8,551.95
401(k)-Virtuoso                    3,465.67         305.23          ---         46.45       (499.71)           ---       3,317.64
                                                                                                            Vested       3,317.64
Rollover-Virtuoso                 11,936.56            ---          ---        165.06           ---            ---      28,430.71
                                                                                                            Vested      23,971.21
Grand Total Account Balances     260,308.04      30,473.70    (3,255.80)    (2,245.89)          ---     (2,883.79)     282,395.26
                                                                                                            Vested     200,817.45

Current base suspense account is        ---
Current pre-tax match suspense          ---
account is
Current post-tax match suspense
account is                              ---
Total all accounts including
suspense accounts                282,395.26

                                   EXHIBIT C

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                      401(k) PROFIT SHARING PLAN AND TRUST

             PARTICIPANT ELECTION TO INVEST IN HOLDING COMPANY STOCK

1.       PARTICIPANT DATA

--------------------------------------------------------------------------------
Print your full name above (Last, first, middle initial)  Social Security Number

--------------------------------------------------------------------------------
Street Address           City                      State                  Zip

$
-----------------------------------------------------------  -------------------
Balance of Participant's Plan Accounts at December 31, 1997   Date of Birth

-------------------
Date of Hire

2.       INVESTMENT DIRECTION

         The Plan is giving participants a special opportunity to invest their account balances in common stock ("Holding Company Stock") issued by Adirondack Financial Services Bancorp, Inc. (the "Holding Company") in connection with the conversion of Gloversville Federal Savings and Loan Association ("Gloversville") from the mutual to the stock form. This election may be made during the Subscription and Community Offering, with respect to the balance in your accounts under the Plan (hereinafter referred to as your "Accounts") as of __________ __, 1998. Please review the Subscription and Community Prospectus dated ______, 1998 (the "Prospectus") and the Prospectus Supplement (the "Supplement") dated _______, 1998 before making any decision.

         Investing in Holding Company Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and your investment advisor. The Plan's Trustee and the Plan Administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement.

         Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Holding Company Stock, as discussed in the Prospectus and Supplement. In addition, once you have elected to have your account invested in Holding Company Stock, you may have limited opportunities to change this investment decision. Any part of your Account invested in Holding Company Stock may be changed to an alternative authorized investment under the Plan only during an "Investment Change Period."

         An "Investment Change Period" opens at the beginning of the third day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the Holding Company's results of operations for a particular fiscal quarter. Gloversville anticipates these opportunities will occur four times per year. Gloversville will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

o I choose to invest in _______ shares (25 share minimum) of Holding Company Stock at $10.00 per share, with the aggregate purchase price to be obtained by the Trustee's use of assets currently held in my Accounts. I hereby direct the Trustee to obtain the funds necessary to purchase such shares of Holding Company Stock by using funds in my current Accounts from among the following Investment Options in the following percentages (in not less than whole percentage increments):

             o        SEI Stable Asset Fund                            ______%

             o        Dodge & Cox Income Fund                          ______%

             o        Federated High Yield Trust                       ______%

             o        Warburg Pincus Global Fixed Income Fund          ______%

             o        Federated Max Cap Fund                           ______%

             o        Managers Special Equity Fund                     ______%

             o        Warburg Pincus International Fund                ______%

o        I choose not to invest any of my Accounts in Holding Company Stock.


3.       PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this PARTICIPANT INVESTMENT ELECTION, I authorize and direct the Plan Administrator and Trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Holding Company Stock, and I have read the explanation provided in Part 2 of this form. I am aware of the risks involved in the investment in Holding Company Stock, and understand that the Trustee and Plan Administrator are not responsible for my choice of investment.

--------------------------------------------------------------------------------
Participant's Signature                                      Date Signed

Signed before me this             day of                      , 1998
                      -----------        ---------------------
                      Notary Public
---------------------

My Commission Expires
                     -----------------------------

            PLEASE COMPLETE AND RETURN BY 12:00 NOON ON _______, 1998

Prospectus
 [LOGO]

                  ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
(Proposed Holding Company for Gloversville Federal Savings and Loan Association)

                                $10.00 Per Share
                         575,000 Shares of Common Stock
                              (Anticipated Maximum)

         Adirondack Financial Services Bancorp, Inc. (the "Holding Company") is offering up to 575,000 shares of common stock, par value $0.01 per share (the "Common Stock"), in connection with the conversion of Gloversville Federal Savings and Loan Association ("Gloversville Federal" or the "Association") from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and the issuance of all of Gloversville Federal outstanding stock to the Holding Company (the "Conversion"). Pursuant to the Association's plan of conversion (the "Plan of Conversion" or the "Plan"), non-transferable rights to subscribe for the Common Stock ("Subscription Rights") have been given to (i) Gloversville Federal's depositors with account balances of $50 or more as of September 30, 1996 ("Eligible Account Holders"), (ii) tax-qualified employee plans of Gloversville Federal and the Holding Company ("Tax-Qualified Employee Plans"), provided, however, that the Tax-Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Conversion exceeds the maximum of the Estimated Valuation Range as defined below, (iii) Gloversville Federal's depositors with account balances of $50 or more as of ___________, 1998 ("Supplemental Eligible Account Holders"), (iv) certain of its other members ("Other Members"), and (v) its employees, officers and directors (the "Subscription Offering.) (continued on next page)

         FOR ADDITIONAL INFORMATION ON HOW TO SUBSCRIBE, PLEASE CALL THE STOCK INFORMATION CENTER AT (518) ___-____.

         FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED, SEE "RISK FACTORS" AT PAGE __.

THESE  SECURITIES  HAVE NOT BEEN  APPROVED OR DISAPPROVED  BY THE SECURITIES AND
  EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR THE FEDERAL DEPOSIT
      INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE OR CORPORATION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS
    DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                         OR ANY OTHER GOVERNMENT AGENCY.

                                                                           Estimated Underwriting Fees,
                                                                              Commissions and Other              Estimated Net
                                                   Purchase Price(1)               Expenses(2)               Conversion Proceeds(3)
                                                   -----------------               -----------               ----------------------
Per Share(4)....................................        $10.00                       $1.02                          $8.98
Minimum Total...................................      $4,250,000                    $508,000                      $3,742,000
Midpoint Total..................................      $5,000,000                    $508,000                      $4,492,000
Maximum Total...................................      $5,750,000                    $508,000                      $5,242,000
Maximum Total, As Adjusted(5)...................      $6,612,500                    $508,000                      $6,104,500

(1) Determined on the basis of an appraisal prepared by RP Financial, L.C. ("RP Financial) dated [Appraisal Date], which states that the estimated pro forma market value of the Common Stock ranged from $4,250,000 to $5,750,000 or between 425,000 shares and 575,000 shares, of Common Stock at $10.00 per share. See "The Conversion - Stock Pricing and Number of Shares to be Issued."


(2) Consists of the estimated costs to the Association and the Holding Company arising from the Conversion, including the payment to Capital Resources, Inc. ("Capital Resources") of a fee of $90,000 and estimated expenses of $418,000 in connection with the sale of shares in the Offering. Such fees may be deemed to be underwriting fees. The Holding Company has agreed to indemnify Capital Resources against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "The Conversion - Marketing Arrangements" for a more detailed description of underwriting fees and expenses.

(3) Net Conversion proceeds may vary from the estimated amounts, depending on the Purchase Price and the number of shares issued. The Purchase Price and the actual number of shares of Common Stock to be issued in the Conversion will not be determined until after the close of the Offering.

(4) Assumes the sale of the midpoint number of shares. If the minimum, maximum or 15% above the maximum number of shares are sold, estimated expenses per share would be $1.20, $0.88 or $0.77, respectively, resulting in estimated net Conversion proceeds per share of $8.80, $9.12 or $9.23, respectively.

(5) As adjusted to give effect to the sale of up to an additional 86,250 shares (15% above the maximum of the Estimated Valuation Range) which may be offered in the Conversion without the resolicitation of subscribers or any right of cancellation, to reflect changes in market and financial conditions following the commencement of the Offering. See "Pro Forma Data," and "The Conversion - Stock Pricing and Number of Shares to be Issued."

                             Capital Resources, Inc.
                The date of this Prospectus is February __, 1998

(continued from prior page)


Subscription Rights are non-transferrable. Persons found to be selling or otherwise transferring their right to purchase stock in the Subscription Offering or purchasing Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Office of Thrift Supervision (the "OTS"), an agency of the United States Government. Subject to the prior rights of holders of Subscription Rights and to market conditions at or near the completion of the Subscription Offering, the Holding Company may also offer the Common Stock for sale through Capital Resources on a best efforts basis in a public offering to selected persons to whom this prospectus is delivered (the "Public Offering"). Depending on market conditions and availability of shares, the shares of Common Stock may be offered for sale in the Public Offering on a best-efforts basis by a selling group of selected broker-dealers to be managed by Capital Resources. Finally, depending on market conditions, the Holding Company may also offer the Common Stock for sale through Capital Resources to persons residing in communities near the Association's offices in a direct community offering (the "Direct Community Offering"). The Association and the Holding Company reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Public Offering.

The total number of shares to be issued in the Conversion will be based upon an appraised valuation of the estimated aggregate pro forma market value of the Holding Company and the Association as converted. The purchase price per share ("Purchase Price") has been fixed at $10.00. Based on the current aggregate valuation range of $4,250,000 to $5,750,000 (the "Estimated Valuation Range"), the Holding Company is offering up to 575,000 shares. Depending upon the market and financial conditions at the time of the completion of the Subscription Offering and the Direct Community and/or Public Offering (when referred to together with the Subscription Offering, the "Offering"), if any, the total number of shares to be issued in the Conversion may be increased or decreased from the 575,000 shares offered hereby, provided that the product of the total number of shares multiplied by the price per share remains within, or does not exceed by more than 15% the maximum of the Estimated Valuation Range. If the aggregate Purchase Price of the Common Stock sold in the Conversion is below $4,250,000 or above $6,612,500 , or if the Offering is extended beyond , 1998, subscribers will be permitted to modify or cancel their subscriptions and to have their subscription funds returned promptly with interest. Under such circumstances, if subscribers take no action, their subscription funds will be promptly returned to them with interest. In all other circumstances, subscriptions are irrevocable by subscribers. See "The Conversion - Offering of Holding Company Common Stock."


With the exception of the Tax-Qualified Employee Plans, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may purchase in their capacity as such in the Subscription Offering more than $150,000 of Common Stock; no person, together with associates of and persons acting in concert with such person, may purchase more than $150,000 of Common Stock in the Public Offering and no person, together with associates of and persons acting in concert with such person, may purchase more than $150,000 of Common Stock offered in the Conversion based on the Estimated Valuation Range (as calculated without giving effect to any increase in the Estimated Valuation Range subsequent to the date hereof). Under certain circumstances, the maximum purchase limitations may be increased or decreased at the sole discretion of the Association and the Holding Company up to 9.99% of the total number of shares of Common Stock sold in the Conversion or to one percent of shares of Common Stock offered in the Conversion. The minimum purchase is 25 shares. See "The Conversion - Additional Purchase Restrictions." The Association and the Holding Company have engaged Capital Resources as financial advisor and agent to consult, advise and assist in the distribution of shares of Common Stock, on a best-efforts basis in the Offering including, if necessary, managing selected broker-dealers to assist in selling stock in the Public Offering. For such services, Capital Resources will receive a marketing fee of $90,000. If selected dealers are used, the selected dealers will receive a fee estimated to be up to % of the aggregate Purchase Price for all shares of Common Stock sold in the Offering through such selected dealers. Such fees may be deemed to be underwriting commissions. Capital Resources and the selected dealers may be deemed to be underwriters. See "The Conversion - Marketing Arrangements" and "The Conversion - Offering of Holding Company Common Stock."

To subscribe for shares of Common Stock in the Subscription Offering, the Holding Company must receive a stock order form ("Order Form") and certification form, together with full payment at $10.00 per share (or appropriate instructions authorizing a withdrawal from a deposit account at the Association) for all shares for which subscription is made, at any office of the Association, by noon, Gloversville, New York time, on _______, 1998, unless the Subscription Offering is extended, at the discretion of the Board of Directors, up to an additional 45 days with the approval of the OTS, if necessary, but without additional notice to subscribers (the "Expiration Date"). The date by which orders must be received in the Public Offering, if any, will be set by the Holding Company at the time of such offering provided that, if the Offering is extended beyond _________, 1998, each subscriber will have the right to modify or rescind his or her subscription. Subscription funds will be returned promptly with interest to each subscriber unless he or she affirmatively indicates otherwise. See "The Conversion Offering of Holding Company Common Stock." Subscriptions paid by check, bank draft or money order will be placed in a segregated account at the Association and will earn interest at the Association's passbook rate from the date of receipt until completion or termination of the Conversion. Payments authorized by withdrawal from deposit accounts at the Association will continue to earn interest at the contractual rate until the Conversion is completed or terminated; these funds will be otherwise unavailable to the depositor until such time. Authorized withdrawals from time accounts for the purchase of Common Stock will be permitted without the imposition of early withdrawal penalties or loss of interest.

The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop or that resales of the Common Stock can be made at or above the Purchase Price. Following the Conversion the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Capital Resources intends to make a market for the Holding Company Common Stock, depending upon the volume of trading activity in the common stock. See "Market for Common Stock" and "The Conversion - Stock Pricing and Number of Shares to be Issued."

                                  [MAP OMITTED]

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by the detailed information and financial statements appearing elsewhere herein.

Adirondack Financial Services Bancorp, Inc.

         The Holding Company, Adirondack Financial Services Bancorp, Inc. was recently formed by Gloversville Federal under the laws of Delaware for the purpose of becoming a savings and loan holding company which will own all of the outstanding capital stock that Gloversville Federal will issue in connection with the Conversion. Immediately following the Conversion, the only significant assets of the Holding Company will be the capital stock of Gloversville Federal, a note evidencing the Holding Company's loan to the ESOP and up to approximately 50% of the net proceeds from the Conversion. See "Use of Proceeds." Upon completion of the Conversion, the Holding Company's business initially will consist only of the business of Gloversville Federal. See "Adirondack Financial Services Bancorp, Inc."

Gloversville Federal

         General. Gloversville Federal is a federally chartered mutual savings and loan association headquartered in Gloversville, New York. Gloversville Federal was originally chartered in 1923. Gloversville Federal currently serves the financial needs of communities in its market area through its main office located in Gloversville and its branch office located in the city of Saratoga Springs, New York. Its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1997, Gloversville Federal had total assets of $61.0 million, deposits of $56.1 million and equity of $3.3 million. See "Business - Market Area" and " Competition."

         Gloversville Federal's business has historically involved attracting deposits from the general public and using such deposits, together with other funds, to originate primarily one- to four-family residential mortgages and, to a lesser extent, multi-family and commercial real estate, commercial business, home equity and other loans in its market area. The Association also invests in securities and other permissible investments. See "Business - Investment Activities - Securities." The Association has suffered significant losses in recent years on its residential lending program, in part due to loan underwriting and monitoring deficiencies. In order to address these issues, the Board of Directors has revised the Association's loan underwriting and monitoring procedures and hired new personnel to perform such functions. In addition, in fiscal 1995, the Association hired a new President and Chief Executive Officer experienced in residential mortgage lending, income producing property and business lending and determined to expand the Association's multi-family and commercial real estate and commercial business lending. See "Business - Lending Activities -Multi-family and Commercial Real Estate Lending" and "- Commercial Business Lending." However, loan losses continued in the residential loan portfolio into fiscal 1997 and there can be no assurance that any of these new programs can successfully address the Association's loan problems.

         Financial and operational highlights of the Association include the following:


o Capital Strength. At September 30, 1997, the Association had total equity of $3.3 million and exceeded all of the applicable regulatory capital requirements with tangible, core and total risk-based capital ratios of 5.41%, 5.41% and 10.01%, respectively. Assuming on a pro forma basis that $5.0 million, the midpoint of the Estimated Valuation Range, of shares were sold in the Conversion and approximately 50% of the net proceeds were retained by the Holding Company, as of September 30, 1997, the Association's tangible capital would have been $6.5 million (10.0% of assets). See "Pro Forma Regulatory Capital Analysis."


o Losses from Operations. The Association has recorded a net loss from operations in three out of its last five fiscal years, primarily due to significant additions to its allowance for loan losses as well as, in 1996, a significant charge to operations for delinquent property taxes on certain non-performing residential loans and a special FDIC assessment. The Association's income (loss) was ($583,000), ($1.0 million), $251,000, $272,000 and ($239,000) for the years ended September 30, 1997, 1996, 1995,
     1994 and 1993, respectively. While the Board believes that it has addressed most of the problems which have caused these losses, the Association continues to have significant credit risk in its loan portfolio and its general and administrative expenses have increased as a result of new lending procedures and personnel. Accordingly, there can be no assurance that the Association's results of operations will reach favorable levels in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


o Income Producing Property and Business Lending Activities. In order to increase the yield and interest rate sensitivity of the Association's loan portfolio, the Association recently has increased its multi-family and commercial real estate and commercial business lending. While no such loans were delinquent at September 30, 1997, a number of underwriting, documentation and monitoring deficiencies have been noted. As a result, while no multi- family and commercial real estate or commercial business loans have been classified as non- performing, $1.1 million of such loans have been classified as "of concern" as of September 30, 1997. Based on the above and in view of the higher level of credit risk generally associated with such loans, there can be no assurance that such new lending programs will be successful. See "Risk Factors - Credit Risk Related to Income Producing Property and Business Lending Activities; Limited Experience in Non-Residential Lending."


o Asset Quality. As a result of residential loan underwriting and monitoring deficiencies which the Board believes have now been addressed, as well as the relatively weak economy and weak real estate market in the Association's market area, the Association has experienced significant delinquencies and loan losses on its one- to four-family residential loans. In addition, since fiscal 1995, the Association has significantly increased its multi- family and commercial real estate and commercial business lending. At September 30, 1997, the Association's non-performing loans, all of which were one- to four- family residential loans, stood at $3.8 million or 7.4% of gross loans, while "other loans of concern" stood at $1.1 million. On the same date, the Association's loan loss reserves stood at $1.6 million or 3.1% of gross loans and 42.5% of non-performing loans and 33.0% of non-performing loans and other loans of concern. At September 30, 1997, the Association's total non-performing assets stood at $4.1 million or 6.7% of assets.

     While the Association currently believes that its current allowance for loan losses is adequate, there can be no assurance that the Association will not continue to experience significant loan delinquencies and losses in the future. See "Business - Delinquencies and Non-Performing Assets."


o Interest Rate Sensitivity. The Association's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income and interest expense. In managing its asset/liability mix, Gloversville Federal generally, depending on the relationship between long and short- term interest rates, market conditions and consumer preference, places greater emphasis on maximizing its net interest margin than on matching the interest rate sensitivity of its assets and liabilities. At September 30, 1997, the net value of the Association's portfolio equity was projected to decline by 22.9% and 53.5% if there were instantaneous increases in interest rates of 200 and 400 basis points, respectively. See "Risk Factors
     - Interest Rate Risk Exposure" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Market Risk Analysis."


The Conversion

         The Offering is being made in connection with the conversion of Gloversville Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and the formation of Adirondack Financial Services Bancorp, Inc. as the holding company of Gloversville Federal. The Conversion is subject to certain conditions, including the prior approval of the Plan by the Association's members at a Special Meeting to be held on January 21, 1998. After the Conversion, the
Association's current voting members (who include certain deposit account holders and borrowers) will have no voting rights in Gloversville Federal and will have no voting rights in the Holding Company unless they become Holding Company stockholders. Eligible Account Holders and Supplemental Eligible Account Holders, however, will have certain liquidation rights in the Association. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association - Liquidation Rights."

         The Offering. The shares of Common Stock to be issued in the Conversion are being offered at a Purchase Price of $10.00 per share in the Subscription Offering pursuant to nontransferable Subscription Rights in the following order of priority: (i) Eligible Account Holders (i.e., depositors whose accounts in the Association totaled $50.00 or more on September 30, 1996); (ii) Tax-Qualified Employee Plans; provided, however, that the Tax Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Conversion exceeds the maximum of the Estimated Valuation Range; (iii) Supplemental Eligible Account Holders (i.e., depositors whose accounts in the Association totaled $50.00 or more on ___________, 1998); (iv) Other Members (i.e., depositors as of ___________ __,
1998 and certain borrowers of the Association as of ________ __, ____ and _______ __, 1998); and (v) employees, officers and directors of the Association. Subscription Rights received in any of the foregoing categories will be subordinated to the Subscription Rights received by those in a prior category. Subscription Rights will expire if not exercised by noon, Gloversville, New York time, on ____________ __, 1998, unless extended (the "Expiration Date").

         Subject to the prior rights of holders of Subscription Rights and market conditions at or near the completion of the Subscription Offering, any shares of Common Stock not subscribed for in the Subscription Offering may be offered at the same price in a Public Offering and/or Direct Community Offering through Capital Resources on a best efforts basis to selected persons to whom this prospectus is delivered. To order Common Stock in connection with the Public Offering and/or Direct Community Offering, if any, an executed stock order form and account withdrawal authorization and certification must be received by Capital Resources prior to the termination of such offerings. The date by which orders must be received in the Public Offering and/or Direct Community Offering, if any, will be set by the Holding Company at the time of such offering provided that if the Offering is extended beyond __________ __, 1998, each subscriber will have the right to modify or rescind his or her subscription. The Holding Company and the Association reserve the absolute right to accept or reject any orders in the Public Offering and Direct Community Offering, if any, in whole or in part.

         If necessary, shares of Common Stock may also be offered in connection with the Public Offering for sale on a best-efforts basis by selected dealers managed by Capital Resources. See "The Conversion - Public Offering and Direct Community Offering."

         The Association and the Holding Company have engaged Capital Resources to consult with and advise the Holding Company and the Association with respect to the Offering, and Capital Resources has agreed to solicit subscriptions and purchase orders for shares of Common Stock in the Offering. Neither Capital Resources nor any selected broker-dealers will have any obligation to purchase shares of Common Stock in the Offering. Capital Resources will receive for its services a marketing fee of $90,000. To the extent selected broker-dealers are utilized in connection with the sale of shares in the Public Offering, the selected dealers will receive a fee of up to _____% and Capital Resources will receive a fee of _____% of the aggregate Purchase Price for all shares of Common Stock sold through such broker-dealers. Capital Resources will also receive reimbursement for certain expenses incurred in connection with the Offering. The Holding Company has agreed to indemnify Capital Resources against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended ("Securities Act"). See "The Conversion Marketing Arrangements."

         The Association has established a Stock Information Center, which will be managed by Capital Resources, to coordinate the Offering, and answer questions about the Offering received by telephone. All subscribers will be instructed to mail payment to the Stock Information Center or deliver payment directly to the Association's office. Payment for shares of Common Stock may be made by cash (if delivered in person), check or money order or by authorization of withdrawal from deposit accounts maintained with the Association. Such funds will not be available for withdrawal and will not be released until the Conversion is completed or terminated. See "The Conversion - Method of Payment for Subscriptions."

         Purchase Limitations. The Plan of Conversion places limitations on the number of shares which may be purchased in the Conversion by various categories of persons. With the exception of the Tax-Qualified Employee Plans, no Eligible Account Holder, Supplemental Eligible Account Holder, Other Member or director, officer or employee may purchase in their capacity as such in the Subscription Offering more than $150,000 of Common Stock; no person, together with associates of and persons acting in concert with such person, may purchase more than $150,000 of Common Stock in the Public Offering; and no person or group of persons acting in concert (other than the Tax-Qualified Employee Plans) may purchase more than $150,000 of Common Stock in the Conversion. The minimum purchase limitation is 25 shares of Common Stock. These purchase limits may be increased or decreased consistent with the Office of Thrift Supervision ("OTS") regulations at the sole discretion of the Holding Company and the Association. See "The Conversion - Offering of Holding Company Common Stock."

         Restrictions on Transfer of Subscription Rights. Prior to the completion of the Conversion, no person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Persons found to be selling or otherwise transferring their right to purchase stock in the Subscription Offering or purchasing Common Stock on behalf of another person will be subject to forfeiture of such rights and possible federal penalties and sanctions. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

         Stock Pricing and Number of Shares of Common Stock to be Issued in the Conversion. The Purchase Price of the Common Stock is $10.00 per share and is the same for all purchasers. The aggregate pro forma market value of the Holding Company and Gloversville Federal, as converted, was estimated by RP Financial, which is experienced in appraising converting thrift institutions, to be the Estimated Valuation Range. The Board of Directors has reviewed the Estimated Valuation Range as stated in the appraisal and compared it with recent stock trading prices as well as other recent pro forma market value estimates. The Board of Directors has also reviewed the appraisal report, including the assumptions and methodology utilized therein, and determined that it was not unreasonable.

         Depending on market and financial conditions at the time of the completion of the Offering, the total number of shares of Common Stock to be issued in the Conversion may be increased or decreased significantly from the 575,000 shares offered hereby and the Purchase Price may be decreased. However, subscribers will be permitted to modify or rescind their subscriptions if the product of the total number of shares to be issued multiplied by the price per share is less than $4,250,000 or more than $6,612,500. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Conversion or of purchasing shares of Common Stock. The appraisal considers Gloversville Federal and the Holding Company only as going concerns and should not be considered as any indication of the liquidation value of Gloversville Federal or the Holding Company. Moreover, the appraisal is necessarily based on many factors which change from time to time. There can be no assurance that persons who purchase shares in the Conversion will be able to sell such shares at prices at or above the Purchase Price. See "Pro Forma Data" and "The Conversion - Stock Pricing and Number of Shares to be Issued" for a description of the manner in which such valuation was made and the limitations on its use.

Purchases by Directors and Executive Officers

         The directors and executive officers of Gloversville Federal intend to purchase, for investment purposes and at the same price as the shares are sold to other investors in the Conversion, approximately $385,500 of Common Stock, or 9.1%, 7.7% or 6.7% of the shares to be sold in the Conversion at the minimum, midpoint and maximum of the Estimated Valuation Range, respectively. In addition, an amount of shares equal to an aggregate of 8% of the shares to be issued in the Conversion is anticipated to be purchased by the ESOP. See "The Conversion - Participation by the Board and Executive Officers."

Potential Benefits of Conversion to Directors and Executive Officers

         Employee Stock Ownership Plan. The Board of Directors of the Association has adopted an ESOP, a tax-qualified employee benefit plan for officers and employees of the Holding Company and the Association. All employees of the Association are eligible to participate in the ESOP after they attain age 21 and complete one year of service. The Association's contribution to the ESOP is allocated among participants on the basis of their relative compensation. Each participant's account will be credited with cash and shares of Holding Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. The ESOP intends to buy up to 8% of the Common Stock issued in the Conversion (approximately $340,000 to $460,000 of the Common Stock based on the issuance of the minimum and the maximum of the Estimated Valuation Range and the $10.00 per share Purchase Price). The ESOP will purchase the shares with funds borrowed from the Holding Company, and it is anticipated that the ESOP will repay the loans through periodic tax-deductible contributions from the Association over a ten-year period. These contributions will increase the compensation expense of the Association. See "Management Benefit Plans - Employee Stock Ownership Plan" for a description of this plan.

         Stock Option and Incentive Plan and Recognition and Retention Plan. The Board of Directors of the Holding Company intends to adopt a Stock Option and Incentive Plan (the "Stock Option Plan") and a Recognition and Retention Plan ("RRP") to become effective upon ratification by stockholders following the Conversion. Certain of the directors and executive officers of the Holding Company and the Association will receive awards under these plans. It is currently anticipated that an amount of shares equal to 10% and 4% of the shares sold in the Conversion will be reserved for issuance under the Stock Option Plan and RRP, respectively. Depending upon market conditions in the future, the Holding Company may purchase shares in the open market to fund these plans. See "Management - Benefit Plans" for a description of these plans.

         Under the proposed Stock Option Plan, it is presently intended that the directors and executive officers be granted options to purchase, in addition to the shares to be issued in the Conversion, an amount of shares equal to __% of the shares sold in the Conversion (or ______ and ______ shares, respectively, of Common Stock based on the minimum and maximum of the Estimated Valuation Range) at an exercise price equal to the market value per share of the Common

Stock on the date of grant. Such options will be awarded at no expense to the recipients and pose no financial risk to the recipients until exercised. It is presently anticipated that Lewis Kolar, President and Menzo Case, Executive Vice President will each receive an option to purchase an amount of shares equal to 2.0% of the shares sold in the Conversion (or 8,500 and 11,500 shares, assuming the minimum and maximum of the Estimated Valuation Range, respectively). See "Management - Benefit Plans - Stock Option and Incentive Plan."

         The award and exercise of options pursuant to the Stock Option Plan will not result in any expense to the Holding Company; however, when the options are exercised (or, depending on market conditions, potentially prior to exercise) , the per share earnings and book value of existing stockholders will likely be diluted.


         It is also intended that directors and executive officers be granted (without any requirement of payment by the grantee) an amount of shares of restricted stock awards equal to ___% of the shares sold in the Conversion (or _________ and ________ shares, respectively, based on the minimum and maximum of the Estimated Valuation Range) which will vest over five years commencing one year from stockholder ratification and which will have a total value of $________ and $__________ based on the Purchase Price of $10.00 per share at the minimum and maximum of the Estimated Valuation Range, respectively. It is presently anticipated that President Kolar will receive a restricted stock award equal to 1.0% of the shares sold in the Conversion (or 4,250 and 5,750 shares, assuming the minimum and maximum of the Estimated Valuation Range) and that Executive Vice President Case will receive a restricted stock award equal to .6% of the conversion shares. The restricted stock award to President Kolar and Executive Vice President Case would have an aggregate value ranging from $42,500 and $57,500, and $25,500 and $34,500, respectively, (at the minimum and maximum of the Estimated Valuation Range) based upon the original Purchase Price of $10.00 per share. See "Risk Factors - Takeover Defensive Provisions; Dilution of Per Share Value" and "Management Benefit Plans - Recognition and Retention Plan."

         Following stockholder ratification of the RRP, the RRP will be funded either with shares purchased in the open market or with authorized but unissued shares. Based upon the Purchase Price of $10.00 per share, the amount required to fund the RRP through open-market purchases would range from approximately $_______ (based upon the sale of shares at the minimum of the Estimated Valuation Range) to approximately $_______ (based upon the sale of shares at the maximum of the Estimated Valuation Range). In the event that the per share price of the Common Stock increases above the $10.00 per share Purchase Price following completion of the Offering, the amount necessary to fund the RRP would also increase. The expense related to the cost of the RRP will be recognized over the five-year vesting period of the awards made pursuant to such plan. The use of authorized but unissued shares to fund the RRP would dilute the holdings of stockholders who purchase Common Stock in the Conversion. See "Management - Benefit Plans - Recognition and Retention Plan."


         The Holding Company intends to submit the RRP and the Stock Option Plan to stockholders for ratification following completion of the Offering, but in no event prior to six months following the completion of the Conversion. These plans will only be effective if ratified by the stockholders. In the event the Stock Option Plan and the RRP are not ratified by stockholders, management may consider the adoption of alternate incentive plans, although no such plans are currently contemplated. While the Association believes that the RRP and the Stock Option Plan will provide important incentives for the performance and retention of management, the Association has no reason to believe that the failure to obtain shareholder ratification of such plans would result in the departure of any members of senior management.

         Change in Control Severance Agreements. The Association intends to enter into change in control agreements with President Kolar and Executive Vice President Case. It is anticipated that such agreements will have initial terms of 24 and 12 months, respectively, and become effective upon completion of the Conversion. In the event that President Kolar or Executive Vice President Case is terminated following a "change in control" (as defined in the agreements), such officer will be entitled to a severance payment of 200% and 100%, respectively, of his current compensation. See "Management - Executive Compensation - Change in Control Severance Agreements" for the definition of "change in control" and a more detailed description of these agreements.

Use of Proceeds


         The net proceeds from the sale of Common Stock in the Conversion (estimated at $3.7 million, $4.5 million, $5.2 million and $6.1 million based on sales at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively) will substantially increase the capital of Gloversville Federal. See "Pro Forma Data." The Holding Company will utilize approximately 50% of the net proceeds from the issuance of the Common Stock to purchase all of the common stock of Gloversville Federal to be issued upon Conversion and will retain approximately 50% of the net proceeds; provided that the amount retained by the Holding Company will be reduced to the extent required that, upon the completion of the transaction, the Association's ratio of capital to assets is at least 10%. The proceeds retained by the Holding Company will be invested initially in short-term investments. Such proceeds will subsequently be invested in one- to four-family residential and multi-family and commercial real estate and commercial business loans and investment securities and will be available for general corporate purposes, including the possible repurchase of shares of the Common Stock, as permitted by the OTS. The Holding Company currently has no specific plans to make any such repurchases of any of its Common Stock. In addition, the Holding Company intends to provide the funding for the ESOP loan. Based upon the initial Purchase Price of $10.00 per share, the dollar amount of the ESOP loan would range from $340,000 (based upon the sale of shares at the minimum of the Estimated Valuation Range) to $460,000 (based upon the sale of shares at the maximum of the Estimated Valuation Range). It is anticipated that the ESOP will repay the loan through periodic tax-deductible contributions from the Association over a ten-year period. The interest rate to be charged by the Holding Company on the ESOP loan will be based upon the Internal Revenue Service ("IRS") prescribed applicable federal rate at the time of origination.


         Finally, the Holding Company currently intends to use a portion of the proceeds to fund a Recognition and Retention Plan ("RRP"), subject to stockholder ratification. Compensation expense related to the RRP will be recognized as share awards vest. See "Pro Forma Data." Following stockholder ratification of the RRP, the RRP will be funded either with shares purchased in the open market or with authorized but unissued shares. Based upon the Purchase Price of $10.00 per share, the amount required to fund the RRP through open-market purchases would range from approximately $170,000 (based upon the sale of shares at the minimum of the Estimated Valuation Range) to approximately $230,000 (based upon the sale of shares at the maximum of the Estimated Valuation Range). In the event that the per share price of the Common Stock increases above the $10.00 per share Purchase Price following completion of the Offering, the amount necessary to fund the RRP would also increase. The use of authorized but unissued shares to fund the RRP could dilute the holdings of stockholders who purchase Common Stock in the Conversion. See "Management - Benefit Plans - Recognition and Retention Plan."

         The net proceeds received by Gloversville Federal will become part of Gloversville Federal's general funds for use in its business and will be used to support the Association's existing operations, subject to applicable regulatory restrictions. Immediately upon the completion of the Conversion, it is anticipated that the Association will invest such proceeds into short-term assets. Subsequently, the Association intends to redirect the net proceeds to the origination of residential loans and, to a lesser extent, multi-family and commercial real estate, commercial business and home equity loans, subject to market conditions. In addition, such proceeds may also be utilized to repay borrowings.

         See "Use of Proceeds" for additional information on the utilization of the offering proceeds as well as OTS restrictions on repurchases of the Holding Company's stock.

Dividends

         The declaration and payment of dividends are subject to, among other things, the Holding Company's financial condition and results of operations, Gloversville Federal's compliance with its regulatory capital requirements, including the fully phased-in capital requirements, tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors. There can be no assurance as to whether or when the Holding Company will pay a dividend. See "Dividends."

Market for Common Stock

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. Following the completion of the offering, it is anticipated that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC Bulletin Board. Capital Resources has indicated its intention to make a market in the Common Stock. If the Common Stock cannot be quoted and traded on the OTC Bulletin Board it is expected that transactions in the Common Stock will be reported in the pink sheets published by the National Quotation Bureau, Inc. Making a market may include the solicitation of potential buyers and sellers in order to match buy and sell orders. However, Capital Resources will not be subject to any obligation with respect to such efforts.

         There can be no assurance that an active or liquid trading market will develop for the Common Stock, or if a market develops, that it will continue. A public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock at any given time, which is not within the control of the Holding Company or any market maker. Accordingly, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "Market for Common Stock."

Risk Factors


         See "Risk Factors" for information regarding certain factors which should be considered by prospective investors, including the Association's recent operating results, adverse market conditions in market area, credit risk related to income producing property and business lending activities and limited experience in non-residential lending, interest rate risk exposure, competition, takeover defensive provisions contained in the Holding Company's certificate of incorporation and bylaws and dilution of per share value, post-conversion overhead expenses, regulatory oversight, the risk of a delayed offering, the absence of an active market for the Common Stock, possible increase in estimated valuation range and number of shares issued and related earnings dilution and the possible consequences of amendment of the Plan of Conversion.

                         SELECTED FINANCIAL INFORMATION

         Set forth below are selected financial and other data of the Association. The financial data is derived in part from, and should be read in conjunction with, the Financial Statements and Notes of the Association presented elsewhere in this Prospectus.

                         Selected Financial Information

                                                                              At September 30,
                                                  -------------------------------------------------------------------------
                                                          1997           1996           1995          1994           1993
                                                          ----           ----           ----          ----           ----
                                                                                (In Thousands)
Selected Financial Condition Data:
----------------------------------
Total assets.....................................       $61,022        $61,006        $63,073       $69,597        $61,894
Cash and cash equivalents........................         1,922          1,198          3,181         6,509         18,184
Loans receivable, net............................        49,526         49,636         48,239        45,645         40,896
Mortgage-backed securities available for sale....         3,562          4,044            993         3,968             --
Other securities available for sale..............         3,455          3,395          4,138         5,781            581
                                                       --------       --------       --------      --------      ---------
   Total securities available for sale...........         7,017          7,439          5,131         9,749            581
                                                       --------       --------       --------      --------      ---------
Investment securities held to maturity...........            --             --          4,402         5,459             --
Deposits.........................................        56,117         55,716         57,866        64,703         57,346
Borrowings.......................................         1,300            300             --            --             --
Total equity.....................................         3,280          3,790          4,854         4,705          4,397

                                                                     For the Years Ended September 30,
                                                  --------------------------------------------------------------------------
                                                          1997           1996           1995          1994           1993
                                                          ----           ----           ----          ----           ----
                                                                               (In Thousands)
Selected Operations Data:
-------------------------
Interest income..................................         4,905          4,733          4,816         4,805          4,853
Interest expense.................................         2,447          2,416          2,527         2,148          2,586
                                                       --------       --------       --------      --------       --------
Net interest income..............................         2,458          2,317          2,289         2,657          2,267
Provision for loan losses........................           792            714            129           211            843
                                                      ---------      ---------      ---------     ---------      ---------
Net interest income after provision for loan
  losses.........................................         1,666          1,603          2,160         2,446          1,424
                                                       --------       --------        -------      --------       --------
Net gain on sale of securities...................            --             --            204            --             --
Other non-interest income........................           155            109            188            69             30
                                                       --------      ---------      ---------    ----------     ----------
Total non-interest income........................           155            109            392            69             30
                                                       --------      ---------      ---------    ----------     ----------
Non-interest expense.............................         2,319          2,970          2,199         2,119          1,755
                                                        -------        -------        -------       -------        -------
(Loss) income before income tax expense
   (benefit) ....................................          (498)        (1,258)           353           396           (301)
Income tax expense (benefit).....................            85           (222)           102           124            (62)
                                                      ---------      ---------       --------      --------      ---------
Net (loss) income................................      $   (583)       $(1,036)      $    251      $    272       $   (239)
                                                       ========        =======       ========      ========       ========

                    Selected Financial Ratios and Other Data

                                                                                      September 30,
                                                       -------------------------------------------------------------------------
                                                                 1997          1996         1995          1994          1993
                                                                 ----          ----         ----          ----          ----
Performance ratios:
-------------------
  Return (Loss) on average assets....................           (0.94)%       (1.69)%       0.38%         0.42%        (0.37)%
  Return (Loss) on average equity....................          (16.30)       (22.22)        5.30          5.97         (5.11)
Interest rate spread information:
---------------------------------
  Average during period..............................            3.96          3.68         3.35          4.43          3.87
  End of period......................................            4.19          4.21         3.61          4.05          4.18
    Net interest margin..............................            4.11          3.91         3.55          4.42          3.82
Other Operating ratios:
-----------------------
  Ratio of operating expenses to average total
   assets(1).........................................            3.63          3.61         3.11          3.17          2.63
  Efficiency ratio(2)................................           85.94         91.10        86.67         75.85         74.46
  Ratio of average interest-earning assets to
   average interest-bearing liabilities..............          103.76        105.53       105.01         99.70         98.73
Asset Quality ratios:
---------------------
Non-performing assets to total assets
  at end of period...................................            6.73          3.74         4.38          5.53          4.22
Allowance for loan loss to non-performing loans
  at end of period...................................           42.53         56.53        30.20         24.34         41.63
Allowance for loan losses to gross loans
  receivable at end of period........................            3.14          2.45         1.58          1.83          2.08
Capital ratios:
---------------
  Equity to total assets at end of period............            5.38          6.21         7.70          6.76          7.10
  Average equity to average assets...................            5.78          7.62         7.11          6.99          7.17
Other data:
-----------
Number of full service offices.......................               2             2            2             2             2

(1) Operating expenses exclude OREO expenses of $73,000, $27,000, $127,000, $52,000 and $44,000 for years ended September 30, 1997, 1996, 1995, 1994 and 1993, respectively. In addition, operating expenses for the year ended September 30, 1996 exclude expenses incurred by the Association for delinquent property taxes on collateral secured by certain nonperforming one- to four-family residential loans paid on behalf of borrowers of $318,000 and the special one-time SAIF assessment of $415,000.

(2) The efficiency ratio represents operating expenses (as defined in footnote 1 above) divided by the sum of net interest income and other operating income (excluding a gain on sale of building of $86,000 and net gains from security transactions of $204,000 for the year ended September 30, 1995).

                               RECENT DEVELOPMENTS

         Summarized below is certain selected financial data for the Association at December 31, 1997 and 1996 and September 30, 1997 and for the three-month periods ended December 31, 1997 and 1996. Information at December 31, 1997 and 1996, and for each of the three month periods, is derived from unaudited financial statements. This financial data should be read in conjunction with the financial statements of the Association presented elsewhere in this Prospectus. In the opinion of management of the Association, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation have been included. The results of operations and other data for the three-month period ended December 31, 1997 are not necessarily indicative of the results of operations which may be expected for the fiscal year ending September 30, 1998 or any other period.

                    Selected Financial Condition Information
                                               At December 31,  At September 30,
                                               ---------------  ----------------
                                                     1997             1997
                                                     ----             ----
                                                          (In Thousands)
Total assets...................................... $59,623          $61,022
Cash and cash equivalents.........................   1,435            1,922
Loans receivable, net.............................  48,880           49,526
Mortgage-backed securities available for sale.....   3,416            3,562
Other securities available for sale...............   3,454            3,455
                                                   -------          -------
   Total securities available for sale............   6,870            7,017
                                                   -------          -------

Deposits..........................................  54,271           56,117
Borrowings........................................   1,700            1,300
Total equity......................................   3,321            3,280


                            Selected Operations Data
                                                      For Three Months Ended
                                                    ----------------------------
                                                    December 31,   September 30,
                                                    ------------   -------------
                                                       1997           1997
                                                       ----           ----
                                                         (In Thousands)
Interest and dividend income........................$  1,184       $ 1,254
Interest expense....................................     627           613
Net interest income.................................     557           641
Provision for loan losses...........................      15           198
Net interest income after provision for loan losses.     542           443
Total non-interest income...........................      54            44
Non-interest expense................................     557           586
Income (loss) before income tax expense.............      39           (99)
Income tax expense..................................      16            14
Net income (loss)...................................      23          (113)

              Selected Financial Ratios (Annualized) and Other Data
                                                             At or For the Years
                                                              Ended December 31,
                                                              ------------------
                                                              1997        1996
                                                              ----        ----
Performance Ratios:
   Return on average assets.................................  0.15%      (0.73)%
   Return on average equity.................................  2.78      (12.01)

Interest rate spread information:
   Average during period....................................  3.72%       4.13%
   End of Period............................................  4.03        4.19

Other Operating Ratios:
   Net interest margin......................................  3.82%       4.29%
   Ratio of operating expenses to average total assets(1)...  3.62        3.76
   Efficiency Ratio......................................... 89.82       84.82
   Ratio of average interest-earning assets to  average
     interest-bearing liabilities                           102.54      104.06

Asset Quality ratios:
   Non-performing assets to total assets at end of
      period                                                  6.10%       3.51%
   Allowance for loan loss to non-performing loans
      at end of period                                       44.32       69.60
   Allowance for loan losses to gross loans receivable
      at end of period                                        3.09        2.56

Capital ratios:
   Equity to total assets at end of period                    5.57%       5.97%
   Average equity to average assets                           5.46        6.09

Other data:
   Number of full service offices                              2           2


(1) Operating expenses exclude OREO expenses of $8,000 and $5,000 for periods ended December 31, 1997 and 1996, respectively.

(2) The efficiency ratio represents operating expenses (as defined above) divided by the sum of net interest income and other operating income.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF RECENT OPERATING RESULTS

Financial Condition

         Total assets declined $1.4 million or 2.29% to $59.6 million at December 31, 1997 from $61.0 million at September 30, 1997.

         Gross loans declined from $51.3 million at September 30, 1997 by $707,000 or 1.38% to $50.6 million at December 31, 1997. The majority of the loan decline was in one-to-four family loans which were $36.9 million at September 30, 1997 and $594,000 or 1.61% less at December 31, 1997 with a balance of $36.3 million. The decline in gross loans outstanding from September 30, 1997 to December 31, 1997 was attributable to the highly competitive nature of the residential mortgage market where rates offered by competitors were lower than those offered by the Association. The Association pricing its mortgage loans more aggressively in December 1997.

         Cash and cash equivalents declined $487,000 or 25.36% from $1.9 million at September 30, 1997 to $1.4 million at December 31, 1997. Securities available for sale declined $147,000 or 2.10% from $7.0 million to $6.9 million from September 30, 1997 to December 31, 1997.

         Deposits declined during the three months ended December 31, 1997 by $1.8 million or 3.29%. The decline in deposits was primarily in time deposits which were $25.7 million at December 31, 1997 as compared to $28.0 million at September 30, 1997. The $2.3 million or 8.11% decline in time deposits outstanding was partially offset by an increase of $682,000 or 6.23% in money market accounts during the same time period. The outflow of deposits exceeded the Association's immediate sources of funding; therefore, borrowings increased $400,000 or 30.77% from $1.3 million at September 30, 1997 to $1.7 million at December 31, 1997. Time deposit outflows during the three month period were consistent with management's decision to not aggressively price new or maturing time deposits when alternative funding, such as FHLB borrowings and security repurchase agreements, were priced less expensively and effectively met the short term funding needs.

         The Association's allowance for loan losses declined $48,000 or 2.95% during the three month period ended December 31, 1997. The decline was the result of net charge-offs totaling $63,000 exceeding the $15,000 provision made during the quarter. Charge-offs taken during the period from September 30, 1997 to December 31, 1997 were primarily against residential properties either foreclosed upon or deemed uncollectible. At December 31, 1997, the allowance for loan losses was 3.09% of gross loans receivable (down from 3.14% at September 30, 1997) and 44.32% of non-performing loans (up from 42.53% at September 30,
1997). Non-performing loans decreased from $3.8 million at September 30, 1997 to $3.5 million at December 31, 1997. OREO declined from $313,000 at September 30, 1997 to $107,000 at December 31, 1997.

         Total equity increased by $41,000 during the three month period ended December 31, 1997 and was $3.3 million at both September 30, 1997 and December 31, 1997. The increase was attributable to net income of $23,000 recognized for the three month period ended

December 31,1997 and an $18,000 decline in the after-tax net unrealized loss on available for sale securities.

         Non-performing assets. Non-performing assets decreased $468,000 or 11.40% from $4.1 million at September 30, 1997 to $3.6 million at December 31, 1997. The decrease is attributable to non-performing loans decreasing $262,000 or 6.91% from $3.8 million at September 30, 1997 to $3.5 million at December 31, 1997 and by a decline in OREO of $206,000 during the same period. Non-performing loans at December 31, 1997 consisted of one-to-four family mortgages of $3.5 million, home equity loans of $34,000 and other consumer loans of $12,000. OREO at both December 31, 1997 and 1996 consisted entirely of one-to-four family residences.

         In addition to non-performing loans discussed above, at December 31, 1997, the Association had $1.1 million of other loans, all of which were multi-family and commercial real estate or commercial business loans, with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have concerns as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such loans in the non-performing asset categories. While none of these loans were more than 30 days delinquent as of December 31, 1997, weak or negative cash flows, failure to attain budgeted income projections or declines in collateral values have been the primary reasons which have caused the Association to monitor such loans more carefully.

Comparison of Operating Results for the Three-Month Periods Ended December 31, 1997 and 1996

         General. Net income for the three months ended December 31, 1997 was $23,000, compared to a net loss of $113,000 for the same period in 1996. The
$136,000 increase was primarily attributable to a decline of $85,000 in net interest income, offset by a $183,000 decrease in the provision for loan losses, an increase of $10,000 in non-interest income and a decline of $30,000 in non-interest expense.

         Net interest income. Net interest income, or the difference between interest and dividend income and interest expense, declined $85,000 or 13.18 % from the three month period ended December 31, 1996 to the three month period ended December 31, 1997. The negative effect of a 26 basis point decrease in the average net interest-earning assets yield from 8.40% for the quarter ended December 31, 1996 to 8.14% for the quarter ended December 31, 1997 was further exasperated by a 16 basis point increase in the average interest-bearing liabilities cost from 4.27% for the quarter ended December 31, 1996 to 4.43% for the quarter ended December 31, 1997.

         Interest and dividend Income. Interest and dividend income totaled $1.2 million for the three months ended December 31, 1997, a decrease of $70,000 or 5.61% compared to interest and dividend income of $1.3 million for the three months ended December 31, 1996. This decrease reflects a decrease of $1.6 million in total average interest-earning assets and a 26 basis point decrease in the average yield on such assets to 8.14% for the three months ended December 31, 1997 from 8.40% for the same period in the prior year. Interest income on loans decreased $50,000 or 4.49% to $1.1 million for the three month period ended December 31, 1997 from $1.1 million for the three months ended December 31, 1996, reflecting a $588,000 decline in the average balance of loans and a 29 basis point decline in average yield. The decline in the average balance of loans is primarily due to the decline in one-to-four family mortgages. The decrease in the average yield on loans is due to the continued amortization and prepayment of higher yielding one-to-four family mortgages with replacement by newly originated lower yielding one-to-four family mortgages, slightly offset by the continued growth in higher yielding multi-family and commercial real estate and commercial business loans. Interest income from securities decreased $14,000 or 11.34% from $122,000 for the three months ended December 31, 1996 to $108,000 for the three months ended December 31, 1997. The decline was attributable to the $558,000 or 7.39% decrease in the average balance of securities due to the continued amortization of the portfolio.

         Interest expense. Interest expense increased from $613,000 for the three month period ended December 31, 1996 by $14,000 or 2.31% to $627,000 for the three month period ended December 31, 1997. This increase reflects an increase of 16 basis points in the average rate paid on deposits and borrowings to 4.43% for the three months ended December 31, 1997 from 4.27% for the same period in the prior year offset by a decline of $660,000 in the average balance outstanding. The decrease in the average interest-bearing liabilities was the result of the combined average demand and N.O.W. accounts, savings and money market account balances outstanding increasing $679,000 or ____% from $27.9 million to $28.6 million and an increase of $960,000 in the average borrowings outstanding from $636,000 to $1.6 million offset by a decrease of $2.3 million or ____% in the average balance of time deposits from $28.8 million to $26.5 million. The increased interest expense reflects an increase in the rates paid on money market accounts, time deposits and borrowings. The average rate paid on money market accounts increased 13 basis points from 4.05% to 4.18% for the three months ended December 31, 1996 and December 31, 1997, respectively. The cost of time deposits also increased during the same time period by 32 basis points from 5.29% to 5.61%.

         Provision for loan losses. The provision for loans losses was $15,000 for the three months ended December 31, 1997 compared to $198,000 for the same period in 1996. Although the Association maintains its allowance for loan losses at a level it considers adequate to provide for losses, there can be no assurance that such losses will not exceed the estimated amounts or that additional substantial provisions for loan losses will not be required in future periods. The allowance for loan losses totaled $1.6 million (3.09% of gross loans and 44.32% of non-performing loans) at December 31, 1997 compared with $1.3 million (2.56% of gross loans and 69.60% of non-performing loans).

         Other income. Other income for the three months ended December 31, 1997 increased $10,000 or 21.83% from $44,000 during the same period in 1996 to $54,000. This increase was primarily attributable to a $8,000 increase in service charges and fees, reflecting newly implemented fees being collected from customers.

         Other expense. Other expenses decreased $30,000 or 5.13% to $557,000 for the three month period ended December 31, 1997 from $587,000 for the three month period ended December 31, 1996. Compensation and employee benefits increased $17,000 or 8.26% from $217,000 for the three month period ended December 31, 1996 to $234,000 for the same period in 1996. The increase was primarily attributable to annual salary increases and increased pension and health insurance expenses. Federal deposit insurance premiums were $13,000 for the three months ended December 31, 1997 compared to $32,000 for the same period in 1996, reflecting a decrease of $19,000 or 58.48%. The decrease is attributable to the reduced premiums charged for insurance on deposits. Advertising expense decreased $7,000 or 23.50% from $29,000 for the three months ended December 31, 1996 to $22,000 for the three months ended December 31, 1997, as the amount of advertising used was reduced during the first quarter of fiscal 1998. All other operating expenses decreased $16,000 or 6.72% from $248,000 for the three months ended December 31, 1996 to $231,000 for the three months ended December 31, 1997.

         Income tax expense. Income tax expense was $16,000 for the three months ended December 31, 1997, or 40.40% of pre-tax income compared to $14,000 on a pre-tax loss of $99,000 for the three months ended December 31, 1996. A benefit was not recognized for the pre-tax loss incurred during the three months ended December 31, 1996 due to an evaluation of the realizability of the Association's deferred tax assets. The deferred tax asset valuation allowance was increased $43,000 during the three months ended December 31, 1996.

         The following tables sets forth the Association's compliance with its regulatory capital requirements at December 31, 1997. See "Pro Forma Regulatory Capital Analysis" for information regarding the Association's pro forma capital compliance upon completion of the Conversion.

              Selected Financial Ratios (Annualized) and Other Data
                                    At December 31, 1997
                              -------------------------------
                                Amount             Percent(1)
                                ------             ----------
                                  (Dollars in Thousands)
Tangible Capital:
   Actual                       $3,325                5.58%
   Requirement                     894                1.50
                              --------                ----
   Excess                       $2,431                4.08%
                                ======                ====

Core Capital:
   Actual(2)                    $3,325                5.58%
   Requirement                   1,789                3.00%
                                ------               -----
   Excess                       $1,536                2.58%
                                ======                ====

Risk-Based Capital:
   Actual(3)                    $3,764               11.05%
   Requirement                   2,726                8.00
                                ------               -----
   Excess                       $1,038                3.05%
                                ======                ====

(1) Tangible and core capital levels are shown as a percentage of total adjusted assets; risk-based capital levels are shown as a percentage of risk-weighted assets. Unrealized gains and losses on debt securities available for sale are excluded from tangible, core and risk-based capital.

(2) In April 1991, the OTS proposed a core capital requirement for savings associations comparable to the requirement for national banks that became effective on November 30, 1990. This proposed core capital ratio is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness ("CAMEL" rating), with a 4% to 5% core capital requirement for all other thrifts. See "Regulation Regulatory Capital Requirements."

(3) Includes $486,000 of the allowance for loan losses which qualifies as supplementary capital. See "Regulation - Regulatory Capital Requirements."

                                  RISK FACTORS

         The following factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors before deciding whether to purchase the Common Stock offered in the Offering.

Recent Operating Losses


         The Association has recorded significant losses from operations over the last several years due primarily to losses related to loans (including additions to the allowance for loan losses, a charge to operations for past due property taxes on certain non-performing residential loans on which tax payments were not effectively monitored and valuation adjustments and expenses related to foreclosed real estate). The Association's provision for loan losses were $792,000, $714,000 and $129,000 for fiscals 1997, 1996 and 1995, respectively.
In addition, other real estate expenses totaled $73,000, $27,000 and $127,000 for fiscal 1997, 1996 and 1995, respectively. Finally, during fiscal 1996, the Association recorded a $318,000 charge to operations from past due real estate taxes on certain non-performing residential loans. In addition to these real estate lending related expenses, the Association recorded a $415,000 pre tax accrual for a special FDIC assessment.

         The Association's net income (loss) was ($583,000), ($1.0 million) and $251,000 for the years ended September 30, 1997, 1996 and 1995, respectively. The Association has attempted to address these losses through increased loan monitoring (including the hiring of an internal auditor and credit analyst), tightened loan underwriting standards and enhanced collection procedures. In addition, in fiscal 1995, the Association began to focus a portion of its lending on multi-family and commercial real estate, and commercial business loans. In view of (i) the higher level of credit risk inherent in the Association's new multi-family and commercial real estate and commercial business lending activities, (ii) the relatively low level of loan demand and high level of competition in much of the Association's market area, (iii) the decline in real estate values in much of the Association's market area, (iv) the higher level of expense required for the increased monitoring of the portfolio and the expansion of the types of lending products offered and (v) the Association's continued vulnerability to changes in interest rates, there can be no assurance that the Association's results of operations will return to satisfactory levels in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Comparison of Operating Results for the Years Ended September 30, 1997 and 1996."

Adverse Market Conditions in Market Area


         The Association maintains an office in Fulton County, New York, which is located approximately 50 miles northwest of Albany, and in Saratoga County, New York, which is located approximately 30 miles north of Albany. The Association considers its primary market area to include Fulton and Saratoga counties as well as portions of the surrounding counties of Montgomery and Hamilton, New York. As a result of a decline in the local manufacturing base over the last 15 years, the employment and economic growth rates of much of the Association's market area (with the partial exception of Saratoga County) have been less favorable than the United States and New York State averages. As a result of these conditions, the Association believes that real estate values have declined through much of its market area. Based in part on the above, the Association has experienced a significant level of losses related to its lending activities. In addition, there can be no assurance that such conditions will not contribute to losses related to its lending activities in the future. See "Business - Market Area."

Credit  Risk  Related  to  Income   Producing   Property  and  Business  Lending
Activities; Limited Experience in Non-Residential Lending

         In fiscal 1995, the Board of Directors hired a new President and Chief Executive Officer with a commercial banking background as well as a residential lending background, and directed him to develop a new strategy to improve the Association's operations. After due consideration and consultation with the new President, in order to increase the yield and interest rate sensitivity of the Association's loan portfolio and in view of the relatively low demand for residential loans in the Association's market area, the Board determined to expand the Association's multi-family and commercial real estate and commercial business lending activities and began to implement new procedures to accommodate such activities. Later that year, the Association hired a commercial lending officer with experience in multi-family and commercial real estate and commercial business lending.

         Despite the Association's limited experience in income producing property and business lending and the untested nature of the Association's new lending procedures, the Association's multi-family and commercial real estate loans, and its commercial business loans, have increased from $878,000 and $0 at September 30, 1994, respectively, to $8.0 million and $1.4 million at September 30, 1997, respectively. The Board of Directors has not set any targets as to the percentage of the Association's loan portfolio consisting of multi-family and commercial real estate and commercial business loans. However, the Board believes that, under current market conditions, it may be appropriate to increase this percentage somewhat.


         A number of financial weaknesses as well as underwriting, documentation and monitoring deficiencies have been discovered in the Association's multi-family and commercial real estate and commercial business loans. Accordingly, while no multi-family and commercial real estate or commercial business loans were classified as non-performing at September 30, 1997, the Association determined to classify $1.1 million of such loans as "of concern" as of such date. See "Business Lending Activities - Other Loans of Concern."


         Multifamily and commercial real estate and commercial business lending is generally believed to involve a higher degree of credit risk than one- to four-family residential lending. This higher risk is due to several factors, including the greater concentration of principal and the smaller number of loans and borrowers, the effects of general economic conditions on income-producing ventures and properties and the increased difficulty of evaluating and monitoring these types of loans. In addition, the Association's multi-family, commercial real estate and commercial business loans, particularly those originated when the Association first expanded these product lines, may be subject to an additional level of risk related to the Association's relative inexperience with this type of lending (including the absence of tested procedures with respect thereto). Accordingly, while none of the Association's multi-family and commercial real estate and commercial business loans were 60 days or more delinquent as of the date hereof, there can be no assurance that the Association will not experience significant losses on such loans in the future. See "Business - Lending Activities - Multi-family and Commercial Real Estate Lending" and "Commercial Business Lending."


Interest Rate Risk Exposure

         The Association's profitability is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. When interest rates rise, the Association's net interest income tends to be adversely impacted since its liabilities tend to reprice more quickly than its assets. Conversely, in a declining rate environment the Association's net interest income is generally positively impacted since its assets tend to reprice more slowly than its liabilities. Changes in the level of interest rates also affect the amount of loans originated by the Association and, thus, the amount of loan and commitment fees, as well as the market value of the Association's interest-earning assets. Moreover, increases in interest rates also can result in disintermediation, which is the flow of funds away from savings institutions into direct investments, such as corporate securities and other investment vehicles, which generally pay higher rates of return than savings institutions. Finally, a flattening of the "yield curve" (i.e., a decline in the difference between long and short term interest rates), could adversely impact net interest income to the extent that the Association's assets have a longer average term than its liabilities.

         In managing its asset/liability mix, the Association generally, depending on the relationship between long- and short-term interest rates, market conditions and consumer preference, places more emphasis on managing net interest margin than on better matching the interest rate sensitivity of its assets and liabilities in an effort to enhance net interest income. As a result, the Association will continue to be significantly vulnerable to changes in interest rates and to decreases in the difference between long and short term interest rates.


         At September 30, 1997, the Association's net portfolio value would have declined by 23% and 53%, respectively, in the event of a 200 and a 400 basis point increase in general interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Market Risk Analysis."


Competition

         Gloversville Federal experiences significant competition in its local market area in both originating real estate and other loans and attracting deposits. This competition arises from other savings institutions as well as commercial banks, mortgage banks, credit unions and national and local securities firms. The Association's competitors include many significantly larger banks, including several large regional banks with offices in Gloversville Federal's primary market area. Due to their size, these large banks can achieve certain economies of scale and as a result offer a broader range of products and services than are currently available at the Association. The Association attempts to mitigate the effect of such factors by emphasizing customer service. Such competition may limit Gloversville Federal's growth in the future. See "Business - Competition."

         In view of the increasing cost and complexity of operating a financial institution, the Board of Directors believes that moderate growth of the Association's assets and liabilities is important for maintaining profitability. In addition, the Board of Directors believes that growth will be needed in the future to leverage the new capital raised by the Conversion. See "Use of Proceeds."

         Unfortunately, as a result of competition from both depository as well as non-depository firms (such as mutual funds), the Association has found it very difficult to increase its deposits on a cost effective basis. Based on the above, the Board believes that future internal growth can be effectively sustained only at modest levels. See "Pro Forma Data" and "Use of Proceeds."


Takeover Defensive Provisions; Dilution of Per Share Value


         Holding Company and Association Governing Instruments. Certain provisions of the Holding Company's Certificate of Incorporation and Bylaws assist the Holding Company in maintaining its status as an independent publicly owned corporation. However, such provisions may also block stockholders from approving a potential takeover of the Holding Company which a majority of such stockholders believe to be in their best interests. These provisions provide for, among other things, limiting voting rights of beneficial owners of more than 10% of the Common Stock, staggered terms for directors, noncumulative voting for directors, limits on the calling of special meetings, a fair price/supermajority vote requirement for certain business combinations and certain notice requirements. The 10% vote limitation would not affect the ability of an individual who is not the beneficial owner of more than 10% of the Common Stock to solicit revocable proxies in a public solicitation for proxies for a particular meeting of stockholders and to vote such proxies. In addition, provisions in the Association's federal stock Charter that have an anti-takeover effect could also be applicable to changes in control of the Holding Company as the sole shareholder of the Association. The Association's Charter includes a provision applicable for five years which prohibits acquisitions and offers to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Association's securities. Any person violating this restriction may not vote the Association's securities in excess of 10%. Any or all of these provisions may discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors. In addition, the Holding Company's certificate of incorporation also authorizes preferred stock with terms to be established by the Board of Directors which may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights and may have a dilutive effect on the ownership interests of holders of the Common Stock. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."

         Regulatory and Statutory Provisions. Federal regulations prohibit, for a period of three years following the completion of the Conversion, any person from offering to acquire or acquiring the beneficial ownership of more than 10% of the stock of a converted savings institution or its holding company without prior OTS approval. Federal law also requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution, including a holding company thereof. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."


         Change in Control Severance Agreements and Other Benefit Plans. The change in control severance agreements and the proposed Stock Option Plan also contain provisions that could have the effect of discouraging takeover attempts of the Holding Company.


         The Association intends to enter into change in control severance agreements with President Kolar and Executive Vice President Case. Such agreements become effective upon completion of the Conversion and have initial terms of 24 and 12 months, respectively. In the event the applicable officer is terminated following a change in control (as defined in the agreements), such officer will be entitled to a severance payment equal to 200% and 100%, respectively, of his annual compensation. For more information regarding these agreements, see "Management - Change in Control - Severance Agreements."


         The  proposed  Stock  Option  Plan  contains a provision  allowing  the
Holding Company to issue "Limited Stock Appreciation Rights" which are exercisable only with a change in control and which could have an anti-dilutive effect. However, the Holding Company does not currently intend to issue any Limited Stock Appreciation Rights. See "Management - Stock Option Plan."


         Possible Dilutive Effects. The issuance of additional shares pursuant to the proposed Stock Option Plan and RRP will result in a dilution in the percentage of ownership of the Holding

Company of those persons purchasing Common Stock in the Conversion, assuming that the shares utilized to fund the proposed Stock Option Plan and RRP awards come from authorized but unissued shares. Assuming the exercise of all options available under the Stock Option Plan and the award of all shares available under the RRP, and assuming the use of authorized but unissued shares, the interest of stockholders will be diluted by approximately 9.1% and 3.8%, respectively. See "Pro Forma Data," "Management - Benefit Plans - Stock Option and Incentive Plan," and "- Recognition and Retention Plan" and "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions." The ownership dilution caused by these plans will result in a lower level of (fully diluted) earnings per share than would be the case if these plans were not implemented. Also, for financial accounting purposes, certain incentive grants under the proposed RRP will result in the recording of compensation expense over the vesting period. See "Pro Forma Data."

         Voting Control of Directors and Executive Officers. The directors and executive officers (8 persons) of the Association are anticipated to purchase an aggregate of approximately $385,000 or approximately .90% of the shares offered in the Conversion at the minimum of the Estimated Valuation Range, or .67% of the shares offered in the Conversion at the maximum of the Estimated Valuation Range. Directors and executive officers will also receive awards under the proposed Stock Option Plan and the proposed RRP. Assuming the purchase of $385,500 of Common Stock in the Conversion by directors and executive officers in the aggregate, the full vesting of the restricted stock to be awarded under the proposed RRP and the issuance of shares from authorized but unissued shares in connection with the exercise of all options intended to be awarded under the proposed Stock Option Plan the Conversion and approval of the Stock Option Plan and the RRP by the stockholders, the shares owned by the directors and executive officers in the aggregate would be between ____% (at the maximum of the Estimated Valuation Range) and ____% (at the minimum of the Estimated Valuation Range) of the outstanding shares. In addition, the ESOP is expected to purchase 8% of the shares sold in the Conversion. This stock ownership, if voted as a block, could defeat takeover attempts or other actions favored by other stockholders.


Post Conversion Overhead Expense

         After completion of the Conversion, the Holding Company's noninterest expense is likely to increase as a result of the financial accounting, legal and tax expenses usually associated with operating as a public company. See "Regulation - Federal and State Taxation" and "Additional Information." In addition, it is currently anticipated that the Holding Company will record additional expense based on the proposed RRP. See "Pro Forma Data" and "Management - Benefit Plans Recognition and Retention Plan." Finally, the Holding Company will also record additional expense as a result of the adoption of the ESOP. See "Management - Benefit Plans - Employee Stock Ownership Plan."

         Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6") requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan. Assuming shares of Common Stock appreciate in value over time, the adoption of SOP 93-6 may increase compensation expense relating to the ESOP to be established in connection with the Conversion as compared with prior guidance which required the recognition of compensation expense based on the cost of shares acquired by the ESOP. It is impossible to determine at this time the extent of such impact on future net income. See "Management's Discussion and Analysis of

Financial Condition and Results of Operations - Impact of New Accounting Standards" and "Pro Forma Data."

Regulatory Oversight

         The Association is subject to extensive regulation, supervision and examination by the OTS as its chartering authority and primary federal regulator, and by the FDIC, which insures its deposits up to applicable limits. The Association is a member of the Federal Home Loan Bank (the "FHLB") of New York and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). As the savings and loan holding company of the Association, the Holding Company will be subject to regulation and oversight by the OTS. See "Regulation." Such regulation and supervision governs the activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking industry, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. See "Regulation - Federal Regulation of Savings Associations" and "- Regulatory Capital Requirements." Any change in such regulation and oversight, whether by the OTS, the Federal Reserve Board, the FDIC or Congress, could have a material impact on the Holding Company, the Association and their respective operations.

Risk of Delayed Offering

         The Subscription Offering will expire at noon, Gloversville, New York time, on ___________ __, 1998 unless extended by the Association and the Holding Company. Depending on the availability of shares and market conditions at or near the completion of the Subscription Offering, the Holding Company may conduct a Public Offering through Capital Resources. If the Offering is extended beyond __________ __, 1998, all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned with interest. There can be no assurance that the Offering will not be extended as set forth above.

         A material delay in the completion of the sale of all unsubscribed shares in the Public Offering or otherwise may result in a significant increase in the costs in completing the Conversion. Significant changes in the Association's operations and financial condition, the aggregate market value of the shares to be issued in the Conversion and general market conditions may occur during such material delay. In the event the Conversion is not consummated within 24 months after the date of the Special Meeting, OTS regulations would require the Association to charge accrued Conversion costs to then-current period operations. See "The Conversion - Risk of Delayed Offering."

Absence of Active Market for the Common Stock

         The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop or that resales of the Common Stock can be made at or above the Purchase Price. Following the Conversion the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Capital Resources intends to make a market for the Holding Company Common Stock, depending upon the volume of trading activity in the common stock. See "Market for Common Stock."


Possible Increase in Estimated Valuation Range and Number of Shares Issued and Related Earnings Dilution


         The number of shares to be sold in the Conversion may be increased as a result of an increase in the maximum of the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription Offering. An increase in the number of shares issued would decrease the pro forma net earnings per share and stockholders' equity per share but would increase the Company's pro forma consolidated stockholders' equity and net earnings. See "Pro Forma Data."

Possible Consequences of Amendment to Plan of Conversion

         The Plan of Conversion provides that, if deemed necessary or desirable by the Boards of Directors of the Association and the Holding Company, the Plan of Conversion may be substantively amended by a two-thirds vote of the respective Boards of Directors of the Association and the Holding Company, as a result of comments from regulatory authorities or otherwise, at any time with the concurrence of the Securities and Exchange Commission ("SEC") and the OTS. Moreover, if the Plan of Conversion is amended, subscriptions which have been received prior to such amendment will not be refunded unless otherwise required by the SEC or the OTS. If the Plan of Conversion is amended in a manner that is deemed to be material to the subscribers by the Holding Company, subscription funds will be returned to subscribers with interest unless they affirmatively elect to increase, decrease or maintain their subscriptions. No such amendments are currently contemplated, although the Association reserves the right to increase or decrease purchase limitations without a subscriber resolicitation. See "The Conversion - Approval, Interpretation, Amendment and Termination."


                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

         The Holding Company was formed at the direction of Gloversville Federal in December 1997 for the purpose of becoming a savings and loan holding company and owning all of the outstanding stock of the Association issued in the Conversion. The Holding Company is incorporated under the laws of the State of Delaware. The Holding Company is authorized to do business in the State of New York, and generally is authorized to engage in any activity that is permitted by the Delaware General Corporation Law. The business of the Holding Company initially will consist only of the business of Gloversville Federal. The holding company structure will, however, provide the Holding Company with greater flexibility than the Association has to diversify its business activities, through existing or newly formed subsidiaries, or through acquisitions or mergers of stock financial institutions, as well as, other companies. Although there are no current arrangements, understandings or agreements regarding any such activity or acquisition, the Holding

Company will be in a position after the Conversion, subject to regulatory restrictions, to take advantage of any favorable acquisition opportunities that may arise.

         The assets of the Holding Company will consist initially of the stock of Gloversville Federal, a note evidencing the Holding Company's loan to the ESOP and up to 50% of the net proceeds from the Conversion (less the amount used to fund the ESOP loan). See "Use of Proceeds." Initially, any activities of the Holding Company are anticipated to be funded by such retained proceeds and the income thereon and dividends from Gloversville Federal, if any. See "Dividends" and "Regulation Holding Company Regulation." Thereafter, activities of the Holding Company may also be funded through sales of additional securities, through borrowings and through income generated by other activities of the Holding Company. At this time, there are no plans regarding such other activities other than the intended loan to the ESOP to facilitate its purchase of Common Stock in the Conversion. See "Management - Benefit Plans - Employee Stock Ownership Plan."

         The executive office of the Holding Company is located at 52 North Main Street, Gloversville, New York. Its telephone number at that address is (518) 725-6331.


                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

         Gloversville Federal serves the financial needs of communities in its market area through its main office located at 52 North Main Street, Gloversville, New York and its branch office located at 295 Broadway, Saratoga Springs, New York. Its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1997 Gloversville Federal had total assets of $61.0 million, deposits of $56.1 million and equity of $3.3 million (or 5.4% of total assets).

         Gloversville Federal has been, and intends to continue to be, an independent, community oriented, financial institution. Gloversville Federal's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate one- to four-family residential mortgage loans and, to a lesser extent, multi-family and commercial real estate, commercial business, and home equity and other loans primarily in its market area. The Association also invests in securities and other permissible investments. See "Business - Investment Activities - Securities."

         The executive office of the Association is located at 52 North Main Street, Gloversville, New York. Its telephone number at that address is (518) 725-6331.


                                 USE OF PROCEEDS


         Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that such net proceeds will be between $3.7 million and $5.2 million (or up to $6.1 million in the event of an increase in the aggregate pro forma market value of the Common Stock of up to 15% above the maximum of the Estimated

Valuation Range). See "Pro Forma Data" and "The Conversion - Stock Pricing and Number of Shares to be Issued" as to the assumptions used to arrive at such amounts.


         In exchange for all of the common stock of Gloversville Federal issued upon conversion, the Holding Company will contribute approximately 50% of the net proceeds from the sale of the Holding Company's Common Stock to Gloversville Federal; provided that the amount retained by the Holding Company will be reduced to the extent required, so that, upon the completion of the transaction, the Association's ratio of capital to assets is at least 10%. On an interim basis, the proceeds will be invested by the Holding Company in short-term investments. The specific types and amounts of short-term assets will be determined based on market conditions at the time of the completion of the Conversion. In addition, the Holding Company intends to provide the funding for the ESOP loan. Based upon the initial Purchase Price of $10.00 per share, the dollar amount of the ESOP loan would range from $340,000 (based upon the sale of shares at the minimum of the Estimated Valuation Range) to $460,000 (based upon the sale of shares at the maximum of the Estimated Valuation Range). The interest rate to be charged by the Holding Company on the ESOP loan will be based upon the IRS prescribed applicable federal rate at the time of origination. It is anticipated that the ESOP will repay the loan through periodic tax-deductible contributions from the Association over a ten-year period.


         The net proceeds received by Gloversville Federal will become part of Gloversville Federal's general funds for use in its business and will be used to support the Association's existing operations, subject to applicable regulatory restrictions. Immediately upon the completion of the Conversion, it is anticipated that the Association will invest such proceeds into short-term assets. Subsequently, the Association will redirect the net proceeds to the origination of loans, subject to market conditions. In addition, a portion of the net proceeds may also be utilized to pay down borrowings, subject to future market conditions.


         After the completion of the Conversion, the Holding Company will redirect the net proceeds invested by it in short-term assets into a variety of mortgage-backed securities and other securities similar to those already held by the Association. Also, the Holding Company may use a portion of the proceeds to fund the RRP, subject to shareholder approval of such plan. Compensation expense related to the RRP will be recognized as share awards vest. See "Pro Forma Data." Following stockholder ratification of the RRP, the RRP will be funded either with shares purchased in the open market or with authorized but unissued shares. Based upon the initial Purchase Price of $10.00 per share, the amount required to fund the RRP through open-market purchases would range from approximately $170,000 (based upon the sale of shares at the minimum of the Estimated Valuation Range) to approximately $340,000 (based upon the sale of shares at the maximum of the Estimated Valuation Range). In the event that the per share price of the Common Stock increases above the $10.00 per share Purchase Price following completion of the Offering, the amount necessary to fund the RRP would also increase. The use of authorized but unissued shares to fund the RRP could dilute the holdings of stockholders who purchase Common Stock in the Conversion. See "Business Lending Activities" and " - Investment Activities" and "Management - Benefit Plans - Employee Stock Ownership Plan" and "- Recognition and Retention Plan."

         The proceeds may also be utilized by the Holding Company to repurchase (at prices which may be above or below the initial offering price) shares of the Common Stock through an open market repurchase program subject to limitations contained in OTS regulations, although the Holding Company currently has no specific plan to repurchase any of its stock. In the future, the Board of Directors of the Holding Company will make decisions on the repurchase of the Common Stock based on its view of the appropriateness of the price of the Common Stock as well as the Holding Company's and the Association's investment opportunities and capital needs. Under current OTS regulations, no repurchases may be made within the first year following Conversion except with OTS approval under "exceptional circumstances." During the second and third years following Conversion, OTS regulations permit, subject to certain limitations, the repurchase of up to five percent of the outstanding shares of stock during each twelve-month period with a greater amount permitted with OTS approval. In general, the OTS regulations do not restrict repurchases thereafter, other than limits on the Association's ability to pay dividends to the Holding Company to fund the repurchase. For a description of the restrictions on the Association's ability to provide the Holding Company with funds through dividends or other distributions, see "Dividends" and "The Conversion - Restrictions on Repurchase of Stock."


                                    DIVIDENDS


         The Board of Directors of the Holding Company has not yet established a policy with respect to the payment of cash dividends on the Common Stock. Dividends, when and if paid, will be subject to determination and declaration by the Board of Directors at its discretion. The Holding Company may also consider making a one time only special dividend or distribution (including a tax-free return of capital) provided that the Holding Company will take no steps toward making such a distribution for at least one year following the completion of the Conversion. While the Holding Company's Board of Directors has not established any quantitative factors to utilize in making decisions regarding dividends, it currently anticipates that it will take into account the Holding Company's consolidated financial condition, the Association's regulatory capital requirements, relevant tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors. In no event will the Holding Company pay a cash dividend if the Association is not meeting its regulatory capital requirements.

         It is not presently anticipated that the Holding Company will conduct significant operations independent of those of Gloversville Federal for some time following the Conversion. As such, the Holding Company does not expect to have any significant source of income other than earnings on the net proceeds from the Conversion retained by the Holding Company (which proceeds are currently estimated to range from $3.7 million to $5.2 million based on the minimum and the maximum of the Estimated Valuation Range, respectively) and dividends from Gloversville Federal, if any. Consequently, the ability of the Holding Company to pay cash dividends to its stockholders will be dependent upon such retained proceeds and earnings thereon, and upon the ability of Gloversville Federal to pay dividends to the Holding Company. See "Description of Capital Stock Holding Company Capital Stock - Dividends." Gloversville Federal, like all savings associations regulated by the OTS, is subject to certain restrictions on the payment of dividends based on its net income, its capital in excess of the regulatory capital requirements and the amount of regulatory capital required for the liquidation account to be established in connection with the Conversion. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association - Liquidation Rights" and "Regulation - Regulatory Capital Requirements" and

"- Limitations on Dividends and Other Capital Distributions." Earnings allocated to Gloversville Federal's "excess" bad debt reserves and deducted for federal income tax purposes cannot be used by Gloversville Federal to pay cash dividends to the Holding Company without adverse tax consequences. See "Regulation - Federal and State Taxation."


                             MARKET FOR COMMON STOCK

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. Following the completion of the Conversion, it is anticipated that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC Bulletin Board. Capital Resources has indicated its intention to make a market in the Common Stock. If the Common Stock cannot be quoted and traded on the OTC Bulletin Board it is expected that transactions in the Common Stock will be reported in the pink sheets published by the National Quotation Bureau, Inc. Making a market may include the solicitation of potential buyers and sellers in order to match buy and sell orders. However, Capital Resources will not be subject to any obligation with respect to such efforts.

         There can be no assurance that an active or liquid trading market will develop for the Common Stock, or if a market develops, that it will continue. A public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock at any given time, which is not within the control of the Holding Company or any market maker. Accordingly, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

                                 PRO FORMA DATA


         The following table sets forth the historical net loss, equity and per share data of Gloversville Federal at and for the fiscal year ended September 30, 1997, and after giving effect to the Conversion, the pro forma net loss, capital stock and stockholders' equity and per share data of the Holding Company at and for the fiscal year ended September 30, 1997. The pro forma data has been computed on the assumptions that (i) the specified number of shares of Common Stock was sold at the beginning of the specified period and yielded net proceeds to the Holding Company as indicated, (ii) 50% of such net proceeds were retained by the Holding Company and the remainder were used to purchase all of the stock of Gloversville Federal, and (iii) such net proceeds, less the amount of the ESOP and RRP funding, were invested by the Association and Holding Company at the beginning of the period to yield a pre-tax return of 5.44% for the fiscal year ended September 30, 1997. The after-tax rate of return is 3.26% assuming a combined state and federal income tax rate of 40%. The assumed return is based upon the market yield rate of one-year U.S. Government Treasury Securities as of September 30, 1997. The use of this current rate is viewed to be more relevant in the current interest rate environment than the use of an arithmetic average of the weighted average yield earned by the Association on its interest-earning assets and the weighted average rate paid on its deposits during such periods. Expenses (including the Capital Resources marketing fee) are estimated to be $508,200. The pro forma net loss amounts derived from the assumptions set forth herein should not be considered indicative of the actual results of operations of the Holding

Company that would have been attained for any period if the Conversion had been actually consummated at the beginning of such period, and the assumptions regarding investment yields should not be considered indicative of the actual yields expected to be achieved during any future period.

         The total number of shares to be issued in the Conversion may be increased or decreased significantly, or the price per share decreased, to reflect changes in market and financial conditions prior to the close of the Offering. However, if the aggregate Purchase Price of the Common Stock sold in the Conversion is below $4,250,000 (the minimum of the Estimated Valuation Range) or more than $6,612,500 (15% above the maximum of the Estimated Valuation Range), subscribers will be offered the opportunity to modify or cancel their subscriptions. See "The Conversion - Stock Pricing and Number of Shares to be Issued."

                                                                                At or For the Year Ended September 30, 1997
                                                                     ---------------------------------------------------------------
                                                                                                                       15% Above
                                                                         Minimum         Midpoint        Maximum        Maximum
                                                                         425,000         500,000         575,000        661,250
                                                                        Shares at       Shares at       Shares at      Shares at
                                                                        $10.00 per      $10.00 per      $10.00 per    $10.00 per
                                                                          Share           Share           Share          Share
                                                                     -------------- --------------- --------------- ----------------
                                                                            (Dollars in Thousands, Except Share Amounts)
Gross proceeds................................................        $   4,250        $  5,000       $   5,750       $  6,613
Less offering expenses and commissions........................              508             508             508            508
 Estimated net conversion proceeds............................            3,742           4,492           5,242          6,105
Less ESOP shares..............................................             (340)           (400)           (460)          (529)
Less RRP shares...............................................             (170)           (200)           (230)          (265)
                                                                     ----------       ---------      ----------      ---------
 Estimated proceeds available for investment(1)...............         $  3,232        $  3,892       $   4,552       $  5,311
                                                                       ========        ========       =========       ========
Net Loss:
   Historical.................................................             (583)           (583)           (583)          (583)
Pro Forma Adjustments:
   Net earnings from proceeds(2)..............................              105             127             149            173
   ESOP(3)....................................................              (20)            (24)            (28)           (32)
   RRP(4).....................................................              (20)            (24)            (28)           (32)
                                                                    -----------       ---------     -----------    -----------
     Pro forma net loss(5)....................................        $    (518)       $   (504)      $    (490)    $     (474)
                                                                      =========        ========       =========     ==========
Net Loss Per Share:
    Historical(6).............................................        $   (1.48)       $  (1.26)       $  (1.10)     $   (0.95)
Pro forma Adjustments:
    Net earnings from proceeds................................             0.27            0.27            0.28           0.28
    ESOP(3)...................................................            (0.05)          (0.05)          (0.05)         (0.05)
    RRP(4)....................................................            (0.05)          (0.05)          (0.05)         (0.05)
                                                                     ----------       ---------      ----------     ----------
      Pro forma net loss per share(4).........................        $   (1.31)      $   (1.09)      $   (0.92)     $   (0.77)
                                                                      =========       =========       =========      =========
           Number of shares using SOP 93-6(3).................          392,700         462,000         531,300        610,995
Stockholders' Equity (Book Value)(7):
  Historical..................................................        $   3,280       $   3,280       $   3,280      $   3,280
Pro Forma Per Share Adjustments:
  Estimated net Conversion proceeds...........................            3,742           4,492           5,242          6,105
  Less common stock acquired by:
   ESOP(3)....................................................             (340)           (400)           (460)          (529)
   RRP(4).....................................................             (170)           (200)           (230)          (265)
                                                                     ----------      ----------      ----------     ----------
       Pro forma book value(4)................................        $   6,512       $   7,172        $  7,832      $   8,591
                                                                      =========       =========        ========      =========
Stockholders' Equity (Book Value)(7):
Per Share(6):
  Historical..................................................             7.72            6.56            5.70           4.96
Pro Forma Per Share Adjustments:
  Estimated net Conversion proceeds...........................             8.80            8.98            9.12           9.23
 Less common stock acquired by:
   ESOP(3)....................................................            (0.80)          (0.80)          (0.80)         (0.80)
   RRP(4).....................................................            (0.40)          (0.40)          (0.40)         (0.40)
                                                                         ------          ------      ----------    -----------
       Pro forma book value per share(5)......................            15.32           14.34           13.62          12.99
                                                                         ======           =====       =========    ===========
Offering Price per share as a percentage of Pro Forma
   Stockholders' equity per share.............................            65.27%          69.74%          73.42%         76.98%
                                                                         ======          ======       =========     ==========
Offering price per share as a percentage of Pro Forma net
   loss per share.............................................            (7.63)%         (9.17)         (10.87)        (12.99)
                                                                         ======          ======       =========     ==========
Number of shares..............................................          425,000         500,000         575,000        661,250

(1) Reflects a reduction to net proceeds for the cost of the ESOP and the RRP (which is subject to shareholder ratification) which it is assumed will be funded from the net proceeds retained by the Holding Company.

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Conversion. For purposes of calculating pro forma net income, proceeds attributable to purchases by the ESOP and RRP, which purchases are to be funded by the Holding Company and the Association, have been deducted from net proceeds.


(3) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP from the net proceeds from the Conversion retained by the Holding Company. The Association intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. The Association's payment of the ESOP debt is based upon equal installments of principal and interest over a ten-year period. However, assuming the Holding Company makes the ESOP loan, interest income earned by the Holding Company on the ESOP debt will offset the interest paid by the Association. Accordingly, only the principal payments on the ESOP debt are recorded as an expense (after giving effect to a combined Federal and state income tax rate of 40%) to the Holding Company on a consolidated basis. The amount of ESOP debt is reflected as a reduction of stockholders' equity. In the event that the ESOP were to receive a loan from an independent third party, both ESOP expense and earnings on the proceeds retained by the Holding Company would be expected to increase.

(4) Adjustments to both book value and net earnings have been made to give effect to the proposed open market purchase (based upon an assumed purchase price of $10.00 per share) following Conversion by the RRP (subject to stockholder ratification of such plan) of an amount of shares equal to 4% of the shares of Common Stock sold in the Conversion for the benefit of certain directors, officers and employees. Funds used by the RRP to purchase the shares will be contributed to the RRP by the Holding Company if the RRP is ratified by stockholders following the Conversion. Therefore, this funding is assumed to reduce the proceeds available for reinvestment. For financial accounting purposes, the amount of the contribution will be recorded as a compensation expense (after giving effect to a combined Federal and state income tax rate of 40%) over the period of vesting. These grants are scheduled to vest in equal annual installments over the five years following stockholder ratification of the RRP. However, all unvested grants will be forfeited in the case of recipients who fail to maintain continuous service with the Holding Company or its subsidiaries. In the event the RRP is unable to purchase a sufficient number of shares of Common Stock to fund the RRP, the RRP may issue authorized but unissued shares of Common Stock from the Holding Company to fund the remaining balance. In the event the RRP is funded by the issuance of authorized but unissued shares in an amount equal to 4% of the shares sold in the Conversion, the interests of existing stockholders would be diluted by approximately 3.8%.


     In the event that the RRP is funded through authorized but unissued shares, for the year ended September 30, 1997, pro forma net income per share would be $(1.25), $(1.03), $(0.87) and $(0.72), respectively, and pro forma stockholders' equity per share would be $15.12, $14.18, $13.48 and $12.88, respectively, in each case at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.

(5) No effect has been given to the shares to be reserved for issuance under the proposed Stock Option Plan which is expected to be adopted by the Holding Company following the Conversion, subject to stockholder approval. In the event the Stock Option Plan is funded by the issuance of authorized but unissued shares in an amount equal to 10% of the shares sold in the Conversion, at $10.00 per share and all options are vested and exercised immediately, the interests of existing stockholders would be diluted as follows: pro forma net income per share for the year ended September 30, 1997 would be $(1.17), $(0.96), $(0.81) and $(0.67), respectively, and pro forma stockholders' equity per share would be $14.84, $13.95, $13.30 and $12.72 , respectively, in each case at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. In the alternative, the Holding Company may purchase shares in the open market to fund the Stock Option Plan following stockholder approval of such plan. To the extent, the entire 10% of the shares to be reserved for issuance under the Stock Option Plan were funded through open market purchases at the Purchase Price of $10.00 per share, proceeds available for reinvestment would be reduced by $425,000, $500,000, $575,000 and $661,250 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "Management - Benefit Plans - Stock Option and Incentive Plan."

(6) Historical pro forma per share amounts have been computed as if the shares of Common Stock indicated had been outstanding at the beginning of the periods or on the dates shown, but without any adjustment of historical net income or historical equity to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion as described above. All ESOP shares have been considered outstanding for purposes of computing book value per share. Pro forma share amounts have been computed by dividing the pro forma net income or stockholders' equity (book value) by the number of shares indicated as outstanding under SOP 93-6.

(7) "Book value" represents the difference between the stated amounts of the Association's assets and liabilities computed in accordance with generally accepted accounting principles. The amounts shown do not reflect the effect of the Liquidation Account which will be established for the benefit of Eligible and Supplemental Eligible Account Holders in the Conversion, or the federal income tax consequences of the restoration to income of the Association's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "Regulation - Federal and State Taxation." The amounts shown for book value do not represent fair market values or amounts, if any, distributable to stockholders in the unlikely event of liquidation.

                      PRO FORMA REGULATORY CAPITAL ANALYSIS

   At September 30, 1997, the Association would have exceeded each of the OTS capital requirements on both a current and a fully phased-in basis. Set forth below is a summary of the Association's compliance with the OTS capital standards as of September 30, 1997 based on historical capital and also assuming that the indicated number of shares were sold as of such date using the assumptions contained under the caption "Pro Forma Data."

                                                                        Pro Forma at September 30, 1997
                                               -------------------------------------------------------------------------------------
                                                                                                                661,750 Shares
                                                  425,000 Shares      500,000 Shares       575,000 Shares         15% above
                               Historical            Minimum             Midpoint             Maximum              Maximum
                           ------------------- ------------------- -------------------- -------------------- -----------------------
                             Amount   Percent    Amount   Percent    Amount    Percent    Amount    Percent    Amount    Percent
                           --------- --------- --------- --------- --------- ---------- --------- ---------- --------- -------------
                                                               (Dollars in Thousands)
GAAP Capital(2)...........   $3,280     5.37%    $5,902     9.27%    $6,459     10.00%    $6,469     10.00%    $6,481     10.00%
                             ======     ====     ======     ====     ======     =====     ======     =====     ======     =====
Tangible Capital(3):
  Capital level...........   $3,301     5.41%    $5,923     9.23%    $6,480     10.00%    $6,490     10.00%    $6,502     10.00%
  Requirement.............      915     1.50        962     1.50        972      1.50        974      1.50        975      1.50
                           --------     ----    -------     ----    -------    ------   --------    ------               ------
  Excess..................   $2,386     3.91%    $4,961     7.73%    $5,508      8.50%    $5,516      8.50%    $5,527      8.50%
                             ======     ====     ======     ====     ======      ====     ======    ======     ======    ======
Core Capital(3):
  Capital level...........   $3,301     5.41%    $5,923     9.23%    $6,480     10.00%    $6,490     10.00%    $6,502     10.00%
  Requirement(4)..........    1,830     3.00      1,924     3.00      1,944      3.00      1,947      3.00      1,950      3.00
                            -------     ----     ------     ----     ------    ------    -------    ------    -------    ------
  Excess..................   $1,471     2.41%    $3,999     6.23%    $4,536      7.00%    $4,543      7.00%    $4,552      7.00%
                             ======     ====     ======     ====     ======    ======     ======    ======     ======    ======
Risk-Based Capital(3):
  Capital level(5)........   $3,788    10.01%    $6,410    16.66%    $6,966     18.05%    $6,976     18.07%    $6,988     18.09%
  Requirement(1)..........    3,027     8.00      3,077     8.00      3,088      8.00      3,089      8.00      3,091      8.00
                             ------   ------     ------   ------      -----    ------    -------    ------    -------    ------
  Excess..................  $   761     2.01%    $3,333     8.66%    $3,878     10.05%    $3,887     10.07%    $3,897     10.09%
                            =======   ======     ======   ======     ======     =====     ======     =====     ======     =====

(1) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weight, such as short-term interest-bearing deposits.


(2) Total equity as calculated under generally accepted accounting principles ("GAAP"). Assumes that the Association receives 50% of the net proceeds or such amount as will give the Association, upon completion of the transaction, a capital to assets ratio of 10% when possible, offset in part, by the aggregate Purchase Price of Common Stock acquired at a price of $10.00 per share by the ESOP in the Conversion and the RRP (assuming stockholder ratification of such plan following completion of the Conversion).

(3)  Tangible  and core  capital  figures  are  determined  as a  percentage  of adjusted total assets; risk-based capital figures are determined as a percentage of risk-weighted assets. Unrealized gains and losses on debt securities available for sale are excluded from tangible, core and risk-based capital. Adjusted total assets at the minimum, midpoint, maximum and 15% above the maximum were $64,133, $64,800, $64,933 and $65,000, respectively. Risk weighted assets at the minimum, midpoint, maximum and 15% above the maximum were $38,462, $38,600, $38,612 and $38,637, respectively.


(4) In April 1991, the OTS proposed a core capital requirement for savings associations comparable to the requirement for national banks that became effective on November 30, 1990. This proposed core capital ratio is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness ("CAMEL" rating), with a 4% to 5% core capital requirement for all other thrifts. See "Regulation - Regulatory Capital Requirements."

(5) Includes $486,000 of the allowance for loan losses which qualifies as supplementary capital. See "Regulation - Regulatory Capital Requirements."

                                 CAPITALIZATION

          Set forth below is the capitalization, including deposits, of Gloversville Federal as of September 30, 1997, and the pro forma capitalization of the Holding Company at the minimum, the midpoint, the maximum and 15% above the maximum of the Estimated Valuation Range, after giving effect to the Conversion and based on other assumptions set forth in the table and under the caption "Pro Forma Data."

                                                                            Holding Company - Pro Forma Based
                                                                              Upon Sale at $10.00 per share
                                                                ---------------------------------------------------------
                                                                                                             Maximum
                                                   Actual, As of    Minimum      Midpoint      Maximum     as adjusted
                                                   September 30,    425,000      500,000       575,000       661,250
                                                       1997          Shares       Shares        Shares        Shares
                                                --------------- ------------- ------------ -------------- ---------------
                                                                     (In Thousands, Except Share Amounts)
Deposits(1).................................          $56,117       $56,117      $56,117       $56,117       $56,117
Borrowings..................................            1,300         1,300        1,300         1,300         1,300
                                                    ---------     ---------    ---------     ---------     ---------
    Total deposits and borrowed funds.......          $57,417       $57,417      $57,417       $57,417       $57,417
                                                      =======       =======      =======       =======       =======

Stockholders' Equity:
  Common Stock ($0.01 par value)
   5,000,000 shares authorized; shares to be
   Issued as reflected(2)...................               --             4            5             6             7
  Additional paid-in capital................               --         3,738        4,487         5,236         6,098
  Retained earnings, substantially
  restricted(3).............................            3,301         3,301        3,301         3,301         3,301
  Net unrealized loss on securities available
     for sale...............................              (21)          (21)         (21)          (21)          (21)
Preferred Stock.............................
Less:
  Common Stock acquired by ESOP(4)..........               --          (340)        (400)         (460)         (529)
  Common Stock acquired by RRP(4)...........               --          (170)        (200)         (230)         (265)
                                                  -----------      --------    ---------     ---------     ---------
    Total Stockholders' Equity..............          $ 3,280       $ 6,512      $ 7,172       $ 7,832       $ 8,591
                                                      =======       =======      =======       =======       =======

(1) No effect has been given to withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion. Any such withdrawals will reduce pro forma deposits by the amount of such withdrawals.

(2) Does not reflect the shares of Common Stock that may be reserved for issuance pursuant to the Stock Option Plan.

(3) See "Dividends" and "Regulation - Limitations on Dividends and Other Capital Distributions" regarding restrictions on future dividend payments and "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" regarding the liquidation account to be established upon Conversion.

(4) Assumes that 8% of the shares sold in the Conversion will be purchased by the ESOP. The funds used to acquire the ESOP shares will be borrowed from the Holding Company. The Association intends to make contributions to the ESOP sufficient to service and ultimately retire the ESOP's debt over a ten-year period. Also assumes that an amount of shares equal to 4% of the amount of shares sold in the Conversion will be acquired by the RRP, following shareholder ratification of such plan after completion of the Conversion. In the event that the RRP is funded by the issuance of authorized but unissued shares in an amount equal to 4% of the shares sold in the Conversion, the interest of existing stockholders would be diluted by approximately 3.8%. The amount to be borrowed by the ESOP and the Common Stock acquired by the RRP is reflected as a reduction of stockholders' equity. See "Management - Benefit Plans - Employee Stock Ownership Plan" and "- Recognition and Retention Plan."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion and analysis should be read in conjunction with the Association's financial statements and related notes and with the statistical information and financial data included in this document.

         When used in this document, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", or similar expressions are intended to identify "forward looking statements." Such statements are subject to certain risks and uncertainties-including, changes in economic conditions in the Association's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Association's market area, and competition that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Association wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Association wishes to advise readers that the factors listed above could affect the Association's financial performance and could cause the Association's actual results for future periods to materially differ from any opinions or statements expressed with respect to future periods in any current statements.


General


         The Company has only recently been formed and, accordingly, has no results of operations at this time. Therefore, the following discussion principally reflects the operations of the Association. The Association's results of operations are predominantly dependent on its net interest income, which is the difference between the interest income earned on its interest-earning assets, primarily loans and securities available for sale, and the interest expense on its interest-bearing liabilities, primarily deposits and borrowings. Net interest income may be affected significantly by general economic and competitive conditions and policies of regulatory agencies, particularly those with respect to market interest rates. The results of operations are also significantly influenced by the level of non-interest expenses, such as employee compensation and benefits, non-interest income, such as fees and service charges, and the Association's provision for loan losses. The Board of Directors believes that post-conversion non-interest expense levels will likely rise significantly from historical levels as a result of the implementation of ESOP and RRP as well as the accrual of additional expenses related to operations as a public company.


          The Association operates as a community-oriented financial institution, obtaining deposits from its local community and investing those deposits principally in residential one-to-four-family mortgage loans, and, to a lesser extent, multi-family and commercial real estate, commercial business, home equity and other loans. In addition, the Association invests excess funds not used for loan originations in securities issued by the United States government or its agencies, and mortgage backed securities.


         The Association has recorded significant losses from operations over the last several years due primarily to losses related to loans (including additions to the allowance for loan losses, a charge to operations for past due property taxes on certain non-performing residential loans on which tax payments were not effectively monitored and valuation adjustments and expenses related to foreclosed real estate). The Association's provisions for loan losses were $792,000, $714,000 and $129,000 for fiscals 1997, 1996, and 1995, respectively.
In addition, other real estate expenses totaled $73,000, $27,000 and $127,000 for fiscal 1997, 1996 and 1995, respectively. Finally, during fiscal 1996, the Association recorded a $318,000 change to operations from past due real estate taxes on certain non performing residential loans. In addition to these real estate lending related expenses, in 1996 the Association recorded a $415,000 pre tax accrual for a special FDIC assessment.

         The Association's net income (loss) was ($583,000), ($1.0 million) and $251,000 for the years ended September 30, 1997, 1996 and 1995, respectively. The Association has attempted to address these losses through increased loan monitoring (including the hiring of an internal auditor and credit analyst), tightened loan underwriting standards and enhanced collection procedures. In addition, in fiscal 1995, the Association began to focus a portion of its lending on multi-family and commercial real estate, and commercial business loans. In view of (i) the higher level of credit risk inherent in the Association's new multi-family and commercial real estate and commercial business lending activities, (ii) the relatively low level of loan demand and high level of competition in much of the Association's market area, (iii) the decline in real estate values in much of the Association's market area, (iv) the higher level of expense required for the increased monitoring of the portfolio and the expansion of the types of lending products offered and (v) the Association's continued vulnerability to changes in interest rates, there can be no assurance that the Association's results of operations will return to satisfactory levels in the future.

Market Risk Analysis


          The Association's net interest income is sensitive to changes in interest rates, as the rates paid on its interest-bearing liabilities generally change faster than the rates earned on its interest-earning assets. As a result, net interest income will frequently decline in periods of rising interest rates and increase in periods of decreasing interest rates.

          In managing its asset/liability mix, Gloversville Federal, depending on the relationship between long- and short-term interest rates, market conditions and consumer preference, often places more emphasis on managing short term net interest margin than on better matching the interest rate sensitivity of its assets and liabilities. Management believes that the increased net interest income resulting from a mismatch in the maturity of its asset and liability portfolios can, during periods of declining or stable interest rates, provide high enough returns to justify the increased exposure to sudden and unexpected increases in interest rates.

          The Board has taken a number of steps to manage the Association's vulnerability to changes in interest rates. First, in connection with the Association's decision to increase the Association's multi-family and commercial real estate and commercial business lending as well as its increased emphasis in home equity lending, the Association has increased its interest rate sensitive lending (which includes all loans which reprice in five years or less). The Association's interest rate sensitive loans have increased from none at September 30, 1993 to $15.4 million or 30.0% of the portfolio at September 30, 1997. Second, the Association has used community outreach, customer service and marketing efforts to acquire the proportion of its deposits consisting of money market and other transaction accounts. These deposits are believed to be less interest rate sensitive than other types of deposit accounts. The Association's money market and transaction accounts have increased from $23.9 million or 41.3% of deposits at September 30, 1995 to $28.1 million or 50.1% of deposits at September 30, 1997. Finally, the Association has focused a significant portion of its investment activities on securities with adjustable interest rates or terms of five years or less. At September 30, 1997, $3.6 million or 100% of the Association's mortgage-backed securities had adjustable interest rates or terms to maturity of five years or less and $2.0 million or 67.0% of the Association's other securities had adjustable interest rates or terms to maturity of five years or less based on their amortized cost.

          The asset and liability strategies are implemented by the Association's asset/liability management committee that meets periodically to determine the rates of interest for loans and deposits and consists of the President, the Executive Vice President, and the Vice President of Lending. Interest rates on loans in the short-term are primarily based on the interest rates offered by other financial institutions in the Association's market area as well as on the availability of funds. Rates on deposits in the short-term are primarily based on the Association's need for funds and on a review of rates offered by other financial institutions in the Association's market area. Ultimately, the customer plays a significant role in the establishment of both loan and deposit rates, as it is necessary to remain competitive in both loan and deposit markets in order to maintain or further expand the customer base.

          The Committee develops longer-term pricing strategies based on review of interest rate sensitivity reports produced quarterly. The Committee also monitors the impact of the interest rate risk and earnings consequences of such strategies for consistency with the Association's liquidity needs, growth, and capital adequacy. The Board of Directors receive and review the Association's estimated interest rate sensitivity report every quarter.

          In order to encourage savings associations to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk ("IRR") component into the risk-based capital rules. For various technical reasons, the OTS has delayed the effectiveness of the rule. Under the rule, the IRR component is measured in terms of the sensitivity of the net portfolio value ("NPV") to changes in interest rates. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. An institution's IRR is measured as the change to its NPV as a result of a hypothetical 200 basis point ("bp") change in market interest rates. When the rule becomes effective, 50% of any resulting change in NPV as a percentage of the present value of total assets of more than 2% of the estimated present value of total assets ("PV") must be deducted from capital. If this rule had been in effect at September 30, 1997, the Association would have been required to deduct $44,000 from its capital in determining its risk-based capital.

          The following table presents the Association's NPV at September 30, 1997, as calculated by the OTS, based on quarterly information provided to the OTS by the Association.


                                           NPV
                         Estimated          to
  Assumed Basis Point       NPV           PV of         Change       % Change
Change in Interest Rates   Amount      Total Assets     in NPV         in NPV
------------------------------------------------------------------------------
    (Basis Points)
                                (Dollars in Thousands)

         +400             $2,762           4.62%       $(3,176)        (53.49)%
         +300              3,676           6.04%        (2,262)        (38.09)%
         +200              4,578           7.39%        (1,360)        (22.90)%
         +100              5,378           8.55%          (560)         (9.43)%
          ---              5,938           9.33%            --             --
         -100              6,179           9.65%           241           4.06%
         -200              6,441           9.99%           503           8.47%
         -300              6,802          10.46%           864          14.55%
         -400              7,388          11.23%         1,450          24.42%


          Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations were employed in preparing the previous table. These assumptions related to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates will not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that the Association's assets and liabilities would perform as set forth above.

Financial Condition

          Comparison of Financial Condition at September 30, 1997 and September 30, 1996. Total assets were $61.0 million at both September 30, 1997 and 1996. A $724,000 or 60.5% increase in cash and cash equivalents and a $243,000 increase in other real estate owned, from September 30, 1996 to September 30, 1997, were offset by a decrease during these same periods in securities available for sale of $422,000 or 5.7%, a net decrease in premises and equipment of $255,000 or 14.2% and a decrease in prepaid expenses and other assets of $167,000 or 30.9%.

          While gross loans receivable increased by only $204,000, there were substantial changes in the composition of the loan portfolio. Residential one- to four-family loans declined by $3.4 million or 8.4% from September 30, 1996 to September 30, 1997. Multi-family and commercial real estate loans increased $3.3 million or 71.5% from September 30, 1996 to September 30, 1997. Construction loans declined $399,000 or 42.5%, and home equity loans increased by $511,000 or 17.8% from September 30, 1996 to September 30, 1997. Commercial business loans increased by $192,000 or 15.6% while other consumer loans decreased by $43,000 or 3.7%. The loan composition change reflected the Association's efforts to improve the yield earned on the loan portfolio and increase the percentage of adjustable rate loans in the loan portfolio. See "Business Lending Activities."

          Securities available for sale decreased primarily from principal payments received on mortgage-backed securities. There were no securities held to maturity at September 30, 1997 or 1996.

          Prepaid expenses and other assets decreased $167,000 or 30.9% primarily from tax refunds received and a decline in the Association's net deferred tax assets. Net premises and equipment decreased $255,000 or 14.2% through normal depreciation.

          Cash and cash equivalents increased $724,000 or 60.5% from $1.2 million at September 30, 1996 to $1.9 million at September 30, 1997 primarily as a result of a new requirement to maintain a $500,000 compensating balance at a correspondent bank.

          The Association's total deposits showed little change from September 30, 1996 to September 30, 1997, increasing by $401,000, or approximately 1.0%, to $56.1 million from $55.7 million. Within the various deposit classifications, from September 30, 1996 to September 30, 1997, time deposit increases of $1.0 million or 3.7%, and money market account increases of $558,000 or 5.4% were partially offset by a $1.1 million or 8.6% decrease in savings account balances.

          Borrowings increased from $300,000 at September 30, 1996 to $1.3 million at September 30, 1997. The increase in borrowings was the result of the Association taking advantage of alternative funding sources whose maturity and pricing were more closely aligned with the Association's funding needs.

          Accrued expenses and other liabilities declined by $875,000 or 72.9% from September 30, 1996 to September 30, 1997. Approximately $415,000 of the accrued expenses and other liabilities at September 30, 1996 was the special one-time assessment levied by the FDIC to recapitalize the Savings Association Insurance Fund ("SAIF") which was paid during fiscal year ended September 30, 1997. See Note 11 to the Financial Statements. In addition, $210,000 of the accrued expenses and other liabilities at September 30, 1996, which related to the Association's computer conversion and the newly constructed Gloversville office drive-thru, was also paid in fiscal 1997. Lastly, approximately $318,000 was expensed, of which $249,000 remained unpaid at September 30, 1996, for past due property taxes on collateral securing certain one- to four-family residential non-performing loans. These past due taxes were subsequently paid during the fiscal year ended September 30, 1997.

          The Association's equity decreased $510,000 or 13.5% from $3.8 million at September 30, 1996 to $3.3 million at September 30, 1997. The decrease was primarily the result of the

Association's net loss for fiscal 1997 offset by a reduction in the net unrealized loss on its portfolio of securities available for sale.

Comparison of Operating Results for the Years Ended September 30, 1997 and 1996.

          Net Loss. The Association's fiscal 1997 net loss of $583,000 was $453,000 or 43.8% less than the fiscal 1996 net loss of $1.0 million. The net loss for fiscal 1997 was reduced from fiscal 1996 primarily as a result of an increase of $141,000 or 6.1% in net-interest income, and a $652,000 or 21.9% reduction in other expenses consisting primarily of $415,000 related to the one-time SAIF assessment and $318,000 expense related to past due property taxes on certain non-performing one-to four-family residential loans, partially offset by a decrease in income tax benefit of $307,000 or 138%.

          Interest income. Interest and fees on loans increased by approximately $277,000 or 6.7% to $4.4 million for fiscal 1997, from $4.1 million for fiscal 1996. The increase for fiscal 1997 was largely the result of an increase of $2.1 million or 4.2% in the average balance of loans outstanding during fiscal 1997, to $51.3 million, as compared to $49.2 million in fiscal 1996. This increase was primarily in the area of multi-family and commercial real estate, home equity and commercial business loans offset by decreases in the average balance of residential one-to-four-family loans. At September 30, 1997, multi-family and commercial real estate, home equity and commercial business loans totaled $12.8 million as compared to $8.7 million at September 30, 1996. This increase reflects management's plan to diversify the loan portfolio, increase portfolio yield, and increase the amount of adjustable rate loans. Originated with various terms and repricing schedules, these loans generally provide reduced interest rate risk due to their shorter terms and provide higher yields compared to longer term, fixed rate residential one-to-four-family loans. However, multi-family and commercial real estate and commercial business loans generally have higher outstanding loan balances and increased credit risk relative to residential one-to-four-family loans. In addition to the increase in the average balance of loans, the yield earned on the average balance of loans receivable increased by 20 basis points to 8.59% in fiscal 1997 as compared to 1996 due in part to the higher yielding nature of multi-family and commercial real estate and commercial business loans. See "Business - Lending Activities."

          Interest income on securities available for sale decreased by $8,000 or 1.7%. There were no investment purchases or sales during fiscal 1997. Accordingly, the reduction in interest income on securities available for sale is solely attributable to reduced average balances as a result of principal repayments. The average balance decreased $427,000 or 5.5% during fiscal 1997.

          Interest income on interest-bearing deposits decreased $98,000 or 72.7% as a result of reduced average balances, coupled with lower contracted rates. Periodically in fiscal 1996, interest-bearing deposits were invested on a longer term basis, resulting in a higher yielding investment in 1996 as compared to 1997. Interest-bearing deposits were primarily invested on an overnight basis in fiscal 1997.

          The yield on the average balance of interest-earning assets was 8.21% and 7.98% for fiscal 1997 and 1996, respectively.

          Interest Expense. Interest expense of $2.4 million remained relatively consistent for the years ended September 30, 1997 and 1996, increasing only $30,000 or 1.3% in 1997. While total interest expense did not change dramatically from year to year, the components of interest expense reflected management's progress in increasing the level of lower costing money market accounts. While the amount of year-end deposits only increased $401,000, or 1.0%, the average balance of money market accounts increased $3.4 million or 46.5% to $10.7 million while the average balance of time deposits decreased $1.7 million or 5.4% to $28.7 million. The average cost on money market accounts was 4.09% in 1997 as compared to 3.39% in fiscal 1996, and the average cost of time deposits was 5.30% in fiscal 1997 versus 5.49% in fiscal 1996. Overall money market rates increased due to the introduction in 1996 of a tiered money market account with checking which proved popular with consumers but carried a somewhat higher cost than the Association's other money market products. The changes in the average balances of savings, demand, and NOW accounts and the related rates paid were not significant from fiscal 1996 to 1997.

          Interest expense on borrowings increased to $22,000 in fiscal 1997, as the average amount of borrowed funds increased from $6,000 for fiscal 1996 to $391,000 in fiscal 1997. Fiscal 1996 interest expense on borrowed funds was less than $1,000.

          The rate paid on the average balance of interest-bearing liabilities was 4.25% and 4.30% for fiscal 1997 and 1996, respectively.

          Net Interest Income. Net interest income increased by approximately $141,000 or 6.1% to $2.5 million for fiscal 1997 from $2.3 million for fiscal 1996. The average interest rate spread increased to 3.96% for fiscal 1997 from 3.68% for fiscal 1996. The increase in interest rate spread is primarily the result of an increase in higher yielding multi-family and commercial real estate loans and the repricing of home equity loans.

          Provision for Loan Losses. The Association continually monitors and adjusts its allowance for loan losses based upon its analysis of the loan portfolio. The allowance is increased by the recording of a provision for loan losses, the amount of which depends on an analysis of the changing risks inherent in the Association's loan portfolio. The provision for loan losses increased $78,000 or 10.9% to $792,000 for fiscal year 1997 from $714,000 for fiscal year 1996. The increase in the amount of the provision for fiscal 1997 was based on management's evaluation of the inherent risk in the Association's loan portfolio; a $1.6 million or 71.4% increase in non-performing loans to $3.8 million at September 30, 1997 as compared to $2.2 million at September 30, 1996; significantly increased net loan charge offs amounting to $430,000 in fiscal 1997, $187,000 or 77.0% greater than in 1996; continued expansion of commercial business and multi-family and commercial real estate lending; the continued economic weakness in the Association's market area; declining real estate values collateralizing much of the Association's loan portfolio; as well as management's evaluation of the prospects in the Association's market areas.


         While the Association believes that it uses the best information available to determine the allowance for loan losses, unforeseen economic and market conditions could result in adjustments to the allowance for loan losses, and net earnings could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Management believes its allowance for loan losses is adequate at September 30, 1997; however, future adjustments could be necessary and net income could be adversely affected if circumstances differ substantially from the assumptions used in the determination of the allowance for loan losses. For a discussion of the factors considered by the Association in determining the provision for loan losses, see "Business - Delinquencies and Non-Performing Assets."

         Other Income. Other income increased by $46,000 or 42.0% to $155,000 during fiscal year 1997 from $109,000 for fiscal year 1996. This increase was primarily due to increases in fees and service charges of $22,000 or 18.4% as well as the inclusion in fiscal 1996 of a $15,000 loss on the writedown of premises and equipment.

          Other Expense. Other expenses decreased $652,000 or 21.9% to $2.3 million in fiscal year 1997 from $3.0 million in fiscal year 1996. Compensation and benefits expenses increased by $66,000 or 8.0% to $892,000 for fiscal year 1997 from $826,000 for fiscal year 1996. The increase in compensation and benefits expenses in fiscal year 1997 was primarily the result of the general cost of living and merit raises to Association employees, coupled with increased pension and health insurance expenses. Director's fees increased by $27,000 or 34.9% from $76,000 in fiscal year 1996 to $103,000 in fiscal year 1997, reflecting increased meeting frequency and an increase in per meeting fees. Other real estate expenses increased $46,000 or 170% to $73,000 reflecting increased costs associated with foreclosures and disposition of other real estate owned. See "Business Delinquencies and Non-Performing Assets."

          More than offsetting these increases were reductions in the special one-time FDIC assessment, federal deposit insurance premiums, advertising expenses and other operating expenses. In fiscal 1996 the Association accrued a special assessment to recapitalize the SAIF in the amount of $415,000. As a result of the recapitalization, the Federal deposit insurance premiums decreased in fiscal 1997 by $74,000 or 56.6 % to $57,000. Advertising expenses decreased in fiscal 1997 by $29,000 or 21.0% to $111,000. This decrease is due to the inclusion in fiscal 1996 of significant costs associated with the implementation of a new logo and brochures and initial use of television advertising which was not repeated in fiscal 1997. Occupancy expenses and equipment and data processing expenses were slightly greater in fiscal 1997 as compared to fiscal 1996 with increases of $13,000 or 5.9% and $9,000 or 2.9%, respectively.

          As of the end of fiscal 1996, the Association first became aware that, as of such date, a number of one- to four-family residential loans which were delinquent as to principal and interest were also delinquent as to the payment of property taxes. Because some of the related borrowers were unable or unwilling to pay promptly these taxes, the Association incurred approximately $318,000 in expenses for the purpose of paying such taxes in order to preserve its collateral interest in these loans, many of which were subsequently foreclosed upon. The decline in other expense in 1997 was based on the non-reoccurrence in 1997 of this expense.

          As a result of the above, during 1997, the Association performed an in depth review of all loans without a tax escrow requirement. This review indicated that a number of loans which were current as to principal and interest were delinquent as to the payment of property taxes. The Association contacted all of the borrowers on these loans. Where the borrowers promptly brought the real estate taxes current, no actions were taken with respect to the loan terms. However, where the borrowers were unable to promptly bring real estate taxes current, the Association restructured the loans or otherwise advanced additional funds (which advances were added to the loan principal) in order to pay the delinquent property taxes. As a result, all restructured or rewritten loans were classified as non-performing as of September 30, 1997. To date, all such loans have performed in accordance with their revised terms. See "Business - Lending Activities" and "- Delinquencies and Non-Performing Assets."

          Income Taxes. The provision for income taxes increased $307,000 from a fiscal year 1996 benefit of $222,000 to a fiscal year 1997 expense of $85,000. The increase in tax expense for fiscal year 1997 as compared to fiscal year 1996 was primarily the result of a $760,000 decrease in the loss before income taxes, coupled with a $25,000 increase in the change in the valuation allowance for deferred tax assets. In assessing whether the deferred tax assets will more likely than not be realized, the Association considers the historical level of taxable income, the time period over which the temporary differences are expected to reverse, as well as estimates of future taxable income. In 1997, as a result of the Association experiencing a second year of significant losses before taxes (loss before taxes of $498,000 and $1.3 million in fiscal 1997 and 1996, respectively), continued economic weakness in the Association's market area, including declining real estate values collateralizing much of the Association's loan portfolio, and reduced expectations of earnings in the future, as well as a reduction in the amount of historical taxes available for carryback in 1997, the Association increased its deferred tax valuation allowance by $274,000 to $625,000 at September 30, 1997. As of September 30, 1997, the net deferred tax asset is considered to be more likely than not realizable based upon the remaining amount of historical taxes available for carryback, amounting to approximately $50,000, the reversal of temporary taxable items and reliance on future taxable income amounting to approximately $175,000.

Comparison of Operating Results for the Years Ended September 30, 1996 and 1995.

          Net Income. The 1995 net income of $251,000 decreased by $1.3 million to a fiscal year 1996 net loss of $1.0 million. The net loss for fiscal year 1996 is primarily the result of a $585,000 increase in the provision for loan losses, the above referenced $415,000 one-time SAIF assessment, and the above mentioned expense of approximately $318,000 related to delinquent property taxes on property collateralizing certain non-performing loans. Additionally, fiscal 1995 included a $204,000 net gain on sales of securities and a $86,000 gain on the sale of premises and equipment.
There were no such gains in fiscal 1996.

          Interest Income. Interest and fees on loans increased by approximately $203,000 or 5.2% to $4.1 million for fiscal year 1996 from $3.9 million for fiscal year 1995. The increase for fiscal year 1996 was partially the result of an increase of $514,000 or 1.0% in the average balance of loans outstanding, to $49.2 million, as compared to $48.7 million in fiscal year 1995. This increase was primarily in the area of multi-family and commercial real estate loans. During fiscal year 1996 the Association continued to increase the multi-family and commercial real estate as well as commercial business portfolios. At September 30, 1996 multi-family and commercial real estate loans totaled $4.6 million as compared to $1.7 million at September 30, 1995 and commercial business loans grew to $1.2 million at September 30, 1996 compared to $1.1 at September 30, 1995. Offsetting these increases was a decrease in residential one-to-four-family loans. In addition to the increase in the average balance of loans, the yield earned on the average balance of loans receivable increased by 33 basis points to 8.39% in fiscal year 1996 as compared to 8.06% in fiscal year 1995 due in part to the higher yielding nature of multi-family and commercial real estate, home equity and commercial business loans.

          Interest income on securities available for sale decreased by $234,000 or 33.3% to $467,000 in fiscal year 1996 from $701,000 in fiscal year 1995. During fiscal year 1995, the Association sold securities with an amortized cost of approximately $13.4 million. Accordingly, the reduction in interest income is largely attributable to reduced average balances as a result of the fiscal year 1995 sales. The average balance in securities available for sale decreased $4.9 million or 38.5% from $12.6 million in fiscal 1995 to $7.8 million in fiscal year 1996. Interest income on interest-bearing time deposits decreased $53,000 or 28.0% primarily as a result of a $832,000 or 26.6% decrease in the average balance.

          The yield on the average balance of interest-earning assets was 7.98% and 7.47% for fiscal years 1996 and 1995, respectively.

          Interest Expense. Interest expense on deposits and borrowings decreased by approximately $111,000 or 4.4% to $2.4 million for fiscal year 1996 as compared to $2.5 million for fiscal year 1995. This decrease was primarily the result of a $5.5 million or 15.3% decrease in the average balance of time deposits, offset by an increase in the cost of time deposits in fiscal year 1996 because the cost of time deposit accounts maintained or acquired carried a higher rate than time deposits maturing. The average cost on time deposits was 5.49% in 1996 versus 5.01% in fiscal year 1995.

          The rate paid on the average balance of interest-bearing liabilities was 4.30% and 4.12%, for fiscal years 1996 and 1995, respectively.

          Net Interest Income. In fiscal 1996 net interest income increased from fiscal 1995 by approximately $28,000 or 1.2%, to $2.3 million. The average interest rate spread increased to 3.68% for fiscal year 1996 from 3.35% for fiscal year 1995. The increase in interest rate spread is primarily the result of an increase in higher yielding multi-family and commercial real estate loans, and a reduction in the average balance in of certain lower yielding securities available for sale offset by an increase in the rate on interest bearing liabilities.

          Provision for Loan Losses. The provision for loan losses increased $585,000 to $714,000 for fiscal year 1996 from $129,000 for fiscal year 1995.
The significant increase in the amount of the provision for fiscal year 1996 was based on management's evaluation of the inherent risk in the Association's loan portfolio, the continued expansion of commercial business and multi-family and commercial real estate lending, a 18.0% increase in net loan charge offs in fiscal 1996 compared to fiscal 1995, increased delinquencies, continued economic weakness in the Association's market area, declining real estate values collateralizing much of the Association's loan portfolio, and management's evaluation of the prospects in the Association's market areas. In addition, as noted above, the Association became aware that as of the end of fiscal 1996 a significant number of its non-performing residential one- to four- family loans were past due on the payment of property taxes collateralizing its loans. For a discussion of the factors considered by the Association in determining the provision for loan losses, see "Business - Delinquencies and Non-Performing Assets."

          Other Income. Other income decreased by $282,000 or 72.1% to $109,000 in fiscal year 1996 from $392,000 for fiscal year 1995. This decrease was primarily due to fiscal year 1995 including net gains on sales of securities available for sale of $204,000 and a gain on the sale of premises and equipment of $86,000.

         Other Expense. Other expenses increased $772,000 or 35.1% to $3.0 million in fiscal year 1996 from $2.2 million in fiscal year 1995. Compensation and benefits expenses decreased by

$42,000 or 4.8% to $826,000 for fiscal year 1996 from $868,000 for fiscal year 1995. The decrease in compensation and benefits expenses in fiscal year 1996 was the result of the fiscal year 1995 expense including an expense of approximately $64,000 related to the termination of the Association's defined benefit pension plan. Special one-time FDIC assessment increased $415,000 due to the previously mention SAIF recapitalization. Advertising expense increased $48,000 or 52.2% to $140,000 in fiscal year 1996 from $92,000 in fiscal year 1995 associated with the implementation of a new logo and brochures and initial use of television advertising in fiscal year 1996. Directors fees increased $34,000 or 82.3% from $42,000 in fiscal year 1995 to $76,000 in fiscal year 1996 due to increases in per meeting fees and meeting frequency. Other real estate expenses decreased $100,000 or 78.6% to $27,000 as fiscal year 1995 included several large Other Real Estate Owned ("OREO") writedowns. Occupancy expense increased $55,000 or 35.3% in fiscal 1996, which is the result of additional depreciation and expenses related to the Gloversville drive-thru. Equipment and data processing expenses increased $28,000 or 9.9% in fiscal 1996 as the result of additional costs incurred attributable to the Association's system conversion. As previously mentioned, included in the fiscal year 1996 other operating expenses was an expense of approximately $318,000 for delinquent property taxes on the property securing certain non-performing residential one-to-four-family loans. Accordingly, other operating expenses increased $346,000 or 71.1% in fiscal year 1996 from $487,000 in fiscal year 1995 to $833,000 in fiscal year 1996.

          Income Taxes. The provision for income taxes decreased $325,000 from a fiscal year 1995 expense of $102,000 to a fiscal year 1996 benefit of $222,000 which was primarily the result of a $1.6 million increase in the loss before income taxes, offset by a $248,000 increase in the valuation allowance for deferred tax assets. In 1996, as a result of experiencing a significant loss before taxes of $1.3 million, combined with the significant reduction in the amount of historical taxes available for carryback, the Association increased its deferred tax valuation allowance by $248,000 to $352,000. As of September 30, 1996, the net deferred tax asset is considered to be more likely than not realizable based upon the remaining amount of historical taxes available for carryback, amounting to $90,000, the reversal of temporary taxable items, and reliance on future taxable income amounting to approximately $380,000.

          The following table presents, for the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the average loan amounts.

                                                                              Year Ended September 30,
                                                 -----------------------------------------------------------------------------------
                                                            1997                        1996                       1995
                                                 -------------------------- --------------------------- ----------------------------
                                                 Average  Interest           Average  Interest          Average   Interest
                                               Outstanding Earned/         Outstanding Earned/        Outstanding  Earned/
                                                 Balance   Paid  Yield/Rate  Balance    Paid Yield/Rate Balance     Paid  Yield/Rate
                                                 -------   ----  ----------  -------    ---- ---------- -------     ----  ----------
                                                                         (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net of deferred loan fees..  $51,303   $4,409    8.59%  $49,222     $4,132   8.39%  $48,708     $3,928    8.06%
  Securities at amortized cost ................    7,337      459    6.26     7,764        467   6.01    12,616        701    5.56
  Interest-earning deposits....................    1,113       37    3.32     2,298        134   5.83     3,130        187    5.97
                                                -------- --------          --------   --------         --------    -------
    Total earning assets.......................   59,753    4,905    8.21    59,284      4,733   7.98    64,454      4,816    7.47
                                                          -------                      -------                     -------
  Non-interest earning assets..................    1,954                      1,866                       2,158
                                                --------                   --------                    --------
    Total assets...............................  $61,707                    $61,150                     $66,612
                                                 =======                    =======                     =======

Interest-earning liabilities:
  Savings deposits.............................  $12,503      401    3.21   $13,724        433   3.16   $13,655        413    3.02
  Demand and NOW...............................    5,316       65    1.22     4,805         69   1.44     4,520         85    1.88
  MMDA.........................................   10,676      437    4.09     7,287        247   3.39     7,353        232    3.16
  Time deposits................................   28,704    1,522    5.30    30,358      1,667   5.49    35,848      1,797    5.01
  Borrowings...................................      391       22    5.63         6         --   5.56        --         --    --
                                               --------- --------          --------  ---------         --------   --------
    Total interest-bearing liabilities.........   57,590    2,447    4.25%   56,180      2,416   4.30%   61,376      2,527    4.12%
                                                          -------                      -------                     -------
  Non-interest-bearing liabilities.............      541                        306                         499
                                               ---------                   --------                    --------
    Total liabilities..........................   58,131                     56,486                      61,875
    Total equity...............................    3,576                      4,664                       4,737
                                               ---------                   --------                    --------
    Total liabilities and equity...............  $61,707                    $61,150                     $66,612
                                                 =======                    =======                     =======
Net interest/spread............................            $2,458    3.96%              $2,317   3.68%              $2,289    3.35%
                                                           ======    ====               ======   ====               ======    ====
Margin.........................................                      4.11%                       3.91%                        3.55%
                                                                     ====                        ====                         ====
Assets to liabilities..........................  103.76%                    105.53%                     105.01%
                                                 ======                     ======                      ======

          The following table presents the weighted average contractual yields earned on loans and securities, the combined weighted average yield on interest-earning assets, the weighted average rates paid on deposits and borrowings, the combined weighted average rate paid on interest-bearing liabilities and the resultant interest rate spreads at the date indicated.


                    Weighted Average Yields Earned/Rates Paid
                               September 30, 1997
--------------------------------------------------------------------------------

Weighted average yield on:
   Loans receivable, net of deferred fees..................           8.73%
   Securities at amortized cost............................           6.18
   Combined weighed average yield on interest-earning
       assets..............................................           8.43

Weighted average rate paid on:
   Savings ................................................           3.24
   Demand and NOW..........................................           1.35
   MMDA....................................................           4.03
   Time deposits...........................................           5.46
   Borrowings..............................................           5.80
   Combined weighted average rate paid
      on interest-bearing liabilities......................           4.24
                                                                      ----

Spread.....................................................           4.19%

          The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and that due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                                                      Year Ended September 30,             Year Ended September 30,
                                                           1997 vs. 1996                        1996 vs. 1995
                                             -------------------------------------- -----------------------------------
                                                        Increase            Total            Increase          Total
                                                       (Decrease)         Increase          (Decrease)        Increase
                                                         Due to          (Decrease)           Due to         (Decrease)
                                             ------------------------    ---------- -----------------------  ----------
                                                   Volume      Rate                    Volume      Rate
                                             ------------- ----------               ----------- -----------
                                                                     (Dollars in Thousands)
Interest-earning assets:
 Loans receivable, net of deferred loan fees       $ 178       $ 99         $277         $41        $163       $ 204
 Securities at amortized cost...............         (27)        19           (8)       (288)         54        (234)
Interest-bearing deposits...................         (44)       (53)         (97)        (50)         (3)        (53)
                                                   -----      -----        -----      ------      ------      ------
   Total interest-earning assets............         107         65          172        (297)        214         (83)
                                                   -----       ----         ----       -----        ----      ------

Interest-bearing liabilities:
  Savings deposits..........................         (39)         7          (32)          2          18          20
  Demand and NOW............................           7        (11)          (4)          5         (21)        (16)
  MMDA......................................         132         58          190          (2)         17          15
 Time Deposits..............................         (89)       (56)        (145)       (291)        161        (130)
 Borrowings.................................          22        ---           22         ---         ---         ---
                                                  ------      -----        -----     -------      ------     -------
   Total interest-bearing liabilities.......          33         (2)          31        (286)        175        (111)
                                                  ------      -----        -----       -----        ----       -----

Net interest income.........................      $   74       $ 67         $141        $(11)      $  39       $  28
                                                  ======       ====         ====        ====       =====       =====


Liquidity and Capital Funds

         The Association's primary sources of funds are deposits, principal and interest payments on loans and securities, and to a lesser extent, borrowings. While maturities and scheduled amortization of loans and securities provide an indication of the timing of the receipt of funds, other sources of funds such as loan prepayments and deposit inflows are less predictable due to the effects of changes in interest rates, economic conditions and competition.

         Liquidity may be adversely affected by the unexpected deposit outflows, higher interest rates paid by competitors and similar matters. Further, the disparity in insurance premiums as described herein could result in the Association losing deposits to BIF members that have lower cost of funds and therefore are able to pay higher rates of interest on deposits. See "Regulation." Management monitors projected liquidity needs and determines the level desirable, based in part on the Association's commitments to make loans and management's assessment of the Association's ability to generate funds.

         The primary investing activities of the Association are the origination of real estate and other loans and the purchase of securities. During the years ended September 30, 1997, 1996 and 1995, the Association's disbursements for loan originations totaled $8.9 million, $8.8 million and $10.2 million, respectively. The Association did not purchase any securities during the year ended September 30, 1997. For the years ended September 30, 1996 and 1995, purchases of securities totaled $4.6 million and $11.0 million, respectively. These activities were funded primarily by net deposit inflows, borrowings and principal repayments on loans and securities.

         For years ended September 30, 1997, 1996 and 1995, net deposit inflows (outflows) (including the effect of interest credited) were $401,000, ($2.2) million and ($6.8) million. The increase in fiscal 1997 reflects the net effect of a $1.1 million and $26,000 decline in savings and demand and NOW accounts, respectively, offset by increases of $558,000 and $1.0 million for money market accounts and time deposits, respectively. The decline in savings accounts is the result of a general increase in market interest rates which made passbook savings less attractive investment alternatives for the Association's customers. Conversely, the increased market interest rates made deposit products, such as money market accounts and shorter term time deposits, more attractive to the Association's customers. During fiscal 1996, the net decrease of $2.2 million in deposits was primarily driven by management's attempts to reduce the dependence of funding with time deposits. During fiscal 1996, time deposits declined $6.9 million while non-time deposits increased $4.8 million. The non-time deposit increase in fiscal 1996 was primarily the result of the introduction of new deposit products such as a tiered money market account. During fiscal 1995, deposit levels declined overall by $6.8 million. The decline was the result of efforts by management to price deposit products to reduce overall cost of funds.

         Short-term borrowings under repurchase agreements were $1.3 million at September 30, 1997. The repurchase agreements were entered into to provide a less expensive short-term funding source to meet immediate liquidity needs. There were no outstanding repurchase agreement balances at September 30, 1996 and 1995.

         The Association may borrow funds from the FHLB of New York subject to certain limitations. Based on the level of qualifying collateral available to secure advances at September 30, 1997, the Association's borrowing limit from the FHLB of New York was approximately $9.2 million, with no advances outstanding at that date. Proceeds from FHLB advances were $300,000 at September 30, 1996. There were no FHLB borrowings made in fiscal year 1995 (See note 7 of the financial statements.).

         The Association is required by OTS regulations to maintain an average daily balance of liquid assets as a percentage of net withdrawable deposit accounts plus short-term borrowings. The minimum required liquidity ratio is currently 4.0%. The liquidity requirement may be changed from time to time by the OTS to any amount within the range of 4% to 10%. The Association's liquidity ratio at September 30, 1997 was 10.3%.

         The Association's most liquid assets are cash and cash equivalents, which include interest-bearing deposits and short-term highly liquid investments (such as federal funds) with original maturities of less than three months that are readily convertible to known amounts of cash. The level of these assets is dependent on the Association's operating, financing and investing activities during any given period. At September 30, 1997, 1996 and 1995, cash and cash equivalents totaled $1.9 million, $1.2 million and $3.2 million, respectively.

         The Association is required to maintain a compensating balance of $500,000 at one of its correspondent banks at September 30, 1997. There were no compensating balance requirements in prior fiscal years.

         At September 30, 1997, the Association had outstanding loan origination commitments, undisbursed construction loans in process and unadvanced lines of credit of $3.1 million. The Association anticipates that it will have sufficient funds available to meet its current loan origination and other commitments. Time deposits scheduled to mature in one year or less from September 30, 1997 totaled $23.3 million. Based on the Association's most recent experience and pricing strategy, management believes that a significant portion of such deposits will remain with the Association.

         The Association is subject to federal regulations that impose certain minimum capital requirements. At September 30, 1997, the Association had tangible and core capital of $3.3 million compared to required levels of $900,000 and $1.8 million, respectively. Total risk-based capital was $3.8 million compared to a required level of $3.0 million. See "Historical and Pro Forma Capital Compliance" for a discussion of the Association's compliance with OTS capital requirements.

Year 2000

         The Association is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         Since the Association recently converted to a year 2000 compliant core system, the Association does not anticipate significant additional year 2000 costs. It is anticipated that any additional reprogramming efforts will be complete by December 31, 1998, allowing adequate time for testing. To date, confirmations have been received from the Company's primary processing vendors that plans are being developed to address processing of transactions in the year 2000.

Impact of Inflation and Changing Prices

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which generally require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of the Association is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution's performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Impact of New Accounting Standards

         FASB Statement on Accounting for Mortgage Servicing Rights. In May, 1995, FASB issued SFAS No. 122, which became effective on a prospective basis, for fiscal years beginning after December 31, 1995. This Statement requires mortgage banking enterprises to recognize as separate assets rights to service mortgage loans, however those servicing rights are acquired. When mortgage loans, acquired either through a purchase transaction or by origination, are sold or securitized with servicing rights retained, an allocation of the total cost of the mortgage loans should be made between the mortgage servicing rights and the loans based upon their relative fair values. In Subsequent periods, all mortgage servicing rights capitalized must be periodically evaluated for impairment based on the fair value of those rights, and any impairments recognized through a valuation allowance. The impact of adopting this Statement was not material to the Association's financial statements. Effective January 1, 1997, this Statement was superseded by SFAS No. 125, which is discussed below.

         FASB Statement on Accounting for Stock Based Compensation. In October 1995, the FASB issued SFAS No. 123. SFAS No. 123 defines a "fair value based method" of accounting for an employee stock option whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. FASB encouraged all entities to adopt the fair value based method, however it will allow entities to continue the use of the "intrinsic value based method" prescribed by Accounting Principles Board ("APB") Opinion No. 25. Under the intrinsic value based method, compensation cost is the excess of the market price of the stock at the grant date over the amount an employee must pay to acquire the stock. However most stock option plans have no intrinsic value at the grant date and, as such, no compensation cost is recognized under APB Opinion No. 25. Entities electing to continue the use of APB Opinion No. 25 must make certain pro forma disclosures as if the fair value based method had been applied. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years beginning after December 15, 1995. The Association expects to utilize the "intrinsic value based method" as prescribed by APB Opinion No. 25. Accordingly, the impact of adopting this Statement will not be material to the Association's financial statements.

         FASB Statement on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996, FASB issued SFAS No. 125, which became effective on a prospective basis for fiscal years beginning after December 31, 1996. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. SFAS No. 125 extends the "available for sale" and "trading" approach of SFAS No. 115 to non-security financial assets that can be contractually prepaid or otherwise settled in such a way that the holder of the asset would not recover substantially all of its recorded investment. In addition, SFAS No. 125 amends SFAS No. 115 to prevent a security from being classified as held to maturity if the security can be prepaid or settled in such a manner that the holder of the security would not recover substantially all of its recorded investment. The extension of the SFAS No. 115 approach to certain non-security financial assets and the amendment to SFAS No. 115 are effective for financial assets held on or acquired after January 1, 1997. Effective January 1, 1997, SFAS No. 125 superseded SFAS No. 122, which is discussed above. The impact of adopting this Statement was not material to the Association's financial statements.

         In November 1993, the American Institute of Certified Public Accountants ("AICPA"), issued SOP 93-6 Employers' Accounting for Employee Stock Ownership Plans. SOP 93-6 addresses accounting for shares of stock issued to employees by an employee stock ownership plan. SOP 93-6 requires that the employer record compensation in an amount equal to the fair value of the shares committed to be released from the ESOP to employees. SOP 93-6 is effective for fiscal years beginning after December 15, 1993 and relates to shares purchased by an ESOP after December 31, 1992. Management has determined that, assuming the Common Stock appreciates over time, the adoption of SOP 93-6 will likely increase compensation expense relative to the ESOP, as compared with prior guidance that required recognition of compensation expense based on the cost of the shares acquired by the ESOP. The amount of any such increase, however, cannot be determined at this time because the expense will be based on the fair value of the shares committed to be released to employees, which amount is not determinable.


         FASB Statement on Earnings Per Share. In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to all entities with publicly held common stock or potential common stock. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Management will report earnings per share data, when appropriate, in accordance with this Statement. Management does not believe that the impact of adopting this Statement will be material to the Company's or the Association's financial condition or results of operations.


         FASB Statement on Capital Structure. In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure" which establishes standards for disclosure about a company's capital structure. In accordance with SFAS No. 129, companies will be required to provide in the financial statements a complete description of all aspects of their capital structure, including call and put features, redemption requirements and conversion options. The disclosure required by SFAS No. 129 are for financial statements for periods ending after December 15, 1997.

Management does not believe that the impact of adopting this Statement will be material to the Association's financial condition or results of operations.

         FASB Statement on Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 states that comprehensive income includes the reported net income of a company adjusted for items that are currently accounted for as direct entries to equity, such as the mark to market adjustment on securities available for sale, foreign currency items and minimum pension liability adjustments. This statement is effective for fiscal years beginning after December 15, 1997. Management does not believe that the impact of adopting this Statement will be material to the Company's or the Association's financial condition or results of operations.

         FASB Statement on Segment Reporting In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting by public companies about operating segments of their business. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for periods beginning after December 15, 1997. Management does not believe that the impact of adopting this Statement will be material to the Company's or the Association's financial condition or results of operations.



                                    BUSINESS

General

         As a community-oriented financial institution, Gloversville Federal seeks to serve the financial needs of the communities in its market area. Gloversville Federal's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily one- to four-family residential mortgage loans, and, to a lesser extent, multi-family and commercial real estate, commercial business, home equity and other loans in its market area. The Association also invests in mortgage-backed and other securities and other permissible investments. See "Risk Factors."

         The Association offers a variety of accounts having a range of interest rates and terms. The Association's deposits include passbook, statement savings, demand and NOW accounts, money market accounts and time deposit accounts with terms of six months to five years. The Association solicits deposits only in its primary market area.

Market Area

         The Association conducts business through its main office located at 52 North Main Street, Gloversville, New York and a branch office located at 295 Broadway, Saratoga Springs, New York. The Association's market area for deposits consists primarily of Fulton and Saratoga Counties. The Association's primary market area for lending activities consist of communities within Fulton and Saratoga Counties, as well as portions of Hamilton and Montgomery Counties, New York.

         Gloversville, New York is located in Fulton County approximately 50 miles northwest of Albany, New York. Gloversville and the surrounding communities include a population of low- and moderate-income neighborhoods. Gloversville has undergone significant economic hardships as the major leather industries that were once the focal point of industrial strength for the region have relocated to other parts of the world. Gloversville, with its neighboring city Johnstown, have recently experienced some revitalization as a number of manufacturing entities have opened plants in the area, capitalizing on the region's lower labor and operating costs. The housing in the Gloversville area consists mainly of one- to four-family residences within the city limits. Outside Gloversville, in the rural areas leading into the Adirondack Mountains, there are many nonconforming properties which are generally used as summer homes and camps. Real estate values in much of these areas have experienced a significant decline in recent years.

         Saratoga Springs, New York is located in Saratoga County approximately 30 miles north of Albany, New York. Saratoga Springs and the surrounding communities include a diverse population of low income neighborhoods, as well as middle class and more affluent neighborhoods. The housing market has been relatively strong in much of Saratoga County. This part of the Association's market also includes commercial areas supporting manufacturing, industrial and professional service companies.

Lending Activities

         General. Historically, the Association originated 30-year, fixed-rate mortgage loans secured by one- to four-family residences. In fiscal 1995, the Association began to diversify its portfolio by more actively originating multi-family and commercial real estate and commercial business loans. Currently, all loans originated by the Association are held as portfolio loans. At September 30, 1997, the Association's loans receivable, net, totaled $49.5 million. See "- Origination of Loans" and "Use of Proceeds."

         Under federal law, the aggregate amount of loans that the Association is permitted to make to any one borrower is generally limited to the greater of 15% of unimpaired capital and surplus (25% if the security for such loan has a "readily ascertainable" value or 30% for certain residential development loans) or $500,000. At September 30, 1997, based on the above, the Association's regulatory loans-to-one borrower limit was approximately $737,000. On the same date, the Association had no borrowers with outstanding balances in excess of this amount. As of September 30, 1997, the largest dollar amount outstanding or committed to be lent to one borrower, or group of related borrowers, related to a commercial real estate loan totaling $539,000 secured by a warehouse located in Saratoga County, and food preparation and related equipment used by the borrower. The Association's next largest loan as of September 30, 1997 totaled $527,000 and was secured by an office building located in Saratoga Springs, New York. At September 30, 1997, both of these loans were performing in accordance with their terms. The Association has obtained personal guarantees (or direct personal liability) from the principals in both these loans. As of the same date, there were 11 other multi-family and commercial real estate or commercial business loans with carrying values in excess of $300,000.

         The Association has incurred significant problems in recent years on its residential lending portfolio, in part due to inadequate loan underwriting and monitoring procedures and policies. In order to address these issues, the Board of Directors revised the Association's procedures and policies and hired new personnel to perform such functions. The Association has also undertaken a review of its residential loan portfolio in order to determine the full extent of the problems and is currently taking action to address and work out these problems. All of the Association's current lending is subject to its revised written underwriting standards and to loan origination procedures.

         Decisions on loan applications are made on the basis of detailed applications and property valuations (consistent with the Association's appraisal policy) by independent appraisers. Under the Association's loan policy, the individual processing an application is responsible for ensuring that all documentation is obtained prior to the submission of the application to a loan officer for approval. In addition, the loan officer verifies that the application meets the Association's underwriting guidelines described below. Also, each application file is reviewed to assure its accuracy and completeness.

         The President and the Vice President of Lending have been given lending authority, and their lending limit authority has been defined, by the Board of Directors of the Association. The lending authority limits are applied based on aggregate loan balances due the Association, including any pending loan requests. The approval of the Association's Board of Directors is required for any loans where aggregate borrowings of the subject entity or individual exceed $250,000. Loan Committee approval is required for all loans where the aggregate borrowings of the subject entity or individual exceed $150,000 but are less than $250,000. The Loan Committee includes the President and Chief Executive Officer, the Vice President of Lending, two outside Board members and two other Association officers.

         For multi-family and commercial real estate and commercial business loans, the President and Vice President of Lending each have the authority to approve secured loans of up to $100,000 and unsecured loans of up to $50,000. Joint approval by the President and Vice President of Lending is required for multi-family and commercial real estate and commercial business loans greater than $100,000 ($50,000 for unsecured loans) but not exceeding $150,000.

         The President or the Vice President of Lending have the authority to approve residential mortgages of up to $150,000. The President also has the authority to approve secured consumer loans up to $150,000 and unsecured consumer loans of up to $50,000. The Vice President of Lending has the authority to approve secured consumer loans of up to $50,000 and unsecured consumer loans of up to $10,000.

         The Association requires title insurance on its mortgage loans, as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. The Association also requires flood insurance to protect the property securing its interest when the property is located in a flood plain.

         Since May 1995, the Association has required escrow for property taxes, insurance and flood insurance (if required) on its one- to four-family mortgage loans and multi-family and commercial real estate loans.

         The following table shows the composition of the Association's loan portfolio by loan type at the dates indicated.

                                                                               September 30,
                                                  --------------------------------------------------------------------------
                                                            1997                    1996                      1995
                                                  ----------------------- ------------------------ -------------------------
                                                     Amount      Percent     Amount       Percent      Amount       Percent
                                                     ------      -------     ------       -------      ------       -------
                                                                           (Dollars in Thousands)
Real Estate Loans:
  One- to four-family.......................        $36,891       71.92%    $40,262        78.80%     $42,578        86.41%
  Multi-family and commercial...............          7,950       15.50       4,635         9.07        1,712         3.47
  One- to four-family construction..........            539        1.05         938         1.84          742         1.51
                                                    -------    --------    --------     --------     --------     --------
     Total real estate loans................         45,380       88.47      45,835        89.71       45,032        91.39
                                                     ------    --------      ------      -------       ------       ------
Other loans:
  Commercial business.......................          1,422        2.77       1,230         2.41        1,052         2.14
  Home equity...............................          3,379        6.59       2,869         5.62        2,265         4.60
  Other consumer............................          1,111        2.17       1,154         2.26          920         1.87
                                                    -------    --------    --------     --------    ---------     --------
     Total loans............................          5,912       11.53       5,253        10.29        4,237         8.61
                                                    -------     -------    --------      -------     --------     --------
    Gross loans                                      51,292      100.00%     51,088       100.00%      49,269       100.00%
                                                                 ======                   ======                    ======
Less:
  Net deferred loan fees....................           (153)                   (201)                     (251)
  Allowance for loan losses.................         (1,613)                 (1,251)                     (779)
                                                   --------                --------                  --------
    Total loans receivable, net.............        $49,526                 $49,636                   $48,239
                                                    =======                 =======                   =======

                                                   September 30,
                                 -----------------------------------------------
                                          1994                      1993
                                 ----------------------- -----------------------
                                   Amount       Percent      Amount      Percent
                                   ------       -------      ------      -------
                                               (Dollars in Thousands)
Real Estate Loans:
  One- to four-family............ $42,973        91.89%     $40,633       96.64%
  Multi-family and commercial....     878         1.88           --          --
  One- to four-family
    construction.................     701         1.50          139        0.33
                                 --------     --------    ---------    --------
     Total real estate loans.....  44,552        95.27       40,772       96.97
                                   ------      -------      -------     -------
Other loans:
  Commercial business............      --           --           --          --
  Home equity....................   1,352         2.89           --          --
  Other consumer.................     861         1.84        1,276        3.03
                                 --------     --------     --------    --------
     Total loans.................   2,213         4.73        1,276        3.03
                                  -------     --------     --------    --------
    Gross loans                    46,765       100.00%      42,048      100.00%
                                                ======                   ======
Less:
  Net deferred loan fees.........    (264)                     (277)
  Allowance for loan losses......    (856)                     (875)
                                 --------                  --------
    Total loans receivable, net.. $45,645                   $40,896
                                  =======                   =======

         The following table shows the composition of the Association's loan portfolio by fixed and adjustable-rate at the dates indicated.

                                                                              September 30,
                                            -----------------------------------------------------------------------------------
                                                        1997                      1996                          1995
                                            --------------------------- ------------------------ ------------------------------
                                                Amount        Percent      Amount       Percent         Amount         Percent
                                                ------        -------      ------       -------         ------         -------
                                                                        (Dollars in Thousands)
Fixed-Rate Loans:
Real estate:
  One- to four-family..................        $31,732         61.86%     $34,929        68.37%        $37,356          75.82%
  Multi-family and commercial..........          1,206          2.35          924         1.81           1,527           3.10
  One- to four-family construction.....            392          0.76          423         0.83             293           0.59
                                             ---------      --------    ---------     --------       ---------       --------
    Total real estate loans............         33,330         64.97       36,276        71.01          39,176          79.51
Commercial business....................            283          0.55           23         0.05              --             --
Home equity............................          1,244          2.43          645         1.26              14           0.03
Other consumer.........................          1,056          2.06        1,058         2.07             916           1.86
                                              --------      --------     --------     --------       ---------       --------
    Total fixed-rate loans.............         35,913         70.01       38,002        74.39          40,106          81.40
Adjustable-Rate Loans
Real estate:
  One-to four-family...................          5,159         10.06        5,333        10.44           5,222          10.60
  Multi-family and commercial..........          6,744         13.15        3,711         7.26           1,052           2.14
  One- to four-family construction.....            147          0.29          515         1.01             449           0.91
                                             ---------      --------    ---------     --------       ---------       --------
      Total real estate loans..........         12,050         23.50        9,559        18.71           6,723          13.65
Commercial business....................          1,139          2.22        1,207         2.36             185           0.38
Home equity............................          2,135          4.16        2,224         4.35           2,251           4.56
Other consumer.........................             55          0.11           96         0.19               4           0.01
                                            ----------      --------    ---------      -------      ----------      ---------
    Total adjustable rate loans                 15,379         29.99       13,086        25.61           9,163          18.60
    Gross loans                                 51,292        100.00%      51,088       100.00%         49,269         100.00%
                                                              ======                    ======                         ======
Less:
  Net deferred loan fees...............          (153)                       (201)                        (251)
  Allowance for loan losses............        (1,613)                     (1,251)                        (779)
                                             --------                   ---------                    ---------
     Total loans receivable, net.......        $49,526                    $49,636                      $48,239
                                               =======                    =======                      =======

                                                     September 30,
                                 -----------------------------------------------
                                            1994                     1993
                                 ------------------------- ---------------------
                                     Amount      Percent       Amount    Percent
                                     ------      -------       ------    -------
                                                (Dollars in Thousands)
Fixed-Rate Loans:
Real estate:
  One- to four-family............   $39,632       84.75%      $40,633     96.64%
  Multi-family and commercial....       878        1.88            --        --
  One- to four-family
    construction.................       485        1.04           139      0.33
                                 ----------    --------     ---------  --------
    Total real estate loans......    40,995       87.67        40,772     96.97
Commercial business..............        --          --            --        --
Home equity......................        --          --            --        --
Other consumer...................       861        1.84         1,276      3.03
                                  ---------    --------      --------  --------
    Total fixed-rate loans.......    41,856       89.51        42,048    100.00%
Adjustable-Rate Loans
Real estate:
  One-to four-family.............     3,341        7.14            --        --
  Multi-family and commercial....        --          --            --        --
  One- to four-family
    construction.................       216        0.46            --        --
                                  ---------    --------    ----------  --------
      Total real estate loans....     3,557        7.60            --        --
Commercial business..............        --          --            --        --
Home equity......................     1,352        2.89            --        --
Other consumer...................        --          --            --        --
                                 ----------   ---------    ----------  --------
    Total adjustable rate loans       4,909       10.49            --        --
    Gross loans                      46,765      100.00%       42,048    100.00%
                                                 ======                  ======
Less:
  Net deferred loan fees.........      (264)                     (277)
  Allowance for loan losses......      (856)                     (875)
                                  ---------                 ---------
     Total loans receivable, net.   $45,645                   $40,896
                                    =======                   =======

         The following schedule illustrates the interest rate sensitivity of the Association's loan portfolio at September 30, 1997. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contracts are due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                             Real Estate
                      --------------------------------------------------------------
                                               Multi-family        One- to four-family                            Home Equity and
                      One- to four-family     and Commercial          Construction       Commercial Business       Other Consumer
                      -------------------   -------------------   ------------------     -------------------     ------------------
      Due During                Weighted               Weighted             Weighted                Weighted               Weighted
     Years Ending                Average                Average              Average                 Average                Average
     September 30,      Amount     Rate      Amount       Rate     Amount      Rate      Amount        Rate       Amount      Rate
     -------------      ------     ----      ------       ----     ------      ----      ------        ----       ------      ----
                                                              (Dollars in Thousands)
1998................. $    710     8.59%  $      --         --       $539      8.34%    $   173        9.15%    $    184      7.88%
1999.................      732     7.18          --         --         --        --         367        9.76          127     10.26
2000.................      237     9.45          --         --         --        --          56       10.00          192     10.46
2001 to 2002.........    1,072     8.79          11       8.50         --        --          81       10.50          427      8.94
2003 to 2007.........    3,959     8.81       2,278       9.87         --        --         656        9.86          420      8.77
2008 to 2022.........   22,158     8.51       5,661       9.42         --        --          14       10.50        3,119      9.11
2023 and following...    8,023     8.09          --         --         --        --          75       10.16           21      7.23
                      --------            ---------               -------              --------                 --------
   Total.............  $36,891               $7,950                  $539                $1,422                   $4,490
                       =======               ======                  ====                ======                   ======


         The total amount of loans due after September 30, 1997 which have predetermined interest rates is $35.9 million while the total amount of loans due after such dates which have floating or adjustable interest rates is $15.4 million.

         One- to Four-Family Residential Real Estate Lending. The cornerstone of the Association's lending program has historically been the origination of loans secured by mortgages on owner-occupied one- to four-family residences. At September 30, 1997, $36.9 million, or 71.9%, of the Association's total loan portfolio consisted of mortgage loans secured by one- to four- family residences. Until recently, the Association focused its residential lending activities on fixed rate loans. with 30 year terms. Beginning in fiscal 1994, the Association began to originate adjustable rate loans. Substantially all of the Association's one- to four-family residential mortgage originations are secured by properties located in its market area. All mortgage loans currently originated by the Association are retained and serviced by it.

         The Association currently offers conventional fixed-rate mortgage loans with maturities up to 30 years. Interest rates and fees charged on these fixed-rate loans are established on a regular basis according to market conditions. The Association underwrites its fixed-rate one- to four-family loans in accordance with Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Association ("FNMA") standards. As of September 30, 1997, the Association had $31.7 million of fixed rate loans secured by one- to four-family residential properties. During fiscal 1997, the Association began to accept fixed and adjustable rate Federal Home Authority ("FHA") guaranteed loan applications; however, at September 30, 1997, the Association had no FHA loans outstanding. See "- Originations of Loans."

         The Association also offers ARMs which carry interest rates which adjust annually at a margin (generally 275 basis points) over the yield on the One Year Average Monthly U.S. Treasury Constant Maturity Index ("one year CMT"). Such loans may carry terms to maturity of up to 30 years. The ARM loans currently offered by the Association provide for up to 200 basis point annual interest rate change cap and a lifetime cap generally 600 basis points over the initial rate. Initial interest rates offered on the Association's ARMs may be 100 to 350 basis points below the fully indexed rate, although borrowers are generally qualified at the fully indexed rate. As a result, the risk of default on these loans may increase as interest rates increase. In addition, the Association's ARMs typically do not adjust below the initial rate. At September 30, 1997, one- to four-family ARMs totaled $5.2 million or 10.1% of the Association's total loan portfolio.

         The Association also originates loans secured by non-conforming second homes and vacation homes. The rates charged for these loans are generally higher than that offered for conventional one-to four-family loans. Generally, the same underwriting criteria is used when evaluating applications made for mortgages on second homes and vacation homes as used for applications taken for mortgages on one- to four-family residences.

         Gloversville Federal will generally lend up to 97% of the lesser of the sales price or appraised value of the security property on owner occupied one- to four-family loans. For loans exceeding an 80% loan-to-value ratio, the Association requires private mortgage insurance in amounts intended to reduce the Association's exposure to 80% or less. Borrowers are required to purchase the mortgage insurance protection provided by the FHA for FHA mortgages where loan-to-value ratios exceed 80%. The maximum loan-to-value ratio for non-owner occupied one-to four-family residences is 75% (65% where there is a cash out refinancing). For mortgages on second homes and vacation homes, the loan-to-value ratio cannot exceed 80% for one-family residences and 75% for two- to four-family residences. Mortgages on non-owner occupied second homes and vacation homes cannot exceed 70% loan-to-value and non-owner occupied cash out refinances for non-conforming second homes and vacation homes cannot exceed 50% loan-to-value.

         In underwriting one- to four-family residential real estate loans, the Association currently evaluates the borrower's ability to make principal, interest, and escrow payments, and the value of the property that will secure the loan.

         Residential loans do not currently include prepayment penalties, are non-assumable and do not produce negative amortization. Although the Association currently originates mortgage loans only for its portfolio, the Association's loans are now generally underwritten according to secondary market standards.

         While the Association seeks to originate most of its one- to four-family residential loans in amounts which are less than or equal to the applicable FHLMC maximum, the Association may, on an exception basis, make one- to four-family residential loans in amounts in excess of such maximum.

         The  Association's   residential  mortgage  loans  customarily  include
due-on-sale clauses giving the Association the right to declare the loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the property subject to the mortgage.

         Multi-family and Commercial Real Estate Lending. In order to increase the yield of its loan portfolio and to complement residential lending opportunities, since fiscal 1995, the Association has significantly increased its originations of permanent multi-family and commercial real estate loans secured by properties in its primary market area. At September 30, 1997, the Association had multi-family and commercial real estate loans totaling $8.0 million, or 15.5% of the Association's total loan portfolio. See Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset Liability Management."

         The   Association's   multi-family  and  commercial  real  estate  loan
portfolio includes loans secured by apartment buildings, office buildings, warehouses and other income producing properties located in its market area. In addition, at September 30, 1997, the Association had $891,000 of commercial construction loans.

         The Association's multi-family and commercial real estate loans generally carry a maximum term of 20 years and, more often than not, have interest rates which are fixed for three to five years and adjust periodically thereafter.

         The Association's multi-family and commercial real estate loans are generally made in amounts up to 75% of the lesser of the appraised value or the purchase price of the property, with a projected debt service coverage ratio generally of at least 120%. The Association's current multi-family and commercial real estate loan originations generally include operating covenants requiring the borrower to maintain specified debt coverage, liquidity and other ratios, although most multi-family and commercial real estate loans originated in prior years did not have such operating covenants, which could reduce the Association's leverage in the event of delinquency.

         Appraisals on properties securing multi-family and commercial real estate loans are performed by independent appraisers designated by the Association at the time the loan is made. All appraisals on multi-family and commercial real estate loans are reviewed by the Association's management. In addition, the Association's underwriting procedures require verification of the borrower's credit history, income and financial statements, banking relationships, references and income projections for the property. Where feasible, the Association seeks to obtain personal guarantees on these loans and key man life insurance on individuals critical to the success of the borrower's business.

         Set forth below is a summary of the Association's multi-family and commercial real estate loans which had an outstanding principal balance in excess of $300,000 at September 30, 1997.

   Date of        Collateral          Interest Rate       Maturity     Personal     Balance at
 Origination      Description             Terms             Date      Guarantee September 30, 1997   Status
 -----------      -----------             -----             ----      --------- ------------------   ------
July 1996     Warehouse located      Interest rate       July 2016       Yes       538,955       Current; $250,000 second lien on
              in Saratoga County.    adjusts every                                               same collateral.
                                     five years.

July 1996     Office building        Interest rate       July 2016       Yes       526,889       Current; new business commenced
              located in Saratoga    adjusts every                                               March 1997; building fully
              County.                year.                                                       occupied with assignment of leases
                                                                                                 to Association.

April 1997    Land located in        Interest rate      April 2017       Yes       448,848       Current; $760,000 mortgage on
              Albany County.         adjusts every                                               building subordinated to
                                     year.                                                       Association loan; direct
                                                                                                 assignment of monthly rental
                                                                                                 income, which is double amount
                                                                                                 required for debt service.

July 1995     Trooper barracks in    Interest rate       July 2010       Yes       438,625       Current; loan represents a
              Saratoga County        adjusts every                                               refinance of subject properties to
              and 12 unit            five years                                                  fund new venture which is not
              residential complex                                                                subject to the Association's lien.
              in Saratoga County

October 1996  Restaurant/marina      Interest rate     October 2008      Yes       432,179       Current; borrower prepaying
              located in Fulton      adjusts every                                               principle; exclusive location on
              County                 five years                                                  major lake.

June 1997     Warehouse/office       Fixed interest    Construction:     Yes       411,000       Current; SBA second mortgage
              located in Saratoga    during              June 1998                               anticipated to reduce Association's
              County and             construction;      Permanent:                               exposure $205,000 by the end of
              warehouse in           interest rate       June 2018                               March 1998.
              Albany county          adjusts every
                                     three years,
                                     thereafter

April 1996    3 story, 16 unit       Interest rate      April 2016       Yes       390,394       Current; "Of concern" due to
              apartment complex      adjusts every                                               inadequate cash flow by subject
              in Saratoga County     five years                                                  property.

May 1996      Newly renovated        Fixed Interest    Construction:     Yes       383,786       Current, "Of concern" due to
              takeout restaurant     during               May 1997                               collateral value concern and new
              in Saratoga County     construction,      Permanent:                               venture; SBA second mortgage
                                     interest rate        May 2017                               anticipated to reduce Association's
                                     adjusts every                                               exposure $160,000 by the end of
                                     year thereafter                                             March 1998.

January 1971  25+ residential        Interest rate      April 2003        No       363,200       Repaid in December 1997.
              rental units located   fixed
              in Saratoga County

April 1994    Three residential      Interest rate is   April 2009       Yes       339,922       Current; full occupancy at
              rental units located   fixed                                                       September 30, 1997.
              in Saratoga County

                                       66

         Multi-family and commercial real estate loans are generally believed to present a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions (which are not particularly favorable in much of the Association's market areas) on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family and commercial real estate is dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. In addition, the Association's multi-family and commercial real estate and commercial business loans, particularly those originated when the Association first expanded this product line, may be subject to additional risks related to the Association's relative inexperience with this type of lending (including the absence of tested procedures with respect thereto). While the Association has not experienced any significant losses on its multi-family and commercial real estate loans in recent years, this portfolio is relatively unseasoned and no assurance can be given that it will continue to perform as it has, especially based on the Association's intention to continue to emphasize growth in this portfolio in the future. As a result of the above as well as financial concerns with respect to the borrowers, the Association rated $1.1 million of its multi-family and commercial real estate loans as "of concern" as of September 30, 1997. See " - Market Area."


         One- to Four-Family Residential Construction Lending. The Association offers residential single family construction loans to persons who intend to occupy the property upon completion of construction. Upon completion of construction, these loans are automatically converted into permanent residential mortgage loans and are classified as such. The proceeds of the construction loan are advanced in stages on a percentage of completion basis as construction progresses. The loans generally provide for a construction period of not more than twelve months during which the borrower pays interest only. Loan terms and underwriting criteria for construction loans are consistent with those for one- to four-family residential mortgage loans. In recognition of the risks involved with such loans, the Association carefully monitors construction through regular inspections and the borrower must qualify for the permanent mortgage loan before the construction loan is made. At September 30, 1997, the Association had $539,000 in construction loans outstanding, or 1.1% of gross loans. There were no nonperforming construction loans at September 30, 1997.

         Construction lending is generally considered to involve a higher level of credit risk than permanent one- to four-family residential lending. The nature of these loans is such that they are more difficult to evaluate and monitor. The Association's risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value upon completion of the project and the essential cost (including interest) of the project. If the cost estimate proves to be inaccurate, the Association may be required to advance funds beyond the amount originally committed in order to permit completion of the project.

         Commercial Business Lending. Subject to the restrictions contained in federal laws and regulations, the Association is authorized to make secured and unsecured commercial business loans. At September 30, 1997, $1.4 million, or 2.8%, of the Association's total loan portfolio consisted of commercial business loans. The Association has recently begun to emphasize commercial business lending to qualified individuals as part of its policy of servicing customers and consolidating banking relationships, and also to further its asset/liability management goals.

         The Association's commercial business loans are generally structured as short-term time notes and term loans. Time notes generally have terms of less than one year to accommodate seasonal peaks and valleys in the borrower's business cycle. Commercial business term loans generally have terms of ten years or less and, more often than not, have adjustable interest rates.

         The Association's commercial business loans generally are secured by equipment, machinery or other corporate assets including real estate and inventory. Like the multi-family and commercial real estate loans discussed above, the Association's current commercial business loan originations generally have covenants requiring the borrowers to maintain certain financial ratios, although many loans originated in past years do not have such covenants, which could reduce the Association's leverage in the event of a credit deterioration. In addition, the Association generally obtains personal guarantees from the principals of the borrower with respect to all commercial business loans. Generally, the Association's commercial business lending has been limited to borrowers headquartered, or doing business, in the Association's market area.


         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself, which in turn may be dependent on the local economy, which is currently not performing at a high level. Further, the collateral securing the loans, if any, may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. In addition, commercial business lending generally requires substantially greater oversight efforts compared to residential real estate lending. Finally, the Association's relative inexperience with this type of lending (including the relatively untested nature of its new procedures related to this type of lending) may be deemed to add to the risks of this type of lending. At September 30, 1997, all commercial business loans were performing and none were rated "of concern."


         Set forth below is a description of the Association's only commercial business loan which had an outstanding principal balance in excess of $300,000 at September 30, 1997.

  Date of        Collateral         Interest Rate      Maturity      Personal       Balance at
Origination      Description            Terms            Date       Guarantee   September 30, 1997     Status
-----------      -----------            -----            ----       ---------   ------------------     ------
 May 1997     11 fully equipped    Interest adjusts    May 1998        Yes           $352,198       Current; insurance on vehicles
              1998 29-foot         daily based on                                                   with Association as beneficiary;
              Coachman             established                                                      quarterly inspections performed
              Pathfinder RVs       index                                                            on collateral by Association

         Consumer Lending. Management believes that offering consumer loan products helps to expand the Association's customer base and to create stronger ties to its existing customer base. In addition, because consumer loans generally have shorter terms to maturity and carry higher rates of interest than do residential mortgage loans, they can be valuable asset/liability management tools. The Association originates a variety of different types of consumer loans, including home equity loans and lines of credit, automobile and deposit account loans for household and personal purposes. The Association has focused its recent consumer lending activities on home equity lending. At September 30, 1997 consumer loans totaled $4.4 million or 8.7% of total loans outstanding.

         Consumer loan terms vary according to the type and value of collateral, length of contract and creditworthiness of the borrower. The Association's consumer loans are made with fixed or adjustable interest rates, with terms of up to 25 years.

         The Association has offered home equity loans since fiscal year 1994. Home equity loans are secured by second mortgages on one- to four-family owner-occupied residences. The Association's home equity loans are written so that the total commitment amount, when combined with the balance of the first mortgage lien, may not exceed 80% of the appraised value of the property or $50,000. These loans are written with fixed terms of up to 15 years and carry fixed interest rates. Home equity lines of credit ("HELOCS") are written so that the total commitment amount, when combined with the balance of the first mortgage lien, may not exceed 80% of the appraised value of the property, with a maximum of $100,000. HELOCs are written for terms up to 25 years (with the first 5 year period requiring only interest payments and the last 20 year period being fully amortized) and carry a prime-based floating rate of interest after the first year. At September 30, 1997, the Association's home equity loans and HELOCS totaled $3.4 million, or 6.6% of the Association's total loan portfolio.

         The Association also makes short-term, fixed-rate and adjustable-rate consumer loans either unsecured or secured by savings and time accounts, automobiles, or other consumer assets. These loans generally have an average term of not more than five years and have interest rates higher than mortgage loans. The shorter terms to maturity are helpful in managing the Association's interest rate risk.

         The underwriting standards employed by the Association for consumer loans include a determination of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is of primary consideration, the underwriting process also includes a comparison of the value of the security, if any, in relation to the proposed loan amount. Consumer loans may entail greater credit risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

Originations of Loans

         The lending activities of the Association are subject to written, non-discriminatory, underwriting standards and loan origination procedures established by the Association's Board of Directors and management. Loan originations come from a number of sources. Residential loan originations can be attributed to depositors, retail customers, telephone inquiries, advertising, the efforts of the Association's loan officers and referrals from other borrowers, real estate brokers and builders. The Association originates loans through its own efforts and does not compensate mortgage brokers, mortgage bankers or other loan finders. However the
Association frequently obtains multi-family, commercial real estate and commercial business loans through commercial loan brokers paid by the borrower. Beginning with fiscal 1998, an Association employee will be assigned the sole task of originating residential mortgages and home equity loans.

         All loans held in portfolio at September 30, 1997 were originated by the Association. The Association does not purchase whole loans. There have been no loan sales made by the Association, and it is the Association's intention that all loans originated be held in portfolio.

         While the Association originates both fixed and adjustable rate loans, its ability to originate loans is dependent upon the relative customer demand for loans in its market. Demand is affected by the local economy and the interest rate environment. From time to time, in order to supplement loan demand in the Association's market area, the Association has acquired mortgage-backed securities which are held in the "available for sale" portfolio. See "-
Investment Activities -Mortgage-Backed Securities" and Note 2 of the Notes to Financial Statements.

         The following table shows the loan origination and repayment activities of the Association for the periods indicated.

                                                                                     Year Ended September 30,
                                                                        -------------------------------------------------
                                                                             1997               1996               1995
                                                                             ----               ----               ----
                                                                                    (In Thousands)
Originations by type:
Fixed rate:
  Real estate:    One- to four-family.........................             $1,577             $2,140             $1,900
                  Multi-family and commercial.................                978                955                923
                  One- to four-family construction............                683                428                447
  Non-real estate:Commercial business.........................                436                 76                218
                  Home equity.................................                215                865                 14
                  Other consumer..............................                348                449                257
                                                                          -------            -------          ---------
                  Total fixed rate............................              4,237              4,913              3,759
                                                                           ------             ------           --------

Adjustable rate:
  Real estate:    One- to four-family.........................                 24                243              2,409
                  Multi-family and commercial.................              3,115              1,795                112
                  One- to four-family construction............                 40                125                527
  Non-real estate: Commercial business........................                456              1,078              1,493
                  Home equity.................................                773                530              1,906
                  Other consumer..............................                206                 97                  4
                                                                          -------           --------        -----------
                  Total adjustable rate.......................              4,614              3,868              6,451
                                                                           ------             ------           --------
                  Total loans originated......................              8,851              8,781             10,210

Principal repayments..........................................             (7,670)            (6,173)            (7,315)
Decrease in other terms, net..................................               (977)              (552)              (391)
                                                                          -------            -------          ---------
                  Net increase................................            $   204             $2,056            $ 2,504
                                                                          =======             ======            =======

Delinquencies and Non-Performing Assets

         Delinquency Procedures. When a borrower fails to make a required payment on a loan, the Association attempts to cause the deficiency to be cured by contacting the borrower. Late notices are generally sent when a payment on a residential or consumer loan is more than 15 days past due and a late charge is generally assessed at that time. For multi-family and commercial real estate loans and commercial business loans, the Association sends a late notice on the 11th day after payment is due and a late fee is assessed at that time. For residential and consumer loans, the Association's asset review officer attempts to contact personally any borrower who is more than 30 days past due. For multi-family and commercial real estate loans and commercial business loans, the Vice President of Lending telephones the borrower when payment is 15 days delinquent. For all loans past due 60 days or more principal and interest, and, beginning in July 1997, for all loans where the borrower is delinquent in the payment of real estate taxes regardless of payment status, the asset review officer or the Vice President of Lending contacts the borrower on a regular basis to seek to cure the delinquency. If a loan becomes past due 90 days, the Association refers the matter to an attorney, who first seeks to obtain payment without litigation and, if unsuccessful, generally commences a foreclosure action and other appropriate legal action to collect the loan. The Association also seeks to recover any shortfall by pursuing the borrower on the note. A foreclosure action, if the default is not cured, typically leads to a judicial sale of the mortgaged real estate. The judicial sale is normally delayed if the borrower files a bankruptcy petition because the foreclosure action cannot be continued unless the Association first obtains relief from the automatic stay provided by the Bankruptcy Code.

         If the Association acquires the mortgaged property at foreclosure sale or accepts a voluntary deed in lieu of foreclosure, the acquired property is then classified as OREO until it is sold. When OREO is acquired, the property is recorded at the lower of cost (defined as fair value of the foreclosed property at initial foreclosure) or fair value of the asset acquired less estimated costs to sell the property. The shortfall (if any) between the fair value of the property and the carrying value of the loan is charged to the allowance for loan losses. The Association also seeks to recover any shortfall by pursuing the borrower on the note. Thereafter, changes in the value of the OREO are taken as current expenses.

         The Association is permitted to finance sales of OREO by "loans to facilitate," which may involve a lower down payment or a longer repayment term or other more favorable features than generally would be granted under the
Association's underwriting guidelines. At September 30, 1997, there was one "loan to facilitate" outstanding for $128,000 which was classified as substandard and non-accruing at September 30, 1997, as the new borrower was more than 90 days delinquent as to payments. The "loan to facilitate" was originated in December 1993 and has been classified as substandard since that time.

         It is the Association's policy to discontinue accruing interest on a loan when it becomes 90 days or more delinquent, regardless of the collateral supporting the loan or sooner if management believes it is prudent to do so. Once the accrual of interest is discontinued, the Association generally records interest as and when received until the loan is restored to accruing status. The loan generally remains on nonaccrual until such time that the borrower has repaid all delinquency and has maintained the loan in a current status for at least three consecutive months, provided management concludes that full payment of principal and interest is reasonably assured in the future.

         The following table sets forth the Association's loan delinquencies as to principal and interest payments by type, by number, amount and by percentage of type at September 30, 1997.

                                                        Loans Delinquencies at September 30, 1997
                                   -------------------------------------------------------------------------------------------------
                                          60-89 Days                   90 Days and Over             Total Delinquent Loans
                                   -------------------------- --------------------------------- ------------------------------------
                                                      % of                              % of                              % of
                                    Number  Amount  Category     Number     Amount    Category    Number     Amount     Category
                                    ------  ------  --------     ------     ------    --------    ------     ------     --------
                                                                    (Dollars in Thousands)
Real Estate:
One- to four-family...............     5     $215      0.58%       17        $993       2.69%       22      $1,208        3.27
Multi-family and commercial.......    --       --        --        --          --         --        --          --          --
One- to four-family construction..    --       --        --        --          --         --        --          --          --

Other:
Commercial business...............    --       --        --        --          --         --        --          --          --
Home equity                           --       --        --         2          54       1.60         2          54        1.60
Other consumer....................     2       18      1.63        --          --         --         2          18        1.63
                                    ----    -----                ----       -----     ------      ----     -------

  Total...........................     7     $233      0.45%       19      $1,047       2.04%       26      $1,280        2.49%
                                      ==     ====                  ==      ======                   ==      ======


         Classification of Assets. Federal regulations require that each savings institution classify its own assets on a regular basis. In addition, in connection with examinations of savings institutions, OTS and FDIC examiners have authority to identify problem assets and, if appropriate, require them to be classified. The Association classifies all of its loans monthly based on delinquency status. Multi-family and commercial real estate and commercial business loans are reviewed annually regardless of delinquency status. There are three classifications for problem assets: Substandard, Doubtful and Loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the Association will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of Substandard assets, with the additional characteristics that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified Loss is considered uncollectible and of such little value that continuance as an asset on the balance sheet of the institution is not warranted. Assets classified as Substandard or Doubtful require the institution to establish prudent general allowances for loan losses. If an asset or portion thereof is classified as a loss, the institution charges off such amount against the loan loss allowance. If an institution does not agree with an examiner's classification of an asset, it may appeal this determination to the District Director of the OTS. As of September 30, 1997, the Association had $2.6 million of loans secured by one-to four-family residential property classified as substandard. At that time, the Association also had $1.1 million of loans secured by one- to four-family residential properties and $1.1 million of loans secured by commercial real estate classified as "special mention." As of the same date, the Association had no assets classified as doubtful or loss.

         Non-Performing Assets. The table below sets forth the amounts and categories of Association's non-performing assets. Foreclosed assets include assets acquired in settlement of loans.

                                                                               September 30,
                                                 -----------------------------------------------------------------------------
                                                        1997           1996            1995           1994            1993
                                                        ----           ----            ----           ----            ----
                                                                                  (in thousands)
Non-accruing loans:
  One- to four-family.......................          $3,730(1)      $2,212          $2,576         $3,438          $2,034
  Home equity...............................              63             --              --             --              --
  Other consumer............................              --             --               5             80              69
                                                  ----------      ---------       ---------      ---------        --------
       Total non-performing loans(2)........           3,793          2,212           2,581          3,518           2,103

Foreclosed assets:
   One- to four-family......................             313             70             182            334             507
                                                    --------      ---------        --------       --------        --------
Total non-performing assets.................          $4,106         $2,282          $2,763         $3,852          $2,610
                                                      ======         ======          ======         ======          ======

Total non-performing assets as a
  percentage of total assets................            6.73%          3.74%           4.38%          5.53%           4.22%
                                                       =====           ====            ====           ====            ====


(1) Includes $2.7 million of restructured or rewritten loans as to which real estate taxes were previously delinquent but which were not otherwise delinquent.

(2) There are no loans past due greater than 90 days and accruing interest or restructured loans accruing interest.

         For the year ended September 30, 1997 gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $343,000. The amount that was included in interest income on such loans was $304,000.

         At September 30, 1997, the Association's non-performing loans portfolio consisted of 78 loans secured by one- to four-family residences located in the Association's market area which totaled $3.8 million. Four of these loans were secured solely by second mortgages while the remaining 74 loans were secured, at a minimum, by a first mortgage on the collateral. At September 30, 1997, there were seven one- to four-family properties held as OREO with a net carrying value of $313,000. All of these OREO properties were either sold or under contract for sale by December 31, 1997 without material loss.

         As indicated under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Comparison of Operating Results for the Years Ended September 30, 1997 and 1996 - Other Expense," as of the end of fiscal 1996, the Association discovered that the real estate taxes were delinquent on a number of its delinquent one- to four-family residential loans. Since all such loans were already classified as non-performing, this information did not result in a change in non-performing assets. However, in fiscal 1997, the Association noted delinquent real estate taxes on a number of loans which were not previously classified as non-performing. The Association contacted all of the borrowers of such loans and, in cases where the taxes were not promptly paid by the borrower, advanced funds for the payment of the taxes and rewrote such loans to add the advanced funds to the loan principal and to include tax escrow provisions. Such rewritten loans were classified as troubled debt structurings where deemed appropriate based on the financial position of the borrower. As of September 30, 1997, the Association's troubled debt restructurings were $1.6 million and the other loans rewritten for delinquent taxes were $1.1 million. While all such loans were classified as non-performing at September 30, 1997, none were 90 days or more delinquent as of such date. Since these loans were written at market interest rates, it is anticipated that, provided that these loans continue to perform in accordance with their new terms, they will become performing loans in fiscal 1998, generally after one year of performance. All current originations by the Association provide for tax escrows.

         Other Loans of Concern. In addition to the non-performing assets set forth in the table above, as of September 30, 1997, there were $1.1 million of other loans, all of which were multi-family and commercial real estate or commercial business loans, with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have concerns as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories. While none of these loans were 60 days or more delinquent as of the date hereof, weak or negative cash flows, failure to attain budgeted income projections or declines in collateral values have been the primary reasons which have caused the Association to monitor such loans more carefully. Set forth below is a description of each of the Association's loans of concern at September 30, 1997 which had a net book value in excess of $300,000.

         Apartment Loan, Saratoga Springs. This Loan represents a $390,000 commercial real estate loan made to an S-Corp secured by a 3-story, 16 unit apartment complex. Although this loan has experienced no delinquency since originated in April 1996, the Association has classified it as "of concern" because of its declining cash flow. The loan is guaranteed by the S-Corp's principal shareholder.

         Takeout Restaurant, Saragota County. This $384,000 loan, originated in September 1997, is classified as "of concern" due to concerns regarding sales projections, collateral value and the start-up nature of the business. The borrower paid 15% of the cost of renovations made to the takeout restaurant directly from personal funds, and there is a $160,000 SBA second mortgage commitment, the proceeds of which will reduce the Association's exposure, to be funded the first quarter of calendar year 1998. The loan is current at September 30, 1997.

         Other loans of concern at September 30, 1997 consisted of two multi-family and commercial real estate loans totaling $318,000. All the other loans of concern were current at September 30, 1997 but were classified because of lower than expected debt service coverage. The Association's loans of concern have been considered by management in conjunction with the analysis of the adequacy of the allowance for loan losses.

Allowance for Loan Losses

         The allowance for loan losses is established through a provision for loan losses charged to earnings based on the Association's evaluation of the risk inherent in its entire loan portfolio. Such evaluation, which includes a review of all loans for which full collectibility may not be reasonably assured, considers the market value of the underlying collateral, growth and composition of the loan portfolio, delinquency trends, adverse situations that may affect the borrower's ability to repay, prevailing and projected economic conditions and other factors that warrant recognition in providing for an adequate allowance for loan losses.

         While the Association believes that it uses the best information available to determine the allowance for loan losses, unforeseen economic and market conditions could result in adjustments to the allowance for loan losses, and net earnings could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Management believes its allowance for loan losses is adequate at September 30, 1997; however, future adjustments could be necessary and net income could be adversely affected if circumstances differ substantially from the assumptions used in the determination of allowance for loan losses.

         The following table sets forth an analysis of the Association's allowance for loan losses.

                                                                                  Years Ended September 30,
                                                              ---------------------------------------------------------------------
                                                                  1997          1996         1995          1994          1993
                                                                  ----          ----         ----          ----          ----
                                                                                       (Dollars in Thousands)
Balance at beginning of period.......................           $1,251        $  779        $ 856        $  875         $ 258
Charge-offs:
  One- to four-family................................             (417)         (218)        (160)         (115)         (199)
  Commercial business................................               (7)           (4)          --            --            --
  Home equity........................................              (10)           --           --            --            --
  Other consumer.....................................              (32)          (32)         (50)         (142)          (70)
                                                               -------       -------       ------        ------        ------
    Total charge-offs................................             (466)         (254)        (210)         (257)         (269)
                                                                ------        ------        -----        ------         -----

Recoveries:
  One- to four-family................................               21             3            1            13            34
  Other consumer.....................................               15             9            3            14             9
                                                                ------     ---------       ------        ------        ------
     Total recoveries................................               36            12            4            27            43
                                                               -------      --------       ------        ------         -----

Net charge-offs......................................             (430)         (242)        (206)         (230)         (226)
Provisions charged to operations.....................              792           714          129           211           843
                                                               -------      --------        -----         -----         -----
Balance at end of period.............................           $1,613        $1,251         $779          $856          $875
                                                                ======        ======         ====          ====          ====
Ratio of net charge-offs during the period to
  average gross loans outstanding during the period..             0.84%         0.49%        0.42%         0.53%         0.52%
                                                                  ====          ====         ====          ====          ====
Ratio of net charge-offs during the period to
  average non-performing assets......................            13.46%         9.64%        6.23%         7.11%         7.16%
                                                                 =====          ====         ====          ====          ====
Ratio of allowance to gross loans outstanding at
  end of period......................................             3.14%         2.45%        1.58%         1.83%         2.08%
                                                                  ====          ====         ====          ====          ====
Allowance as a percentage of non-performing loans
  (end of period)....................................            42.53%        56.53%       30.20%        24.34%        41.63%
                                                                 =====         =====        =====         =====         =====

Allocation of the Allowance for Loan Losses

         The following table sets forth the allocation of the allowance for loan losses by category as prepared by the Association. This allocation is based on management's assessment as of a given point in time of the risk characteristics of each of the component parts of the total loan portfolio and is subject to changes as and when the risk factors of each such component part change. The allocation is not indicative of either the specific amounts or the loan categories in which future charge-offs maybe taken, nor should it be taken as an indicator of future loss trends. The allocation of the allowance to each category does not restrict the use of the allowance to absorb losses in any category.

                                                                          September 30,
                            --------------------------------------------------------------------------------------------------------
                                            1997                               1996                             1995
                            ---------------------------------- --------------------------------- -----------------------------------
                                                      Percent                           Percent                            Percent
                                                     of loans                          of loans                           of loans
                                Amount      Loan      in Each      Amount      Loan     in Each      Amount     Loan       in Each
                               of loan     Amounts   Category     of loan    Amounts   Category     of loan    Amounts    Category
                                 loss        by      of Total       loss        by     of Total       loss       by       of Total
                              Allowance   Category     Loans     Allowance   Category    Loans     Allowance  Category      Loans
                            ------------ ---------- ---------- ----------- ----------- --------- ----------- ---------- ------------
                                                                        (In Thousands)
One- to four-family.........   $   932    $36,891      71.92%   $   770      $40,262     78.80%    $  592     $42,578       86.41%
Multi-family and commercial.       238      7,950      15.50         93        4,635      9.07         52       2,579        5.23
One- to four-family
  construction..............         3        539       1.05          4          938      1.84          3         742        1.51
Commercial business.........        43      1,422       2.77         27        1,230      2.41          4         185         .38
Home equity.................        36      3,379       6.59         19        2,869      5.62          9       2,265        4.60
Other consumer..............        87      1,111       2.17         84        1,154      2.26         72         920        1.87
Unallocated.................       274         --        ---        254           --        --         47          --          --
                              --------   --------   --------   --------     --------   -------    -------    --------   ---------
     Total..................    $1,613    $51,292     100.00%    $1,251      $51,088    100.00%     $ 779     $49,269      100.00%
                                ======    =======     ======     ======      =======    ======      =====     =======      ======

                                                              September 30,
                             -----------------------------------------------------------------------------
                                             1994                                   1993
                             -------------------------------------- --------------------------------------
                                                          Percent                               Percent
                                                         of loans                               of loans
                                 Amount      Loan         in Each      Amount       Loan        in Each
                                of loan     Amounts      Category     of loan      Amounts      Category
                                  loss        by         of Total       loss         by         of Total
                               Allowance   Category        Loans     Allowance    Category       Loans
                             ------------ ---------- -------------- ----------- ----------- --------------
                                                            (In Thousands)
One- to four-family.........     $706      $42,973         91.89%      $685       $40,633        96.64%
Multi-family and commercial.       18          878          1.88         --            --           --
One- to four-family
  construction..............        3          701          1.50          1           139          .33
Commercial business.........       --           --          2.89         --            --           --
Home equity.................        5        1,352           ---         --            --           --
Other consumer..............      108          861          1.84        101         1,276         3.03
Unallocated.................       16           --           ---         88            --           --
                               ------     --------      --------      -----     ---------      -------
     Total..................     $856      $46,765        100.00%      $875       $42,048       100.00%
                                 ====      =======        ======       ====       =======       ======

Investment Activities

         Generally, the investment policy of Gloversville Federal is to invest funds among categories of investments and maturities based upon the Association's asset/liability management policies, investment quality, loan and deposit volume, liquidity needs and performance objectives. The Association's securities must be classified into any of three categories: trading, held to maturity and available for sale. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value with unrealized gains and losses included in trading account activities in the statement of operations. Securities that Gloversville Federal has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. All other securities not classified as trading or held to maturity are classified as available for sale. At September 30, 1997, Gloversville Federal had no securities which were classified as trading or held to maturity. Available for sale securities are reported at fair value with unrealized gains and losses included, on an after-tax basis, in a separate component of total equity. At September 30, 1997, all of the Association's mortgage-backed and other securities (totaling $7.0 million, including FHLB stock) were classified as available for sale.



         General. Gloversville Federal must maintain minimum levels of investments and other assets that qualify as liquid assets under OTS regulations. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. At September 30, 1997, Gloversville Federal's liquidity ratio for regulatory purposes was 10.3%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Market Risk Analysis" and "- Liquidity and Capital Resources."

         The following table sets forth the composition of the Association's securities, and other earning assets at the dates indicated.

                                                                                  September 30,
                                             ---------------------------------------------------------------------------------------
                                                        1997                           1996                          1995
                                             ---------------------------- ----------------------------- ----------------------------
                                             Amortized            % of      Amortized           % of         Amortized       % of
                                                Cost             Total         Cost            Total            Cost        Total
                                                ----             -----         ----            -----            ----        -----
                                                                                           (Dollars in Thousands)
Securities held to maturity:
  U.S.  Government agency obligations...     $       --              --%    $       --             --%         $4,500       100.00%
                                             ----------      ----------     ----------      ---------          ------      -------
    Total securities held to maturity...             --              --             --             --           4,500       100.00
                                             ----------      ----------     ----------      ---------         -------      -------

Securities available for sale:
  US Government agency obligations......          2,998           42.50          2,998          39.43           3,696        72.00
                                                 ------         -------        -------       --------         -------     --------
  Mortgage-backed securities
     FNMA...............................            753           10.66            766          10.07              --           --
     FHLMC..............................          2,843           40.30          3,379          44.44             993        19.35
                                                 ------         -------        -------       --------        --------     --------
       Total mortgage-backed securities
          available for sale............          3,596           50.96          4,145          54.51             993        19.35
                                                 ------         -------        -------       --------        --------     --------

        FHLB Stock......................            461            6.54            461           6.06             444         8.65
                                                -------        --------       --------      ---------        --------    ---------
Total securities available for sale.....         $7,054          100.00%        $7,604         100.00%         $5,133       100.00%
                                                 ======          ======         ======         ======          ======      =======
Average remaining contractual life
of securities:                                        10.88 years                    12.03 years                   1.95 years
                                                      ===========                    ===========                   ==========
Other interest-earning assets:
  Term deposit with FHLB................  $          --              --    $        --             --     $     1,000        37.04
  Federal funds sold....................             --              --            100         100.00           1,700        62.96
                                         --------------    ------------   ------------    -----------    ------------   ----------
    Total...............................  $          --              --%   $       100         100.00%    $     2,700       100.00%
                                          =============    ============    ===========    ===========     ===========    =========

                                       80

         The following table sets forth the contractual maturities of the Association's securities (excluding FHLB stock) at September 30, 1997.

                                                                                 At September 30, 1997
                                                       ------------------------------------------------------------------------
                                                        Less Than     1 to 5     5 to 10        Over
                                                         1 Year       Years       Years       10 Years      Total Securities
                                                       ----------- ----------- ----------- ------------ -----------------------
                                                       Amortized    Amortized   Amortized    Amortized   Amortized      Market
                                                          Cost         Cost        Cost         Cost        Cost         Value
                                                          ----         ----        ----         ----        ----         -----
                                                                                     (In Thousands)
U.S. government agency obligations................         $ --       $2,000        $ --       $  998      $2,998       $2,994
Mortgage-backed securities........................          694          998          --        1,904       3,596        3,562
                                                          -----     --------        ----       ------      ------       ------
Total securities available for sale...............         $694       $2,998        $ --       $2,902      $6,594       $6,556
                                                           ====       ======        ====       ======      ======       ======
Weighted average yield............................         5.90%        5.93%         --%        6.65%       6.14%


         Mortgage-Backed Securities. In order to supplement its lending activities and achieve its asset/liability management goals, the Association from time to time invests in mortgage-backed securities. As of September 30, 1997, all of the mortgage-backed securities owned by the Association were issued, insured or guaranteed either directly or indirectly by a federal agency. However, it should be noted that, while a (direct or indirect) federal guarantee may indicate a high degree of protection against default, they do not indicate that the securities will be protected from declines in value based on changes in interest rates or prepayment speeds.

         The Association primarily invests in fixed rate mortgage-backed securities with lives of seven years or less and variable rate mortgage-backed securities with rate reset intervals not to exceed three years and average lives of seven years or less. The average lives of the Association's mortgage-backed securities are determined by reference to industry standard tables which take into account historical prepayments on mortgage loans with specified interest rates and terms to maturity. At September 30, 1997, the Association's mortgage-backed securities portfolio totaled $3.6 million. At September 30, 1997, all of the Association's mortgage-backed securities were issued or guaranteed by FHLMC or FNMA and all were pass- through securities. On such date, $1.7 million of the mortgage-backed securities had fixed interest rates with a weighted average rate of 5.79% and a weighted average life of 2.3 years. The remaining $1.9 million of mortgage-backed securities had adjustable rates with a weighted average rate of 6.33% and weighted average period to repricing of one year.

         Mortgage-backed securities generally have higher yields than investment securities because of the longer terms and the uncertainties associated with the timing of mortgage repayments. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings of the Association. However, these securities generally yield less than the loans that underlie them because of the cost of payment guarantees or credit enhancements that reduce credit risk. For information regarding the Association's mortgage-backed securities portfolio, see Note 2 of the Notes to the Financial Statements.

         To assess price volatility, the Federal Financial Institutions Examination Council ("FFIEC") adopted a policy in 1992 which requires an annual "stress" test of mortgage derivative securities. This policy, which has been adopted by the OTS, requires the Association to annually test its CMOs and other mortgage-related securities to determine whether they are high-risk or nonhigh-risk securities. Mortgage derivative products with an average life or price volatility in excess of a benchmark 30-year, mortgage-backed, pass-through security are considered high-risk mortgage securities. Under the policy, savings institutions may generally only invest in low-risk mortgage securities in order to reduce interest rate risk. In addition, all high-risk mortgage securities acquired after February 9, 1992 which are classified as high risk at the time of purchase must be carried in the institution's trading account or as securities available for sale. At September 30, 1997, none of the Association's mortgage-backed securities were classified as "high-risk."

         As  of  September  30,  1997,   the   Association   did  not  have  any
mortgage-backed securities of a single issuer in excess of 10% of retained earnings except for FNMA and FHLMC issues, amounting to $752,000 and $2.8 million, respectively.

         The following table shows mortgage-backed securities purchase, sale and repayment activities of the Association for the periods indicated.

                                               Years Ended September 30,
                                        ---------------------------------------
                                            1997         1996          1995
                                        ---------- ------------- --------------
                                                   (In Thousands)
Purchases:
  Adjustable-rate..................    $       --       $2,281     $      --
  Fixed-rate.......................            --        1,301           993
                                        ---------       ------        ------
     Total purchases...............            --        3,582           993

Sales:
  Adjustable-rate..................            --           --            --
  Fixed-rate.......................            --           --            --
                                        ---------     --------      --------
          Total sales..............            --           --            --

  Principal repayments.............          (551)        (431)           --
  Discount/premium
    Accretion/amortization.........             1            2            --
  Fair value net change............            67         (101)           --
                                          -------        -----      --------

         Net increase (decrease)...        $ (483)      $3,052          $993
                                            =====       ======          ====

         The Association will evaluate mortgage-backed securities purchases in the future based on its asset/liability objectives, market conditions and alternative investment opportunities.

         Investment Securities. Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly.

         In order to complement its lending and mortgage-backed securities investment activities and to increase its holdings of short and medium term assets, the Association invests in liquidity investments and in high-quality investments, such as U.S. Treasury and agency obligations. At September 30, 1997, the Association's securities portfolio totaled $3.0 million. At September 30, 1997, the Association did not own any investment securities of a single issuer which exceeded 10% of the Association's retained earnings, other than federal agency obligations. See Note 2 of the Notes to the Financial Statements for additional information regarding the Association's securities portfolio.

Sources of Funds

         General. The Association's primary source of funds are deposits. In addition, the Association derives funds for loans and investments from loan and security repayments and prepayments, from cash flows from operations and, to a lesser extent, from borrowings. Scheduled payments on loans and mortgage-backed and investment securities are a relatively stable source of funds, while savings inflows and outflows and loan and mortgage-backed and investment securities prepayments are significantly influenced by general interest rates and money market conditions. Borrowings are occasionally used to compensate for reductions in other sources of funds and to take advantage of lower funding costs that better match the Association's short-term needs.

         Deposits. The Association offers a variety of deposit programs to its customers, including money market deposit accounts, passbook and statement savings accounts, NOW accounts, checking accounts and time deposits. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. The Association's deposits are obtained predominantly from its Fulton and Saratoga County market area. The Association relies primarily on customer service and long-standing relationships with customers to attract and retain deposits;
however, market interest rates and rates offered by competing financial institutions significantly affect the Association's ability to attract and retain deposits. The Association does not generally pay premium rates for time deposits in excess of $100,000, and for the last three years, the Association generally has not used brokers to obtain deposits.

         The Association prices its deposit offerings based upon market and competitive conditions in its market area. Since fiscal 1995, the Association has attempted to build core deposits by focusing its marketing efforts in money market accounts. During the same period, the Association introduced improved non-time deposit products, such as statement savings, tiered money market accounts with checking and commercial checking accounts. Finally, in an effort to reduce its cost of funds, over the same period of time, the Association has priced its time deposit accounts less aggressively.

         The following table indicates the amount of the Association's time deposit and other deposits by time remaining until maturity as of September 30, 1997.

                                                          Maturity
                                    ----------------------------------------------
                                                  Over         Over
                                    3 Months     3 to 6       6 to 12      Over
                                    or Less      Months       Months    12 Months     Total
                                    -------- ------------ ------------ ----------- ----------
                                                       (In Thousands)
Time deposits less than $100,00     $ 8,552      $3,761       $8,697      $4,512      $25,522
Time deposits $100,000 or more        1,753         432          100         208        2,493
                                    -------     -------     --------     -------     --------
   Total time deposits              $10,305      $4,193       $8,797      $4,720      $28,015
                                    =======      ======       ======      ======      =======

         The following table sets forth the deposit flows at the Association during the periods indicated.


                                        Year Ended September 30,
                              -------------------------------------------
                                    1997            1996            1995
                                    ----            ----            ----
                                       (Dollars In Thousands)
Opening balance............... $   55,716     $    57,866       $  64,703
Deposits......................    143,875         116,344          87,068
Withdrawals...................   (145,899)       (120,910)        (96,432)
Interest credited.............      2,425           2,416           2,527
                              -----------     -----------      ----------

  Ending balance.............. $   56,117     $    55,716       $  57,866
                               ==========       =========        ========

Net increase (decrease)....... $      401     $    (2,150)      $  (6,837)
                              ===========     ===========       =========

Percent increase (decrease)...       0.72%          (3.72)%        (10.57)%
                                     ====           =====          ======

         The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by the Association as of the dates indicated.

                                                                                     At September 30,
                                                            -------------------------------------------------------------------
                                                                     1997                  1996                    1995
                                                            --------------------- ---------------------- ----------------------
                                                                         Percent                Percent                 Percent
                                                             Amount     of Total    Amount     of Total      Amount    of Total
                                                             ------     --------    ------     --------      ------    --------
                                                                                   (Dollars in Thousands)
Transaction and savings accounts
--------------------------------
Passbook and statement savings .......................      $12,004       21.40%   $13,140       23.58%     $13,833      23.90%
Demand and NOW accounts ..............................        5,148        9.17      5,174        9.29        4,374       7.56
Money market accounts ................................       10,950       19.51     10,392       18.65        5,709       9.87
                                                            -------      ------    -------      ------      -------     ------
Total transaction and savings accounts ...............       28,102       50.08     28,706       51.52       23,916      41.33
                                                            -------      ------    -------      ------      -------     ------

Time Deposits
-------------
Under 4.00% ..........................................            3        0.01         --          --           48        0.08
4.00 - 4.99% .........................................        3,994        7.12     11,357       20.38        4,685        8.10
5.00 - 5.99% .........................................       21,942       39.10     11,101       19.92       18,923       32.70
6.00 - 6.99% .........................................        2,046        3.64      4,525        8.12       10,219       17.66
7.00 - 7.99% .........................................           --          --         --          --           50        0.09
8.00 - and over ......................................           30        0.05         27        0.05           25        0.04
                                                            -------      ------    -------      ------      -------      ------
Total time deposits ..................................       28,015       49.92     27,010       48.48       33,950       58.67
                                                            -------      ------    -------      ------      -------      ------

Total deposits .......................................      $56,117      100.00%   $55,716      100.00%     $57,866      100.00%
                                                            =======      ======    =======      ======      =======      ======

         The following table shows rate and maturity information for the Association's time deposits as of September 30, 1997.

                                  Under       4.00 -         5.00 -       6.00 -    7.00 -     8.00 -                  Percent
                                  4.00%       4.99%          5.99%        6.99%     7.99%      8.99%      Total       of Total
                                  -----       -----          -----        -----     -----      -----      -----       --------
                                                                         (Dollars in Thousands)
Time deposit accounts maturing
in quarter ending:
December 31, 1997............    $  --       $2,504       $  7,287     $   514       $--       $ --      $10,305        36.78%
March 31, 1998...............        3        1,485          2,278         427        --         --        4,193        14.97
June 30, 1998................       --            5          3,236         100        --         --        3,341        11.93
September 30, 1998...........       --           --          5,440          16        --         --        5,456        19.48
December 31, 1998............       --           --          1,180          92        --         --        1,272         4.54
March 31, 1999...............       --           --            882          --        --         --          882         3.15
June 30, 1999................       --           --            689          --        --         --          689         2.46
September 30, 1999...........       --           --            418          --        --         --          418         1.49
December 31, 1999............       --           --             44         247        --         --          291         1.04
March 31, 2000...............       --           --             84         142        --         --          226         0.81
June 30, 2000................       --           --             40         173        --         --          213         0.76
September 30, 2000...........       --           --             --         301        --         --          301         1.07
December 31, 2000............       --           --             85          34        --         --          119         0.42
Thereafter...................       --           --            279          --        --         30          309         1.10
                                ------   ----------      ---------  ----------      ----       ----   ----------     --------
    Total....................    $   3       $3,994        $21,942      $2,046       $--        $30      $28,015       100.00%
                                 =====       ======        =======      ======       ===        ===      =======       ======
    Percent of total.........     0.01%       14.26%         78.32%       7.30%       --%      0.11%      100.00%


         For   additional   information   regarding  the   composition   of  the
Association's deposits, see Note 6 of the Notes to the Financial Statements.

         Borrowings. Although deposits are the primary source of funds for the Association's lending and investment activities and for its general business purposes, the Association has occasionally relied upon borrowed funds or repurchase agreements to supplement them. The Association has borrowed funds, either through direct borrowings or through the sale of securities under agreements to repurchase, when the cost of borrowings was attractive when compared to the rate required to be paid on deposits plus the deposit insurance premium required to be paid. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital."

         The Association may borrow under a line of credit agreement with the FHLB of New York. FHLB advances typically are collateralized by all of the assets of the Association. There were no FHLB advances outstanding at September 30, 1997.

         Under an agreement with the Association's investment portfolio safekeeping agent, the Association may from time to time enter into security repurchase agreements brokered through such agent whereby the Association obtains funds from the sale of securities held in the securities portfolio with an agreement to repurchase the securities either the next day or a set number of days following the sale. Total borrowings represented by repurchase agreements at September 30, 1997 were $1.3 million. The Association undertook this borrowing in order to provide needed funds at a time when the Association did not want to increase the rates paid on time deposits to attract funds.

         The following table sets forth the maximum month-end balance and average balance of the Association's borrowings for the periods indicated.

                                                  Year Ended September 30,
                                           ------------------------------------
                                             1997          1996            1995
                                             ----          ----            ----
                                                     (In Thousands)
Maximum Balance:
FHLB borrowings........................   $   850      $    300        $     --
Securities sold under agreements
  to purchase..........................     1,300            --              --

Average Balance:
FHLB borrowings........................   $   273      $      6         $    --
Securities sold under agreements
   to repurchase.......................       118            --              --

         The following table sets forth the amount and rate of the Association's borrowings at the dates indicated.

                                                     September 30,
                                           ----------------------------------
                                              1997         1996        1995
                                              ----         ----        ----
                                                 (Dollars in Thousands)
FHLB borrowings.......................... $     --      $   300        $ --
Securities sold under agreements
to repurchase............................    1,300           --          --
                                            ------    ---------         ---
   Total borrowings......................   $1,300       $  300         $--
                                            ======       ======         ===

Weighted average interest rate of
  FHLB borrowings........................       --        5.88%          --
Weighted average interest rate of
   securities sold under agreements
   to repurchase.........................    5.80%           --          --


Subsidiary Activities

         As a federally chartered savings and loan association, Gloversville Federal is permitted by OTS regulations to invest up to 2% of its assets in the stock of, or loans to, service corporation subsidiaries, and may invest an additional 1% of its assets in service corporations where such additional funds are used for inner-city or community development purposes. In addition to investments in service corporations, federal institutions are permitted to invest an unlimited amount in operating subsidiaries engaged solely in activities which a federal savings association may engage in directly. At September 30, 1996, Gloversville Federal did not have any subsidiaries.

Competition


         Gloversville Federal faces strong competition both in originating real estate loans and in attracting deposits. Competition in originating loans comes primarily from commercial banks, credit unions, mortgage bankers and other savings institutions, which also make loans secured by real estate located in the Association's market area. Gloversville Federal competes for loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of services it provides to borrowers. The Association originated 5.93% of the residential mortgages recorded in Fulton County during the calendar year ended December 31, 1996, the latest date from which information was available, and .52% of the residential mortgage loans recorded in Saratoga County during the same period.

         Competition for those deposits is principally from commercial banks, credit unions, mutual funds, securities firms and other savings institutions located in the same communities. The ability of the Association to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk, convenient locations and other factors. The Association competes for these deposits by offering competitive rates, maintaining close ties with its local community, advertising and marketing programs, convenient business hours and a customer-oriented staff. The Association's deposit market share at December 31, 1996, the latest date for which information was available, was 6.21% in Fulton County and 1.01% for Saratoga County.


         The Association is subject to competition from other financial institutions which may have much greater financial and marketing resources. However, the Association believes that it benefits from its community orientation.

Employees

         At September 30, 1997, the Association had a total of 28 employees including 2 part-time employees. None of the Association's employees are represented by any collective bargaining agreement. Management considers its employee relations to be good.

Properties

         The following table sets forth information concerning the main office and the branch office of the Association at September 30, 1997. At September 30, 1997, the Association's premises had an aggregate net book value of approximately $839,000.


                                       Year       Owned or     Net Book Value at
    Location                         Acquired      Leased     September 30, 1997
--------------------------------------------------------------------------------
Main Office:
52 North Main Street                   1962          own             593,000
Gloversville, New York 12078

Full Service Branch:
295 Broadway                           1983          own             246,000
Saratoga Springs, New York 12866


         The Association believes that its current facilities are adequate to meet the present and foreseeable future needs of the Association and the Holding Company.

         The Association's depositor and borrower customer files are maintained in-house. The net book value of the data processing and computer equipment utilized by the Association at September 30, 1997 was approximately $359,000.

Legal Proceedings

         From time to time,  Gloversville  Federal is involved as  plaintiff  or defendant in various legal proceedings arising in the normal course of its business. While the ultimate outcome of these various legal proceedings cannot be predicted with certainty, it is the opinion of management that the resolution of these legal actions should not have a material effect on the Holding
Company's  and  Gloversville   Federal's   financial   position  or  results  of
operations.

                                   REGULATION

General

         Gloversville Federal is a federally chartered savings and loan association, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, Gloversville Federal is subject to broad federal regulation and oversight extending to all its operations. Gloversville Federal is a member of the FHLB of New York and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). As the savings and loan holding company of Gloversville Federal, the Holding Company also is subject to federal regulation and oversight. The purpose of the regulation of the Holding Company and other holding companies is to protect subsidiary savings associations. Gloversville Federal is a member of the Savings Association Insurance Fund ("SAIF") and the deposits of Gloversville Federal are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority over Gloversville Federal.

         Certain of these regulatory requirements and restrictions are discussed below or elsewhere in this document.

Federal Regulation of Savings Associations

         The OTS has extensive authority over the operations of savings associations. As part of this authority, Gloversville Federal is required to file periodic reports with the OTS and is subject to periodic examinations by the OTS. The last regular OTS examination of Gloversville Federal was as of February 1997. Under agency scheduling guidelines, it is likely that another examination will be initiated in the near future. When these examinations are conducted by the OTS, the examiners may require Gloversville Federal to provide for higher general or specific loan loss reserves. All savings associations are subject to a semi-annual assessment, based upon the savings association's total assets, to fund the operations of the OTS. Gloversville Federal's OTS assessment for the fiscal year ended September 30, 1997 was $16,000.

         The OTS also has extensive enforcement authority over all savings institutions and their holding companies, including Gloversville Federal and the Holding Company. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required.

         In addition, the investment, lending and branching authority of Gloversville Federal is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by such laws. For instance, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal associations in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the

OTS. Federal savings associations are also generally authorized to branch nationwide. Gloversville Federal is in compliance with the noted restrictions.


         Gloversville Federal's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 1997, Gloversville Federal's lending limit under this restriction was $737,000. Assuming the sale of the minimum number of shares in the Conversion at September 30, 1997, that limit would be increased to $885,000. Gloversville Federal is in compliance with the loans-to-one-borrower limitation.


         The OTS, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan. A failure to submit a plan or to comply with an approved plan will subject the institution to further enforcement action. The OTS and the other federal banking agencies have also proposed additional guidelines on asset quality and earnings standards. No assurance can be given as to whether or in what form the proposed regulations will be adopted.

Insurance of Accounts and Regulation by the FDIC

         Gloversville Federal is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period.

         The FDIC is authorized to increase assessment rates, on a semiannual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF-insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

         For the first six months of 1995, the assessment schedule for BIF members and SAIF members ranged from .23% to .31% of deposits. As is the case with the SAIF, the FDIC is authorized to adjust the insurance premium rates for banks that are insured by the BIF of the FDIC in order to maintain the reserve ratio of the BIF at 1.25% of BIF insured deposits. As a result of the BIF reaching its statutory reserve ratio the FDIC revised the premium schedule for BIF insured institutions to provide a range of .04% to .31% of deposits. The revisions became effective in the third quarter of 1995. In addition, the BIF rates were further revised, effective January 1996, to provide a range of 0% to
 .27%. The SAIF rates, however, were not adjusted. At the time the FDIC revised the BIF premium schedule, it noted that, absent legislative action (as discussed below), the SAIF would not attain its designated reserve ratio until the year 2002. As a result, SAIF insured members would continue to be generally subject to higher deposit insurance premiums than BIF insured institutions until, all things being equal, the SAIF attains its required reserve ratio.

         In order to eliminate this disparity and any competitive disadvantage between BIF and SAIF member institutions with respect to deposit insurance premiums, legislation to recapitalize the SAIF was enacted in September 1996. The legislation provided for a one-time assessment to be imposed on all deposits assessed at the SAIF rates, as of March 31, 1995, in order to recapitalize the SAIF. It also provided for the merger of the BIF and the SAIF on January 1, 1999 if no savings associations then exist. The special assessment rate was established at .657% of deposits by the FDIC and the resulting assessment of $415,000 was paid in November 1996. This special assessment significantly increased non-interest expense and adversely affected the Association's results of operations for the year ended September 30, 1996. As a result of the special assessment, Gloversville Federal's deposit insurance premiums was reduced to
 .03% based upon its current risk classification and the new assessment schedule for SAIF insured institutions. These premiums are subject to change in future periods.

         Prior to the enactment of the legislation, a portion of the SAIF assessment imposed on savings associations was used to repay obligations issued by a federally chartered corporation to provide financing ("FICO") for resolving the thrift crisis in the 1980s. Although the FDIC has proposed that the SAIF assessment be equalized with the BIF assessment schedule, effective October 1, 1996, SAIF-insured institutions remain subject to a FICO assessment as a result of this continuing obligation. Although the legislation also now requires assessments to be made on BIF-assessable deposits for this purpose, effective January 1, 1997, that assessment was limited to 20% of the rate imposed on SAIF assessable deposits until the earlier of December 31, 1999 or when no savings association continues to exist, thereby imposing a greater burden on SAIF member institutions such as Gloversville Federal. Thereafter, however, assessments on BIF-member institutions will be made on the same basis as SAIF-member institutions. The rates established by the FDIC to implement this requirement for all FDIC-insured institutions are a 6.5 basis points assessment on SAIF deposits and 1.5 basis points on BIF deposits until BIF insured institutions participate fully in the assessment.

Regulatory Capital Requirements

         Federally insured savings associations, such as Gloversville Federal, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such savings associations. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement. At September 30, 1997, Gloversville Federal did not have any intangible assets recorded as assets on its financial statements.

         The OTS regulations establish special capitalization requirements for savings associations that own subsidiaries. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to the association's level of ownership. For excludable subsidiaries the debt and equity investments in such subsidiaries are deducted from assets and capital.


         At September 30, 1997, Gloversville Federal had tangible capital of $3.3 million, or 5.4% of adjusted total assets, which is approximately $2.4 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date. On a pro forma basis, after giving effect to the sale of the minimum, midpoint and maximum number of shares of Common Stock offered in the Conversion and investment of 50% of the net proceeds in assets not excluded for tangible capital purposes, Gloversville Federal would have had tangible capital equal to 9.2%, 10.0% and 10.0%, respectively, of adjusted total assets at September 30, 1997, which is $5.9 million, $6.5 million and $6.5 million, respectively, above the requirement.


         The capital standards also require core capital equal to at least 3% of adjusted total assets. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. As a result of the prompt corrective action provisions discussed below, however, a savings association must maintain a core capital ratio of at least 4% to be considered adequately capitalized unless its supervisory condition is such to allow it to maintain a 3% ratio. At September 30, 1997, Gloversville Federal had no intangibles which were subject to these tests.


         At September 30, 1997, Gloversville Federal had core capital equal to $3.3 million, or 5.4% of adjusted total assets, which is $1.5 million above the minimum leverage ratio requirement of 3% as in effect on that date. On a pro forma basis, after giving effect to the sale of the minimum, midpoint and maximum number of shares of Common Stock offered in the Conversion and investment of 50% of the net proceeds in assets not excluded from core capital, Gloversville Federal would have had core capital equal to 9.2%, 10.0% and 10.0%, respectively, of adjusted total assets at September 30, 1997, which is $5.4 million, $6.5 million and $6.5 million, respectively, above the requirement.


          The OTS risk-based requirement requires savings associations to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The OTS is also authorized to require a savings association to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. At September 30, 1997, Gloversville Federal had $486,000 of allowance for loan losses that qualify as supplementary capital, which was less than 1.25% of risk-weighted assets.

         Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and nonresidential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. Gloversville Federal had no such exclusions from capital and assets at September 30, 1997.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or FHLMC.

         OTS regulations also require that every savings association with more than normal interest rate risk exposure to deduct from its total capital, for purposes of determining compliance with such requirement, an amount equal to 50% of its interest-rate risk exposure multiplied by the present value of its assets. This exposure is a measure of the potential decline in the net portfolio value of a savings association, greater than 2% of the present value of its assets, based upon a hypothetical 200 basis point increase or decrease in interest rates (whichever results in a greater decline). Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The rule will not become effective until the OTS evaluates the process by which savings associations may appeal an interest rate risk deduction determination. It is uncertain as to when this evaluation may be completed. Any savings association with less than $300 million in assets and a total capital ratio in excess of 12% is exempt from this requirement unless the OTS determines otherwise. Based upon its capital level and assets size at September 30, 1997, Gloversville Federal is subject to these requirements; however the OTS has not required implementation of this regulation.

         On September 30, 1997, Gloversville Federal had total capital of $3.8 million (including $3.3 million in core capital and $486,000 in qualifying supplementary capital) and risk-weighted assets of $37.8 million; or total capital of 10.0% of risk-weighted assets. This amount was $762,000 above the 8% requirement in effect on that date. On a pro forma basis, after giving effect to the sale of the minimum, midpoint and maximum number of shares of Common Stock offered in the Conversion, the infusion to Gloversville Federal of ___% of the net Conversion proceeds and the investment of those proceeds to Gloversville Federal in 20% risk-weighted government securities, Gloversville Federal would have had total capital of ___%, ___% and ____%, respectively, of risk-weighted assets, which is above the current 8% requirement by $___ million, $____ million and $____ million, respectively.

         The OTS and the FDIC are authorized and, under certain circumstances required, to take certain actions against savings associations that fail to meet their capital requirements. The OTS is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risked-based capital ratio or an 8% risk-based capital ratio). Any such association must submit a capital restoration plan and until such plan is approved by the OTS may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions that are applicable to significantly undercapitalized associations.

          As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized association must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

         Any savings association that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the association. An association that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the OTS must appoint a receiver (or conservator with the concurrence of the FDIC) for a savings association, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized association is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.

         The OTS is also generally authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The imposition by the OTS or the FDIC of any of these measures on Gloversville Federal may have a substantial adverse effect on Gloversville Federal's operations and profitability and the value of the Common Stock purchased in the Conversion. Holding Company stockholders do not have preemptive rights, and therefore, if the Holding Company is directed by the OTS or the FDIC to issue additional shares of Common Stock, such issuance may result in the dilution in the percentage of ownership of the Holding Company of those persons purchasing shares in the Conversion.

Limitations on Dividends and Other Capital Distributions

         OTS regulations impose various restrictions on savings associations with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. OTS regulations also prohibit a savings association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "- Restrictions on Repurchase of Stock."

         Generally, savings associations, such as Gloversville Federal, that before and after the proposed distribution meet their capital requirements, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four quarter period. However, an association deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted by the OTS. Gloversville Federal may pay dividends in accordance with this general authority.

         Savings associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. Savings associations that do not, or would not meet their current minimum capital requirements following a proposed capital distribution, however, must obtain OTS approval prior to making such distribution. The OTS may object to the distribution during that 30-day period notice based on safety and soundness concerns. See "- Regulatory Capital Requirements."

         The OTS has proposed regulations that would revise the current capital distribution restrictions. Under the proposal a savings association that is a subsidiary of a holding company may make a capital distribution with notice to the OTS provided that it has a CAMEL 1 or 2 rating, is not of supervisory concern, and would remain adequately capitalized (as defined in the OTS prompt corrective action regulations) following the proposed distribution. Savings associations that would remain adequately capitalized following the proposed distribution but do not meet the other noted requirements must notify the OTS 30 days prior to declaring a capital distribution. The OTS stated it will generally regard as permissible that amount of capital distributions that do not exceed 50% of the institution's excess regulatory capital plus net income to date during the calendar year. A savings association may not make a capital distribution without prior approval of the OTS and the FDIC if it is undercapitalized before, or as a result of, such a distribution. As under the current rule, the OTS may object to a capital distribution if it would constitute an unsafe or unsound practice. No assurance may be given as to whether or in what form the regulations may be adopted.

Liquidity

         All savings associations, including Gloversville Federal, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what Gloversville Federal includes in liquid assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the minimum liquid asset ratio is 5%.

         Penalties may be imposed upon associations for violations of the liquid asset ratio requirement. At September 30, 1997, Gloversville Federal was in compliance with this requirement, with an overall liquid asset ratio of 10.3%.

Accounting

         An OTS policy statement applicable to all savings associations clarifies and re-emphasizes that the investment activities of a savings association  must be in  compliance  with  approved  and  documented  investment policies and strategies, and must be accounted for in accordance with GAAP. Under the policy statement, management must support its classification of and accounting for loans and securities (i.e., whether held-to-maturity, available-for-sale or trading) with appropriate documentation. Gloversville Federal is in compliance with these amended rules.

         OTS regulations, which may be made more stringent than GAAP by the OTS, require that transactions be reported in a manner that best reflects their underlying economic substance and inherent risk and that financial reports must incorporate any other accounting regulations or orders prescribed by the OTS.

Qualified Thrift Lender Test

         All savings associations, including Gloversville Federal, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a savings association to have at least 65% of its portfolio assets (as defined by regulation) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings association may maintain 60% of its assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, such assets primarily consist of residential housing related loans and investments. At September 30, 1997, Gloversville Federal met the test with 93.7% of its portfolio assets in qualified thrift investments and has always met the test since its effectiveness.

         Any savings association that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings association and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any association that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies. See "- Holding Company Regulation."

Community Reinvestment Act

         Under the Community Reinvestment Act ("CRA"), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with the examination of Gloversville Federal, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Gloversville Federal. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS.

         The federal banking agencies, including the OTS, have recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, Gloversville Federal may be required to devote additional funds for investment and lending in its local community. Gloversville Federal was examined for CRA compliance in March 1995 and received a rating of satisfactory.

Transactions with Affiliates

         Generally, transactions between a savings association or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the association's capital. Affiliates of Gloversville Federal include the Holding Company and any company which is under common control with Gloversville Federal. In addition, a savings association may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

Holding Company Regulation

         The Holding Company will be a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, the Holding Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over the Holding Company and its non-savings association subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

         As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions. If the Holding Company acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of the Holding Company and any of its subsidiaries (other than Gloversville Federal or any other SAIF-insured savings association) would become subject to such restrictions unless such other associations each qualify as a QTL and were acquired in a supervisory acquisition.

         If Gloversville Federal fails the QTL test, the Holding Company must obtain the approval of the OTS prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple savings and loan holding companies or their subsidiaries. In addition, within one year of such failure the Holding Company must register as, and will become subject to, the restrictions applicable to bank holding companies. The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple savings and loan holding company. See "- Qualified Thrift Lender Test."

         The Holding Company must obtain approval from the OTS before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings associations in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing savings association.

Federal Securities Law

         The stock of the Holding Company is registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Holding Company is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

         Holding Company stock held by persons who are affiliates (generally officers, directors and principal stockholders) of the Holding Company may not be resold without registration or unless sold in accordance with certain resale restrictions. If the Holding Company meets specified current public information requirements, each affiliate of the Holding Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

Federal Reserve System

         The Federal Reserve Board requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At September 30, 1997, Gloversville Federal was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS. See "- Liquidity."

         Savings associations are authorized to borrow from the Federal Reserve Association "discount window," but Federal Reserve Board regulations require associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Association.

Federal Home Loan Bank System

         Gloversville Federal is a member of the FHLB of New York, which is one of 12 regional FHLBs, that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, Gloversville Federal is required to purchase and maintain stock in the FHLB of New York. At September 30, 1997, Gloversville Federal had $461,000 in FHLB stock, which was in compliance with this requirement. In past years, Gloversville Federal has received substantial dividends on its FHLB stock. Over the past five calendar years such dividends have averaged 8.1% and were 6.46% for calendar year 1996. As a result of their holdings, the Association could borrow up to $9.2 million from the FHLB.

         Under federal law the FHLBs are required to provide funds for the resolution of troubled savings associations and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of Gloversville Federal's FHLB stock may result in a corresponding reduction in Gloversville Federal's capital.

         For the year ended December 31, 1996, dividends paid by the FHLB of New York to Gloversville Federal totaled $22,000, which constitute a $4,000 increase from the amount of dividends received in calendar year 1995. The $29,000 dividend received for the nine months ended September 30, 1997 reflects an annualized rate of 8.4%, which is 30.0% greater than the rate for calendar 1996.

Federal and State Taxation

         In August 1996, legislation was enacted that repeals the reserve method of accounting used by many thrifts to calculate their bad debt reserve for federal income tax purposes. As a result, small thrifts such as the Association must recapture that portion of the reserve that exceeds the amount that could have been taken under the experience method for post-1987 tax years. The legislation also requires thrifts to account for bad debts for federal income tax purposes on the same basis as commercial banks for tax years beginning after December 31, 1995. The recapture will occur over a six-year period, the commencement of which will be delayed until the first taxable year beginning after December 31, 1997, provided the institution meets certain residential lending requirements. The management of the Company does not believe that the legislation will have a material impact on the Company or the Association.

         In addition to the regular income tax, corporations, including savings associations such as Gloversville Federal, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income. For taxable years beginning after 1986 and before 1996, corporations, including savings associations such as Gloversville Federal, were also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2 million.

         To the extent earnings appropriated to a savings association's bad debt reserves for "qualifying real property loans" and deducted for federal income tax purposes exceed the allowable amount of such reserves computed under the experience method and to the extent of the association's supplemental reserves for losses on loans ("Excess"), such Excess may not, without adverse tax
consequences,   be  utilized  for  the  payment  of  cash   dividends  or  other
distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). As of December 31, 1995, Gloversville Federal's Excess for tax purposes totaled approximately $3.1 million.

         Gloversville Federal files its federal and New York income tax returns on a calendar year basis using the accrual method of accounting. The Holding Company may file a consolidated federal income tax return with Gloversville Federal.

         Gloversville   Federal  was   audited  by  the  IRS  with   respect  to
consolidated federal income tax returns in 1994, 1995 and 1996. With respect to years examined by the IRS, all deficiencies have been satisfied.

         New York Taxation. For New York income tax purposes, the Association is taxed at an effective rate equal to 9.0% of New York taxable income. For these purposes, "New York Taxable

Income" generally means federal taxable income, subject to certain adjustments (including the addition of interest income on state and municipal obligations and the partial exclusion of interest income on United States Treasury as well as New York and certain of its political subdivisions obligations).

         Delaware Taxation. As a Delaware holding company, the Holding Company is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual fee to the State of Delaware. The Holding Company is also subject to an annual franchise tax imposed by the State of Delaware.


                                   MANAGEMENT

Directors and Executive Officers of the Holding Company and of the Association

         Directors and Executive Officers of the Holding Company. The Board of Directors of the Holding Company currently consists of six members. The directors of the Holding Company are currently comprised of the directors of the Association. See "- Board of Directors of the Association." Directors of the Holding Company will serve three-year staggered terms so that one-third of the directors will be elected at each annual meeting of stockholders. The terms of the current directors of the Holding Company are the same as that of the Association's board. The Holding Company does not intend to pay directors a fee for board service. For information regarding stock options and restricted stock proposed to be awarded to directors following stockholder ratification of such plans, see "- Benefit Plans."

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The following table sets forth information regarding executive officers of the Holding Company. Each executive officer of the Holding Company has held his or her position since the incorporation of the Holding Company.


      Name                           Title
      ----                           -----

Lewis E. Kolar           President and Chief Executive Officer
Menzo D. Case            Executive Vice-President, Chief Financial Officer and
                         Secretary

         The Holding Company does not initially intend to pay executive officers any fees in addition to fees payable to such persons as executive officers of the Association. For information regarding compensation of directors and executive officers of the Association, see "Management - Director Compensation" and "- Executive Compensation." For information regarding stock options and restricted stock proposed to be awarded to directors and executive officers following stockholder ratification of the Holding Company's stock-based plans, see "- Benefit Plans."

         Board of Directors of the Association. Prior to the Conversion, the direction and control of the Association, as a mutual savings institution, was vested in its Board of Directors. Upon conversion of the Association to stock form, each of the directors of the Association will continue to serve as a director of the converted Association. The Board of Directors of the Association currently consists of six members. Each Director of the Association has served as such at least since January, 1995, except for Priscilla J. Bell, who was elected in January, 1996. The directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting of members. Because the Holding Company will own all of the issued and outstanding shares of capital stock of the Association after the Conversion, directors of the Holding Company will elect the directors of the Association.

         The following table sets forth certain information regarding the directors of the Association.

                                                                                       Director     Term
     Name                  Position(s) Held With the Association            Age(1)      Since      Expires
-----------------------------------------------------------------------------------------------------------
Priscilla J. Bell          Director                                           48         1996       1999
Timothy E. Delaney         Director                                           35         1993       2001
Lewis E. Kolar             Director, President and Chief Executive            59         1995       2001
                           Officer
Donald I. Lee              Director and Recording Secretary                   70         1971       2000
Richard D. Ruby            Chairman of the Board                              48         1975       2000
Robert J. Sofarelli        Director                                           52         1993       1999



(1)  At January 31, 1998.


         The business experience of each director of the Holding Company and of the Association for at least the past five years is set forth below.

         Dr. Priscilla J. Bell. Dr. Bell has served as the President of Fulton Montgomery Community College since 1995. From 1978 to 1995, Dr. Bell worked at the Tacoma Community College, Tacoma, Washington, where she was Dean of Student Services.

         Timothy E. Delaney. Mr. Delaney is the President and Chief Financial Officer of Delaney Construction Corporation, a company specializing in heavy highway construction, which he founded in 1982.

         Lewis E. Kolar. Mr. Kolar is the President and Chief Executive Officer of the Association, a position he has held since October 1994. Mr. Kolar has more than 20 years of commercial banking experience including service as a Senior Vice-President and Regional Executive Officer at the National Bank & Trust Company, Norwich, New York, from 1989 to 1994.

         Donald I. Lee. Mr. Lee is the President of Lee & Lee Associates, Saratoga Springs, New York, and a partner in Lee's Deer Run Bed & Breakfast, Stillwater, New York.

         Richard D. Ruby. Mr. Ruby has been the owner and President of Ruby & Quiri, Inc., a home furnishings center, located in Gloversville, New York, since 1969.

         Dr. Robert J. Sofarelli. Dr. Sofarelli has been a veterinarian since 1971, and is the owner of Saratoga Veterinary Hospital, Planned Pets, a Saratoga veterinary hospital and Paws & Claws, a distributor of pet foods located in Wilton, New York.

         Executive Officers Who Are Not Directors. Each of the executive officers of the Association will retain his or her office in the converted Association. Officers are elected annually by the Board of Directors of the Association. The business experience of the executive officers who are not also directors is set forth below.

         Menzo D. Case, age 34. Mr. Case is a certified public accountant and has served as the Association's Treasurer since December 1993. Mr. Case was promoted to Executive Vice President and Chief Operating Officer in July 1994. Previously, Mr. Case was an accountant with KPMG Peat Marwick from 1989 to 1993.

         Michael J. Pepe, age 39. Mr. Pepe currently serves as the Association's Vice-President of Lending, a position he has held since 1995. Mr. Pepe was an Assistant Vice-President and Commercial Loan Officer for Amsterdam Savings Bank, FSB from 1987 until he joined the Association.

Indemnification

         The Certificate of Incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company, and, with respect to any criminal action or proceeding, did not have reasonable cause to believe his or her conduct was unlawful.

         The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Holding Company, agreement, vote of stockholders or disinterested directors or otherwise.

         These provisions may have the effect of deterring shareholder derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action. A similar effect would not be expected for third-party claims.

         In addition, the Certificate of Incorporation and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company may obtain such insurance.

Meetings and Committees of Board of Directors

         The Association. The Association's Board of Directors meets on a monthly basis. The Board of Directors met 15 times during the year ended September 30, 1997. During fiscal 1997, no director of the Association attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

         The Association has standing Executive,  Audit, Asset Liability,  Loan,
Investment,   Strategic   Planning,   Nomination   and  Community   Reinvestment
Committees.

         The Executive Committee provides oversight of Board-related matters in-between regularly scheduled Board Meetings, provides informal counsel to the President and is available to handle emergency or time critical situations. The Executive Committee is comprised of Directors Richard D. Ruby, Donald I. Lee and Timothy Delaney. This committee met approximately 15 times during fiscal year 1997.

         The Audit Committee is comprised of four outside directors: Richard D. Ruby, Donald I. Lee, Priscilla J. Bell and Timothy Delaney. This Committee oversees and reviews the Association's financial and internal control matters. The Audit Committee also reviews the Audited Financial Report with the Association's outside auditors and the Report of the Examination with the OTS examiners, either separately or with the full Board. This committee met four times in fiscal 1997.

         The Asset/Liability Management Committee is composed of Directors Richard D. Ruby, and Priscilla J. Bell. This committee meets quarterly to handle the investments for the Association and the implementation of the strategic and business plans as they relate to interest rate risk and reinvestment options. This committee also reviewed liquidity, interest rate risk and product pricing. This committee met four times in fiscal 1997.

         The Loan Committee reviews and approves loans which require the committee's approval. This committee is composed of any two non-employee directors and, met eight times in fiscal 1997.

         The Investment Committee consists of Directors Richard D. Ruby and Donald I. Lee. This committee reviews investments and assesses the current investment portfolio. This committee did not meet in fiscal 1997.

         The Nominating Committee, composed of Directors Richard D. Ruby, Donald
I. Lee and Priscilla J. Bell, meets annually to select the nominees for the Board of Directors and Board Committees.

         The Community Reinvestment Committee consists of the entire Board and reviews the Association's compliance with the Community Reinvestment Act. This Committee met once during fiscal 1997.


         The Holding Company. In January 1998, the Board of Directors of the Holding Company established standing executive, audit, stock plan and nominating Committees. These committees did not meet during fiscal 1997.


Director Compensation

         Directors of the Association are paid a monthly fee of $950 for service on the Board of Directors, and the Chairman of the Board is paid a monthly fee of $1,050. These fees are paid only to Board members, not to employees. Directors do not receive any additional compensation for committee meetings attended.

Executive Compensation

         The following table sets forth information concerning the compensation accrued for services in all capacities to Gloversville Federal for the fiscal year ended September 30, 1997 for the Association's President and Chief Executive Officer. No other executive officer's aggregate annual compensation (salary plus bonus) exceeded $100,000 in fiscal 1997.

                                                             Summary Compensation Table
                                                             --------------------------
                                                                                Long Term Compensation
                                         Annual Compensation(1)                         Awards
                                     -------------------------------------  -------------------------------
                                                            Other Annual    Restricted Stock   Options/        All Other
Name and Principal Position   Year   Salary($)  Bonus($)   Compensation($)       Award ($)      SARs (#)     Compensation($)
---------------------------   ----   ---------  --------   ---------------       ---------      --------     ---------------
Lewis E. Kolar                1997   $83,077    $8,400           --               N/A             N/A         $11,731(2)

(1) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the SEC, as informally interpreted by the SEC's Staff, Summary Compensation information is excluded for the fiscal years ended December 31, 1996 and 1995.

(2) Consists of use of a vehicle valued at $1,441, life insurance payments of $1,998 and contributions to Mr. Kolar's 401(k) of $8,292.

Change in Control Severance Agreements

         The Association intends to enter into change in control severance agreements with Messrs. Kolar and Case. The agreements become effective upon completion of the Conversion and provide for an initial term of 24 months and 12 months, respectively. The agreements provide for extensions of one year, on each anniversary of the effective date of the agreement, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Association. The agreement provides for termination for cause or in certain events specified by OTS regulations.


         The agreements provide for a lump sum payment to Mr. Kolar and Mr. Case 200% and 100% of their respective annual base compensation and the continued payment for the remaining term of the contract of life and health insurance coverage maintained by the Association in the event there is a "change in control" of the Association where employment terminates involuntarily following such change in control. This termination payment is subject to reduction to the extent non-deductible for federal income tax purposes. For the purposes of the agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss. 574.3 or 4 or any successor regulation. Such events are generally triggered prior to the acquisition of control of 10% of the Company's Common Stock. If the employment of Messrs. Kolar and Case had been terminated as of September 30, 1997 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments in the amounts of $159,787 and $51,875, respectively. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."


Benefit Plans

         General. Gloversville Federal Savings and Loan Association currently provides insurance benefits to its employees, including health and life insurance, subject to certain deductibles and copayments.

         Employee Severance Compensation Plan. The Association's Board of Directors has established the Gloversville Federal Employee Severance Compensation Plan ("Severance Compensation Plan") which will provide certain employees with severance pay benefits in the event of a change in control of the Association or the Holding Company following Conversion. Management personnel with change in control severance agreements are not eligible to participate in the Severance Compensation Plan. The purpose of the Severance Compensation Plan is to recognize the valuable services and contributions of the Association's employees and the uncertainties relating to continuing employment, reduced employee benefits, management changes and relocations in the event of a change in control. The Association believes that the Severance Compensation Plan will assist it in attracting and retaining highly qualified individuals and reduce the distractions and other adverse effects on the employees' performance in the event of a change in control. The Severance Compensation Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Compensation Plan, in the event of a change in control as defined in the Severance Compensation Plan, eligible employees who are terminated or who voluntarily terminate employment (for reasons specified under the Severance Compensation Plan), within one year of a change in control will be entitled to receive a severance payment. Payments pursuant to the Severance Compensation Plan are equal to the product of two weeks Annual Compensation (as defined) times the number of years of service up to a maximum of twelve years in the case of officers or seven years in the case of other employees. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Association in the event of a takeover. As it is management's belief that substantially all of the Association's employees would be retained in the event of a change in control, and that any amount payable under the Severance Compensation Plan, therefore, would be considerably less than the total amount that could possibly be paid under the Severance Compensation Plan, management cannot estimate the potential effect of the Severance Compensation Plan. The Severance Compensation Plan may be amended or terminated by the Board of Directors by a majority vote at any time prior to a change in control but may not be amended or terminated thereafter.

         Employee Stock Ownership Plan. The Boards of Directors of Gloversville Federal Savings and Loan Association and the Holding Company have approved the adoption of an ESOP for the benefit of employees of Gloversville Federal Savings and Loan Association. The ESOP is also designed to meet the requirements of an employee stock ownership plan as described at Section 4975(e)(7) of the Code and
Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is empowered to borrow in order to finance purchases of the Common Stock.

         It is anticipated that the ESOP will be funded with a loan from the Holding Company (not to exceed an amount equal to 8% of the gross Conversion proceeds). The interest rate of the ESOP loan will be equal to the applicable federal interest rate as determined by the Internal Revenue Service for the month in which the loan is made, as calculated pursuant to Section 1274(d) of the Code.

         GAAP generally requires that any borrowing by the ESOP from an unaffiliated lender be reflected as a liability in the Holding Company's Financial Statements, whether or not such borrowing is guaranteed by, or constitutes a legally binding contribution commitment of, the Holding Company or the Association. The funds used to acquire the ESOP shares will be borrowed from the Holding Company. Since the Holding Company will finance the ESOP debt, the ESOP debt will be eliminated through consolidation and no liability will be reflected on the Holding Company's financial statements. In addition, shares purchased with borrowed funds will, to the extent of the borrowings, be excluded from stockholders' equity, representing unearned compensation to employees for future services not yet performed. Consequently, if the ESOP purchases already-issued shares in the open market, the Holding Company's consolidated liabilities will increase to the extent of the ESOP's borrowings, and total and per share stockholders' equity will be reduced to reflect such borrowings. If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net income would decrease because of the increase in the number of outstanding shares. In either case, as the borrowings used to fund ESOP purchases are repaid, total stockholders' equity will correspondingly increase.

         All employees of the Association are eligible to participate in the ESOP after they attain age 21 and complete one year of service. The Association's contribution to the ESOP is allocated among participants on the basis of their relative compensation. Each participant's account will be credited with cash and shares of Holding Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. Contributions credited to a participant's account become fully vested upon such participant's completing five years of service. Credit will be given for prior years of service for vesting purposes. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distributions will be made in cash and in whole shares of the Holding Company's Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.

         Each participating employee is entitled to instruct the trustee of the ESOP as to how to vote the shares allocated to his or her account. The trustee will not be affiliated with the Holding Company or Gloversville Federal Savings and Loan Association.

         The ESOP may be amended by the Board of Directors, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund for purposes other than the benefit of participants or their beneficiaries.

         401(k) Savings Plan. The Association has a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) (the "401(k) Plan") of the Internal Revenue Code of 1986, as amended (the "Code"). All employees who have completed the service requirement, during which they worked at least 1,000 hours, are eligible to participate.

         Participants are permitted to make salary reduction contributions to the 401(k) Plan of up to 5% of the participant's annual salary up to a maximum of $10,000 for calendar year 1997 and the Association contributes 10% of the employees salary, regardless of the employee's contribution. Employee contributions are fully and immediately vested; contributions by the Association vest 20% the third year, 50% the fourth year, and 100% the fifth year of service. However, in the event of normal retirement, permanent disability or death, a participant will automatically become 100% vested in the value of all Association contributions and earnings thereon.

         The Association intends to reduce its contribution under the 401(k) Plan in order to offset in part the ESOP expense. In addition, the 401(k) Plan is being amended to permit self-directed investments by participants into Holding Company stock.

         Stock Option and Incentive Plan. Among the benefits to the Association anticipated from the Conversion is the ability to attract and retain personnel through the prudent use of stock options and other stock-related incentive programs. The Board of Directors of the Holding Company intends to adopt a Stock Option and Incentive Plan (the "Stock Option Plan"), subject to ratification by stockholders of the Holding Company at a meeting to be held not earlier than six months after completion of the Conversion. Under the terms of the proposed Stock Option Plan, stock options covering shares representing an aggregate of up to 10% of the shares of Common Stock issued in the Conversion may be granted to directors, officers and employees of the Holding Company or its subsidiaries under the Stock Option Plan.

         Options granted under the Stock Option Plan may be either options that qualify under the Code as "incentive stock options" (options that afford preferable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the employer) or options that do not so qualify. The exercise price of stock options granted under the Stock Option Plan is required to be at least equal to the fair market value per share of the stock on the date of grant. All grants are made in consideration of past and future services rendered to the Association, and in an amount deemed necessary to encourage the continued retention of the officers and directors who are considered necessary for the continued success of the Association. In this regard, all options are intended to vest in five equal annual installments commencing one year from the date of grant, subject to the continued service of the holder of such option.

         The proposed Stock Option Plan provides for the grant of stock appreciation rights ("SARs") at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options.

         Limited SARs may be granted at the time of, and must be related to, the grant of a stock option or SAR. The exercise of one will reduce to that extent the number of shares represented by the other. Limited SARs will be exercisable only for the 45 days following the expiration of the tender or exchange offer, during which period the related stock option or SAR will be exercisable. However, no SAR or Limited SAR will be exercisable by a 10% beneficial owner, director or senior officer within six months of the date of its grant. The Holding Company has no present intention to grant any SARs or Limited SARs.

         The proposed Stock Option Plan will be administered by Stock Plan Committee of the Holding Company which will consist of at least two disinterested directors. The Stock Plan Committee will select the recipients and terms of awards made pursuant to the Stock Option Plan. OTS regulations limit the amount of shares that may be awarded pursuant to stock-based plans to each individual officer, each non-employee director and all non-employee directors as a group to 25%, 5% and 30%, respectively, of the total shares reserved for issuance under each such stock-based plan.


         The Committee currently intends to grant options in amounts expressed as a percentage of the shares issued in the Conversion, as follows: President Kolar - 2.0%, Executive Vice President Case - 2.0%, and to all executive officers as a group (3 persons) - ___%. In addition, under the terms of the Stock Option Plan, each non-employee director of the Holding Company at the time of stockholder ratification of the Stock Option Plan will be granted an option to purchase shares of Common Stock equal to .5% of the shares sold in the Conversion. The remaining balance of the available awards is unallocated and reserved for future use. All options will expire 10 years after the date such option was granted, which, for the option grants listed above, is expected to be the date of stockholder ratification of the Stock Option Plan. All proposed option grants to officers are subject to modification by the Stock Plan Committee based upon its performance evaluation of the option recipients at the time of stockholder ratification of the Stock Option Plan following completion of the Conversion.


         After stockholder ratification, the Stock Option Plan will be funded either with shares purchased in the open market or with authorized but unissued shares of Common Stock. The use of authorized but unissued shares to fund the Stock Option Plan could dilute the holdings of stockholders who purchased Common Stock in the Conversion. See "Pro Forma Data." In no event will the Stock Option Plan acquire an amount of shares, which, in the aggregate, represent more than 10% of the shares issued in the Conversion.

         Under SEC regulations, so long as certain criteria are met, an optionee may be able to exercise the option at the Purchase Price and immediately sell the underlying shares at the then-current market price without incurring short-swing profit liability. This ability to exercise and immediately resell, which under the SEC regulations applies to stock option plans in general, allows the optionee to realize the benefit of an increase in the market price for the stock without the market risk which would be associated with a required holding period for the stock after payment of the exercise price. Under SEC regulations, the short-swing liability period now runs for six months before and after the option grant. All grants are subject to ratification of the Stock Option Plan by stockholders of the Holding Company following completion of the Conversion.

         Recognition   and  Retention  Plan.  The  Holding  Company  intends  to
establish the RRP in order to provide employees with a proprietary interest in the Holding Company in a manner designed to encourage such persons to remain with the Holding Company and the Association. The RRP will be subject to ratification by stockholders at a meeting to be held not earlier than six months after the completion of the Conversion. The Holding Company will contribute funds to the RRP to enable it to acquire in the open market or from authorized but unissued shares (with the decision between open market or authorized but unissued shares based on the Holding Company's future stock price, alternate investment opportunities and capital needs), following stockholder ratification of such plan, an amount of stock equal to 4.0% of the shares of Common Stock issued in the Conversion.


         The Stock Plan Committee of the Board of Directors of the Holding Company will administer the proposed RRP. Under the terms of the proposed RRP, awards ("Awards") can be granted to key employees without payment by such persons in the form of shares of Common Stock held by the RRP. Awards are non-transferable and non-assignable. OTS regulations limit the amount of shares that may be awarded pursuant to stock-based plans to each individual officer, each non-employee director and all non-employee directors as a group to 25%, 5% and 30%, respectively, of the total shares reserved for issuance under each such stock-based plan.


         Recipients will earn (i.e., become vested in), over a period of time, the shares of Common Stock covered by the Award. Awards made pursuant to the RRP will vest in five equal annual installments commencing one year from the date of grant. Awards will be 100% vested upon termination of employment due to death or disability. When shares become vested and are actually distributed in accordance with the RRP, but in no event prior to such time, the participants will also receive amounts equal to any accrued dividends with respect thereto. Earned shares are distributed to recipients as soon as practicable following the date on which they are earned.


         The Stock Plan Committee presently intends to grant restricted stock awards without cost to the recipients, in amounts expressed as a percentage of the shares sold in the Conversion, as follows: to President Kolar - 1.0% and to all executive officers as a group (3 persons) - ___%. Pursuant to the terms of the proposed RRP, each non-employee director of the Holding Company at the time of stockholder ratification of the RRP will be awarded an amount of shares equal to __% of the shares sold in the Conversion. All proposed RRP awards to officers of the Association are subject to modification by the Stock Plan Committee based upon its performance evaluation of the award recipients at the time of stockholder ratification of the RRP following completion of the Conversion.


         After stockholder ratification, the RRP will be funded either with shares purchased in the open market or with authorized but unissued shares of Common Stock issued to the RRP by the Holding Company. The use of authorized but unissued shares to fund the RRP could dilute the holdings of stockholders who had purchased Common Stock in the Conversion. In the event the RRP purchases stock in the open market at prices above the initial Purchase Price, the total RRP expense may be above that disclosed under the caption "Pro Forma Data." In no event will the RRP acquire an amount of shares which, in the aggregate, represent more than 4.0% of the shares issued in the Conversion.

Certain Transactions

         The Association follows a policy of granting loans to the Association's directors, officers and employees. The loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Association's underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to all directors and executive officers and their associates, including outstanding balances and commitments totaled $382,000 at September 30, 1997, which was 11.6% of the Association's retained earnings at that date.


         The table below sets forth information regarding the Association's loans to directors and executive officers at September 30, 1997.

                                                                                                           Principal
                                                            Origination         Original       Interest     Balance
   Name               Loan Type              Relationship      Date              Balance         Rate      at 9/30/97   Commitments
-----------------------------------------------------------------------------------------------------------------------------------
Lewis Kolar         Cash Reserve               President     October 1994      $     --         15.50$   $     --        $500.00
Menzo Case          Automobile                 EVP           December 1994       11,500.00       9.50%      4,044.82         --
                    Unsecured Personal loan                  May 1997             8,500.00      11.50%      7,909.75         --
Richard Ruby        Residential mortgage       Chairman      March 1989          57,000.00       8.50%     46,849.90         --
                    Commercial real estate                   November 1994      135,000.00       6.50%    206,444.24         --
Donald Lee          Residential mortgage       Director      January 1985       100,000.00       7.50%     92,467.90         --
                    Note                                     July 1988            5,139.36       9.00%      2,039.65         --
William Jones(1)    Residential mortgage       Director      July 1988           90,000.00       9.00%     10,088.47         --
Priscilla Bell      Home equity                Director      April 1996          15,000.00       7.75%     11,542.79         --
                    Cash Reserve                             April 1996              --         15.50%         --          500.00
                                                                               -----------                ----------     --------
Total loan balances and commitments to directors, executive officer and
   related parties                                                             $382,387.50               $381,387.50    $1,000.00
                                                                               ===========               ===========    =========

(1)  Resigned as director subsequent to September 30, 1997.

                                 THE CONVERSION

         The Board of Directors of the Association and the OTS have approved the Plan of Conversion. OTS approval does not constitute a recommendation or endorsement of the Plan of Conversion. Certain terms used in the following summary of the material terms of the Conversion are defined in the Plan of Conversion, a copy of which may be obtained by contacting Gloversville Federal.

General

         The Board of Directors of the Association unanimously adopted the Plan, subject to approval by the OTS and the members of the Association. Pursuant to the Plan, the Association will convert from a federally chartered mutual savings loan and association to a federally chartered stock savings and loan association, with the concurrent formation of a holding company.

         The Conversion will be accomplished through amendment of the Association's federal charter to authorize capital stock, at which time the Association will become a wholly owned subsidiary of the Holding Company. The Conversion will be accounted for as a pooling of interests.


         Subscription Rights have been granted to the Eligible Account Holders as of September 30, 1996, Tax-Qualified Employee Plans of the Association and Holding Company, Supplemental Eligible Account Holders as of March 31, 1998, Other Members, and directors, officers, and employees of the Association. Additionally, subject to the availability of shares and market conditions at or near the completion of the Subscription Offering, the Common Stock may be offered for sale in a Public Offering and Direct Community Offering to selected persons on a best-efforts basis through Capital Resources. See "- Offering of Holding Company Common Stock." Subscriptions for shares will be subject to the maximum and minimum purchase limitations set forth in the Plan of Conversion.


Business Purposes

         Gloversville Federal has several business purposes for the Conversion. The sale of Holding Company Common Stock will have the immediate result of providing the Association with additional equity capital in order to support the expansion of its existing operations, subject to market conditions. See "Business." The sale of the Common Stock is the most effective means of increasing the Association's permanent capital and does not involve the high interest cost and repayment obligation of subordinated debt. In addition, investment of that part of the net Conversion proceeds paid by the Holding Company to the Association is expected to provide additional operating income to further increase the Association's capital on a continuing basis.

         The Board of Directors of the Association believes that a holding company structure could facilitate the acquisition of both mutual and stock savings institutions in the future as well as other companies. If a multiple holding company structure is utilized in a future acquisition, the acquired savings institution would be able to operate on a more autonomous basis as a wholly owned subsidiary of the Holding Company rather than as a division of the Association. For example, the acquired savings institution could retain its own directors, officers and corporate name as well as having representation on the Board of Directors of the Holding Company. As of the date hereof, there are no plans or understandings regarding the acquisition of any other institutions.

         The Board of Directors of the Association also believes that a holding company structure can facilitate the diversification of the Association's business activities. While diversification will be maximized if a unitary holding company structure is utilized because the types of business activities permitted to a unitary holding company are broader than those of a multiple holding company, either type of holding company may engage in a broader range of activities than may a thrift institution directly. Currently, there are no plans that the Holding Company engage in any material activities apart from holding the shares of the Association and investing the remaining net proceeds from the sale of Common Stock in the Conversion.

         The preferred stock and additional common stock of the Holding Company being authorized in the Conversion will be available for future acquisitions and for issuance and sale to raise additional equity capital, generally without stockholder approval or ratification, but subject to market conditions. Although the Holding Company currently has no plans with respect to future issuances of equity securities, the more flexible operating structure provided by the Holding Company and the stock form of ownership is expected to assist the Association in competing more aggressively with other financial institutions in its principal market area.

         The Conversion will structure the Association in the stock form used in the United States by all commercial banks, most major business corporations and an increasing number of savings institutions. The Conversion will permit the Association's members to become stockholders of the Holding Company, thereby allowing members to own stock in the financial organization in which they maintain deposit accounts or with which they have a borrowing relationship. Such ownership should encourage stockholders to promote the Association to potential customers, thereby further contributing to the Association's earnings potential.

         The Association is also expected to benefit from its management and employees owning stock, because stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating personnel.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Association

         Voting Rights. Deposit account holders will have no voting rights in the converted Association or the Holding Company and will therefore not be able to elect directors of either entity or to control their affairs. These rights are currently accorded to deposit account holders with regard to the Association. Subsequent to Conversion, voting rights will be vested exclusively in the Holding Company as the sole stockholder of the Association. Voting rights as to the Holding Company will be held exclusively by its stockholders. Each purchaser of Holding Company Common Stock shall be entitled to vote on any matters to be considered by the Holding Company stockholders. A stockholder will be entitled to one vote for each share of Common Stock owned, subject to certain limitations applicable to holders of 10% or more of the shares of the Common Stock. See "Description of Capital Stock."

         Deposit Accounts and Loans. The general terms of the Association's deposit accounts, the balances of the individual accounts and the existing FDIC insurance coverage will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, the balances of these accounts, or the obligations of the borrowers under their individual contractual arrangements with the Association.

         Tax Effects. The Association has received an opinion from Silver, Freedman & Taff, L.L.P. with regard to federal income taxation, and an opinion from KPMG Peat Marwick LLP with regard to New York taxation, to the effect that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal or New York tax purposes to the Association or the Holding Company. See "- Income Tax Consequences."

         Liquidation Rights. The Association has no plans to liquidate, either before or subsequent to the completion of the Conversion. However, if there should ever be a complete liquidation, either before or after Conversion, deposit account holders would receive the protection of insurance by the FDIC up to applicable limits. Subject thereto, liquidation rights before and after Conversion would be as follows:

     Liquidation Rights in Present Mutual Institution. In addition to the protection of FDIC insurance up to applicable limits, in the event of a complete liquidation of the Association, each holder of a deposit account in the Association in its present mutual form would receive his or her pro rata share of any assets of the Association remaining after payment of claims of all creditors (including the claims of all depositors in the amount of the withdrawal value of their accounts). Such holder's pro rata share of such remaining assets, if any, would be in the same proportion of such assets as the balance in his or her deposit account was to the aggregate balance in all deposit accounts in the Association at the time of liquidation.

     Liquidation Rights in Proposed Converted Institution. After Conversion, each deposit account holder, in the event of a complete liquidation of the Association, would have a claim of the same general priority as the claims of all other general creditors of the Association in addition to the protection of FDIC insurance up to applicable limits. Therefore, except as described below, the deposit account holder's claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. The holder would have no interest in the assets of the Association above that amount.

     The Plan of Conversion provides that there shall be established, upon the completion of the Conversion, a special "liquidation account" for the benefit of Eligible Account Holders (i.e., eligible depositors at September 30, 1996) and Supplemental Account Holders (eligible depositors at ___________, 1998) in an amount equal to the net worth of the Association as of the date of its latest consolidated statement of financial condition contained in the final prospectus relating to the sale of shares of Holding Company Common Stock in the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in the Association on the qualifying date. An Eligible Account Holder and Supplemental Eligible Account Holder's interest as to each deposit account would be in the same proportion of the total liquidation account as the balance in his or her account on September 30, 1996 and March 31, 1998, respectively, was to the aggregate balance in all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such dates. However, if the amount in the deposit account of an Eligible Account Holder or Supplemental Eligible Account
     Holder on any annual closing date of the Association is less than the lowest amount in such account on September 30, 1996 or March 31, 1998 and on any subsequent closing date, then the account holder's interest in this special liquidation account would be reduced by an amount proportionate to any such reduction, and the account holder's interest would cease to exist if such deposit account were closed.


     In addition, the interest in the special liquidation account would never be increased despite any increase in the balance of the account holders' related accounts after Conversion, and would only decrease.

     Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders were satisfied would be distributed to the Holding Company as the sole stockholder of the Association.

     No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transaction, whether the Association, as converted, or another SAIF-insured institution is the surviving institution, is deemed to be a complete liquidation for purposes of distribution of the liquidation account and, in any such transaction, the liquidation account would be assumed to the full extent authorized by regulations of the OTS as then in effect. The OTS has stated that the consummation of a transaction of the type described in the preceding sentence in which the surviving entity is not a SAIF-insured institution would be reviewed on a case-by-case basis to determine whether the transaction should constitute a "complete liquidation" requiring distribution of any then remaining balance in the liquidation account. While the Association believes that such a transaction should not constitute a complete liquidation, there can be no assurance that the OTS will not adopt a contrary position.

         Common Stock. For information as to the characteristics of the Common Stock to be issued under the Plan of Conversion, see "Dividends" and "Description of Capital Stock." Common Stock issued under the Plan of Conversion cannot, and will not, be insured by the FDIC or any other governmental agency.

         The Association will continue, immediately after completion of the Conversion, to provide its services to depositors and borrowers pursuant to its existing policies and will maintain the existing management and employees of the Association. Other than for payment of certain expenses incident to the Conversion, no assets of the Association will be distributed in the Conversion. Gloversville Federal will continue to be a member of the FHLB System, and its deposit accounts will continue to be insured by the FDIC. The affairs of Gloversville Federal will continue to be directed by the existing Board of Directors and management.

Offering of Holding Company Common Stock

         Under the Plan of Conversion, up to 575,000 shares of Holding Company Common Stock will be offered for sale, subject to certain restrictions described below, initially through the Offering. Federal conversion regulations require, with certain exceptions, that all shares offered in a conversion be sold in order for the conversion to become effective.

         The Subscription Offering will expire at noon, Gloversville, New York time, on ______ __, 1998 (the "Subscription Expiration Date") unless extended by the Association and the Holding Company. Depending on the availability of shares and market conditions at or near the completion of the Subscription Offering, the Holding Company may effect a Public Offering of shares to selected persons through Capital Resources. To order Common Stock in connection with the Public Offering and Direct Community Offering, if any, an executed stock order and account withdrawal authorization and certification must be received by Capital Resources prior to the termination of the Public Offering and Direct Community Offering. The date by which orders must be received in the Public Offering, if any, will be set by the Holding Company at the time of such offering. OTS regulations require that all shares to be offered in the Conversion be sold within a period ending not more than 45 days after the Subscription Expiration Date (or such longer period as may be approved by the OTS) or, despite approval of the Plan of Conversion by members, the Conversion will not be effected and Gloversville Federal will remain in mutual form. This period expires on _______ __, 1998, unless extended with the approval of the OTS. In addition, if the Offering is extended beyond ________ __, 1998, all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest. In the event that the Conversion is not effected, all funds submitted and not previously refunded pursuant to the Offering will be promptly refunded to subscribers with interest at the Association's current passbook rate and all withdrawal authorizations will be terminated.

Stock Pricing and Number of Shares to be Issued

         Federal regulations require that the aggregate purchase price of the securities of a thrift institution sold in connection with its conversion must be based on an appraised aggregate market value of the institution as converted (i.e., taking into account the expected receipt of proceeds from the sale of the securities in the conversion), as determined by an independent valuation. RP Financial, which is experienced in the valuation and appraisal of business entities, including thrift institutions involved in the conversion process, was retained by the Association to prepare an appraisal of the estimated pro forma market value of the Association and the Holding Company upon Conversion.

         RP Financial will receive a fee of approximately $12,500 for its appraisal in addition to its reasonable out-of-pocket expenses incurred in connection with the appraisal. RP Financial has also agreed to assist in the preparation of the Association's business plan for a separate fee of $2,500. The Association has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

         RP Financial has prepared an appraisal of the estimated pro forma market value of the Association as converted. The RP Financial appraisal concluded that, at December 12, 1997, an appropriate range for the estimated pro forma market value of the Association and the Holding Company was from a minimum of $4.3 million to a maximum of $5.8 million with a midpoint of $5.0 million. Assuming that the shares are sold at $10.00 per share in the Conversion, the estimated number of shares to be issued in the Conversion is expected to be between 425,000 and 575,000. The Purchase Price of $10.00 was determined by discussion among the Boards of Directors of the Association, the Holding Company and RP Financial, taking into account, among other factors, (i) the requirement under OTS regulations that the Common Stock be offered on a manner that would achieve the widest distribution of shares and (ii) liquidity in the Common Stock subsequent to the Conversion.


         The appraisal involved a comparative evaluation of the operating and financial statistics of the Association with those of other thrift institutions. The appraisal also took into account such other factors as the market for thrift institution stocks generally, prevailing economic conditions, both nationally and in New York, which affect the operations of thrift institutions, the competitive environment within which the Association operates and the effect of the Association becoming a subsidiary of the Holding Company. No detailed individual analysis of the separate components of the Holding Company's and the Association's assets and liabilities was performed in connection with the evaluation. The Plan of Conversion requires that all of the shares subscribed for in the Offering be sold at the same price per share. The Board of Directors reviewed the appraisal, including the methodology and the appropriateness of the assumptions utilized by RP Financial and determined that in its opinion the appraisal was not unreasonable. The Estimated Valuation Range may be amended with the approval of the OTS in connection with changes in the financial condition or operating results of the Association or market conditions generally. As described below, an amendment to the Estimated Valuation Range above $6,612,500 would not be made without a resolicitation of subscriptions and/or proxies except in limited circumstances.

         If, upon completion of the Offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Association and the Holding Company upon Conversion, as of the close of the Offering.

         If, based on the estimate of RP Financial, the aggregate pro forma market value is not within the Estimated Valuation Range, RP Financial, upon the consent of the OTS, will determine a new Estimated Valuation Range ("Amended Valuation Range"). If the aggregate pro forma market value of the Association as converted and the Holding Company has increased in the Amended Valuation Range to an amount that does not exceed $6,612,500 (i.e., 15% above the maximum of the Estimated Valuation Range), then the number of shares to be issued may be increased to accommodate such increase in value without a resolicitation of subscriptions and/or proxies. In such event the Association and the Holding Company do not intend to resolicit subscriptions and/or proxies unless the Association and the Holding Company then determine, after consultation with the OTS, that circumstances otherwise require such a resolicitation. If, however, the aggregate pro forma market value of the Holding Company and the Association, as converted, at that time is less than $4,250,000 or more than $6,612,500, a resolicitation of subscribers and/or proxies may be made, the Plan of Conversion may be terminated or such other actions as the OTS may permit may be taken. In the event that upon completion of the Offering, the pro forma market value of the Holding Company and Association, as converted, is below $4,250,000 or above $6,612,500 (15% above the maximum of the Estimated Valuation Range), the Holding Company intends to file the revised appraisal with the SEC by post-effective amendment to its Registration Statement on Form S-1. See "Additional
Information." If the Plan of Conversion is terminated, all funds would be returned promptly with interest at the rate of the Association's current passbook rate, and holds on funds authorized for withdrawal from deposit accounts would be released. If there is a resolicitation of subscriptions, subscribers will be given the opportunity to cancel or change their subscriptions and to the extent subscriptions are so canceled or reduced, funds will be returned with interest at the Association's current passbook rate and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. Stock subscriptions received by the Holding Company and the Association may not be withdrawn by the subscriber and, if accepted by the Holding Company and the Association, are final. If the Conversion is not completed prior to ________ __, 2000 (two years after the date of the Special Meeting), the Plan of Conversion will automatically terminate.


         Any increase in the total number of shares of Common Stock to be offered in the Conversion will dilute a subscriber's percentage ownership interest and will reduce the pro forma net income and net worth on a per share basis. A decrease in the number of shares to be issued in the Conversion will increase a subscriber's proportionate ownership interest and will increase both pro forma net income and net worth on a per share basis while decreasing that amount on an aggregate basis.

         No sale of the shares will take place unless, prior thereto, RP Financial confirms to the OTS that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred which would cause RP Financial to conclude that the actual Purchase Price on an aggregate basis is incompatible with its estimate of the aggregate pro forma market value of the Holding Company and the Association as converted at the time of the sale. If, however, the facts do not justify such a statement, the Offering or other sale may be canceled, a new Estimated Valuation Range set and new offering held.

         In preparing its valuation of the pro forma market value of the Association and the Holding Company upon Conversion, RP Financial relied upon and assumed the accuracy and completeness of all financial and statistical information provided by the Association and the Holding Company. RP Financial also considered information based upon other publicly available sources which it believes are reliable. However, RP Financial does not guarantee the accuracy and completeness of such information and did not independently verify the financial statements and other data provided by the Association and the Holding Company or independently value the assets or liabilities of the Association and the Holding Company. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Conversion or of purchasing shares of Common Stock. The appraisal considers Gloversville Federal and the Holding Company only as going concerns and should not be considered as any indication of the liquidation value of Gloversville Federal or the Holding Company. Moreover, the appraisal is necessarily based on many factors which change from time to time. There can be no assurance that persons who purchase shares in the Conversion will be able to sell such shares at prices at or above the Purchase Price.

Subscription Offering


         In accordance with OTS regulations, non-transferable Subscription Rights have been granted under the Plan of Conversion to the following persons in the following order of priority: (1) Eligible Account Holders (deposit account holders of the Association maintaining an aggregate balance of $50 or more as of September 30, 1996), (2) the Holding Company and the Association's Tax-Qualified Employee Plans; provided, however, that the Tax-Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Conversion exceeds the maximum of the Estimated Valuation Range; (3) Supplemental Eligible Accounts Holders (deposit account holders of the Association maintaining a balance of $50 or more as of March 31, 1998), (4) Other Members (depositors of the Association at the close of business on _______ __, 1998 and Borrowers of the Association on ________ __, 198_ and _______ __, 1998, the voting record date for the Special Meeting) and (5) officers, directors and employees of the Association. All subscriptions received will be subject to the availability of Holding Company Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering, and to the maximum and minimum purchase limitations set forth in the Plan of Conversion.


         Category  No. 1 is  reserved  for the  Association's  Eligible  Account
Holders. Subscription Rights to purchase shares under this category will be allocated among Eligible Account Holders to permit each such depositor to purchase shares in this Category in an amount equal to the greater of $150,000 of Common Stock, one-tenth of one percent (.10%) of the total shares offered in the Conversion, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of the qualifying deposit of the Eligible Account Holders in the Association, in each case on the Eligibility Record Date. To the extent shares are oversubscribed in this category, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase, to the extent possible, 100 shares and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

         Category No. 2 provides for the issuance of Subscription Rights to Tax-Qualified Employee Plans to purchase up to 10% of the total amount of shares of Common Stock issued in the Subscription Offering on a second priority basis. However, such plans shall not, in the aggregate, purchase more than 10% of the Holding Company Common Stock issued. The ESOP intends to purchase a total of 8% of the Common Stock issued in the Conversion under this category. Subscription Rights received pursuant to this category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any provision of the Plan of Conversion to the contrary, the Tax-Qualified Employee Plans shall have first priority Subscription Rights to the extent that the total number of shares of Common Stock sold in the Conversion exceeds the maximum of the Estimated Valuation Range.


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         Category No. 3 is reserved for the Association's  Supplemental Eligible
Account Holders. Subscription Rights to purchase shares under this category will be allocated among Supplemental Eligible Account Holders to permit each such depositor to purchase shares in this Category in an amount equal to the greater of $150,000 of Common Stock, one-tenth of one percent (.10%) of the total shares of Common Stock offered in the Conversion, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the qualifying deposit of the Supplemental Eligible Account Holders in the converting Association in each case on March 31, 1998 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitation after satisfying the subscriptions of Eligible Account Holders and Tax Qualified Employee Plans. Any non-transferable Subscription Rights received by an Eligible Account Holder shall reduce, to the extent thereof, the subscription rights to be distributed to such person as a Supplemental Eligible Account Holder. In the event of an oversubscription for shares, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.


         Category No. 4 provides, to the extent that shares are then available after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, for the issuance of Subscription Rights to Other Members to purchase in this Category up to the greater of $150,000 of Common Stock, or one-tenth of one percent (.10%) of the Common Stock offered in the Conversion. In the event of an oversubscription, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be determined based on the Association's mutual charter and bylaws in effect on the date of approval by members of this Plan of Conversion.

         Each depositor (including individual retirement accounts ("IRAs") and Keogh account beneficiaries) as of __________ __, 1998 and Borrower as of ________ __, 199_ and _______ __, 1998 and the date of the Special Meeting is entitled at the Special Meeting to cast one vote for each $100 or fraction thereof, of the aggregate withdrawal value of all of such depositor's savings accounts in the Association as of the applicable voting record date, up to a maximum of 1,000 votes. However, no member may vote more than 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in his own name, each person would be entitled to 1,000 votes for each separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account for a total of 3,000 votes.

         Category No. 5 provides for the issuance of Subscription Rights to officers, directors and employees of the Association, to purchase in this Category up to $150,000 of the Common Stock

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to the extent that shares are available after  satisfying the  subscriptions  of eligible subscribers in preference Categories 1, 2, 3 and 4. The total number of shares which may be purchased in the conversion under this Category may not exceed 24% of the number of shares of Holding Company Common Stock. In the event of an oversubscription, the available shares will be allocated pro rata among all subscribers in this category based on the number of shares ordered by each subscriber.

Public Offering and Direct Community Offering

         To the extent that shares remain available and subject to market conditions at or near the completion of the Subscription Offering, the Holding Company may offer shares pursuant to the Plan to selected persons in a Public Offering and/or Direct Community Offering on a best-efforts basis through Capital Resources in such a manner as to promote a wide distribution of the Common Stock. Any orders received in connection with the Public Offering and Direct Community Offerings if any, will receive a lower priority than orders properly made in the Subscription Offering by persons properly exercising
Subscription Rights. In addition depending on market conditions, Capital Resources may utilize selected broker-dealers ("Selected Dealers") in connection with the sale of shares in the Public Offering, if any. Common Stock sold in the Public Offering and Direct Community Offerings will be sold at $10.00 per share and hence will be sold at the same price as all other shares in the Conversion. The Holding Company and the Association have the right to reject orders, in whole or in part, in their sole discretion in the Public Offering and Direct Community Offering.

         No person, together with any associate or group of persons acting in concert, will be permitted to purchase more than $150,000 of Common Stock in the Public Offering and Direct Community Offering. To order Common Stock in connection with the Public Offering or Direct Community Offering, if any, an executed stock order and account withdrawal authorization and certification must be received by Capital Resources prior to the termination of such Offering. The date by which orders must be received in the Public Offering and Direct Community Offering will be set by the Holding Company at the time of commencement of such offering; provided however, if the Offering is extended beyond __________ __, 1998, each subscriber will have the opportunity to maintain, modify or rescind his or her subscription. In such event, all subscription funds will be promptly returned with interest to each subscriber unless he or she affirmatively indicates otherwise.

         Capital Resources may enter into agreements with Selected Dealers to assist in the sale of shares in the Public Offering. Selected Dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock with the authorization of Capital Resources. When and if Capital Resources and the Holding Company believe that enough indications of interest and orders have been received to consummate the Conversion, Capital Resources will request, as of the Order Date, Selected Dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected Dealers will send confirmation of the orders to such customers on the next business day after the Order Date. Customers who authorize Selected Dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the closing date of the Conversion. On the closing date, Selected Dealers will remit funds to the account that the Holding Company established for each Selected Dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will

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be insured up to the applicable legal limit.  After payment has been received by the Holding Company from Selected Dealers, funds will earn interest at the Association's passbook rate until the completion of the Offering. In the event the Conversion is not consummated as described above, funds with interest will be returned promptly to the Selected Dealers, who, in turn, will promptly credit their customers' brokerage account.


         In the event the Holding Company determines to conduct a Public Offering and/or Direct Community Offering, persons to whom a prospectus is delivered may subscribe for shares of Common Stock by submitting a completed Stock Order and Account Withdrawal Authorization Form (provided by Capital Resources) and an executed Certification along with immediately available funds (which may be obtained by debiting a Capital Resources account) to Capital Resources by not later than the public offering expiration date (as established by the Holding Company). Promptly upon receipt of available funds, together with a properly executed Stock Order and Account Withdrawal Authorization Form and Certification, Capital Resources will forward such funds to Gloversville Federal to be deposited in a subscription escrow account.


         If a subscription in the Public Offering and/or Direct Community Offering is accepted, promptly after the completion of the Conversion, a certificate for the appropriate amount of shares will be forwarded to Capital Resources as nominee for the beneficial owner. In the event that a subscription is not accepted or the Conversion is not consummated, the Association will promptly refund with interest the subscription funds to Capital Resources which will then return the funds to subscribers' accounts. If the aggregate pro forma market value of the Company and the Association, as converted, is less than $4,250,000 or more than $6,612,500, each subscriber will have the right to modify or rescind his or her subscription.

         The opportunity to subscribe for shares of Common Stock in the Public Offering and/or Direct Community Offering is subject to the right of the Association and the Holding Company, in their sole discretion, to accept or reject any such orders in whole or in part.

Additional Purchase Restrictions

         The Plan also provides for certain additional limitations to be placed upon the purchase of shares in the Conversion. Specifically, no person (other than a Tax-Qualified Employee Plan) by himself or herself or with an associate, and no group of persons acting in concert, may subscribe for or purchase more than $150,000 of Common Stock. For purposes of this limitation, an associate of a person does not include a Tax-Qualified Employee Plan or Non-Tax Qualified Employee Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax Qualified or Non-Tax Qualified Employee Plans attributed to a person shall not be aggregated with shares purchased directly by or otherwise attributable to that person except for that portion of a plan which is self-directed by a person. See "- Stock Pricing and Number of Shares to be Issued" regarding potential changes in Subscription Rights in the event of a decrease in the number of shares to be issued in the Conversion. Officers and directors and their associates may not purchase, in the aggregate, more than 34% of the shares to be sold in the Conversion. For purposes of the Plan, the members of the Board of Directors are not deemed to be acting in concert solely by reason of their Board membership. For purposes of this limitation, an associate of an officer or director does not

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include a Tax-Qualified  Employee Plan. Moreover, any shares attributable to the officers and directors and their associates, but held by a Tax-Qualified Employee Plan (other than that portion of a plan which is self-directed) shall not be included in calculating the number of shares which may be purchased under the limitations in this paragraph. Shares purchased by employees who are not officers or directors of the Association, or their associates, are not subject to this limitation. The term "associate" is used above to indicate any of the following relationships with a person: (i) any corporation or organization (other than the Holding Company or the Association or a majority-owned subsidiary of the Holding Company or the Association) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person or any relative of such spouse who has the same home as such person or who is a director or officer of the Holding Company or the Association or any subsidiary of the Holding Company or the Association.

         The Boards of Directors of the Holding Company and the Association, in their sole discretion, may increase the maximum purchase limitations referred to above up to 9.99% of the total shares to be offered in the Offering, provided that orders for shares exceeding 5.0% of the shares being offered in the Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Offering or decrease the maximum purchase limitation to one percent of the Common Stock offered in the Conversion. Requests to purchase additional shares of Common Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth above. Depending on market and financial conditions, the Boards of Directors of the Holding Company and the Association, with the approval of the OTS and without further approval of the members, may increase or decrease any of the above purchase limitations.

         To the extent that shares are available, each subscriber must subscribe for a minimum of 25 shares. In computing the number of shares to be allocated, all numbers will be rounded down to the next whole number.

         Common Stock purchased in the Conversion will be freely transferable except for shares purchased by executive officers and directors of the Association or the Holding Company. See "- Restrictions on Transfer of Subscription Rights and Shares."

Marketing Arrangements

         Gloversville Federal has retained Capital Resources, a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), to consult with and advise the Association and to assist in the distribution of shares in the Offering on a best-efforts basis. Capital Resources is headquartered in Washington, D.C. and its phone number is (202) 466-5685. Among the services Capital Resources will perform are (i) training and educating Gloversville Federal employees, who will be performing certain ministerial functions in the Offering, regarding the mechanics and regulatory requirements of the stock sale process, (ii) keeping records of orders for shares of Common Stock, (iii) targeting Gloversville Federal's sales efforts including preparation of marketing materials, (iv) assisting in the

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collection  of proxies  from  Members  for use at the Special  Meeting,  and (v)
providing its registered stock representatives to staff the Stock Information Center and meeting with and assisting potential subscribers. For its services, Capital Resources will receive a fee of $90,000.

         To the extent registered broker-dealers are utilized, the Holding Company will pay a fee, to be negotiated, to such Selected Dealers, including any sponsoring dealer fees. Fees paid to Capital Resources and to any other broker-dealer may be deemed to be underwriting fees, and Capital Resources and such other broker-dealers may be deemed to be underwriters. The Holding Company has agreed to reimburse Capital Resources for its reasonable out-of-pocket expenses (not to exceed $15,000 without management approval), and its legal fees and expenses (not to exceed $20,000 without management approval) and to indemnify Capital Resources against certain claims or liabilities, including certain liabilities under the Securities Act.

         In the event there is a Public Offering or Direct Community Offering, procedures may be implemented to permit a purchaser to pay for his or her shares with funds held by or deposited with Capital Resources or a "Selected Dealer." See "- Public Offering and Direct Community Offering."

         Directors and executive officers of the Holding Company and the Association may, to a limited extent, participate in the solicitation of offers to purchase Common Stock. Sales will be made from a Stock Information Center located away from the publicly accessible areas (including teller windows) of the Association's office. Other employees of the Association may participate in the Offering in administrative capacities, providing clerical work in effecting a sales transaction or answering questions of a potential purchaser provided that the content of the employee's responses is limited to information contained in this Prospectus or other offering document. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Capital Resources. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. To the extent permitted under applicable law, directors and executive officers of the Holding Company and the Association may participate in the solicitation of offers to purchase Common Stock, except in the State of Texas where only a representative of Capital Resources will be able to offer and sell securities to Texas residents. The Holding Company will rely on Rule 3a4-1 under the Exchange Act and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Holding Company or the Association will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

         A conversion center will be established at the Association's office, in an area separated from the Association's banking operations. No sales activities will be conducted in the public areas of the Association's offices, but persons will be able to obtain a Prospectus and sales information at such places, and employees will inform prospective purchasers to direct their questions to the conversion center and will provide such persons with the telephone number of the conversion center. Completed stock orders will be accepted at such places, and will be promptly forwarded to the conversion center for processing.


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         The Association and the Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares, pursuant to the Plan of Conversion, reside. However, no shares will be offered or sold under the Plan of Conversion to any such person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of persons otherwise eligible to subscribe for shares under the Plan of Conversion reside or as to which the
Association  and  the  Holding  Company   determine  that  compliance  with  the
securities law of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Association or the Holding Company or any of their officers, directors or employees register, under the securities laws of such state, as a broker, dealer, salesmen or agent. No payments will be made in lieu of the granting of Subscription Rights to any such person.

Method of Payment for Subscriptions

         To purchase shares in the Subscription Offering, an executed order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Association's deposit account (which may be given by completing the appropriate blanks in the order form), must be received by the Association by noon, Gloversville, New York time, on ________ __, 1998. Order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted.


         To order Common Stock in connection with the Public Offering and/or Direct Community Offering, if any, an executed Stock Order and Account Withdrawal Authorization Form and Certification must be received by Capital Resources prior to the termination of such offering. The date by which orders must be received in the Public Offering and Direct Community Offering will be set by the Holding Company at the time of commencement of such offerings, if any; provided however, if the Offering is extended beyond ________ __, 1998, each subscriber will have the opportunity to maintain, modify or rescind his or her subscription. In such event, all subscription funds will be promptly returned with interest to each subscriber unless he or she affirmatively indicates otherwise. In addition, the Holding Company and the Association are not obligated to accept orders submitted on photocopies or facsimile order forms.


         The Holding Company and the Association have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed order form or stock order and account withdrawal authorization may not be modified, amended or rescinded without the consent of the Holding Company and the Association unless the Conversion has not been completed by _________ __, 1998.

         Payment for subscriptions in the Subscription Offering, may be made (i) in cash if delivered in person at the office of the Association, (ii) by check or money order or (iii) by authorization of withdrawal from deposit accounts maintained with the Association. Interest will be paid on payments made by cash, check, bank draft or money order, whether or not the Conversion is complete or terminated, at the Association's current passbook rate from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit or time accounts, the funds authorized to be withdrawn from such account

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will continue to accrue  interest at the contractual  rates until  completion or termination of the Conversion. Such funds will be unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Association to withdraw the amount of the Purchase Price from his certificate account, the Association will do so as of the effective date of Conversion. The Association will waive any applicable penalties for early withdrawal from time accounts at Gloversville Federal for the purpose of purchasing Common Stock. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the rate paid on the remaining balance of the certificate will earn interest at the then-current passbook rate.

         Owners of self-directed IRAs may under certain circumstances use the assets of such IRAs to purchase shares of Common Stock in the Offering, provided that such IRAs are self-directed and are not maintained at the Association. Persons with IRAs maintained at the Association must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Offering. In addition, the provisions of the ERISA and Internal Revenue Service regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of Common Stock in the Offering make such purchases for the exclusive benefit of the IRAs.

         If the ESOP subscribes for shares during the Subscription Offering, such plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for the Purchase Price upon consummation of the Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.


         All refunds and any interest due will be paid after completion of the Conversion. Certificates representing shares of Common Stock purchased will be mailed to purchasers at the last address of such persons appearing on the records of the Association, or to such other address as may be specified in properly completed order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus. The Association will accept for processing only orders submitted on original order forms with the form of certification. Photocopies or facsimile copies of order forms or certifications will not be accepted. Payment by cash, check, money order, bank draft or debit authorization to an existing account at the Association must accompany the order form. No wire transfers will be accepted.

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         In order to ensure that Eligible Account Holders, Supplemental Eligible
Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (September 30, 1996), Supplemental Eligibility Record Date (March 31, 1998) and/or the Voting Record Date (_______ __, 1997) must list all accounts on the stock order form giving all names on each account and the account number as of the applicable record date.


         In addition to the foregoing, if shares are offered through Selected Dealers, a purchaser may pay for his shares with funds held by or deposited with a Selected Dealer. If an order form is executed and forwarded to the Selected Dealer or if the Selected Dealer is authorized to execute the order form on behalf of a purchaser, the Selected Dealer is required to forward the order form and funds to the Association for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the Selected Dealer. Alternatively, Selected Dealers may solicit indications of interest from their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall forward executed order forms and certifications to their Selected Dealer or authorize the Selected Dealer to execute such forms. The Selected Dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Association for deposit in a segregated account. If such alternative procedure is employed, purchasers' funds are not required to be in their accounts with Selected Dealers until the debit date.

Restrictions on Transfer of Subscription Rights and Shares

         Prior to the completion of the Conversion, the OTS conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and employees, officers and directors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be executed only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The OTS regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         The Association and the Holding Company may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.

         Except as to directors and executive officers of the Association and the Holding Company, the shares of Common Stock sold in the Conversion will be freely transferable. Shares purchased by directors, executive officers or their associates in the Conversion shall be subject to the restrictions that said shares shall not be sold during the period of one year following the date of

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



purchase, except in the event of the death of the stockholder. Accordingly, stock certificates issued by the Holding Company to directors, executive officers and their associates shall bear a legend giving appropriate notice of such restriction and, in addition, the Association and the Holding Company will give appropriate instructions to the transfer agent for the Common Stock with respect to the applicable restriction upon transfer of any restricted shares. Any shares issued at a later date as a stock dividend, stock split or otherwise, to holders of restricted stock, shall be subject to the same restrictions that may apply to such restricted stock. Holding Company stock (like the stock of most companies) is subject to the requirements of the Securities Act. Accordingly, Holding Company stock may be offered and sold only in compliance with registration requirements or pursuant to an applicable exemption from registration.

         Holding Company stock received in the Conversion by persons who are not "affiliates" of the Holding Company may be resold without registration. Shares received by affiliates of the Holding Company (primarily the directors, officers and principal stockholders of the Holding Company) will be subject to the resale restrictions of Rule 144 under the Securities Act, which are discussed below.

         Rule 144 generally requires that there be publicly available certain information concerning the Holding Company, and that sales thereunder be made in routine brokerage transactions or through a market maker. If the conditions of Rule 144 are satisfied, each affiliate (or group of persons acting in concert with one or more affiliates) is entitled to sell in the public market, without registration, in any three-month period, a number of shares which does not exceed the greater of (i) 1% of the number of outstanding shares of Holding Company stock, or (ii) if the stock is admitted to trading on a national securities exchange or reported through the automated quotation system of a registered securities bank, the average weekly reported volume of trading during the four weeks preceding the sale.

Participation by the Board and Executive Officers

         The directors and executive officers of Gloversville Federal have indicated their intention to purchase in the Conversion an aggregate of $385,500 of Common Stock, equal to .90%, .77%, .67% or .58% of the number of shares to be issued in the Offering, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. The following table sets forth information regarding Subscription Rights to Common Stock intended to be exercised by each of the directors of the Association, including members of their immediate family and their IRAs, and by all directors and executive officers as a group. The following table assumes that 5.0 million shares, the midpoint of the Estimated Valuation Range, of Common Stock are issued at the Purchase Price of $10.00 per share and that sufficient shares will be available to satisfy the subscriptions indicated. The table does not include shares to be purchased through the ESOP (8.0% of shares issued in the Conversion) or awarded under the proposed RRP (an amount of shares which may be acquired after stockholder ratification of such plan equal to 4.0% of the shares sold in the Conversion) or proposed Stock Option Plan (an amount of shares which may be issued after stockholder ratification of such plan equal to 10.0% of the shares sold in the Conversion).



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

                                                                                       Number
                                                                       Aggregate      of Shares     Percent of
                                                                       Purchase       at $10.00     Shares at
     Name                              Title                             Price        per Share(1)   Midpoint
     ----                              -----                             -----        ------------   --------
Priscilla J. Bell                   Director                            $10,000         1,000          .02%
Timothy E. Delaney                  Director                            100,000        10,000          .20
Lewis E. Kolar                      Director, President and Chief
                                    Executive Officer                    75,000         7,500          .15
Donald I. Lee                       Director and Secretary               50,000         5,000          .10
Richard D. Ruby                     Chairman of the Board               100,000        10,000          .20
Robert J. Sofarelli                 Director                             20,000         2,000          .04
All other executive officers
   as a group                                                            30,500         3,050          .07
All directors and executive
officers as a group (8 persons)                                         385,500        38,550          .77

----------
(1) Does not include subscriptions by the ESOP, or options which are intended to be granted under the proposed Stock Option Plan or restricted stock awards which are intended to be granted under the proposed RRP, subject to stockholder ratification of such plans.


Risk of Delayed Offering

         The completion of the sale of all unsubscribed shares in the Offering will be dependent, in part, upon the Association's operating results and market conditions at the time of the Offering. Under the Plan of Conversion, all shares offered in the Conversion must be sold within a period ending 24 months from the date of the Special Meeting. While the Association and the Holding Company anticipate completing the sale of shares offered in the Conversion within this period, if the Board of Directors of the Association and the Holding Company are of the opinion that economic conditions generally or the market for publicly traded thrift institution stocks make undesirable a sale of the Common Stock, then the Offering may be delayed until such conditions improve.

         A material delay in the completion of the sale of all unsubscribed shares in the Public Offering or otherwise may result in a significant increase in the costs of completing the Conversion. Significant changes in the Association's operations and financial condition, the aggregate market value of the shares to be issued in the Conversion and general market conditions may occur during such material delay. In the event the Conversion is not consummated within 24 months after the date of the Special Meeting of Members, the Association would charge accrued Conversion costs to then current period operations.

Approval, Interpretation, Amendment and Termination

         All interpretations of the Plan of Conversion, as well as the completeness and validity of order forms and stock order and account withdrawal authorizations, will be made by the Association and the Holding Company and will be final, subject to the authority of the OTS and the requirements of applicable law. The Plan of Conversion provides that, if deemed necessary or desirable by the

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



Boards of Directors of the Association and the Holding Company, the Plan of Conversion may be substantively amended by the Boards of Directors of the Association and the Holding Company, as a result of comments from regulatory authorities or otherwise, at any time with the concurrence of the OTS and the SEC. In the event the Plan of Conversion is substantially amended, other than a change in the maximum purchase limits set forth herein, the Holding Company intends to notify subscribers of the change and to refund subscription funds with interest unless subscribers affirmatively elect to increase, decrease or maintain their subscriptions. The Plan of Conversion will terminate if the sale of all shares is not completed within 24 months after the date of the Special Meeting of Members. The Plan of Conversion may be terminated by the Boards of Directors of the Holding Company and the Association with the concurrence of the OTS, at any time. A specific resolution approved by a two-thirds vote of the Boards of Directors of the Holding Company and the Association would be required to terminate the Plan of Conversion prior to the end of such 24-month period.

Restrictions on Repurchase of Stock

         For a period of three years following Conversion, the Holding Company may not repurchase any shares of its capital stock, except in the case of an offer to repurchase on a pro rata basis made to all holders of capital stock of the Holding Company. Any such offer shall be subject to the prior approval of the OTS. Furthermore, the Holding Company may not repurchase any of its stock
(i) if the result thereof would be to reduce the regulatory capital of the Association below the amount required for the liquidation account to be established pursuant to OTS regulations and (ii) except in compliance with the requirements of the OTS' capital distribution rule.

         The above limitations are subject to the OTS conversion rules which generally provide that the Holding Company may repurchase its capital stock provided (i) no repurchases occur within one year following the Conversion (subject to certain exceptions), (ii) repurchases during the second and third year after conversion are part of an open market stock repurchase program that does not allow for a repurchase of more than 5% of the Holding Company's outstanding capital stock during a 12- month period, (iii) the repurchases do not cause the Association to become undercapitalized, and (iv) the Holding Company provides notice to the OTS at lease 10 days prior to the commencement of a repurchase program and the OTS does not object to such regulations. In addition, the above limitations do not preclude repurchases of capital stock by the Holding Company in the event applicable federal regulatory limitations are subsequently liberalized.

Income Tax Consequences


         Consummation of the Conversion is expressly conditioned upon prior receipt by the Association of either a ruling from the IRS or an opinion of Silver, Freedman & Taff, L.L.P. with respect to federal taxation, and an opinion of KPMG Peat Marwick LLP with respect to New York taxation, to the effect that consummation of the Conversion will not be taxable to the converted Association or the Holding Company. The full text of the Silver, Freedman & Taff, L.L.P. opinion, the RP Financial Letter (hereinafter defined) and the KPMG Peat Marwick LLP opinion, which opinions are summarized herein, were filed with the SEC as exhibits to the Holding Company's Registration Statement on Form S-1. See "Additional Information."

         An opinion which is summarized below has been received from Silver, Freedman & Taff, L.L.P. with respect to the proposed Conversion of the Association to the stock form. The Silver, Freedman Taff, L.L.P. opinion states that (i) the Conversion will qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and no gain or loss will be recognized to the Association in either its mutual form or its stock form by reason of the proposed Conversion, (ii) no gain or loss will be recognized to the Association in its stock form upon the receipt of money and other property, if any, from the Holding Company for the stock of the Association; and no gain or loss will be recognized to the Holding Company upon the receipt of money for Common Stock of the Holding Company; (iii) the assets of the Association in either its mutual or its stock form will have the same basis before and after the Conversion; (iv) the holding period of the assets of the Association in its stock form will include the period during which the assets were held by the Association in its mutual form prior to Conversion; (v) gain, if any, will be realized by the depositors of the Association upon the constructive issuance to them of withdrawable deposit accounts of the Association in its stock form, nontransferable subscription rights to purchase Holding Company Common Stock and/or interests in the Liquidation Account (any such gain will be recognized by such depositors, but only in an amount not in excess of the fair market value of the subscription rights and Liquidation Account interests received); (vi) the basis of the account holder's savings accounts in the Association after the Conversion will be the same as the basis of his or her savings accounts in the Association prior to the Conversion; (vii) the basis of each account holder's interest in the Liquidation Account is assumed to be zero; (viii) based on the RP Financial Letter, as hereinafter defined, the basis of the subscription rights will be zero; (ix) the basis of the Holding Company Common Stock to its stockholders will be the purchase price thereof; (x) a stockholder's holding period for Holding Company Common Stock acquired through the exercise of subscription rights shall begin on the date on which the subscription rights are exercised and the holding period for the Conversion Stock purchased in the Offering will commence on the date following the date on which such stock is purchased; (xi) the Association in its stock form will succeed to and take into account the earnings and profits or deficit in earnings and profits, of the Association, in its mutual form, as of the date of Conversion; (xii) the Association, immediately after Conversion, will succeed to and take into account the bad debt reserve accounts of the Association, in mutual form, and the bad debt reserves will have the same character in the hands of the Association after Conversion as if no Conversion had occurred; and (xiii) the creation of the Liquidation Account will have no effect on the Association's taxable income, deductions or addition to reserve for bad debts either in its mutual or stock form.

         The opinion from Silver, Freedman & Taff, L.L.P. is based, among other things, on certain assumptions, including the assumptions that the exercise price of the Subscription Rights to purchase Holding Company Common Stock will be approximately equal to the fair market value of that stock at the time of the completion of the proposed Conversion. With respect to the Subscription Rights, the Association will receive a letter from RP Financial (the "RP Financial
Letter") which, based on certain assumptions, will conclude that the Subscription Rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and other eligible subscribers do not have any economic value at the time of distribution or at the time the Subscription Rights are exercised, whether or not a Public Offering takes place.

         The Association has also received an opinion of Silver, Freedman & Taff, L.L.P. to the effect that, based in part on the RP Financial Letter: (i) no taxable income will be realized by depositors

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



as a result of the exercise of non-transferable Subscription Rights to purchase shares of Holding Company Common Stock at fair market value; (ii) no taxable income will be recognized by borrowers, directors, officers and employees of the Association on the receipt or exercise of Subscription Rights to purchase shares of Holding Company Common Stock at fair market value; and (iii) no taxable income will be realized by the Association or Holding Company on the issuance of Subscription Rights to eligible subscribers to purchase shares of Holding Company Common Stock at fair market value.

         Notwithstanding the RP Financial Letter, if the Subscription Rights are subsequently found to have a fair market value and are deemed a distribution of property, it is Silver, Freedman & Taff, L.L.P.'s opinion that gain or income will be recognized by various recipients of the Subscription Rights (in certain cases, whether or not the rights are exercised) and the Association and/or the Holding Company may be taxable on the distribution of the Subscription Rights.

         With respect to New York taxation, the Association has received an opinion from KPMG Peat Marwick LLP to the effect that the New York tax consequences to the Association, in its mutual or stock form, the Holding Company, eligible account holders, parties receiving Subscription Rights, parties purchasing conversion stock, and other parties participating in the Conversion will be the same as the federal income tax consequences described above.

         Unlike a private letter ruling, the opinions of Silver, Freedman & Taff, L.L.P. and KPMG Peat Marwick LLP, as well as the RP Financial Letter, have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the Delaware or New York tax authorities.

                    RESTRICTIONS ON ACQUISITIONS OF STOCK AND
                      RELATED TAKEOVER DEFENSIVE PROVISIONS

         Although the Boards of Directors of the Association and the Holding Company are not aware of any effort that might be made to obtain control of the Holding Company after Conversion, the Board of Directors, as discussed below, believe that it is appropriate to include certain provisions as part of the Holding Company's certificate of incorporation to protect the interests of the Holding Company and its stockholders from takeovers which the Board of Directors of the Holding Company might conclude are not in the best interests of the Association, the Holding Company or the Holding Company's stockholders.

         The following discussion is a general summary of material provisions of the Holding Company's certificate of incorporation and bylaws and certain other regulatory provisions which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Holding Company's certificate of incorporation and bylaws and the Association's proposed stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of the Association's Conversion Application filed with the OTS and the Holding Company's Registration Statement filed with the SEC. See "Additional Information."


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



Provisions of the Holding Company's Certificate of Incorporation and Bylaws

         Directors. Certain provisions of the Holding Company's certificate of incorporation and bylaws will impede changes in majority control of the Board of Directors. The Holding Company's certificate of incorporation provides that the Board of Directors of the Holding Company will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, assuming a Board of six directors, it would take two annual elections to replace a majority of the Holding Company's Board. The Holding Company's certificate of incorporation also provides that the size of the Board of Directors may be increased or decreased only by a majority vote of the whole Board or by a vote of 80% of the shares eligible to be voted at a duly constituted meeting of stockholders called for such purpose. The bylaws also pro vide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The certificate of incorporation provides that a director may only be removed for cause by the affirmative vote of 80% of the shares eligible to vote.

         Restrictions   on  Call  of  Special   Meetings.   The  certificate  of
incorporation of the Holding Company provides that a special meeting of stockholders may be called only pursuant to a resolution of the Board of Directors and for only such business as directed by the Board. Stockholders are not authorized to call a special meeting.

         Absence of Cumulative Voting. The Holding Company's certificate of incorporation does not provide for cumulative voting rights in the election of directors.

         Authorization of Preferred Stock. The certificate of incorporation of the Holding Company authorizes 100,000 shares of serial preferred stock, $.01 par value. The Holding Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (which could be multiple or as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of the Holding Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the Board deems to be in the best interests of the Holding Company and its stockholders.

         Limitation on Voting Rights. The certificate of incorporation of the Holding Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit"), be entitled or permitted to any vote in respect of the shares held in excess of the Limit. This limitation would not inhibit any person from soliciting (or voting) proxies from other beneficial owners for more than 10% of the Common Stock or from voting such proxies. Beneficial ownership is to be determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act, and in any event includes shares beneficially owned by any affiliate of such person, shares which such person or his affiliates (as defined in the certificate of incorporation) have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power but shall not include shares beneficially owned by directors, officers and employees of the Association or the Holding Company. This provision will be enforced by the Board of Directors to limit the voting rights of persons beneficially owning more than 10% of the stock and thus could be utilized in a proxy contest or other solicitation to defeat a proposal that is desired by a majority of the stockholders.

         Procedures for Certain  Business  Combinations.  The Holding  Company's
certificate of incorporation requires that certain business combinations (including transactions initiated by management) between the Holding Company (or any majority-owned subsidiary thereof) and a 10% or more stockholder either (i) be approved by at least 80% of the total number of outstanding voting shares, voting as a single class, of the Holding Company, (ii) be approved by two-thirds of the continuing Board of Directors (i.e., persons serving prior to the 10% stockholder becoming such) or (iii) involve consideration per share generally equal to that paid by such 10% stockholder when it acquired its block of stock.

         It should be noted that, since the Board and executive officers (8 persons) intend to purchase approximately $385,500 of the shares offered in the Conversion and may control the voting of additional shares through the ESOP and proposed RRP and Stock Option Plan, the Board and management may be able to block the approval of combinations requiring an 80% vote even where a majority of the stockholders vote to approve such combinations.

         Amendment to Certificate of Incorporation and Bylaws. Amendments to the Holding Company's certificate of incorporation must be approved by the Holding Company's Board of Directors and also by a majority of the outstanding shares of the Holding Company's voting stock, provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; offers to acquire and acquisitions of control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation).

         The bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Purpose and Takeover Defensive Effects of the Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of the Association believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Association in the orderly deployment of the conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Association and of the Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Ac cordingly, the Board of Directors believes that it is in the best interests of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Holding Company and which is in the best interests of all stockholders.

         Attempts to take over financial institutions and their holding companies have recently become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Holding Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of the benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners becomes less than the 300 required for Exchange Act registration.

         Despite the belief of the Association and the Holding Company as to the benefits to stock holders of these provisions of the Holding Company's certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provi sions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board will enforce the voting limitation provisions of the charter in proxy solicitations and accordingly could utilize these provisions to defeat proposals that are favored by a majority of the stockholders. The Boards of Directors of the Association and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Pursuant to applicable law, at any annual or special meeting of its stockholders after the Conversion, the Holding Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted to a Delaware corporation. The Holding Company and the Association do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.

Other Restrictions on Acquisitions of Stock

         Delaware Anti-Takeover Statute. The Delaware General Corporation Law (the "DGCL") provides that buyers who acquire more than 15% of the outstanding stock of a Delaware corporation, such as the Holding Company, are prohibited from completing a hostile takeover of such corporation for three years. However, the takeover can be completed if (i) the buyer, while acquiring the 15% interest, acquires at least 85% of the corporation's outstanding stock (the 85% requirement excludes shares held by directors who are also officers and certain shares held under employee stock plans), or (ii) the takeover is approved by the target corporation's board of directors and two-thirds of the shares of outstanding stock of the corporation (excluding shares held by the bidder).

         However, these provisions of the DGCL do not apply to Delaware corporations with less than 2,000 stockholders or which do not have voting stock listed on a national exchange or listed for quotation with a registered national securities association. Gloversville Federal may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by this provision. At the present time, the Board of Directors does not intend to propose any such amendment.

         Federal Regulation. A federal regulation prohibits any person prior to the completion of a conversion from transferring, or entering into any agreement or understanding to transfer, the legal or beneficial ownership of the subscription rights issued under a plan of conversion or the stock to be issued upon their exercise. This regulation also prohibits any person prior to the completion of a conversion from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or stock. For three years following conversion, this regulation prohibits any person, without the prior approval of the OTS, from acquiring or making an offer to acquire (if the offer is opposed by the savings association) more than 10% of the stock of any converted savings institution if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10% of such stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% may not be counted as shares entitled to vote and may not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders. Like the charter provisions outlined above, these federal regulations can make a change in control more difficult, even if desired by the holders of the majority of the shares of the stock. The Board of Directors reserves the right to ask the OTS or other federal regulators to enforce these restrictions against persons seeking to obtain control of the Holding Company, whether in a proxy solicitation or otherwise. The policy of the Board is that these legal restrictions must be observed in every case, including instances in which an acquisition of control of the Holding Company is favored by a majority of the stockholders.

         Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In addition, federal regulations require that, prior to obtaining control of a savings association, a person, other than a company, must give 60 days' prior notice to the OTS and have received no OTS objection to such acquisition of control. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law (as well as the regulations referred to below) the term "savings association" includes state and federally chartered SAIF-insured institutions and federally chartered savings banks whose accounts are insured by the FDIC's BIF and holding companies thereof.

         Control, as defined under federal law, in general means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of a savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the OTS regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The OTS regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.


                          DESCRIPTION OF CAPITAL STOCK

Holding Company Capital Stock

         The 1,300,000 shares of capital stock authorized by the Holding Company certificate of incorporation are divided into two classes, consisting of 1,200,000 shares of Common Stock (par value $.01 per share) and 100,000 shares of serial preferred stock (par value $.01 per share). The Holding Company currently expects to issue between 425,000 and 575,000 shares (subject to increase to 661,250) of Common Stock in the Conversion and no shares of serial preferred stock. The aggregate par value of the issued shares will constitute the capital account of the Holding Company on a consolidated basis. Upon payment of the Purchase Price, all shares issued in the Conversion will be duly authorized, fully paid and nonassessable. The balance of the purchase price of Common Stock, less expenses of Conversion, will be reflected as paid-in capital on a consolidated basis. See "Capitalization."

         Each share of the Common Stock will have the same relative rights and will be identical in all respects with each other share of the Common Stock. The Common Stock of the Holding

Company will represent non-withdrawable capital, will not be of an insurable type and will not be insured by the FDIC.

         Under Delaware law, the holders of the Common Stock will possess exclusive voting power in the Holding Company. Each stockholder will be entitled to one vote for each share held on all matters voted upon by stockholders, subject to the limitation discussed under "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions - Provisions of the Holding Company's Certificate of Incorporation and Bylaws - Limitation on Voting Rights." If the Holding Company issues preferred stock subsequent to the Conversion, holders of the preferred stock may also possess voting powers.

         Liquidation or Dissolution. In the event of any liquidation, dissolution or winding up of the Association, the Holding Company, as the sole holder of the Association's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Association (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible and Supplemental Account Holders, all assets of the Association available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. See "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association." If preferred stock is issued subsequent to the Conversion, the holders thereof may have a priority over the holders of Common Stock in the event of liquidation or dissolution.

         No Preemptive Rights. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock will not be subject to call for redemption, and, upon receipt by the Holding Company of the full purchase price therefor, each share of the Common Stock will be fully paid and nonassessable.

         Preferred Stock. After Conversion, the Board of Directors of the Holding Company will be authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

         Except as discussed above, the Holding Company has no present plans for the issuance of the additional authorized shares of Common Stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of Common Stock will be available for general corporate purposes, including but not limited to possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, in a future underwritten or other public offering, or under a stock based employee plan. The authorized but unissued shares of preferred stock will similarly be available for issuance in future mergers or acquisitions, in a future underwritten public offering or private placement or for other general corporate purposes. Except as described herein or as otherwise required to approve the transaction in which the additional authorized shares of common stock or authorized shares of preferred stock would be issued, no stockholder approval will be required for the issuance of these shares. Accordingly, the Board of Directors of the Holding Company, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock.

         Restrictions on Acquisitions. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" for a description of certain provisions of the Holding Company's certificate of incorporation and bylaws which may affect the ability of the Holding Company's stockholders to participate in certain transactions relating to acquisitions of control of the Holding Company.

         Dividends. The Holding Company's Board of Directors may consider a policy of paying cash dividends on the Common Stock in the future. No decision has been made, however, as to the amount or timing of such dividends, if any. The declaration and payment of dividends are subject to, among other things, the Holding Company's then current and projected consolidated operating results, financial condition, regulatory restrictions, future growth plans and other factors the Board deems relevant. Therefore, no assurance can be given that any dividends will be declared.

         The ability of the Holding Company to pay cash dividends to its stockholders will be dependent, in part, upon the ability of the Association to pay dividends to the Holding Company. OTS regulations do not permit the Association to declare or pay a cash dividend on its stock or repurchase shares of its stock if the effect thereof would be to cause its regulatory capital to be reduced below the amount required for the liquidation account or to meet applicable regulatory capital requirements. See "Regulation - Limitations on Dividends and Other Capital Distributions" for information regarding OTS regulations governing the Association's ability to pay dividends to the Holding Company.

         Delaware law generally limits dividends of the Holding Company to an amount equal to the excess of its net assets over its paid-in capital or, if there is no such excess, to its net earnings for the current and immediately preceding fiscal year. In addition, as the Holding Company does not anticipate, for the immediate future, engaging in activities other than (i) investing in cash, short-term securities and investment and mortgage-backed securities similar to those invested in by the Association and (ii) holding the stock of Gloversville Federal, the Holding Company's ability to pay dividends will be limited, in part, by the Association's ability to pay dividends, as set forth above.

         Earnings appropriated to the Association's "Excess" bad debt reserves and deducted for federal income tax purposes cannot be used by the Association to pay cash dividends to the Holding Company without adverse tax consequences. See "Regulation - Federal and State Taxation."


                              LEGAL AND TAX MATTERS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for Gloversville Federal by the firm of Silver, Freedman & Taff, L.L.P. (a limited liability partnership including professional corporations), 7th Floor, East Tower, 1100 New York Avenue, NW, Washington, DC 20005. Silver, Freedman & Taff, L.L.P. has consented to the references herein to its opinions. The New York income tax consequences of the Conversion will be passed upon by KPMG Peat Marwick LLP. KPMG Peat Marwick LLP has consented to references herein to its opinion. Capital Resources has been represented in the Conversion by Serchuk & Zelermyer, LLP, 81 Main Street, White Plains, New York.


                                     EXPERTS

         The financial statements of Gloversville Federal as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997 appearing in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

         RP Financial has consented to the inclusion herein of the summary of its letter to the Association setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Association as converted and to the reference to its opinion that subscription rights received by Eligible Account Holders, Supplemental Eligible Account Holders and other eligible subscribers do not have any economic value.


                             ADDITIONAL INFORMATION

         The Holding Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement. However, the prospectus does contain a description of the material provisions of the documents contained therein. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, DC 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a Web site. The address of the SEC's Web site is "http://www.sec.gov." The statements contained herein as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof which describe only the material provisions of such documents; each such statement is qualified by reference to such contract or document.

         The Association has filed an Application for Conversion with the OTS with respect to the Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that Application. The Application may be examined at the principal offices of the OTS, 1700 G Street, NW, Washington, DC 20552 and at the Chicago District Office of the OTS, Suite 1300, 200 West Madison Street, Chicago, Illinois 60606, without charge.

         In connection with the Conversion, the Holding Company will register the Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Holding Company and the holders of its Common Stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the

Exchange Act. Under the Plan, the Holding Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion.

         A copy of the Certificate of Incorporation and Bylaws of the Holding Company are available without charge from the Association.

                          GLOVERSVILLE FEDERAL SAVINGS
                              AND LOAN ASSOCIATION

                              Financial Statements

                      As of September 30, 1997 and 1996 and
                     for the years in the three-year period
                            ended September 30, 1997


                   (With Independent Auditors' Report Thereon)

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditors' Report..............................................  F-2
Statements of Financial Condition at September 30, 1997 and 1996..........  F-3
Statements of Operations for the Years Ended September 30, 1997, 1996
   and 1995...............................................................  F-4
Statements of Changes in Equity for the Years Ended September 30, 1997,
  1996 and 1995...........................................................  F-5
Statements of Cash Flows for the Years Ended September 30, 1997, 1996
  and 1995................................................................  F-6
Notes to Financial Statements.............................................  F-8


         All schedules are omitted because the required information is not applicable or is included in the Financial Statements and related Notes.

         The Financial Statements of the Holding Company have been omitted because the Holding Company has not yet issued any stock, has no assets, no liabilities and has not conducted any business other than of an organizational nature.

                     [LETTERHEAD FOR KPMG PEAT MARWICK LLP]




                          Independent Auditors' Report


The Board of Directors
Gloversville Federal Savings and
  Loan Association
Gloversville, New York


We have audited the accompanying statements of financial condition of Gloversville Federal Savings and Loan Association (the Association) as of September 30, 1997 and 1996, and the related statements of operations, changes in equity and cash flows for each of the years in the three year period ended September 30, 1997. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gloversville Federal Savings and Loan Association as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended September 30, 1997 in conformity with generally accepted accounting principles.

                                        /s/ KPMG Peat Marwick LLP


December 12, 1997

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                        Statements of Financial Condition


                                                           September 30,
                                                  ------------------------------
          Assets                                       1997              1996
                                                       ----              ----
Cash and due from banks ......................    $  1,922,386        1,098,081
Interest bearing time deposits ...............            --            100,000
                                                  ------------     ------------
    Total cash and cash equivalents ..........       1,922,386        1,198,081

Securities available for sale ................       7,017,111        7,438,982
Net loans receivable .........................      49,526,290       49,636,131
Accrued interest receivable ..................         332,122          329,991
Other real estate owned ......................         312,892           69,548
Premises and equipment, net ..................       1,538,364        1,793,739
Prepaid expenses and other assets ............         372,642          539,608
                                                  ------------     ------------
    Total assets .............................    $ 61,021,807       61,006,080
                                                  ============     ============

        Liabilities and Equity

Liabilities:
 Deposits:
    Demand and N.O.W. accounts ...............       5,147,684        5,174,015
    Savings and money market accounts ........      22,954,408       23,531,620
    Time deposit accounts ....................      28,014,594       27,010,165
                                                  ------------     ------------
    Total deposits ...........................      56,116,686       55,715,800

 Accrued expenses and other liabilities ......         325,152        1,200,324
 Borrowings ..................................       1,300,000          300,000
                                                  ------------     ------------
    Total liabilities ........................      57,741,838       57,216,124
                                                  ------------     ------------

Commitments and contingent liabilities
 (note 10)

Equity:
  Retained earnings ..........................       3,301,370        3,884,148
  Net unrealized loss on securities
   available for sale, net of taxes ..........         (21,401)         (94,192)
                                                  ------------     ------------
    Total equity .............................       3,279,969        3,789,956
                                                  ------------     ------------
    Total liabilities and equity .............    $ 61,021,807       61,006,080
                                                  ============     ============


See accompanying notes to financial statements.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                            Statements of Operations

                               For the Years Ended

                                                       September 30,
                                           ---------------------------------------
                                                1997         1996           1995
                                                ----         ----           ----
Interest and dividend income:
 Interest and fees on loans .............  $ 4,409,006     4,131,580     3,928,591
 Securities available for sale ..........      458,932       466,898       398,455
 Securities held to maturity ............         --            --         302,124
 Interest bearing deposits ..............       36,714       134,345       186,839
                                           -----------   -----------   -----------
  Total interest and dividend income ....    4,904,652     4,732,823     4,816,009
                                           -----------   -----------   -----------

Interest expense:
 N.O.W. accounts ........................       64,841        69,251        84,852
 Savings and money market accounts ......      837,803       679,589       645,219
 Time deposit accounts ..................    1,522,058     1,667,030     1,796,706
 Borrowings .............................       21,777           178          --
                                           -----------   -----------   -----------
  Total interest expense ................    2,446,479     2,416,048     2,526,777
                                           -----------   -----------   -----------

  Net interest income ...................    2,458,173     2,316,775     2,289,232

Provision for loan losses ...............      792,266       714,276       128,876
                                           -----------   -----------   -----------
  Net interest income after provision
   for loan losses ......................    1,665,907     1,602,499     2,160,356
                                           -----------   -----------   -----------

Other income:
 Fees and service charges ...............      140,309       118,499        96,130
 Net (loss) gain on sale or writedown
  of premises and equipment .............         --         (15,322)       86,379
 Net gain on sale of securities available
  for sale ..............................         --            --         204,285
 Other ..................................       14,810         6,091         4,957
                                           -----------   -----------   -----------
 Total other income .....................      155,119       109,268       391,751
                                           -----------   -----------   -----------

Other expenses:
 Compensation and employee benefits .....      892,434       826,360       868,163
 Occupancy expenses .....................      224,598       212,054       156,802
 Federal deposit insurance premiums .....       56,665       130,387       143,696
 Special one-time FDIC assessment .......         --         414,835          --
 Advertising expenses ...................      110,796       140,291        92,152
 Directors' fees and expenses ...........      102,912        76,298        41,861
 Equipment and data processing expenses .      319,110       310,218       282,206
 Other real estate expenses .............       73,030        27,039       126,719
 Other operating expenses ...............      539,251       832,815       486,759
                                           -----------   -----------   -----------
  Total other expenses ..................    2,318,796     2,970,297     2,198,358
                                           -----------   -----------   -----------

(Loss) income before income tax
 (benefit) expense ......................     (497,770)   (1,258,530)      353,749

Income tax expense (benefit) ............       85,008      (222,324)      102,443
                                           -----------   -----------   -----------
  Net (loss) income .....................  $  (582,778)   (1,036,206)      251,306
                                           ===========   ===========   ===========


See accompanying notes to financial statements.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                         Statements of Changes in Equity

             For the Years Ended September 30, 1997, 1996, and 1995


                                                     Net unrealized
                                                      gain(loss) on
                                                        securities
                                        Retained         available       Total
                                        earnings         for sale       equity
                                        --------         --------       ------
Balance at October 1, 1994 ........   $ 4,669,048         35,609      4,704,657
Net income for 1995 ...............       251,306           --          251,306
Change in valuation allowance
 for securities available for
 sale, net of income taxes ........          --         (101,943)      (101,943)
                                      -----------    -----------    -----------

Balance at September 30, 1995 .....     4,920,354        (66,334)     4,854,020
Net loss for 1996 .................    (1,036,206)          --       (1,036,206)
Change in valuation allowance
 for securities available for
 sale, net of income taxes ........          --          (27,858)       (27,858)
                                      -----------    -----------    -----------

Balance at September 30, 1996 .....     3,884,148        (94,192)     3,789,956
Net loss for 1997 .................      (582,778)          --         (582,778)
Change in valuation allowance
 for securities available for
 sale, net of income taxes ........          --           72,791         72,791
                                      -----------    -----------    -----------

Balance at September 30, 1997 .....   $ 3,301,370        (21,401)     3,279,969
                                      ===========    ===========    ===========


See accompanying notes to financial statements.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                            Statements of Cash Flows

                               For the Years Ended


                                                         September 30,
                                             --------------------------------------
                                                 1997         1996           1995
                                                 ----         ----           ----
Cash flows from operating activities:
 Net (loss) income .......................  $  (582,778)   (1,036,206)      251,306
 Adjustments to reconcile net (loss)
   income to net cash (used in)
   provided by operating activities:
  Depreciation expense ...................      291,086       227,646       179,412
  Provision for loan losses ..............      792,266       714,276       128,876
  Deferred tax expense (benefit) .........      125,000       (55,651)       85,676
  Writedown of other real estate owned ...       33,032        24,300        88,100
  Net gain on sale of other real estate
   owned .................................      (38,881)      (76,847)      (18,093)
  Net loss (gain) on sale or writedown
   of premises and equipment .............         --          15,322       (86,379)
  Net gain on sale of securities
   available for sale ....................         --            --        (204,285)
  (Increase) decrease in accrued interest
   receivable ............................       (2,131)       49,528        10,984
  (Increase) decrease in prepaid expenses
   and other assets ......................      (12,947)       (4,536)     (362,379)
  (Decrease) increase in accrued expenses
   and other liabilities .................     (875,172)      846,553       163,908
                                            -----------   -----------   -----------
    Total adjustments ....................      312,253     1,740,591       (14,180)

    Net cash (used in) provided by
      operating activities ...............     (270,525)      704,385       237,126
                                            -----------   -----------   -----------

Cash flows from investing activities:
 Purchase of securities available for sale         --      (4,601,592)  (10,490,471)
 Proceeds from sale of securities
   available for sale ....................         --            --      13,636,976
 Proceeds from principal repayment of
   securities available for sale .........      549,575       430,569        56,339
 Proceeds from maturity and redemption
   of securities available for sale ......         --       3,700,000     1,500,000
 Purchase of securities held to maturity .         --            --        (500,000)
 Proceeds from maturity and redemption
   of securities held to maturity ........         --       2,500,000     1,590,000
 Net increase in loans receivable ........   (1,193,317)   (2,409,148)   (2,903,669)
 Proceeds from sale of other real estate
   owned .................................      273,397       462,684       262,348
 Capital expenditures ....................      (35,711)     (920,326)     (287,053)
 Net proceeds from sale of premises and
   equipment .............................         --            --         407,552
                                            -----------   -----------   -----------
   Net cash (used in) provided by
     investing activities ................     (406,056)     (837,813)    3,272,022
                                            -----------   -----------   -----------

Cash flows financing activities:
 Net increase (decrease) in deposits .....      400,886    (2,149,816)   (6,837,041)
 Net increase in borrowings ..............    1,000,000       300,000          --
                                            -----------   -----------   -----------
   Net cash provided by (used in)
     financing activities ................    1,400,886    (1,849,816)   (6,837,041)

Net increase (decrease) in cash and
   cash equivalents ......................      724,305    (1,983,244)   (3,327,893)
Cash and cash equivalents at
   beginning of year .....................    1,198,081     3,181,325     6,509,218
                                            -----------   -----------   -----------
Cash and cash equivalents at end
   of year ...............................  $ 1,922,386     1,198,081     3,181,325
                                            ===========   ===========   ===========

                                                                     (Continued)

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                               For the Years Ended


                                                     September 30,
                                           -------------------------------------
                                              1997         1996          1995
                                              ----         ----          ----
Additional disclosures relative
   to cash flows:

 Interest paid ..........................  $ 2,446,479   2,416,048    2,526,955
                                           ===========  ==========   ==========

 (Refunds Received) Taxes paid ..........  $  (165,891)    (83,587)     330,699
                                           ===========  ==========   ==========

Supplemental schedule of non-cash
   investing and financing activities:
 Transfers from loans to other real
   estate owned .........................  $   510,892     297,909      180,577
                                           ===========  ==========   ==========

 Securities held to maturity transferred
   to securities available for sale under
   the provisions of the FASBis Special
   Report ...............................  $      --     2,000,000         --
                                           ===========  ==========   ==========

 Change in net unrealized loss on
   securities available for sale,
   net of $54,913, ($21,015) and
   ($76,904) tax effect at
   September 30, 1997, 1996 and
   1995, respectively ...................  $    72,791     (27,858)    (101,943)
                                           ===========  ==========   ==========


See accompanying notes to financial statements.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

                           September 30, 1997 and 1996


(1) Significant Accounting Policies

     The accounting and reporting policies of Gloversville Federal Savings and Loan Association (the Association) conform, in all material respects, to generally accepted accounting principles and to general practice within the thrift industry. The following is a description of the more significant of those policies which the Association follows in preparing and presenting its financial statements.

     (a) Basis of Presentation

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          A substantial portion of the Association's loans are secured by real estate in the Upstate New York area, primarily in Fulton, Montgomery and Saratoga counties. In addition, the other real estate owned is located in the same market area. Accordingly, the ultimate collectibility of a substantial portion of the Association's loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in these areas.

          The determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures in satisfaction of loans are based on material estimates that are susceptible to change based on such factors as economic conditions in the market area serviced by the Association, financial conditions of individual borrowers, and changes in underlying collateral values. In connection with the determination of the allowance for loan losses and the valuation of other real estate owned, management obtains independent appraisals for significant properties.

          Management believes that the allowance for loan losses and the valuation of other real estate owned are adequate. While management uses available information to recognize losses on loans and other real estate owned, future additions to valuation allowances may be necessary based on changes in economic conditions, particularly in the Association's market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowance for loan losses and other real estate owned. Such agencies may require the Association to recognize additions to the allowances based on their judgments about information available to them at the time of their examination which may not be currently available to management.

     (b) Cash and Cash Equivalents

          For purposes of reporting cash flows, the Association considers all cash and due from bank balances and interest bearing time deposits with maturities of less than three months to be cash and cash equivalents.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(1), Continued

     (c) Securities

          The Association accounts for securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires classification of securities into three categories: trading, available for sale, or held to maturity. The Association classifies its debt securities, including mortgage backed securities, as either available for sale or held to maturity, as the Association does not hold any securities for trading purposes. Held to maturity securities are those debt securities for which the Association has the positive intent and the ability to hold until maturity. All other securities are classified as available for sale. As of September 30, 1997 and 1996 all securities were classified as available for sale.

          Available for sale securities are recorded at fair value. Held to maturity securities are recorded at amortized cost, adjusted for the amortization of premiums and accretion of discounts. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as a separate component of equity until realized. Federal Home Loan Bank of New York stock, a non-marketable equity security, is included in securities available for sale at cost since there is no readily available fair value. This investment is required for membership.

          A decline in the fair value of any available for sale or held to maturity security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security.


          Interest income includes interest earned on the securities and the amortization of premiums and accretion of discounts. Amortization and accretion is recorded using the level-yield method. Realized gains or losses on securities sold are recognized on the trade date using the specific identification method.


     (d) Reclassification of Investment Securities


          In November  1995,  the staff of the  Financial  Accounting  Standards
          Board released a Special Report, iA Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities.i The Special Report contained a unique provision that allowed entities to, as of one date between November 15, 1995 and December 31, 1995, reassess the appropriateness of the classifications on all securities held at that time. In conjunction with the provisions of the Special Report, dated December 31, 1995, the Association transferred securities with an amortized cost of $2,000,000 and an estimated fair value of $1,985,000 from securities held to maturity to securities available for sale.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(1), Continued

     (e) Loans Receivable

          Loans are carried at the principal amount outstanding less net deferred loan fees and the allowance for loan losses. Loan fees received and certain direct loan origination costs are deferred, and the net fee or cost is amortized into income so as to provide for a level-yield of interest on the underlying loans. Amortization of related net deferred fees is suspended when a loan is placed on nonaccrual status.

          Interest on loans is recognized on an accrual basis. Loans are generally placed on nonaccrual status when principal or interest becomes 90 days or more past due or sooner if management believes it is prudent to do so. Unpaid interest previously recognized is reversed when a loan is placed on nonaccrual status. Loans generally remain on nonaccrual status until past due principal and interest payments are brought current through cash collections or when, in the opinion of management, the loans are estimated to be fully collectible as to principal and interest.

          An allowance for loan losses is established through a provision charged to operations. Losses on loans are charged to the allowance for loan losses when all or a portion of a loan is deemed to be uncollectible. Recoveries of loans previously charged off are credited to the allowance when realized. Management's periodic evaluation of the adequacy of the allowance for loan losses considers known and inherent risks in the portfolio, adverse situations which may affect the borrowers' ability to repay, estimated value of underlying collateral, results of reviews performed on specific problem loans, and current and prospective economic conditions in the Association's lending area.

          Impaired loans are identified and measured in accordance with SFAS No. 114, iAccounting by Creditors for Impairment of a Loani, and SFAS No. 118, iAccounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures.i These Statements prescribe recognition criteria for loan impairment, and measurement methods for impaired loans and loans whose terms are modified in troubled-debt restructurings subsequent to the adoption of these Statements. The adoption of these Statements on October 1, 1995 did not have a material effect on the Associationis financial statements.

     (f) Other Real Estate Owned

          Other real estate owned is recorded at the lower of cost (defined as fair value at initial foreclosure) or fair value of the asset acquired, less estimated costs to dispose of the property. Costs of developing and improving such properties are capitalized, where appropriate. Subsequent declines in the value of other real estate owned and expenses relating to holding such real estate are charged to operations as incurred. Other real estate owned consists primarily of residential properties

     (g) Premises and Equipment


          Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. (Generally 3-5 years for furniture and fixtures and 15-20 years for buildings.)

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(1), Continued

     (h) Income Taxes

          The Association accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are recognized subject to management's judgment that those assets will more likely than not be realized. A valuation allowance is recognized if, based on an analysis of available evidence, management believes that all or a portion of deferred tax assets will not be realized. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i) Financial Instruments

          In the normal course of business, the Association is a party to certain financial instruments with off-balance-sheet risk, such as commitments to extend credit, unused lines of credit, and standby letters of credit. The Association's policy is to record such instruments when funded.

     (j) Transfers of Financial Assets and Extinguishment of Liabilities

          In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. Certain aspects of SFAS No. 125 were amended by SFAS No. 127 "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." The adoption of SFAS No. 125, as amended, did not have a material impact on the Association's financial statements.

     (k) Reclassification

          Amounts in the prior periods' financial statements are reclassified whenever necessary to conform with the current periodis presentation.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(1), Continued

     (l) Recent Accounting Pronouncement

          In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. "SFAS No. 130", "Reporting Comprehensive Income". SFAS No. 130 states that comprehensive income includes the reported net income of a company adjusted for items that are currently accounted for as direct entries to equity, such as the mark to market adjustment on securities available for sale, foreign currency items and minimum pension liability adjustments. This statement is effective for fiscal years beginning after December 15, 1997. Management does not believe that the impact of adopting this Statement will be material to the Association's financial statements.


(2) Securities Available for Sale

     The amortized cost, gross unrealized gains and losses, and estimated fair values of securities available for sale at September 30, 1997 and 1996 are summarized as follows:

                                                           September 30, 1997
                                           ------------------------------------------------
                                                          Gross         Gross    Estimated
                                            Amortized   Unrealized    Unrealized    Fair
                                              Cost         Gains        Losses      Value
                                              ----         -----        ------      -----
Debt securities:
U.S. Government agency obligations .......  $2,998,160       1,867      (6,020)   2,994,007
Mortgage backed securities ...............   3,595,397      14,059     (47,452)   3,562,004
                                            ----------  ----------  ----------   ----------
       Total debt securities .............   6,593,557      15,926     (53,472)   6,556,011
Non-marketable equity securities:
Stock in FHLB ............................     461,100        --          --        461,100
                                            ----------  ----------  ----------   ----------
       Total securities available for sale  $7,054,657      15,926     (53,472)   7,017,111
                                            ==========  ==========  ==========   ==========



                                                           September 30, 1996
                                            -------------------------------------------------
                                                           Gross        Gross       Estimated
                                            Amortized    Unrealized   Unrealized       Fair
                                               Cost        Gains        Losses        Value
                                               ----        -----        ------        -----
Debt securities:
U.S. Government agency obligations .......  $2,998,160       --        (64,726)    2,933,434
Mortgage backed securities ...............   4,144,972       --       (100,524)    4,044,448
                                            ----------   ----------  ----------   ----------
       Total debt securities .............   7,143,132       --       (165,250)    6,977,882
Non-marketable equity securities:
Stock in FHLB ............................     461,100       --           --         461,100
                                            ----------   ----------   ---------   ----------
       Total securities available for sale  $7,604,232       --        (165,250)   7,438,982
                                            ==========   ==========   =========   ==========


     At September 30, 1997 and 1996, mortgage backed securities consisted of Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA) securities.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(2), Continued

     The following sets forth information with regard to remaining contractual maturities of debt securities available for sale as of September 30, 1997 (mortgage backed securities are included based on the final contractual maturity date):

                                                                       Estimated
                                                   Amortized             Fair
                                                      Cost               Value
                                                      ----               -----
Within one year ..........................         $  693,867            671,834
From one to five years ...................          2,997,587          2,971,146
From five to ten years ...................               --                 --
After ten years ..........................          2,902,103          2,913,031
                                                   ----------         ----------
                                                   $6,593,557          6,556,011
                                                   ==========         ==========

     Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

     There were no security sales for the years ended September 30, 1997 and 1996. Proceeds from the sale of securities available for sale for the year ended September 30, 1995 totaled $13,720,234. Gross gains and losses realized on the sale of securities available for sale for the year ended September 30, 1995 were $410,762 and $206,477, respectively.


(3) Net Loans Receivable

     Net loans receivable at September 30, 1997 and 1996 are summarized as follows:

                                                        1997           1996
                                                        ----           ----
Loans secured by real estate:
     Residential one-to-four family ..............  $ 36,890,541     40,262,375
     Multi-family and commercial .................     7,949,702      4,635,401
     Residential one-to-four family construction .       539,284        937,994
                                                    ------------   ------------
         Total loans secured by real estate ......    45,379,527     45,835,770
                                                    ------------   ------------
Other loans:
     Commercial business .........................     1,421,581      1,229,279
     Home equity .................................     3,379,775      2,868,795
     Other consumer ..............................     1,111,559      1,154,440
                                                    ------------   ------------
         Total other loans .......................     5,912,915      5,252,514
                                                    ------------   ------------
         Gross loans receivable ..................    51,292,442     51,088,284

Less:
     Net deferred loan fees ......................      (153,171)      (201,543)
     Allowance for loan losses ...................    (1,612,981)    (1,250,610)
                                                    ------------   ------------
         Net loans receivable ....................  $ 49,526,290     49,636,131
                                                    ============   ============

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(3), Continued

     Activity in the allowance for loan losses is summarized as follows for the years ended September 30, 1997, 1996 and 1995:

                                             1997          1996          1995
                                             ----          ----          ----
Balance at beginning of year .........  $ 1,250,610       779,417       856,480
Charge-offs ..........................     (466,182)     (254,364)     (209,660)
Recoveries ...........................       36,287        11,281         3,721
Provision charged to operations ......      792,266       714,276       128,876
                                        -----------   -----------   -----------
Balance at end of year ...............  $ 1,612,981     1,250,610       779,417
                                        ===========   ===========   ===========

     Non-performing loans consist of loans on nonaccrual status at September 30, 1997 and 1996 amounting to $3,792,873 and $2,212,425, respectively. There were no loans past due as to principal or interest greater than 90 days and still accruing interest or accruing loans in a trouble debt restructuring as of September 30, 1997 or 1996. Included in nonaccrual loans at September 30, 1997 are approximately $1.6 million of loans restructured in trouble debt restructurings. At September 30, 1996, a number of substandard classified residential loans were past due as to property taxes on property collateralizing the loans. The total amount of the related past due taxes on these substandard loans was approximately $318,000 at September 30, 1996.

     During 1997, certain loans with past due property taxes were either rewritten to provide the borrowers with amounts necessary to pay past due property taxes or the loans were restructured in trouble debt restructuring (but generally at market rates) to provide the borrowers with amounts necessary to pay past due property taxes. Loans rewritten or restructured due to past due property taxes at September 30, 1997 totaled $1.1 million and $1.6 million, respectively.

     Interest income which would have been recorded under the original terms of nonaccrual loans for the years ended September 30, 1997, 1996 and 1995 was approximately $343,000, $230,000 and $241,000, respectively. Interest income recognized on nonaccrual loans for the years ended September 30, 1997, 1996 and 1995 was approximately, $304,000, $84,000 and $54,000. There are no commitments to extend further credit on nonaccrual loans.

     Under SFAS No. 114, a loan (generally commercial-type loans) is considered impaired when it is probable that the borrower will be unable to repay the loan according to the original contractual terms of the loan agreement or when a loan (of any loan type) is restructured in a trouble debt restructuring. The allowance for loan losses related to impaired loans is based on discounted cash flows using the loanis initial effective interest rate or the fair value of the collateral for loans where repayment of the loan is expected to be provided solely by the underlying collateral (collateral dependent loans).


     As of September 30, 1997, there were no commercial-type loans on nonaccrual status or classified as impaired. At September 30, 1997, there were approximately $1.6 million in consumer loan related troubled debt restructurings which are considered to be impaired. Approximately $334,700 of the allowance for loan losses has been allocated to these impaired loans at September 30, 1997. As of September 30, 1997, there were no impaired loans which did not have an allowance for loan losses determined in accordance with SFAS No. 114. The average recorded investment in impaired loans during the years ended September 30, 1997 and 1996 was approximately $799,000 and $0, respectively. For the year ended September 30, 1997 and 1996, the Association has recognized interest income of approximately $153,000 and $0, respectively on impaired loans. There were no impaired loans at September 30, 1996.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(3), Continued

     The Association's lending activities are conducted principally in Fulton and Saratoga Counties of New York State. The Association grants single family and multi-family residential loans, commercial real estate, commercial business loans, and a variety of consumer loans. In addition, the Association grants loans for the construction of residential homes, multi-family properties, and for commercial development. Most loans granted by the Association are secured by related real estate. The ability and willingness of borrowers to honor their repayment commitments generally depends on the level of overall economic activity within the borrowers' geographic areas and real estate values.

     Certain directors and executive officers of the Association have had loan transactions with the Association in the ordinary course of business on substantially the same terms, including interest rates and collateral, as comparable loans made to others. Total loans to directors and executive officers amounted to approximately $381,000 and $406,000 at September 30, 1997 and 1996, respectively. During the year ended September 30, 1997, new loans of approximately $9,000 were made to directors or executive officers, and repayments totaled approximately $34,000.


(4) Accrued Interest Receivable

     A summary of accrued interest receivable at September 30, 1997 and 1996 is as follows:

                                                          1997            1996
                                                          ----            ----
Loans ..........................................        $271,986         272,944
Securities available for sale ..................          60,136          57,047
                                                        --------        --------
  Total ........................................        $332,122         329,991
                                                        ========        ========


(5) Premises and Equipment

     Premises and equipment at September 30, 1997 and 1996 are summarized by major classifications as follows: 1997 1996

                                                       1997              1996
                                                       ----              ----
Land .......................................      $   140,215           140,215
Buildings ..................................        1,278,156         1,276,656
Furniture and fixtures .....................        1,124,289         1,098,750
                                                  -----------       -----------
    Total ..................................        2,542,660         2,515,621
Less accumulated depreciation ..............       (1,004,296)         (721,882)
                                                  -----------       -----------
    Premises and equipment, net ............      $ 1,538,364         1,793,739
                                                  ===========       ===========

     Amounts charged to non-interest expense for depreciation of premises and equipment amounted to $291,086, $227,646 and $179,412 in 1997, 1996 and
     1995, respectively.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(6) Deposits

     Deposit account balances at September 30, 1997 and 1996 are summarized as follows:

                                                         1997            1996
                                                         ----            ----
Demand accounts (non-interest bearing) .........     $ 1,021,123         835,929
                                                     -----------     -----------
N.O.W. accounts (1.75%) ........................       4,126,561       4,338,086
                                                     -----------     -----------
Passbook and statement savings
  accounts (up to 4.00%) .......................      12,004,406      13,139,454
Money market accounts (up to 4.88%) ............      10,950,002      10,392,166
                                                     -----------     -----------
                                                      22,954,408      23,531,620
                                                     -----------     -----------
Time deposit accounts:
         Under - 4.00% .........................           2,624              10
          4.00 - 4.99% .........................       3,993,984      11,356,698
          5.00 - 5.99% .........................      21,942,237      11,101,230
          6.00 - 6.99% .........................       2,045,965       4,524,833
          7.00 and over ........................          29,784          27,394
                                                     -----------     -----------
                                                      28,014,594      27,010,165
                                                     -----------     -----------
                                                     $56,116,686      55,715,800
                                                     ===========     ===========

     At September 30, 1997 and 1996, the aggregate amount of time deposit accounts with a balance equal to or in excess of $100,000 was $2,492,469 and $2,239,057, respectively. At September 30, 1997 and 1996, the aggregate amount of escrow deposits was not significant, and are included in savings and money market accounts.

     Contractual maturities of time deposit accounts at September 30, 1997 are as follows:

 Years ending September 30,
            1998                $23,295,264
            1999                  3,260,840
            2000                  1,030,752
            Thereafter              427,738
                                -----------
                                $28,014,594
                                ===========

     Certain executive officers and directors of the Association, as well as certain affiliates of these officers and directors, were customers of and had deposit balances with the Association in the ordinary course of business. The aggregate of such deposits was approximately $681,000 as of September 30, 1997.


(7) Borrowings

     The Association had approximately $9.2 million of available lines of credit with the FHLB as of September 30, 1997 and 1996. Substantially all of the assets of the Association have been pledged as collateral related to this line of credit.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(7), Continued

     Information concerning FHLB borrowings in 1997 and 1996 follows:

                                                           1997          1996
                                                           ----          ----
Amount outstanding at September 30 .................     $   --         300,000
Maximum amount outstanding at any month end ........      850,000       300,000
Average amount outstanding .........................      272,726         6,027
Weighted average interest rate:
     For the year ..................................         5.56%         5.56%
     As of year end ................................         --            5.88%

     Information concerning securities sold under agreements to repurchase in 1997 and 1996 follows:

                                                          1997            1996
                                                          ----            ----
Amount outstanding at September 30, ................    $1,300,000         --
Maximum outstanding at any month end ...............     1,300,000         --
Average amount outstanding .........................       118,274         --
Weighted average interest rate:
     For the year ..................................          5.78%        --
     As of year end ................................          5.80%        --

     Securities underlying the repurchase agreements remain under the control of the Association. Repurchase agreements are typically entered into for one to three day periods.


(8) Income Taxes

     The components of the income tax expense (benefit) for the years ended September 30, 1997, 1996 and 1995 are as follows:

                                              1997          1996          1995
                                              ----          ----          ----
Current tax (benefit) expense:
     Federal ..........................    $ (40,248)     (166,929)       16,511
     State ............................          256           256           256
Deferred tax (benefit) expense ........      125,000       (55,651)       85,676
                                           ---------     ---------     ---------
                                           $  85,008      (222,324)      102,443
                                           =========     =========     =========

     The actual tax expense (benefit) for the years ended September 30, 1997, 1996 and 1995 differs from expected tax expense (benefit), computed by applying the Federal corporate tax rate of 34% to income (loss) before taxes as follows:


                                             1997          1996          1995
                                             ----          ----          ----
Expected tax expense (benefit) .......    $(169,242)     (427,900)      120,275
Change in valuation allowance
 for deferred tax asset ..............      273,510       248,426          --
New York State tax ...................      (22,107)      (45,443)          256
Other items ..........................        2,847         2,593       (18,088)
                                          ---------     ---------     ---------
                                          $  85,008      (222,324)      102,443
                                          =========     =========     =========
                                             (17%)           18%           29%
                                             =====           ===           ===

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(8), Continued

     The  tax  effects  of   temporary   differences   that  give  rise  to  the
     Association's deferred tax assets and liabilities at September 30, 1997 and 1996 are presented below:

                                                           1997           1996
                                                           ----           ----
Deferred tax assets:
     Differences in reporting the provision
       for loan losses and the tax bad debt
       deduction ...................................    $ 628,792       461,788
     Deferred net loan origination fees ............       61,268        80,617
     Differences in reporting accrued expenses .....       73,393        81,200
     Other .........................................       14,010         2,120
                                                        ---------     ---------
         Total gross deferred tax assets ...........      777,463       625,725
         Valuation allowance .......................     (625,052)     (351,542)
                                                        ---------     ---------
         Deferred tax assets, net of valuation
           allowance ...............................      152,411       274,183
                                                        ---------     ---------
Deferred tax liabilities:
     Depreciation ..................................       (9,540)       (4,902)
     Net effect of other real estate
       owned transactions ..........................      (22,871)      (24,281)
                                                        ---------     ---------
         Total gross deferred tax liabilities ......      (32,411)      (29,183)
                                                        ---------     ---------
         Net deferred tax asset at
           end of year .............................      120,000       245,000
        Net deferred tax asset at
           beginning of year .......................      245,000       189,349
                                                        ---------     ---------
         Deferred tax expense (benefit)
           for the year ............................    $ 125,000       (55,651)
                                                        =========     =========

     In addition to the deferred tax assets described above, the Association had a deferred tax asset of $16,145 and $71,058 at September 30, 1997 and 1996, respectively, related to the net unrealized loss on securities available for sale.

     In assessing whether deferred tax assets will more likely than not be realized, management considers the historical level of taxable income, the time period over which the temporary differences are expected to reverse, as well as estimates of future taxable income. As a result of the Association experiencing a second year of significant losses before taxes, continued economic weakness in the Association's market area, including declining real estate values collateralizing much of the Association's loan portfolio, reduced expectations of earnings in the future, as well as a reduction in the amount of historical taxes available for carryback in 1997, the Association increased the deferred tax valuation allowance in 1997 by $273,510 to $625,052. As of September 30, 1997, the net deferred tax asset is considered to be more likely then not realizable based upon the historical level of taxable income available for carryback, amounting to approximately $50 thousand, the reversal of temporary taxable items and reliance on future taxable income amounting to approximately $175 thousand. As a result of the 1996 loss before taxes of approximately $1.3 million, and the significant reduction in the amount of historical taxes available for carryback, the Association increased the valuation allowance in 1996 by $248,426 to $351,542. As of September 30, 1996, the net deferred tax asset is considered to be more likely than not realizable based upon the amount of historical taxable income available for carryback, amounting to approximately $90 thousand, the reversal of temporary taxable items and reliance on future taxable income, amounting to approximately $380 thousand.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(8), Continued

     As a thrift institution, the Association is subject to special provisions in the Federal and New York State tax laws regarding its allowable tax bad debt deductions and related tax bad debt reserves. These deductions historically have been determined using methods based on loss experience or a percentage of taxable income. Tax bad debt reserves are maintained equal to the excess of allowable deductions over actual bad debt losses and other reserve reductions. These reserves consist of a defined base-year amount, plus additional amounts ("excess reserves") accumulated after the base year. SFAS No. 109 requires recognition of deferred tax liabilities with respect to such excess reserves, as well as any portion of the base-year amount which is expected to become taxable (or "recaptured") in the foreseeable future.

     Certain amendments to the Federal and New York State tax laws regarding bad debt deductions were enacted in July and August 1996. The Federal amendments include elimination of the percentage of taxable income method for tax years beginning after December 31, 1995, and imposition of a requirement to recapture into taxable income (over a period of approximately six years) the bad debt reserves in excess of the base-year amounts. The Association previously established, and will continue to maintain, a deferred tax liability with respect to such excess Federal reserves. The New York State amendments redesignate the Association's state bad debt reserves at December 31, 1995 as the base-year amount and also provide for future additions to the base-year reserve using the percentage of taxable income method.

     In accordance with SFAS No. 109, deferred tax liabilities have not been recognized with respect to the Federal and state base-year reserves since the Association does not expect that these reserves will become taxable in the foreseeable future. At September 30, 1997, the Federal base year reserve was approximately $1.3 million and the state base-year reserve was not significant. Under New York State tax law, as amended, events that would result in taxation of the state reserves include the failure of the Association to maintain a specified qualifying assets ratio or meet other thrift definition tests for tax purposes. The unrecognized tax liability at September 30, 1997 with respect to the Federal base-year reserve was approximately $440 thousand.


(9) Employee Benefits

     Effective January 1, 1995, the Association established a defined contribution plan (ithe Plani) that is intended to qualify under section 401(k) of the Internal Revenue Code. The Plan covers all employees with at least six months of service. The Associationis contributions to the Plan are discretionary and determined annually by the Board of Directors. Employee contributions are voluntary. Employees vest immediately in their own contributions, and vest in the Associationis contributions based on years of service. For the years ended September 30, 1997, 1996 and 1995, the Associationis contributions to the Plan were approximately $57,219, $45,070 and $38,023, respectively.

     Effective December 31, 1994, the Association terminated its defined benefit pension plan. As of that date all participants in the plan were immediately vested. Subsequent to termination date, no additional benefit obligations accrued to the plan participants. In order to settle the benefit obligations to plan participants, assets were liquidated and distributed. The plan's termination resulted in a settlement loss of approximately $64,000 which is included in compensation and employee benefits in the year ended September 30, 1995.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(10) Commitments and Contingent Liabilities

     (a)  Legal Proceedings

          The Association is, from time to time, be a defendant in legal proceedings relating to the conduct of its business. In the best judgment of management, the financial position of the Association will not be affected materially by the outcome of any pending legal proceedings.

     (b)  Off-Balance Sheet Financing and Concentrations of Credit

          The Association is a party to certain financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include the Association's commitments to extend credit and commercial lines of credit. Financial instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the statements of financial condition. The contract amounts of these instruments reflect the extent of involvement the Association has in particular classes of financial instruments.

          The Association's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual notional amount of those instruments. The Association uses the same credit policies in making commitments as it does for on-balance sheet instruments.

          Commitments to extend credit may be written on a fixed rate basis exposing the Association to interest rate risk given the possibility that market rates may change between commitment and actual extension of credit.

          Unless otherwise noted, the Association does not require collateral or other security to support off-balance-sheet financial instruments with credit risk.

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral, if any, required by the Association upon the extension of credit is based on management's credit evaluation of the customer. Mortgage commitments are secured by a first lien on real estate. Collateral on extensions of credit for commercial loans varies but may include property, plant and equipment, and income producing commercial property.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(10), Continued

          Contract amounts of financial instruments that represent the future extension of credit as of September 30, 1997 and 1996 at fixed and variable interest rates are as follows:

                                                              1997
                                                              ----
                                                  Fixed     Variable     Total
                                                  -----     --------     -----
Financial  instruments  whose contract
  amounts  represent  credit risk:
    Residential (one-to-four-family) .......  $  387,400        --       387,400
    Multi-family and commercial ............        --     1,008,939   1,008,939
    Construction ...........................     306,260       3,006     309,266
    Commercial business ....................        --       375,604     375,604
    Home equity ............................        --       942,202     942,202
    Other consumer .........................     114,527        --       114,527
                                              ----------  ----------  ----------
                                              $  808,187   2,329,751   3,137,938
                                              ==========  ==========  ==========


                                                             1996
                                                             ----
                                                 Fixed     Variable      Total
                                                 -----     --------      -----
Financial  instruments  whose contract
  amounts  represent  credit risk:
    Residential (one-to-four-family) .......  $  194,928      43,000     237,928
    Multi-family and commercial ............        --     1,561,000   1,561,000
    Construction ...........................      98,800        --        98,800
    Commercial business ....................        --       122,000     122,000
    Home equity ............................        --     1,591,000   1,591,000
    Other consumer .........................     131,500        --       131,500
                                              ----------  ----------  ----------
                                              $  425,228   3,317,000   3,742,228
                                              ==========  ==========  ==========

          The range of interest on fixed rate commitments was 7.625% to 10.250% at September 30, 1997 and 7.90% to 9.25% at September 30, 1996. The range of interest on adjustable rate commitments was 7.00% to 11.00% at September 30, 1997 and 7.00% to 10.25% at September 30, 1996, respectively.

          At September  30,  1997,  the Bank was required to maintain a $500,000
          compensating   balance  with  a  correspondent  bank.  There  were  no
          compensating balance requirements at September 30, 1996.

     (c)  Interest Rate Risk

          The principal assets of the Association are long-term, fixed rate first mortgage loans which have been primarily funded by deposits. Accordingly, increases in interest rates paid on deposit accounts will have an adverse effect on the Association's overall interest margins. In response to this situation, the Association has begun programs offering one year adjustable rate mortgages, three to five year adjustable rate multi-family and commercial loans, commercial business loans, home equity loans, and variable rate line of credit accounts to loan customers in order to more closely match the pricing of earning assets with their sources of funds on a prospective basis.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

     (11) Savings Association Insurance Fund - Special Assessment

          On September 30, 1996,  the Deposit  Insurance  Funds Act of 1996 (the
          Act) was enacted into law. The Act included, among other things, provisions to recapitalize the Savings Association Insurance Fund
          (SAIF) through a special assessment, as well as provisions calling for a future merger of the SAIF with the Bank Insurance Fund.

          As a result of the Act, SAIF members were required to pay a special assessment to recapitalize the SAIF based on insured deposits held on March 31, 1995. The amount of the special SAIF assessment as determined by the FDIC was 65.7 basis points. Based upon the Associationis insured deposits on March 31, 1995, the special assessment amounted to $414,835.


     (12) Fair Value of Financial Instruments

          SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Association disclose estimated fair values for certain financial instruments. SFAS No. 107 defines fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale.

          Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Association's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Association's financial instruments, fair value estimates are based on judgments regarding future expected net cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

          Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax asset and bank premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates of fair value under SFAS No. 107.

          In addition there are intangible assets that SFAS No. 107 does not recognize, such as the value of "core deposits," the Association's branch network and other items generally referred to as "goodwill."

          Securities Available for Sale
          -----------------------------

          Securities available for sale are financial instruments which are usually traded in broad markets. Fair values are based upon bid quotations received from either quotation services or securities dealers. The estimated fair value of stock in the Federal Home Loan Bank of New York is assumed to be its cost given the lack of a public market available for this investment.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(12), Continued

          Loans
          -----

          Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as single family loans, consumer loans and commercial loans. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

          The fair value of performing loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the contractual term of the loans to maturity taking into consideration certain prepayment assumptions.

          Fair value for significant non-performing loans may be based on recent external appraisals or discounting of cash flows. Estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

          Deposit Liabilities
          -------------------

          Under SFAS No. 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposit, savings accounts, NOW accounts, and money market accounts, must be stated at the amount payable on demand as of September 30, 1997 and 1996. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

          Other Items
          -----------

          The following items are considered to have a fair value equal to carrying value due to the nature of the financial instrument and the period within which it will be settled: cash and cash equivalents, accrued interest receivable, accrued interest payable, and borrowings.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(12), Continued

          Table of Financial Instruments
          ------------------------------

          The carrying values and estimated fair values of financial instruments as of September 30, 1997 and 1996 are as follows:


                                       September 30, 1997         September 30, 1996
                                    ------------------------   -----------------------
                                                  Estimated                  Estimated
                                       Carrying     Fair        Carrying       Fair
                                        Value       Value         Value        Value
                                        -----       -----         -----        -----
Financial assets:
     Cash and cash equivalents ...  $ 1,922,386    1,922,386    1,198,081    1,198,081
     Securities available for sale    7,017,111    7,017,111    7,438,982    7,438,982
     Net Loans ...................   49,526,290   49,959,626   49,636,131   50,137,989
     Accrued interest receivable .      332,122      332,122      329,991      329,991

Financial liabilities:
     Deposits:
         Demand, savings,
          money market, and
          NOW accounts ...........   28,102,092   28,102,092   28,705,635   28,705,635
         Time deposits ...........   28,014,594   28,014,594   27,010,165   27,010,165
     Borrowings ..................    1,300,000    1,300,000      300,000      300,000

          Commitments to Extend Credit
          ----------------------------

          The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. Fees, such as these are not a major part of the Association's business and in the Association's business territory are not a "normal business practice." Therefore, based upon the above facts the Association believes that book value equals fair value and the amounts are not significant.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

     (13) Regulatory Capital Requirements

          OTS capital regulations require savings institutions to maintain minimum levels of regulatory capital. Under the regulations in effect at September 30, 1997 and 1996, the Association was required to maintain a minimum ratio of tangible capital to tangible assets of 1.5%; a minimum leverage ratio of core (Tier I) capital to total adjusted tangible assets of 3.0%; and a minimum ratio of total capital (core capital and supplementary capital) to risk weighted assets of 8.0%, of which 4.0% must be core (Tier I) capital.

          Under its prompt corrective action regulations, the OTS is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized institution. Such actions could have a direct material effect on an institution's financial statements. The regulations establish a framework for the classification of savings institutions into five categories: well capitalized, adequately capitalized, under capitalized, significantly under capitalized, and critically under capitalized. Generally an institution is considered well capitalized if it has a core (Tier I) capital ratio of at least 5.0% (based on average total assets); a core (Tier I) risk based capital ratio of at least 6.0%; and a total risk based capital ratio of at least 10.0%.

          The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the OTS about capital components, risk weightings and other factors.

          Management believes that, as of September 30, 1997 and 1996, the Association meets all capital adequacy requirements to which it is subject. Further, the most recent OTS notification categorized the Association as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Association's capital classification.

          The following is a summary of the Association's actual capital amounts and ratios as of September 30, 1997 and 1996 compared to the OTS minimum capital adequacy requirements and the OTS requirements for classification as a well-capitalized institution.


                                                                         September 30, 1997
                                           -------------------------------------------------------------------
                                                                           Minimum
                                                                           Capital         For Classification
                                                       Actual              Adequacy        as Well Capitalized
                                                       ------              --------        -------------------
                                               Amount       Ratio            Ratio               Ratio
                                               ------       -----            -----               -----
Tangible capital ........................   $3,301,370       5.41%           1.50%
Core (Tier I) capital ...................    3,301,370       5.41%           3.00%                5.00%
Core (Tier I) risk-based capital ........    3,301,370       8.48%           6.00%
Total risk-based capital ................    3,787,762      10.01%           8.00%               10.00%

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(13), Continued


                                                                           September 30, 1996
                                            -------------------------------------------------------------------
                                                                            Minimum
                                                                             Capital        For Classification
                                                       Actual               Adequacy        as Well Capitalized
                                                       ------               --------        -------------------
                                               Amount        Ratio            Ratio                 Ratio
                                               ------        -----            -----                 -----
Tangible capital ........................   $3,827,023       6.26%            1.50%
Core (Tier I) capital ...................    3,827,023       6.26%            3.00%                 5.00%
Core (Tier I) risk-based capital ........    3,827,023      10.26%            6.00%
Total risk-based capital ................    4,293,161      11.73%            8.00%                10.00%

         The following is a reconciliation of the Association's equity reported in the financial statements under generally accepted accounting principals to OTS regulatory capital requirements.

                                                   Tangible         Core        Risk-Based
                                                    Capital        Capital        Capital
                                                    -------        -------        -------
September 30, 1997
Total equity as reported in the financial
  statements....................................  $3,279,969     $3,279,969     $3,279,969
General allowance for loan losses...............          --             --        486,392
Net unrealized loss on available-for-sale
   securities...................................      21,401         21,401         21,401
                                                ------------   ------------   ------------
Regulatory Capital..............................  $3,301,370     $3,301,370     $3,787,762
                                                  ==========     ==========     ==========

September 30, 1996
Total equity as reported in the financial
  statements....................................  $3,789,956     $3,789,956     $3,789,956
General allowance for loan losses...............          --             --        466,138
Excess deferred tax asset.......................     (57,125)       (57,125)       (57,125)
Net unrealized gain on available-for-sale
 securities.....................................      94,192         94,192         94,192
                                                ------------   ------------   ------------

Regulatory Capital                                $3,827,023     $3,827,023     $4,293,161
                                                  ==========     ==========     ==========

         The OTS may reduce an institution's regulatory capital for interest rate risk exposure (as determined by the OTS) if the institution's risk-based capital ratio is less than 12% and the OTS notifies the institution of such reduction. The Association has not been notified by the OTS of any reduction to its regulatory capital for interest rate risk exposure.

     (14) Adoption of Plan of Conversion

          On November 19, 1997, the Board of Directors of the Association, subject to regulatory approval and approval by the members of the Association, unanimously adopted a Plan of Conversion to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank with the concurrent formation of a holding company. The transaction is expected to be accomplished through amendment of the Association's federal charter and the sale of the holding company's common stock in an amount equal to the pro forma market value of the Association after giving effect to the conversion. A subscription offering of the sale of the Association's common stock will be offered initially to the Association's depositors, then to other members and directors, officers and employees of the Association. Any shares of the Association's common stock not sold in the subscription offering will be offered for sale to the general public in the Association's market area.

          At the time of the conversion, the Association will establish a liquidation account in an amount equal to its total net worth as of the date of the latest balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Association after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The Association may not pay dividends that would reduce stockholders' equity below the required liquidation account balance.

                GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

(14), Continued

          Under Office of Thrift Supervision (OTS) regulations, limitations have been imposed on all "capital distributions" by savings institutions, including cash dividends. The regulation establishes a three-tiered system of restrictions, with the greatest flexibility afforded to thrifts which are both well-capitalized and given favorable qualitative examination ratings by the OTS. For example, a thrift which is given one of the two highest examination ratings and has "capital" (as defined) equal to its fully phased-in regulatory capital requirements could, after prior notice but without the prior approval of the OTS, make capital distributions in any year that would reduce by one-half the amount of its capital which exceeds its fully phased-in capital requirement, as adjusted to reflect net income to date during the year. Other thrifts would be subject to more stringent procedural and substantive requirements, the most restrictive being prior OTS approval of any capital distribution.

          Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. No conversion costs were incurred as of September 30, 1997.

        No person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Holding Company or the Association. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company or the Association since any of the dates as of which information is furnished herein or since the date hereof.

                                 --------------

                                TABLE OF CONTENTS
                                                           Page
                                                           ----
Prospectus Summary........................................
Selected Financial Information............................
Recent Financial Data.....................................
Risk Factors..............................................
Adirondack Financial Services Bancorp, Inc................
Gloversville Federal......................................
Use of Proceeds...........................................
Dividends.................................................
Market for Common Stock...................................
Pro Forma Data............................................
Pro Forma Regulatory Capital Analysis.....................
Capitalization............................................
Management's Discussion and Analysis of Financial
   Condition and Results of Operations....................
Business .................................................
Regulation................................................
Management ...............................................
The Conversion............................................
Restrictions on Acquisitions of Stock and Related
   Takeover Defensive Provisions..........................
Description of Capital Stock..............................
Legal and Tax Matters.....................................
Experts...................................................
Additional Information....................................
Index to Financial Statements.............................

     Until the later of ________, 1998 or 25 days after commencement of the offering of Common Stock, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                   5,750,000


                  ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
(Proposed Holding Company for Gloversville Federal Savings and Loan Association)


                                  COMMON STOCK

                                   ----------
                                   PROSPECTUS
                                   ----------

                            CAPITAL RESOURCES, INC.


                              _____________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution
-----------------------------------------------------

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance of the shares.

SEC registration fee..................................................   $ 1,951
NASD fee..............................................................     1,100
OTS filing fees.......................................................     8,400
Counsel fees and expenses.............................................    75,000
Accounting fees and expenses..........................................   165,000
Appraisal and business plan fees and expenses.........................    16,000
Conversion agent fees and expenses....................................    12,000
Marketing agent's expenses............................................    15,000
Marketing agent's fee.................................................    90,000
Marketing agent's counsel fees and expenses...........................    20,000
Printing, postage and mailing.........................................    60,000
Blue sky fees and expenses............................................    14,000
Other expenses........................................................    30,000
                                                                        --------
     TOTAL............................................................  $508,451
                                                                        ========
---------
(1) Based on maximum of Estimated Valuation Range and assumptions set forth under "Pro Forma Data" in the Prospectus.

Item 14.  Indemnification of Directors and Officers
---------------------------------------------------


     Article Eleventh of the Holding Company's Certificate of Incorporation provides for indemnification of directors and officers of the Holding Company against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article Eleventh also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of Directors of the Holding Company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.


Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------


     The Registrant is newly incorporated, solely for the purpose of acting as the holding company of First Security Federal Savings Bank pursuant to the Plan of Conversion (filed as Exhibit 2 herein), and no sales of its securities have occurred to date, other than the sale of one share of the Registrant's stock to its incorporator for the purpose of qualifying the Registrant to do business in Illinois.

Item 16.  Exhibits and Financial Statement Schedules
----------------------------------------------------

(a)  Exhibits:

     1.1 Letter Agreement regarding marketing and consulting services with Capital Resources, Inc.
     1.2  Form of Agency Agreement
     2    Plan of Conversion*
     3.1  Certificate of Incorporation of the Holding Company*
     3.2  Bylaws of the Holding Company
     3.3  Charter of First Security Federal Savings Bank in stock form
     3.4  Bylaws of First Security Federal Savings Bank in stock form
     4    Form of Stock Certificate of the Holding Company*
     5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of stock
     8.1 Opinion of Silver, Freedman & Taff, L.L.P. with respect to Federal income tax consequences of the Conversion
     8.2 Opinion of KPMG Peat Marwick LLP with respect to New York income tax consequences of the Conversion
     8.3 RP Financial, LC. Letter with respect to estimated pro forma market value and Subscription Rights*
    10.1  Form of Proposed Stock Option and Incentive Plan*
    10.2  Form of Proposed Recognition and Retention Plan*
    10.3  Form of Change-In-Control Severance Agreement with Lewis E. Kolar*
    10.4  Form of Change-In-Control Severance Agreement with Menzo D. Case*
    10.5  Employee Stock Ownership Plan
    21    Subsidiaries*
    23.1  Consent of Silver, Freedman & Taff, L.L.P.
    23.2  Consent of KPMG Peat Marwick LLP
    23.3  Consent of RP Financial, LC.*
    24    Power of Attorney (set forth on signature page)
    99.1  Appraisal
    99.2 Proxy Statement and form of proxy to be furnished to Gloversville Federal Savings and Loan Association account holders*
    99.3  Stock Order Form and Order Form Instructions
    99.4  Question and Answer Brochure
---------
* Previously filed.

Item 17.  Undertakings
----------------------


     The undersigned Registrant hereby undertakes:

     (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and it will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Gloversville, State of New York on February 9, 1998.



                                     ADIRONDACK FINANCIAL SERVICES BANCORP, INC.


                                     By:  /s/ Lewis E. Kolar
                                          --------------------------------------
                                          Lewis E. Kolar, President,
                                            Chief Executive Officer and Director
                                          (Duly Authorized Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis E. Kolar, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Lewis E. Kolar                        /s/ Priscilla J. Bell
--------------------------------------    --------------------------------------
Lewis E. Kolar                            Priscilla J. Bell
President, Chief Executive Officer and    Director
   Director
(Principal Executive Officer)


Date: February 9, 1998                    Date: February 9, 1998
      --------------------------------          --------------------------------



/s/ Timothy E. Delaney                    /s/ Richard D. Ruby
--------------------------------------    --------------------------------------
Timothy E. Delaney                        Richard D. Ruby
Director                                  Chairman of the Board


Date: February 9, 1998                    Date: February 9, 1998
      --------------------------------          --------------------------------

/s/ Donald I. Lee                         /s/ Robert J. Sofarelli
--------------------------------------    --------------------------------------
Donald I. Lee                             Robert J. Sofarelli
Recording Secretary and Director          Director


Date: February 9, 1998                    Date: February 9, 1998
      --------------------------------          --------------------------------



/s/Menzo D. Case
--------------------------------------
Menzo D. Case
Executive Vice-President, Chief Operating
   Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)


Date: February 9, 1998
      --------------------------------

     As filed with the Securities and Exchange Commission on January 2, 1998

                                                       Registration No. 333-
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 -------------

                                   EXHIBITS TO


                             AMENDMENT NO. 1 TO THE


                                    FORM S-1

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                 -------------


                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

                              52 North Main Street
                        Gloversville, New York 12078-3084




================================================================================

Exhibits:
---------


     1.1 Letter Agreement regarding marketing and consulting services with Capital Resources, Inc.
     1.2  Form of Agency Agreement
     2    Plan of Conversion*
     3.1  Certificate of Incorporation of the Holding Company*
     3.2  Bylaws of the Holding Company
     3.3  Charter of First Security Federal Savings Bank in stock form
     3.4  Bylaws of First Security Federal Savings Bank in stock form
     4    Form of Stock Certificate of the Holding Company*
     5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of stock
     8.1 Opinion of Silver, Freedman & Taff, L.L.P. with respect to Federal income tax consequences of the Conversion
     8.2 Opinion of KPMG Peat Marwick LLP with respect to New York income tax consequences of the Conversion
     8.3 RP Financial, LC. Letter with respect to estimated pro forma market value and Subscription Rights*
    10.1  Form of Proposed Stock Option and Incentive Plan*
    10.2  Form of Proposed Recognition and Retention Plan*
    10.3  Form of Change-In-Control Severance Agreement with Lewis E. Kolar*
    10.4  Form of Change-In-Control Severance Agreement with Menzo D. Case*
    10.5  Employee Stock Ownership Plan
    21    Subsidiaries*
    23.1  Consent of Silver, Freedman & Taff, L.L.P.
    23.2  Consent of KPMG Peat Marwick LLP
    23.3  Consent of RP Financial, LC.*
    24    Power of Attorney (set forth on signature page)
    99.1  Appraisal
    99.2 Proxy Statement and form of proxy to be furnished to Gloversville Federal Savings and Loan Association account holders*
    99.3  Stock Order Form and Order Form Instructions
    99.4  Question and Answer Brochure
---------
* Previously filed.